Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT
Dated as of October 26, 2012
among
OSI RESTAURANT PARTNERS, LLC,
as Borrower,
OSI HOLDCO, INC.,
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent,
Swing Line Lender and an L/C Issuer,
THE OTHER LENDERS PARTY HERETO,
BANK OF AMERICA, N.A.,
as Syndication Agent,

DEUTSCHE BANK SECURITIES INC. and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Lead Arrangers,

DEUTSCHE BANK SECURITIES INC.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
GOLDMAN SACHS BANK USA,
J.P. MORGAN SECURITIES LLC and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Bookrunners,

and

GOLDMAN SACHS BANK USA,
J.P. MORGAN SECURITIES LLC and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Co-Documentation Agents

PORTIONS OF THIS EXHIBIT MARKED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

32032218_7

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(continued)

(ii)
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(continued)

(iii)
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(continued)

SCHEDULES

1.01B	Certain Security Interests and Guarantees

1.01E	Existing Letters of Credit

1.01G	Excluded Assets / Excluded Subsidiaries

1.01H	Foreign Subsidiary

1.01I	Certain Restaurant L.P.’s

2.01	Commitments

5.01	Good Standing Exception

5.06	Certain Litigation

5.12	Subsidiaries and Other Equity Investments

7.01(b)	Existing Liens

7.02(f)	Existing Investments

7.03(b)	Existing Indebtedness

7.05(l)	Dispositions

7.08	Transactions with Affiliates

7.09	Existing Restrictions

10.02	Administrative Agent’s Office, Certain Addresses for Notices

(iv)
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(continued)

(v)
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continued

EXHIBITS
Form of

A	Committed Loan Notice

B	Swing Line Loan Notice

C-1	Term Loan Note

C-2	Revolving Credit Note

C-3	Swing Line Note

D	Compliance Certificate

E-1	Assignment and Assumption Agreement

E-2	Affiliated Lender Assignment and Assumption Agreement

E-3	Affiliated Lender Notice

F	Guaranty

G	Security Agreement

H	Letter of Credit Application

I	Opinion ― Counsel to Loan Parties

J	Intercompany Note

K	Discount Range Prepayment Notice

L	Discount Range Prepayment Offer

M	Solicited Discounted Prepayment Notice

N	Acceptance and Prepayment Notice

O	Specified Discount Prepayment Notice

P	Solicited Discounted Prepayment Offer

Q	Specified Discount Prepayment Response

R	First Lien Intercreditor Agreement

S	Second Lien Intercreditor Agreement

T-1	Form of U.S. Tax Compliance Certificate

T-2	Form of U.S. Tax Compliance Certificate

T-3	Form of U.S. Tax Compliance Certificate

T-4	Form of U.S. Tax Compliance Certificate

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CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of October 26, 2012, among OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), OSI HOLDCO, INC., a Delaware corporation (“Holdings”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, Swing Line Lender and an L/C Issuer, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), DEUTSCHE BANK SECURITIES INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arrangers, DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Bookrunners, and GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Documentation Agents.
PRELIMINARY STATEMENTS
The Borrower has requested that the Lenders extend credit to the Borrower in the form of (i) Term Loans on the Closing Date in an initial aggregate principal amount of $1,000,000,000 and (ii) a Revolving Credit Facility in an initial aggregate principal amount of $225,000,000. The Revolving Credit Facility may include one or more Letters of Credit from time to time and one or more Swing Line Loans from time to time. The proceeds of the Term Loans, together with certain cash available on the balance sheet of the Borrower, will be used to (a) refinance in full the Existing Credit Agreement and (b) fund certain fees and expenses associated with the refinancing of the Existing Credit Agreement and the Transaction. The proceeds of the Revolving Credit Loans and Swing Line Loans and the Letters of Credit issued under the Revolving Credit Facility will be used for general corporate purposes of the Borrower and the Restricted Subsidiaries.
The applicable Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
Definitions and Accounting Terms
Section 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acceptable Discount” has the meaning specified in Section 2.06(a)(iv)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.06(a)(iv)(D)(3).

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“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit N.

“Acceptance Date” has the meaning specified in Section 2.06(a)(iv)(D)(2).

“Act” has the meaning specified in Section 10.20.
“Additional Lender” has the meaning specified in Section 2.16(c).
“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.17, provided that each Additional Refinancing Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld or delayed, to the extent that any such consent would be required from the Administrative Agent under Section 10.07(b)(i)(B) for an assignment of Loans to such Additional Refinancing Lender and in the case of Other Revolving Credit Commitments with respect to the Revolving Credit Facility, the Swing Line Lender and each L/C Issuer, solely to the extent such consent would be required for any assignment to such Lender.
“Administrative Agent” means DBTCA, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. Unless the context otherwise requires, the term “Administrative Agent” as used herein and in the other Loan Documents shall include the Collateral Agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Affiliated Lender” means, at any time, any Lender that is any of the Sponsors, but in any event excluding (1) Holdings, the Borrower or any of their respective Subsidiaries and (2) any Debt Fund Affiliate; provided, that, none of the Sponsors shall be considered an Affiliated Lender at any time that the Sponsors, beneficially own in the aggregate, directly or indirectly, Equity Interests representing less than 10% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings.

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“Affiliated Lender Assignment and Assumption Agreement” means an Affiliated Lender Assignment and Assumption Agreement substantially in the form of Exhibit E‑2 hereto.
“Affiliated Lender Cap” has the meaning specified in Section 10.07(k)(iii).
“Agent-Related Distress Event” means, with respect to the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority (having regulatory authority over such Distressed Agent-Related Person) to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent by a Governmental Authority or an instrumentality thereof.
“Agent-Related Persons” means each Agent, together with its respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Person and its Affiliates.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Co-Documentation Agents and the Supplemental Administrative Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement.
“AICPA” has the meaning specified in Section 6.01(a).
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Eurocurrency Rate or Base Rate floor or otherwise; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement, structuring, commitment, underwriting or other similar fees.
“Applicable Rate” means a percentage per annum equal to:
(a)with respect to Term Loans, (i) until delivery of financial statements for the first full fiscal quarter of the Borrower ending after the Closing Date, (A) for Eurocurrency Rate Loans, 3.50% and (B) for Base Rate Loans, 2.50%, and (ii) thereafter, the following percentages per annum based upon the Consolidated First Lien Net

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Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated First Lien Net Leverage Ratio	Eurocurrency Rate for Term Loans	Base Rate for Term Loans

1	Greater than 1.75:1.00	3.50%	2.50%
2	Equal to or less than 1.75:1.00	3.25%	2.25%

(b)with respect to unused Revolving Credit Commitments and the commitment fee therefor, (i) until delivery of financial statements for the first full fiscal quarter of the Borrower ending after the Closing Date, 0.50%, and (ii) thereafter, the percentages per annum set forth in the table below applicable to commitment fees, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b),
(c)with respect to Revolving Credit Loans and Letter of Credit fees, (i) until delivery of financial statements for the first full fiscal quarter of the Borrower ending after the Closing Date, (A) for Eurocurrency Rate Loans, 3.50%, (B) for Base Rate Loans, 2.50% and (C) for Letter of Credit fees, 3.50%, and (ii) thereafter, the following percentages per annum applicable to Revolving Credit Loans or Letter of Credit fees, as the case may be, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated First Lien Net Leverage Ratio	Eurocurrency Rate for Revolving Credit Loans and Letter of Credit Fees	Base Rate for Revolving Credit Loans	Commitment Fee for unused Revolving Credit Commitments

1	Greater than 1.50:1.00	3.50%	2.50%	.500%
2	Equal to or less than 1.50:1.00 but greater than 1.00:1.00	3.25%	2.25%	.500%
3	Equal to or less than 1.00:1.00	3.00%	2.00%	.375%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately

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following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the relevant Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) the Revolving Credit Lenders.
“Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents”.
“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Arrangers” means each Joint Lead Arranger in its capacity as a Joint Lead Arranger under this Agreement and each Joint Lead Bookrunner in its capacity as a Joint Lead Bookrunner under this Agreement.
“Assignees” has the meaning specified in Section 10.07(b).
“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E-1.
“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.06(a)(iv); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

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“Audited Financial Statements” means the audited consolidated balance sheets of the Borrower and its Subsidiaries as of each of December 31, 2011, 2010 and 2009, and the related audited consolidated statements of income, stockholders’ equity and cash flows for the Borrower and its Subsidiaries for the fiscal years ended December 31, 2011, 2010 and 2009, respectively, as any of the foregoing may have been restated prior to the date hereof.
“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Available Incremental Amount” has the meaning specified in Section 2.16(d)(iv).
“Bain Entities” means, collectively, Bain Capital, LLC, its Affiliates (other than any portfolio companies) and any investment funds advised or managed by any of the foregoing.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (c) the Eurocurrency Rate for a Eurocurrency Rate Loan denominated in Dollars with a one-month Interest Period commencing on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that the Base Rate with respect to a Term Loan that bears interest based on the Base Rate will be deemed not to be less than 2.25% per annum. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Base Rate due to a change in the “prime rate”, the Federal Funds Rate or the Eurocurrency Rate shall be effective as of the opening of business on the day of such change in the “prime rate”, the Federal Funds Rate or the Eurocurrency Rate, respectively.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Borrower” has the meaning specified in the introductory paragraph of this Agreement.
“Borrower Guaranty” means the Borrower Guaranty made by the Borrower in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F.
“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.06(a)(iv)(B).
“Borrower Retained Prepayment Amounts” has the meaning specified in Section 2.06(b)(ix).
“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a

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Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.06(a)(iv)(D).
“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.06(a)(iv)(C).
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the relevant interbank eurodollar market.
“Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flow of the Borrower and the Restricted Subsidiaries and (b) the value of all assets under Capitalized Leases incurred by the Borrower and the Restricted Subsidiaries during such period.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP (except for temporary treatment of construction-related expenditures under EITF 97‑10 “The Effects of Lessee Involvement in Asset Construction” which will ultimately be treated as operating leases upon a sale-leaseback transaction), recorded on the balance sheet as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP. Notwithstanding the foregoing and for the avoidance of doubt, Capitalized Leases shall not include any Master Lease or any Sub-Lease of the properties thereunder.
“Cash Collateral” has the meaning specified in Section 2.03(g).
“Cash Collateral Account” means a blocked account at the Administrative Agent (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

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“Cash Collateralize” has the meaning specified in Section 2.03(g).
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:
(a)    Dollars or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
(b)    readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(c)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;
(d)    commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;
(e)    repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;
(f)    securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision, taxing authority agency or instrumentality of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);
(g)    Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

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(h)    Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition, in each case in Dollars or another currency permitted above in this definition;
(i)    in the case of Foreign Subsidiaries only, instruments equivalent to those referred to in clauses (a) through (h) above or clause (j) below in each case denominated in any foreign currency comparable in credit quality and tenor to those referred to in such clauses above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction; or
(j)    Investments, classified in accordance with GAAP as current assets of the Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (g) of this definition.
“Cash Management Banks” means any Person that is an Agent, Arranger, Lender or any Affiliate of such Agent, Arranger or Lender at any time that such Person initially provides any Cash Management Services to Holdings, the Borrower or any Restricted Subsidiary, whether or not such Person subsequently ceases to be an Agent, Arranger, Lender or Affiliate of such Agent, Arranger or Lender.
“Cash Management Obligations” means obligations owed by Holdings, the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of any Cash Management Services.
“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.
“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“Catterton Entities” means one or more investment funds affiliated with, and managed by, Catterton Management Company, LLC.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

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“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“Change of Control” means the earliest to occur of:
(a)    (1) any Person (other than a Permitted Holder) or (2) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act), directly or indirectly, of Equity Interests representing more than forty percent (40%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of Holdings beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors;
(b)    any “Change of Control” (or any comparable term) in any document pertaining to (i) any Permitted Holdings Debt, (ii) any Permitted Pari Passu Secured Refinancing Debt, any Permitted Junior Secured Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Incremental Equivalent Debt, any unsecured Indebtedness, any Indebtedness that is secured on a junior basis to the Obligations and any Junior Financing, in each case with an aggregate outstanding principal amount in excess of the Threshold Amount or (iii) any Disqualified Equity Interests with an aggregate liquidation preference in excess of the Threshold Amount; or
(c)    the Borrower ceases to be a direct wholly owned Subsidiary of Holdings (or any successor under 7.04(a)).
“Class” (a) when used with respect to Lenders, refers to whether such Lenders have Loans or Commitments with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Term Commitments, Incremental Term Commitments, Commitments in respect of a Class of Loans to be made pursuant to a given Extension Series, Other Term Loan Commitments of a given Refinancing Series, Revolving Credit Commitments, Incremental Revolving Credit Commitments or Other Revolving Credit Commitments, in each case not designated part of another existing Class and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Term Loans, Incremental Term Loans, Extended Term Loans, Other Term Loans made pursuant to a given Refinancing Series, Revolving Credit Loans, Incremental Revolving Loans, Loans made pursuant to Extended Revolving Credit Commitments or Other Revolving Credit Loans in each case not designated part of another existing Class. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

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“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.
“CMBS Facilities” means the mortgage financing and mezzanine financing arrangements between certain of the Specified Lease Entities and the CMBS Lender, dated as of March 27, 2012, in the aggregate principal amount of $500,000,000, and any modification, refinancing, increases, refunding, renewal, extension or replacement thereof.
“CMBS Facilities Documentation” means, collectively, (i) the Loan and Security Agreement, dated as of March 27, 2012, among a Specified Lease Entity, as borrower, and the lenders party thereto, (ii) each Mezzanine Loan and Security Agreement, dated as of March 27, 2012, among a Specified Lease Entity, as borrower, and the lenders party thereto, (iii) each of the promissory notes entered into by a Specified Lease Entity in connection with the foregoing, (iv) each of the mortgages, assignments of leases and rents, pledge agreements and other security instruments entered into by a Specified Lease Entity in connection with the foregoing, (v) the Environmental Indemnity, Environmental Indemnity (First Mezzanine) and Environmental Indemnity (Second Mezzanine), each dated as of March 27, 2012, among Holdings, German American Capital Corporation (“GACC”), and Bank of America, N.A. (“Bank of America” and, together with GACC, collectively, the “CMBS Lender”), (vi) the Environmental Indemnity, Environmental Indemnity (First Mezzanine) and Environmental Indemnity (Second Mezzanine), each dated as of March 27, 2012, between PRP Holdings, LLC and the CMBS Lender, (vii) the Environmental Indemnity, Environmental Indemnity (First Mezzanine) and Environmental Indemnity (Second Mezzanine), each dated as of March 27, 2012, among the Borrower, Private Restaurant Master Lessee, LLC and the CMBS Lender, (viii) the Guaranty of Recourse Obligations, Guaranty of Recourse Obligations (First Mezzanine) and Guaranty of Recourse Obligations (Second Mezzanine), each dated as of March 27, 2012, between OSI Holdco I, Inc. and the CMBS Lender, (ix) a guaranty of the Master Leases by the Borrower or any of its Subsidiaries, (x) the Subordination, Non-Disturbance and Attornment Agreement, dated as of March 27, 2012, among the Borrower, Private Restaurant Master Lessee, LLC, a Specified Lease Entity and the CMBS Lender, (xi) the Subordination Agreement, dated as of March 27, 2012, among Private Restaurant Master Lessee, LLC, certain other Subsidiaries of the Borrower, a Specified Lease Entity and the CMBS Lender and (xii) any other agreements entered into from time to time in connection with the CMBS Facilities, in each case as amended, restated, extended, amended and restated, refinanced, increased, replaced or otherwise modified from time to time.
“CMBS Intercreditor Agreement” means any intercreditor agreement, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, entered into between the Administrative Agent and the CMBS Lender or between the Administrative Agent and one or more lenders, administrative agents or trustees with respect to any refinancing, increase, refunding, renewal, extension or replacement by the Specified Lease Entities of the CMBS Facilities in effect as of the Closing Date.
“CMBS Lender” has the meaning specified in the definition of CMBS Facilities Documentation.

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“Code” means the U.S. Internal Revenue Code of 1986, as amended, and rules and regulations related thereto.
“Co-Documentation Agents” means each of Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc.
“Collateral” means all the “Collateral” as defined in any Collateral Document and shall include the Mortgaged Properties.
“Collateral Agent” means the Administrative Agent, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)    the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iii) or pursuant to Section 6.11 or Section 6.13 at such time, duly executed by each Loan Party thereto;
(b)    all Obligations shall have been unconditionally guaranteed by Holdings, the Borrower (in the case of Obligations under clauses (y) and (z) of the first sentence of the definition thereof) and each Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary;
(c)    all guarantees issued or to be issued in respect of a Junior Financing (i) shall be subordinated to the Guarantees to the same extent that such Junior Financing is subordinated to the Obligations and (ii) shall provide for their automatic release upon a release of the corresponding Guarantee;
(d)    the Obligations and the Guarantees shall have been secured by a first‑priority perfected security interest in (i) all the Equity Interests of the Borrower, (ii) all Equity Interests of each Restricted Subsidiary that is a Domestic Subsidiary (other than a Domestic Subsidiary described in the following clause (iii)(B)) directly owned by the Borrower or any Guarantor and (iii) 65% of the issued and outstanding Equity Interests of (A) each Restricted Subsidiary that is a Foreign Subsidiary and a CFC and is directly owned by the Borrower or any Guarantor and (B) each Restricted Subsidiary that is a Domestic Subsidiary that is directly owned by the Borrower or any Guarantor and that is treated as a disregarded entity or as a partnership for United States federal income tax purposes and substantially all of the assets of which consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs;
(e)    except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a security interest in, and mortgages on, substantially all tangible and intangible assets of Holdings, the Borrower and each other Guarantor (including accounts receivable, inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, owned Material Real Property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents;

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(f)    none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and
(g)    the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to any Material Real Property required to be delivered pursuant to Section 6.11 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01 together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, (iii) such existing surveys, existing abstracts, existing appraisals and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property, provided that nothing in this clause (iii) shall require the Borrower to update existing surveys or order new surveys with respect to any Mortgaged Property and (iv) flood certificates covering each Mortgaged Property in form and substance reasonably acceptable to the Collateral Agent, certified to the Collateral Agent in its capacity as such and certifying whether or not each such Mortgaged Property is located in a flood hazard zone by reference to the applicable FEMA map.
The foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, (A) the guarantee of Obligations by, or pledge of any Equity Interests or any property or assets of, the Specified Lease Entities or (B) the creation or perfection of pledges of or security interests in, Mortgages on, or the obtaining of title insurance or surveys with respect to, any Excluded Assets. The Collateral Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
Notwithstanding anything to the contrary, there shall be no requirement for (and no Default or Event of Default under the Loan Documents shall arise out of the lack of) (A) actions required by the Laws of any non-U.S. jurisdiction in order to create any security interests in any assets or to perfect such security interests (including any intellectual property registered in any non-U.S. jurisdiction) (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction) and (B) perfecting security interests by entering into agreements with third parties (including control or similar agreements) in respect of cash and Cash Equivalents, deposit or securities accounts (other than the Cash Collateral Account) or uncertificated securities of Persons other than wholly-owned Restricted Subsidiaries directly owned by the Borrower or any Guarantor.
In addition, the Borrower may cause any Restricted Subsidiary that is not otherwise required to be a Guarantor to Guarantee the Obligations and otherwise satisfy the Collateral and Guarantee Requirement, in which case such Restricted Subsidiary shall be treated as a Guarantor under this Agreement and every other Loan Document for all purposes.

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“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, each of the mortgages, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.11 or Section 6.13, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create or affirm a Lien or Guarantee in favor of the Collateral Agent or the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means a Term Commitment, an Incremental Term Commitment, an Extended Term Loan Commitment of a given Extension Series, an Other Term Loan Commitment, a Revolving Credit Commitment, an Incremental Revolving Credit Commitment, an Extended Revolving Credit Commitment of a given Extension Series or Other Revolving Credit Commitment, as the context may require.
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Company Parties” means the collective reference to Holdings and its Subsidiaries, including the Borrower, and “Company Party” means any one of them.
“Compensation Period” has the meaning specified in Section 2.13(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:
(a)    without duplication and (in each case) to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(i)    total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, or other derivative instruments and costs of surety bonds in connection with financing activities, and any financing fees (including commitment, underwriting, funding, “rollover” and similar fees and commissions, discounts, yields and other fees, charges and amounts incurred in connection with the issuance or incurrence of Indebtedness and all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Contracts) and annual agency, unused line, facility or similar fees paid under definitive documentation related to Indebtedness,

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(ii)    provision for Income Taxes of the Borrower and the Restricted Subsidiaries paid or accrued during such period (including tax distributions by the Borrower in respect thereof),
(iii) depreciation and amortization, including amortization of deferred financing fees and debt discounts,
(iv)     Non-Cash Charges,
(v)    unusual or non-recurring losses, charges or expenses (including without limitation, relating to the Transaction) and any charges, losses or expenses related to signing, retention or completion bonuses or recruiting costs, costs and expenses relating to any registration statement, or registered exchange offer in respect of any Indebtedness permitted hereunder, and, to the extent related to Permitted Acquisitions, integration and systems establishment costs; provided that such integration and systems establishment costs are certified as such in a certificate of a Responsible Officer delivered to the Administrative Agent,
(vi)     severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, catch-up or transition expenses for “Partner Equity Plans” to the extent relating to employee services rendered in prior periods, and pre-opening, opening, closing and consolidation costs and expenses with respect to any facilities and restaurants,
(vii) cash restructuring charges or reserves (including restructuring costs related to acquisitions after the Closing Date); provided that such adjustments are certified as restructuring charges or reserves in a certificate of a Responsible Officer delivered to the Administrative Agent,
(viii) the amount of any payments made prior to the Closing Date pursuant to the Sponsor Management Agreement,
(ix)     any costs or expenses (excluding Non-Cash Charges) incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests),
(x)    to the extent (1) covered by insurance under which the insurer has been properly notified and has affirmed or consented to coverage in writing, expenses with respect to liability or casualty events or business interruption, and (2) actually reimbursed in cash, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with the Transaction or a Permitted Acquisition,

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(xi)     cash receipts (or reduced cash expenditures) to the extent of non-cash gains relating to such income that were deducted in the calculation of Consolidated EBITDA pursuant to clause (b)(ii) below for any prior period,
(xii) the amount of “run rate” net cost savings, synergies and operating expense reductions (without duplication of any amounts added back pursuant to Section 1.11(c) in connection with a Specified Transaction) projected by the Borrower in good faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than eighteen (18) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken); provided, further, that the aggregate amount of cost savings, synergies and operating expense reductions added back pursuant to this clause (xii) and Section 1.11(c) in any period of four consecutive fiscal quarters shall not exceed an amount equal to 20% of Consolidated EBITDA for such period (calculated before giving effect to this clause (xii) and Section 1.11(c)),
(xiii) the amount of any minority interest consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income except to the extent of cash dividends declared or paid on Equity Interests of such non-wholly owned Restricted Subsidiaries held by third parties, and
(xiv) to the extent that any Holdings Specified Expenses would have been added back to Consolidated EBITDA pursuant to clauses (a)(i) through (xiii) above had such charge, tax or expense been incurred directly by the Borrower, such Holdings Specified Expenses, less
(b)    without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(i)    unusual or non-recurring gains,
(ii)    non-cash gains increasing Consolidated Net Income for such period, excluding any non-cash gains that represent the reversal of an accrual or reserve for any anticipated cash charges in any prior period (other than any such accrual or reserve that has been added back to Consolidated Net Income in

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calculating Consolidated EBITDA in accordance with this definition),
(iii)    rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP for such period, and
(iv)    any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase Consolidated EBITDA in a prior period, in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,
(A)    there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Contracts for currency exchange risk),
(B)    there shall be excluded in determining Consolidated EBITDA rent expense as determined in accordance with GAAP not actually paid in cash during such period (net of rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP for such period), and
(C)    there shall be excluded in determining Consolidated EBITDA any net after-tax income (loss) from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments.
For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets, long-lived assets and other assets (including licenses or other approvals for the sale of alcoholic beverages), and investments in debt and equity securities pursuant to GAAP, (b) stock-based awards compensation expense including, but not limited to, non-cash charges, expenses or write-downs arising from stock options, restricted stock or other equity incentive programs, and (c) other non-cash charges, expenses or write-downs (provided that if any non-cash charges, expenses and write-downs referred to in this paragraph represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).
“Consolidated First Lien Net Debt” means, as of any date of determination, (a) the aggregate principal amount of any Indebtedness described in clause (a) of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary but excluding any such Indebtedness in which the applicable Liens are subordinated to the Liens securing the Obligations minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), 7.01(l), 7.01(cc), 7.01(dd) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of the

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Borrower and the Restricted Subsidiaries as of such date; provided that for purposes of determining the Consolidated First Lien Net Leverage Ratio for purposes of Sections 2.16(d)(iv) and 7.03(u) only, any cash proceeds of any Incremental Facility or Incremental Equivalent Debt will not be considered cash or Cash Equivalents under clause (b) hereof and the full amount of any Incremental Revolving Credit Commitments shall be deemed to be Indebtedness outstanding on such date.
“Consolidated First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.
“Consolidated Interest Expense” means, for any period, the sum of (i) the interest expense (including that attributable to Capitalized Leases), net of interest income, of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and limited to such interest paid or payable in cash or received or receivable in cash during such period, with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, (ii) any cash payments made during such period in respect of the interest expense on such obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any acquisition consummated prior to the Closing Date or any Permitted Acquisition) and (iii) from and after the date that a Holdings Restricted Payments Election is made, the amount of all Restricted Payments from the Borrower to Holdings used to fund cash interest payments by Holdings, but excluding, however, (a) amortization of deferred financing costs and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, (c) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP, (d) fees and expenses associated with the consummation of the Transaction, (e) annual agency fees paid to the Administrative Agent and/or Collateral Agent, and (f) costs associated with obtaining Swap Contracts; provided that there shall be excluded from Consolidated Interest Expense for any period the cash interest expense (or income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense.
“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (adjusted to reflect any Holdings Specified Expenses during such period as though such Holdings Specified Expenses had been incurred directly by the Borrower), excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) Transaction Expenses, (d) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt (including the offer for and redemption of the Senior Notes occurring prior to the Closing Date), issuance of equity securities (including the initial public offering of Bloomin’ Brands, Inc. (the indirect parent company of the Borrower)

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occurring prior to the Closing Date), refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed), (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness, (f) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transaction in accordance with GAAP, (g) [Reserved], (h) any unrealized net gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Statement of Financial Accounting Standards No. 133 and related pronouncements, (i) [Reserved], (j) any after-tax gains or losses on disposal of disposed, abandoned or discontinued operations and any after-tax effect of gains and losses (less all fees and expenses related thereto) attributable to asset dispositions other than in the ordinary course of business, (k) any net income (loss) for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, provided that Consolidated Net Income shall be increased by the amount of dividends or distributions that are actually paid in cash (or converted into cash) to the Borrower or a Restricted Subsidiary in respect of such net income in such period and (l) in the case of determining the Interest Coverage Ratio only, any interest income for such period. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments, including to property, equipment, inventory and software and other intangible assets (including favorable and unfavorable leases and contracts) and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Holdings, the Borrower and the Restricted Subsidiaries), as a result of any acquisition consummated prior to or after the Closing Date (including any Permitted Acquisitions), or the amortization, write-off or write-down of any amounts thereof.
“Consolidated Senior Secured Net Debt” means, as of any date of determination, any Indebtedness described in clause (a) of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of the Borrower or any Restricted Subsidiary minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), 7.01(l), 7.01(cc), 7.01(dd) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date; provided that for purposes of determining the Consolidated Senior Secured Net Leverage Ratio for purposes of Sections 2.16(d)(iv) and 7.03(u) only, any cash proceeds of any Incremental Facility or Incremental Equivalent Debt will not be considered cash or Cash Equivalents under clause (b) hereof and the full amount of any Incremental Revolving Credit Commitments shall be deemed to be Indebtedness outstanding on such date.
“Consolidated Senior Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.
“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding (x) the effects of any

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discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition and (y) for the avoidance of doubt, all obligations of the Specified Lease Entities), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases, debt obligations evidenced by promissory notes or similar instruments, unreimbursed drawings in respect of letters of credit (or similar facilities) and Guarantees of the foregoing, minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), 7.01(l), 7.01(cc), 7.01(dd) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date.
“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and L/C Obligations to the extent otherwise included therein, (iii) the current portion of accrued interest and (iv) the current portion of current and deferred income taxes.
“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow”.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate”.
“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Loans or Commitments hereunder, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium (including tender premium) and penalties thereon plus reasonable upfront fees and original issue discount on such exchanging, extending, renewing, replacing, repurchasing, retiring or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement, repurchase, retirement or extension, (ii) (I) such Indebtedness (other than Revolving Credit Commitments) has a final maturity no earlier than the Maturity Date of, and a Weighted Average

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Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of, the Refinanced Debt as originally in effect prior to any amortization or prepayments thereto and (II) such Indebtedness if consisting of Revolving Credit Commitments, have a maturity no earlier than, and do not have any commitment reductions that are not applicable to, the Refinanced Debt, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) reflect market terms and conditions at the time of issuance (but in no event shall any such Indebtedness have covenants and defaults materially more restrictive (taken as a whole) than those set forth in this Agreement (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness), (iv) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained and (v) to the extent the Refinanced Debt is subordinated in right of payment to the Obligations (or the Liens securing such Refinanced Debt are subordinated to the Liens securing the Collateral pursuant to the Collateral Documents), such Indebtedness shall be subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness shall be subordinated to the Liens securing the Collateral pursuant to the Collateral Documents) on terms at least as favorable to the Lenders as those contained in the documentation governing the Refinanced Debt.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Cumulative Excess Cash Flow” means, at any time, the sum of Excess Cash Flow (which may not be less than zero in any fiscal year) for each full fiscal year of the Borrower at such time completed after the Closing Date (commencing the fiscal year ending December 31, 2013).
“Cumulative Growth Amount” shall mean, on any date of determination, the sum of, without duplication,
(A)    the Cumulative Excess Cash Flow that was not required to be applied to prepay the Term Loans pursuant to Section 2.06(b)(i), provided that, for purposes of Sections 7.06(j) and 7.13(a)(v), the amount in this clause (A) shall only be available if the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the Financial Covenant after giving effect to any such Restricted Payment or prepayment, redemption or repurchase actually made pursuant to Sections 7.06(j) or 7.13(a)(v), plus
(B)    the amount of Net Cash Proceeds from the sale of Equity Interests of Holdings (other than Excluded Contributions, amounts in respect of a issuance of Equity Interests made pursuant to Section 8.05 and issuances of Disqualified Equity Interests) after the Closing Date to the extent that such Net Cash Proceeds shall have been actually received by the Borrower (through a capital contribution of such Net Cash Proceeds by Holdings to the Borrower) on or prior to such date of determination and to the extent not used to make payments under Section 7.03(j) or make Restricted Payments pursuant to Section 7.06(g), plus

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(C)    the amount of Net Cash Proceeds from the issuance of Permitted Holdings Debt after the Closing Date to the extent that such Net Cash Proceeds shall have been actually received by the Borrower (through a capital contribution of such Net Cash Proceeds by Holdings to the Borrower) on or prior to such date of determination, plus
(D)    Borrower Retained Prepayment Amounts, plus
(E)    an amount equal to the aggregate Returns (not to exceed the original amount of such Investment) in respect of any Investment made since the Closing Date pursuant to Section 7.02(o) to the extent that such Returns did not increase Consolidated Net Income, plus
(F)    the aggregate amount of Specified Proceeds actually received by the Borrower on or prior to such date of determination, minus
(G)    the sum at the time of determination of (i) the aggregate amount of Investments made since the Closing Date pursuant to Section 7.02(o), (ii) the aggregate amount of Restricted Payments made since the Closing Date pursuant to Section 7.06(j) and (iii) the aggregate amount of prepayments, redemptions or repurchases made since the Closing Date pursuant to Section 7.13(a)(v).
“Cure Amount” has the meaning specified in Section 8.05(a).
“Cure Expiration Date” has the meaning specified in Section 8.05(a).
“DBSI” means Deutsche Bank Securities Inc. and any successor thereto by merger, consolidation or otherwise.
“DBTCA” means Deutsche Bank Trust Company Americas and any successor thereto by merger, consolidation or otherwise.
“Debt Fund Affiliate” means any bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and with respect to which any Sponsor and investment vehicles managed or advised by any Sponsor that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not make investment decisions for such entity; provided, however, in no event shall (x) any natural person or (y) Holdings, the Borrower or any Subsidiary thereof be a Debt Fund Affiliate.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

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“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means, subject to Section 2.18(b), any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, (c) has notified the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (d) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approved of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash or Cash Equivalents within 180 days following the consummation of the applicable Disposition).
“Discount Prepayment Accepting Lender” has the meaning specified in Section 2.06(a)(iv)(B)(2).
“Discounted Prepayment Determination Date” has the meaning specified in Section 2.06(a)(iv)(D)(3).
“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with

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Section 2.06(a)(iv)(B)(1), Section 2.06(a)(iv)(C)(1) or Section 2.06(a)(iv)(D)(1), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.
“Discount Range” has the meaning specified in Section 2.06(a)(iv)(C)(1).
“Discount Range Prepayment Amount” has the meaning specified in Section 2.06(a)(iv)(C)(1).
“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.06(a)(iv)(C) substantially in the form of Exhibit K.
“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit L, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” has the meaning specified in Section 2.06(a)(iv)(C)(1).
“Discount Range Proration” has the meaning specified in Section 2.06(a)(iv)(C)(3).
“Discounted Term Loan Prepayment” has the meaning specified in Section 2.06(a)(iv)(A).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding

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Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of the issuance of such Equity Interests.
“Disqualified Institutions” means any banks, financial institutions or other Persons separately identified by the Borrower to the Joint Lead Arrangers in writing prior to the Closing Date.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).
“Employment Participation Subsidiary” means a limited partnership or other entity that is a Restricted Subsidiary (i) which contracts to provide services to one or more other Subsidiaries of the Borrower which operate one or more restaurants, (ii) which engages in no other material business activities and has no material assets other than those related to clause (i) above and (iii) in which restaurant employees of the Borrower and its Subsidiaries have an equity ownership interest.
“Environmental Laws” means any and all Federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

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“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“Equity Investors” means the Sponsors, the Founders, the Management Stockholders and other co-investors with the Sponsors on the Merger Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent or in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; or (g) the failure of any Pension Plan to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA.
“Eurocurrency Rate” means, with respect to any Borrowing of Eurocurrency Rate Loans for any Interest Period, (a) the rate per annum appearing on Reuters Screen LIBOR01 (or such other comparable page as may, in the reasonable opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) as the London interbank offered rate for deposits in U.S. Dollars for a period equal to such Interest Period, at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurocurrency Rate” shall be the interest rate per annum reasonably determined by the Administrative Agent to be the average of the rates per annum at which deposits in U.S. Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Interest Period,  divided by (b) a percentage equal

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to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that the Eurocurrency Rate with respect to Term Loans will be deemed not to be less than 1.25% per annum.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, for any period, an amount equal to the excess of:
(a)    the sum, without duplication, of:
(i)    Consolidated Net Income,
(ii)    depreciation, amortization and other non-cash charges and expenses incurred during such period, to the extent deducted in arriving at such Consolidated Net Income,
(iii)    decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions and non-ordinary course Dispositions by the Borrower and the Restricted Subsidiaries completed during such period),
(iv)    an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income,
(v)    an amount equal to all cash received for such period on account of any net non-cash gain or income from Investments deducted in a previous period pursuant to clause (b)(iv)(B) below in this definition,
(vi)    an amount equal to all cash income and gains included in clauses (a) and (e) of the definition of “Consolidated Net Income”,
(vii)    rent expense as determined in accordance with GAAP during such period over and above rent expense paid in cash during such period, and
(viii)    an amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid in such period, over
(b)    the sum, without duplication, of:
(i)    an amount equal to all non-cash credits included in arriving at such

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Consolidated Net Income and cash losses, charges and expenses included in clauses (a), (c), (d), (e), (f), (i) and (j) of the definition of Consolidated Net Income,
(ii)    without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness (other than Revolving Credit Loans and loans under any other revolving credit line or similar facility) of the Borrower or any Restricted Subsidiary,
(iii)    the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.06(b)(ii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans pursuant to Section 2.06, and (Y) all prepayments of Revolving Credit Loans and Swing Line Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) to the extent financed with Internally Generated Cash (other than to the extent made in reliance on Section 7.13(a)(v)),
(iv)    an amount equal to the sum of (A) the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and (B) the aggregate net non-cash gain or income from Investments to the extent included in arriving at Consolidated Net Income,
(v)    increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions and non-ordinary course Dispositions by the Borrower and the Restricted Subsidiaries during such period),
(vi)    cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness,
(vii)    without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period pursuant to Section 7.02 (other than Section 7.02(a) or 7.02(o)) to the extent that such Investments and acquisitions were financed with Internally Generated Cash,
(viii)    the amount of Restricted Payments paid during such period pursuant to Sections 7.06(g), (h)(iii), (i) and (m), in each case to the extent such

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Restricted Payments were financed with Internally Generated Cash,
(ix)    the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures were not expensed during such period,
(x)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,
(xi)    without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Permitted Acquisitions or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,
(xii)    the amount of cash taxes paid and, without duplication, cash distributions for payment of taxes, in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,
(xiii)    all voluntary prepayments of Term Loans pursuant to Section 2.06(a)(iv), in an amount equal to the discounted amount actually paid in cash in respect of the principal amount of such Term Loans,
(xiv)    the aggregate amount of all mandatory principal prepayments of Term Loans made during such period pursuant to Section 2.08(a),
(xv)    cash expenditures made in respect of Swap Contracts to the extent not reflected in the computation of Consolidated Net Income for such period, and
(xvi)    rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP for such period.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for

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such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.
“Excluded Assets” means (i) any fee-owned real property (other than Material Real Property) and any leasehold rights and leasehold interests in real property (it being understood that the Loan Documents shall not contain any requirements as to landlord waivers, estoppels and collateral access letters), (ii) motor vehicles and other assets subject to certificates of title to the extent that a security interest therein cannot be perfected by the filing of a UCC-1 financing statement, (iii) commercial tort claims where the amount of damages claimed by the applicable Loan Party is less than $5,000,000, (iv) any governmental licenses or state or local franchises, charters and authorizations to the extent that the Collateral Agent may not validly possess a security interest therein under applicable Laws (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition, limitation or restriction is ineffective under the UCC or other applicable Laws, (v) any particular asset or right under contract, if the pledge thereof or the security interest therein (A) is prohibited by applicable Law other than to the extent such prohibition is rendered ineffective under the UCC or other applicable Laws or (B) to the extent and for as long as it would violate the terms of any written agreement, license, lease or similar arrangement with respect to such asset or would require consent, approval, license or authorization (in each case, after giving effect to the relevant provisions of the UCC or other applicable Laws) or would give rise to a termination right (in favor of a Person other than Holdings, the Borrower or any Subsidiary) pursuant to any “change of control” or other similar provision under such written agreement, license or lease (except to the extent such provision is overridden by the UCC or other applicable Laws), in each case, (a) excluding any such written agreement that relates to Credit Agreement Refinancing Indebtedness or Incremental Equivalent Debt and (b) only to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 7.09, (vi) (A) Equity Interests in any Employment Participation Subsidiary (except to the extent a perfected security interest in such Subsidiary can be obtained by filing of a UCC-1 financing statement), (B) Margin Stock, (C) Equity Interests of any Person listed on Schedule 1.01G and (D) Equity Interests in any non-wholly owned Restricted Subsidiaries, but only to the extent that, and for so long as, (x) the Organization Documents or other agreements with respect to the Equity Interests of such non-wholly owned Restricted Subsidiaries with other equity holders (other than any such agreement where all of the equity holders party thereto are Loan Parties or Subsidiaries thereof) do not permit or restrict the pledge of such Equity Interests, or (y) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Loan Parties or such Restricted Subsidiary (other than the loss of such Equity Interests as a result of any such exercise of remedies), (vii) any lease, license or agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case to the extent that a grant of a security interest therein would

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violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than Holdings, the Borrower or any Subsidiary) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Laws, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Laws notwithstanding such prohibition, (viii) any assets if the creation or perfection of pledges of, or security interests in, such assets would result in material adverse tax consequences to Holdings, the Borrower or any of its Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent, (ix) letter of credit rights where the maximum amount of any such letter of credit is less than $5,000,000, except to the extent constituting a support obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement, (x) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law, (xi) particular assets if and for so long as, in the reasonable judgment of the Administrative Agent and the Borrower (as set forth in a written agreement between the Administrative Agent and the Borrower), the cost of obtaining a security interest in such assets exceeds the practical benefits to the Lenders afforded thereby; provided, however, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in preceding clauses (i) through (xi) (unless such proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in such clauses (i) through (xi)).
“Excluded Concept Subsidiaries” means any Restricted Subsidiaries other than (i) wholly owned domestic Restricted Subsidiaries in the Borrower’s Outback and Carrabba’s concepts (which, for the avoidance of doubt, also shall include each such Subsidiary that is the general partner of each Employment Participation Subsidiary associated with such concepts); provided, that if the portion of Consolidated EBITDA attributable to wholly owned domestic Excluded Concept Subsidiaries (taken as a group) exceeds 10% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for any Test Period, then the Borrower shall designate certain domestic wholly owned Excluded Concept Subsidiaries to become Guarantors (including, in any event, any Subsidiary that is the general partner of each Employment Participation Subsidiary associated with such Excluded Concept Subsidiaries designated to become Guarantors), which shall cease to be Excluded Concept Subsidiaries, such that the portion of Consolidated EBITDA attributable to the remaining wholly owned domestic Excluded Concept Subsidiaries (after giving effect to such designated domestic wholly owned Subsidiaries ceasing to be Excluded Concept Subsidiaries) no longer exceeds 10% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such Test Period, (ii) any wholly owned domestic Restricted Subsidiary that is a tenant or lessee under a Master Lease, (iii) any wholly owned domestic Restricted Subsidiary that owns, or otherwise licenses or has the right to use, trademarks and other intellectual property material to the operation of the Borrower and its Restricted Subsidiaries (excluding any Excluded Concept Subsidiaries), (iv) OS Restaurant Services (or any successor to the business conducted by it on the Closing Date) or (v) any Restricted Subsidiary that is an obligor or guarantor of (A) any Credit Agreement Refinancing Indebtedness, (B) any Incremental Equivalent Debt, (C) any unsecured Indebtedness, (D) any Indebtedness that is secured on a junior basis to the Obligations or (E) any Junior Financing, in

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the case of preceding clauses (C), (D) and (E), with an aggregate principal amount in excess of the Threshold Amount.
“Excluded Contribution” means the amount of capital contributions to Holdings (and promptly contributed to the Borrower) or Net Cash Proceeds from the sale or issuance of Qualified Equity Interests of Holdings (and promptly contributed to the Borrower), in each case after the Closing Date (other than any amount to the extent designated as a Cure Amount) and designated by the Borrower to the Administrative Agent as an Excluded Contribution on or promptly after the date such capital contributions are made or such Equity Interests are sold or issued.
“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary, (b) any Subsidiary listed on Schedule 1.01G (so long as such Subsidiary is dissolved within 90 days after the Closing Date), (c) any Subsidiary that is prohibited by applicable Law or Contractual Obligation existing on the Closing Date (or, in the case of any Subsidiary acquired after the Closing Date, any Contractual Obligation in existence at the time of the acquisition of such Subsidiary but not entered into in contemplation thereof) from guaranteeing the Obligations, (d) any Domestic Subsidiary that is a Subsidiary of (i) a Foreign Subsidiary that is a CFC or (ii) a Subsidiary that is treated as a disregarded entity or as a partnership for United States Federal income tax purposes and substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs, (e) any Subsidiary that is treated as a disregarded entity or as a partnership for United States Federal income tax purposes and substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs, (f) any Restricted Subsidiary prohibited from guaranteeing the Obligations under the terms of Indebtedness assumed pursuant to Section 7.03(h)(A); provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (f) if such Indebtedness is repaid, (g) any Immaterial Subsidiary, (h) any Employment Participation Subsidiary, (i) any Excluded Concept Subsidiary, (j) any special purposes securitization vehicle (or similar entity), (k) any not-for-profit Subsidiary and (l) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse Tax consequences) of providing a Guarantee shall be excessive in view of the practical benefits to be obtained by the Lenders therefrom. For avoidance of doubt, and notwithstanding anything herein to the contrary, the Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a Guarantee Supplement and a Security Agreement Supplement, and any such Restricted Subsidiary shall be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes until such time, if any, as such Restricted Subsidiary shall be released from the Subsidiary Guaranty. Notwithstanding the foregoing, any Restricted Subsidiary that is an obligor or guarantor of any Credit Agreement Refinancing Indebtedness or any Incremental Equivalent Debt shall not be an Excluded Subsidiary.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income or net profits (however denominated), franchise (and similar) Taxes, any net-worth (and similar) Taxes (in lieu of net income Taxes) and branch

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profits Taxes, imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which such Recipient is organized or maintains its principal office or applicable Lending Office (b) Taxes imposed by reason of any past, current or future connection between the Recipient and a jurisdiction (or any political subdivision thereof) other than solely as a result of entering into any Loan Document and receiving payments thereunder or enforcing any Loan Document, (c) any withholding Taxes imposed by any jurisdiction in which the Borrower is formed or organized on amounts paid or payable to or for the account of such Recipient pursuant to any Law in effect on the date on which (i) such Recipient becomes a party to this Agreement or any other Loan Document (other than pursuant to an assignment request by the Borrower under Section 3.07) or (ii) such Lender changes its Lending Office, except in each such case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (d) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g), (e) any U.S. federal withholding Taxes imposed under FATCA and (f) any U.S. federal backup withholding Taxes imposed under Section 3406 of the Code.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of June 14, 2007 (as amended by the First Amendment Agreement to Credit Agreement, dated as of January 28, 2010, among the Borrower, Holdings, the Administrative Agent and the lenders and the Subsidiary Guarantors listed on the signature pages thereto) among the Borrower, Holdings, the Administrative Agent and the lenders party thereto.
“Existing Letters of Credit” means the letters of credit outstanding on the Closing Date and set forth on Schedule 1.01E.
“Existing Revolver Tranche” has the meaning specified in Section 2.15(b).

“Existing Term Loan Tranche” has the meaning specified in Section 2.15(a).
“Expiring Credit Commitment” has the meaning specified in Section 2.04(g).
“Extended Revolving Credit Commitments” has the meaning specified in Section 2.15(b).
“Extended Revolving Credit Loans” has the meaning specified in Section 2.15(b).
“Extended Term Loans” has the meaning specified in Section 2.15(a).
“Extending Revolving Credit Lender” has the meaning specified in Section 2.15(c).
“Extending Term Lender” has the meaning specified in Section 2.15(c).
“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.15 and the applicable Extension Amendment.

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“Extension Amendment” has the meaning specified in Section 2.15(d).
“Extension Election” has the meaning specified in Section 2.15(c).
“Extension Request” means any Term Loan Extension Request or Revolver Extension Request, as the case may be.
“Extension Series” means any Term Loan Extension Series or Revolver Extension Series, as the case may be.
“Facility” or “Facilities” means the Term Loans, a given Class of Incremental Term Loans, a given Extension Series of Extended Term Loans, a given Refinancing Series of Other Term Loans, the Revolving Credit Facility, a given Class of Incremental Revolving Credit Commitments, a given Extension Series of Extended Revolving Credit Commitments or any Other Revolving Credit Loan (or Commitment) as the context may require.
“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code or otherwise pursuant to any of the foregoing.
“Federal Funds Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.
“Financial Covenant” has the meaning specified in Section 7.11.
“First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit R hereto (which agreement in such form or with immaterial changes thereto the Administrative Agent is authorized to enter into) together with any material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.
“Foreign Casualty Event” has the meaning specified in Section 2.06(b)(x).

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“Foreign Disposition” has the meaning specified in Section 2.06(b)(x).
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary which (a) is not a Domestic Subsidiary or (b) is set forth on Schedule 1.01H.
“Founders” means (i) Christopher T. Sullivan, Robert D. Basham and J. Timothy Gannon; (ii) the spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of the siblings of the Persons referred to in preceding clause (i); (iii) in the event of the incompetence or death of any of the Persons described in preceding clauses (i) or (ii), such Person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall be the beneficial owner or have the right to acquire, directly or indirectly, capital stock of the Borrower or Holdings (or any other direct or indirect parent of the Borrower); (iv) any trust created for the sole benefit of the Persons described in any of preceding clauses (i) through (iii) or any trust for the benefit of any such trust; or (v) any Person Controlled by any of the Persons described in any of preceding clauses (i) through (iv).
“FRB” means the Board of Governors of the Federal Reserve System of the United States or any successor thereto.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one (1) year from the date of its creation or matures within one (1) year from such date that is renewable or extendable, at the option of such Person, to a date more than one (1) year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year from such date, including Indebtedness in respect of the Loans.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court,

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administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Granting Lender” has the meaning specified in Section 10.07(h).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantee Supplement” has the meaning specified in the Guaranty.
“Guarantors” means Holdings, the Borrower and each Subsidiary Guarantor.
“Guaranty” means, collectively, the Holdings Guaranty, the Borrower Guaranty and the Subsidiary Guaranty.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that is an Agent, an Arranger, a Lender or an Affiliate of an Agent, an Arranger or a Lender, in each case at the time such Person enters into a

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Secured Hedge Agreement, in its capacity as a party thereto (and whether or not such Person subsequently ceases to be an Agent, Arranger, Lender or Affiliate of an Agent, Arranger or Lender), and such Person’s successors and assigns.
“Holdings” has the meaning specified in the first paragraph of this Agreement.
“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F.
“Holdings Restricted Payments Election” has the meaning specified in Section 7.06(c).
“Holdings Specified Expenses” means any charge, tax or expense incurred or accrued by Holdings (or any direct or indirect parent company thereof) during any period to the extent that the Borrower has made any Restricted Payment (or any Investment in lieu thereof pursuant to Section 7.02(m)) to Holdings (or any direct or indirect parent company thereof) in respect thereof pursuant to Sections 7.06(c) and (h)(i), (h)(ii), (h)(iii), (h)(v) (to the extent such Restricted Payment (or Investment in lieu thereof) would have reduced Consolidated Net Income had it been made by the Borrower) and (h)(vi).
“Honor Date” has the meaning specified in Section 2.03(c)(i).
“Identified Participating Lenders” has the meaning specified in Section 2.06(a)(iv)(C)(3).
“Identified Qualifying Lender” has the meaning specified in Section 2.06(a)(iv)(D)(3).
“Immaterial Subsidiary” means any Restricted Subsidiary designated in writing by the Borrower to the Administrative Agent as an Immaterial Subsidiary that is not already a Guarantor and that does not, as of the last day of the most recently completed fiscal quarter of the Borrower, have assets with a value in excess of 2.0% of the consolidated total assets of the Borrower and the Restricted Subsidiaries and did not, as of the four-quarter period ending on the last day of such fiscal quarter, have revenues exceeding 2.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries; provided that if (a) such Restricted Subsidiary shall have been designated in writing by the Borrower to the Administrative Agent as an Immaterial Subsidiary, and (b) if (i) the aggregate assets then owned by all Restricted Subsidiaries of the Borrower that would otherwise constitute Immaterial Subsidiaries shall have a value in excess of 5.0% of the consolidated total assets of the Borrower and the Restricted Subsidiaries as of the last day of such fiscal quarter or (ii) the combined revenues of all Restricted Subsidiaries of the Borrower that would otherwise constitute Immaterial Subsidiaries shall exceed 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such four-quarter period, the Borrower shall redesignate one or more of such Restricted Subsidiaries to not be Immaterial Subsidiaries within ten (10) Business Days after delivery of the Compliance Certificate for such fiscal quarter such that only those such Restricted Subsidiaries as shall then have aggregate assets of less than 5.0% of the consolidated total assets of the Borrower and the Restricted Subsidiaries and combined revenues of less than 5.0% of the consolidated revenues of

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the Borrower and the Restricted Subsidiaries shall constitute Immaterial Subsidiaries. Notwithstanding the foregoing, in no event shall (A) any Restricted Subsidiary that is a tenant or lessee under a Master Lease, (B) any wholly owned domestic Restricted Subsidiary that owns, or otherwise licenses or has the right to use, trademarks and other intellectual property material to the operation of the Borrower and its Restricted Subsidiaries (excluding any Excluded Concept Subsidiaries), (C) any general partner of an Employment Participation Subsidiary, (D) OS Restaurant Services (or any successor to the business conducted by it on the Closing Date) or (E) any Restricted Subsidiary that is an obligor or guarantor of (i) any Credit Agreement Refinancing Indebtedness, (ii) any Incremental Equivalent Debt, (iii) any unsecured Indebtedness, (iv) any Indebtedness that is secured on a junior basis to the Obligations or (v) any Junior Financing, in the case of preceding clauses (iii), (iv) and (v), with an aggregate principal amount in excess of the Threshold Amount in any such case be designated as an Immaterial Subsidiary.

“Income Taxes” means, with respect to any Person, the foreign, federal, state and local taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax and Texas margin tax) and withholding taxes of such Person.
“Incremental Amendment” has the meaning specified in Section 2.16(f).
“Incremental Commitments” has the meaning specified in Section 2.16(a).
“Incremental Equivalent Debt” has the meaning specified in Section 7.03(u).
“Incremental Facility” means any Facility consisting of Incremental Term Loans, Incremental Revolving Loans, Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments.
“Incremental Facility Closing Date” has the meaning specified in Section 2.16(d).
“Incremental Lenders” has the meaning specified in Section 2.16(c).
“Incremental Loan” has the meaning specified in Section 2.16(b).
“Incremental Loan Request” has the meaning specified in Section 2.16(a).
“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.16(a).
“Incremental Revolving Credit Lender” has the meaning specified in Section 2.16(c).
“Incremental Revolving Loan” has the meaning specified in Section 2.16(b).
“Incremental Term Commitments” has the meaning specified in Section 2.16(a).

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“Incremental Term Lender” has the meaning specified in Section 2.16(c).
“Incremental Term Loan” has the meaning specified in Section 2.16(b).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable and deferred gift card revenue in the ordinary course of business, (ii) any earn-out obligation or purchase price adjustment until such obligation is not paid after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;
(g)    all obligations of such Person in respect of Disqualified Equity Interests; and
(h)    to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid

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amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby. Notwithstanding anything to the contrary contained in this definition, for the avoidance of doubt, any indebtedness or other obligations of the Specified Lease Entities in respect of the Specified Lease Transactions and the CMBS Facilities shall not be treated as Indebtedness of Holdings, the Borrower or any Restricted Subsidiary for any purpose under this Agreement so long as neither Holdings, the Borrower nor any Restricted Subsidiary expressly guarantees the Indebtedness or other obligations under the CMBS Facilities to the extent that such Indebtedness or other obligations would otherwise constitute Indebtedness hereunder (other than as, and to the extent, set forth in the documents with respect thereto as of the Closing Date) nor becomes a borrower or issuer thereunder.
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.05.
“Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.
“Information” has the meaning specified in Section 10.08.
“Intellectual Property” has the meaning set forth in Section 5.15.
“Intercompany Note” means the Intercompany Note, substantially in the form of Exhibit J.
“Intercreditor Agreements” means the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, collectively, in each case to the extent in effect.
“Interest Coverage Ratio” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, as of the end of any fiscal quarter of the Borrower for the Test Period ending on such date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense for such Test Period.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

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“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent agreed to by each Lender of such Eurocurrency Rate Loan, nine or twelve months or less than one month thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Internally Generated Cash” means cash funds of the Borrower and the Restricted Subsidiaries not constituting (x) proceeds of the issuance of (or contributions in respect of) Equity Interests, (y) proceeds of the incurrence of Indebtedness (other than the incurrence of Revolving Credit Loans or extensions of credit under any other revolving credit or similar facility) or (z) proceeds of Dispositions and Casualty Events.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person (including by way of merger or consolidation), (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. Subject to Section 6.14 (in the case of deemed Investments in Unrestricted Subsidiaries), for purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (in the case of any non-cash asset invested, taking the Fair Market Value thereof at the time the investment is made), without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Collateral” means all “Intellectual Property Collateral” referred to in the Collateral Documents and all of the other IP Rights that are or are required by the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
“IP Rights” has the meaning set forth in Section 5.15.
“IRS” means the United States Internal Revenue Service.

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“Joint Lead Arrangers” means DBSI and MLPFS, each in its capacity as a Joint Lead Arranger under this Agreement.
“Joint Lead Bookrunners” means DBSI, MLPFS, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., each in its capacity as a Joint Lead Bookrunner under this Agreement.
“Junior Financing” has the meaning specified in Section 7.13.
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Term Loan, Incremental Term Loan, Other Term Loan, Extended Revolving Credit Commitment, Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means DBTCA, Wells Fargo (in respect of certain Existing Letters of Credit), and any other Lender or Affiliate of a Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such L/C Issuer (and such Affiliate shall be deemed to be an “L/C Issuer” for all purposes of the Loan Documents).

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“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any Existing Letter of Credit or any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit, which shall be substantially in the form of Exhibit H or such other form as the relevant L/C Issuer may require.
“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.
“Loan” means an extension of credit by a Lender to the Borrower in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (iv) each Guaranty, (v) the Collateral Documents, (vi) the Intercompany Note, (vii) each Letter of Credit Application and (viii) after the execution and delivery thereof, each Intercreditor Agreement.
“Loan Parties” means, collectively, the Borrower and each Guarantor.

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“Management Stockholders” means the members of management of the Borrower or its Subsidiaries (excluding the Founders) who are investors in Holdings or any direct or indirect parent thereof.
“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the United States Federal Reserve system, or any successor thereto.
“Master Agreement” has the meaning specified in the definition of “Swap Contract”.
“Master Lease” means each of the Master Leases entered into (or to be entered into) by any Loan Party with a Specified Lease Entity, including without limitation, the Master Lease, dated as of March 27, 2012, between Private Restaurant Master Lessee, LLC and New Private Restaurant Properties, LLC, and in each case any and all modifications thereto, substitutions therefore and replacements thereof.
“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower or the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.
“Material Real Property” means any real property owned by any Loan Party with a Fair Market Value of $5,000,000 or more.
“Maturity Date” means (a) with respect to the Revolving Credit Facility and Swing Line Loans, October 26, 2017; (b) with respect to the Term Loans, October 26, 2019, (c) with respect to any Class of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (d) with respect to any Other Term Loans or Other Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment and (e) with respect to any Incremental Loans or Incremental Revolving Credit Commitments, the final maturity date as specified in the applicable Incremental Amendment; provided that, in each case, if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” has the meaning specified in Section 10.10.
“Merger Date” means June 14, 2007.
“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and any successor thereto by merger, consolidation or otherwise.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf

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of the Secured Parties substantially in form and substance reasonably satisfactory to the Collateral Agent (taking account of relevant local Law matters), and any other mortgages executed and delivered pursuant to Section 6.11.
“Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).
“Mortgaged Properties” has the meaning specified in paragraph (g) of the definition of “Collateral and Guarantee Requirement”.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means:
(a)    with respect to the Disposition of any asset by Holdings, the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment of principal pursuant to, or by monetization of, a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Holdings, the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest, breakage costs and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event (other than in the case of a Foreign Subsidiary) and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under, or that is secured by, the Loan Documents, Credit Agreement Refinancing Indebtedness or Incremental Equivalent Debt), (B) the out-of-pocket fees and expenses (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Holdings, the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) Taxes paid or reasonably estimated to be actually payable in connection therewith (including Taxes imposed on the actual or deemed distribution or repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by Holdings, the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters

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or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by Holdings, the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in preceding clause (D) or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $5,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $20,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and
(b)    with respect to the incurrence or issuance of any Indebtedness by Holdings, the Borrower or any Restricted Subsidiary or issuance of Equity Interests, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) all Taxes paid or reasonably estimated to be payable as a result thereof (including Taxes imposed on the actual or deemed distribution or repatriation of any such Net Cash Proceeds), fees (including, the investment banking fees, underwriting fees and discounts), commissions, costs and other out-of-pocket expenses and other customary expenses, in each case incurred by Holdings, the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance (and with respect to any issuance of Equity Interests by any direct or indirect parent of the Borrower, the amount of cash from such issuance of Equity Interests contributed to the capital of the Borrower).
“Non-Cash Charges” has the meaning specified in the definition of the term “Consolidated EBITDA”.
“Non-Consenting Lenders” has the meaning specified in Section 3.07(d).
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.
“Non-Expiring Credit Commitment” has the meaning specified in Section 2.04(g).
“Non-Loan Party” means any Restricted Subsidiary that is not a Loan Party.
“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.
“Notice of Intent to Cure” has the meaning specified in Section 6.02(b).

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“NPL” means the National Priorities List under CERCLA.
“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document (including each Guaranty) or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, (y) obligations of any Loan Party and its Subsidiaries arising under any Secured Hedge Agreement and (z) Cash Management Obligations, in each of clauses (x), (y) and (z) including interest, fees and expenses that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees or expenses are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, premium, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.
“OFAC” has the meaning specified in Section 5.20(c).
“Offered Amount” has the meaning specified in Section 2.06(a)(iv)(D)(1).
“Offered Discount” has the meaning specified in Section 2.06(a)(iv)(D)(1).
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“OS Restaurant Services” means OS Restaurant Services, LLC, a wholly owned domestic Restricted Subsidiary.
“Other Applicable Indebtedness” has the meaning specified in Section 2.06(b)(ii).
“Other Parent Subsidiaries” means Subsidiaries of the direct parent company of the Borrower other than the Borrower and the Restricted Subsidiaries.

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“Other Revolving Credit Commitments” means one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment.
“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.
“Other Taxes” means all present or future stamp, court or documentary, intangible, excise, recording, filing or similar Taxes that arise from any payment made under any Loan Document, from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, except, for the avoidance of doubt, any Excluded Taxes.
“Other Term Loan Commitments” means one or more Classes of Term Loan Commitments hereunder to fund Other Term Loans of the applicable Refinancing Series hereunder that result from a Refinancing Amendment.
“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Participant” has the meaning specified in Section 10.07(e).
“Participant Register” has the meaning specified in Section 10.07(e).
“Participating Lender” has the meaning specified in Section 2.06(a)(iv)(C)(2).
“PBGC” means the Pension Benefit Guaranty Corporation.
“PCAOB” has the meaning specified in Section 6.01(a).
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan

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described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.
“Permits” means any and all franchises, licenses, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, and other rights, privileges and approvals required for the operation of the Borrower’s or its applicable Subsidiary’s business under its organizational documents or under any loan treaty, rule or regulation or determination of an arbitrator or a court other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Permitted Acquisition” has the meaning specified in Section 7.02(i).
“Permitted Holders” means each of (i) the Bain Entities, (ii) the Catterton Entities, (iii) the Founders and (iv) the Management Stockholders; provided that if the Management Stockholders own beneficially or of record more than ten percent (10%) of the outstanding voting stock of Holdings in the aggregate, they shall be treated as Permitted Holders of only ten percent (10%) of the outstanding voting stock of Holdings at such time; and provided further that if the Founders own beneficially or of record more than fifteen percent (15%) of the outstanding voting stock of Holdings in the aggregate, they shall be treated as Permitted Holders of only fifteen percent (15%) of the outstanding voting stock of Holdings at such time.
“Permitted Holdings Debt” has the meaning specified in Section 7.03(r).
“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted Pari Passu Secured Refinancing Debt, is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, and the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) (ii) is not at any time guaranteed by any Person other than a Guarantor, (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred by the Borrower, then the Borrower, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a Second Lien Intercreditor Agreement and (iv) in the case of any notes, such Indebtedness does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale, event of loss or change of control provisions that provide for the prior repayment in full of the Loans and the other Obligations), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred.

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“Permitted Liens” means any Lien permitted to be outstanding pursuant to Section 7.01.
“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured loans or notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral and the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (ii) such Indebtedness is not at any time guaranteed by any Person other than a Guarantor, (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement; provided further that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred by the Borrower, then the Borrower, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement and (iv) in the case of any notes, such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred or issued.
“Permitted Ratio Debt” means any unsecured or subordinated unsecured Indebtedness incurred by the Borrower and any Restricted Subsidiary, if the Total Net Leverage Ratio of the Borrower for the Borrower’s most recently ended Test Period preceding the date on which such additional Indebtedness is incurred would have been no greater than 4.50:1.00, determined on a Pro Forma Basis; provided, such Indebtedness (i) will not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of the issuance of such Indebtedness, (ii) will not have mandatory prepayment or mandatory amortization, redemption, sinking fund or similar prepayments (other than asset sale and change of control mandatory offers to repurchase customary for high-yield debt securities) prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of the issuance of such Indebtedness and (iii) that is incurred by Restricted Subsidiaries that are Non-Loan Parties, after giving Pro Forma Effect to such incurrence, the aggregate amount of Indebtedness of Non-Loan Parties incurred pursuant to Section 7.03(z) and then outstanding shall not exceed the greater of (x) $50,000,000 and (y) 2.0% of Total Assets.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, extension or replacement of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, extended or replaced except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, extension or replacement and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal,

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extension or replacement has a final maturity equal to or later than the final maturity of the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced (or, if earlier, the date that is 91 days after the Latest Maturity Date), and has a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced (as originally in effect prior to any amortization or prepayments thereof), (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, and (d) (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, extended or replaced is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens securing the Collateral pursuant to the Collateral Documents), such modification, refinancing, refunding, renewal, extension or replacement is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness shall be subordinated to the Liens securing the Collateral pursuant to the Collateral Documents) on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced, (ii) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed, extended or replaced Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of this Agreement; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal, extension or replacement is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced and is guaranteed only by those Persons that are guarantors of the Indebtedness being modified, refinanced, refunded, renewed, extended or replaced.
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Borrower in the form of one or more series of senior unsecured notes or loans; provided that such Indebtedness (i) constitutes Credit Agreement Refinancing Indebtedness, (ii) in the case of any notes, does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale, event of loss or change of control provisions that provide for the prior repayment in full of the Loans and the other Obligations), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred and (iii) is not at any time guaranteed by any Person other than a Guarantor.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

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“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate.
“Pledged Debt” has the meaning specified in the Security Agreement.
“Pledged Equity” has the meaning specified in the Security Agreement.
“Principal L/C Issuer” means DBTCA and any L/C Issuer that has issued Letters of Credit having an aggregate Outstanding Amount in excess of $500,000.
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.11.
“Projections” has the meaning specified in Section 6.01(c).
“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments of all Lenders under the applicable Facility or Facilities at such time and, if applicable and without duplication, Term Loans of all Lenders under the applicable Facility or Facilities at such time; provided that, in the case of a Revolving Credit Facility, if such Commitment has been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Qualifying Lender” has the meaning specified in Section 2.06(a)(iv)(D)(3).
“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any L/C Issuer and (d) the Swing Line Lender.
“Refinanced Debt” has the meaning specified in the definition of Credit Agreement Refinancing Indebtedness.
“Refinanced Term Loans” has the meaning specified in Section 10.01.
“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.17.

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“Refinancing Series” means all Other Term Loans or Other Term Loan Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Other Term Loans or Other Term Loan Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In Yield and amortization schedule
“Register” has the meaning specified in Section 10.07(d).
“Regulation D” shall mean Regulation D of the FRB as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.
“Regulation S-X” means Regulation S-X of the Securities Act as from time to time in effect and any successor to all or a portion thereof.
“Rejected Amounts” has the meaning specified in Section 2.06(b)(ix).
“Rejection Notice” has the meaning specified in Section 2.06(b)(ix).
“Replacement Term Loans” has the meaning specified in Section 10.01.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.
“Repricing Transaction” means (i) any prepayment, refinancing, substitution or replacement of all or a portion of the Term Loans with the incurrence by Holdings (or any direct or indirect parent company thereof), the Borrower or any Subsidiary of any debt financing (including any Replacement Term Loans) the primary purpose of which is to reduce the All-In Yield of such debt financing relative to the All-In Yield of such Term Loans so repaid, refinanced, substituted or replaced and (ii) any amendment to this Agreement the primary purpose of which is to reduce the All-In Yield applicable to the Term Loans; but excluding, in any such case, any refinancing of Term Loans in connection with a Change of Control.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Facility Lenders” means, as of any date of determination, with respect to one or more Facilities, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility or Facilities (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, under such Facility or Facilities being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility or Facilities; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility or Facilities held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders; provided, further, that, to the same

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extent specified in Section 10.07(l) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Facility Lenders.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments, provided that the unused Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, provided, further, that the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders as set forth in Section 10.07(l).
“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Total Outstandings with respect to the Revolving Credit Loans, Swing Line Loans and L/C Obligations (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments, provided that the Revolving Credit Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restaurant LP” means a Domestic Subsidiary which is organized as a limited partnership (or similar entity) (a) in which either the Borrower or a wholly owned Restricted Subsidiary is a general partner and (b) which operates a restaurant that it owns or leases. As of the Closing Date and except as set forth on Schedule 1.01I, all of the Restaurant LP’s are wholly owned Restricted Subsidiaries, and, in the case of the ones that are Domestic Subsidiaries and not Excluded Concept Subsidiaries, are Guarantors.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings, or the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).

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“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Returns” means, with respect to any Investment, any repayments, interest, returns, profits, distributions, proceeds, fees and similar amounts actually received in cash or Cash Equivalents (or actually converted into cash or Cash Equivalents) by the Borrower or any of its Restricted Subsidiaries; provided that, with respect to each of Sections 7.02(c), 7.02(i)(B) and 7.02(n), the aggregate amount of repayments, interest, returns, profits, distributions, proceeds, fees and similar amounts constituting Returns shall not exceed the original amount of all Investments made pursuant to each such Section.
“Revolver Extension Request” has the meaning specified in Section 2.15(b).
“Revolver Extension Series” has the meaning specified in Section 2.15(b).
“Revolving Commitment Increase” has the meaning specified in Section 2.16(a).
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01 or under any Incremental Amendment, Extension Amendment or Refinancing Amendment.
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 10.07(b)). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $225,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Revolving Credit Exposure” means, at any time, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans at such time and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have been terminated, which has outstanding Revolving Credit Loans or other Revolving Credit Exposure at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

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“Revolving Credit Note” means, as the context requires, a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
“Same Day Funds” means, with respect to disbursements and payments, immediately available funds in Dollars.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit S hereto (which agreement in such form or with immaterial changes thereto the Administrative Agent is authorized to enter into) together with any material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.
“Secured Obligations” has the meaning specified in the Security Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).
“Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.11.
“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“Senior Notes” means the Borrower’s 10% senior unsecured notes due June 14, 2015.

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“Senior Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Senior Subordinated Notes Precedent” means subordination terms consistent with indentures in connection with senior subordinated notes issued in high yield transactions with the Sponsors and reasonably satisfactory to the Administrative Agent.
“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.06(a)(iv)(D)(1).
“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.06(a)(iv)(D) substantially in the form of Exhibit M.
“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit P, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.06(a)(iv)(D)(1).
“Solicited Discount Proration” has the meaning specified in Section 2.06(a)(iv)(D)(3).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPC” has the meaning specified in Section 10.07(h).
“Specified Default” means any Event of Default under Section 8.01(a), (f) or (g).
“Specified Discount Prepayment Amount” has the meaning specified in Section 2.06(a)(iv)(B)(1).

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“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.06(a)(iv)(B) substantially in the form of Exhibit O.
“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit Q, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.06(a)(iv)(B)(1).
“Specified Discount Proration” has the meaning specified in Section 2.06(a)(iv)(B)(3).
“Specified Lease Entities” means (i) one or more non-Subsidiary Affiliates of the Borrower, which is a wholly owned Subsidiary of the direct parent company of the Borrower, to which the Borrower and/or its Restricted Subsidiaries has sold, transferred or assigned (directly or indirectly) in the Specified Lease Transactions certain real property interests and related improvements and (ii) their direct and indirect parent companies (provided, that any direct or indirect parent entity of the Borrower shall not be a Specified Lease Entity).
“Specified Lease Transactions” means the sale, transfer or assignment (directly or indirectly) to one or more Specified Lease Entities of real property interests, including improvements thereon, operated by the Borrower or its Restricted Subsidiaries as restaurants, to the extent that the Borrower or a Restricted Subsidiary has leased such real property interests, including improvements thereon, or otherwise arranged for the rights to use and operate such properties, in each case pursuant to the Master Leases.
“Specified Proceeds” means contributions made to the common equity of the Borrower in cash by Holdings (other than contributions made with the cash proceeds from financing activities of Holdings or from other equity contributions to Holdings or from dividends or other distributions or payments received by Holdings from Other Parent Subsidiaries that are unrelated to the businesses conducted by the Other Parent Subsidiaries on the Closing Date).

“Specified Representations” means the representations and warranties set forth in Sections 5.01(a), 5.02 (other than clauses (b) and (c) thereof), 5.04, 5.13, 5.16, 5.17 and 5.19 (subject to modification as relates to the Collateral being acquired by the applicable Incremental Lenders holding more than 50% of the aggregate Incremental Commitments under the relevant Incremental Amendment).
“Specified Transaction” means (i) any Investment that results in a Person becoming a Restricted Subsidiary, (ii) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (iii) any Permitted Acquisition, (iv) any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, (v) any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person, (vi) any Disposition of a business unit, line of business or division of the Borrower or a Restricted Subsidiary, in each

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case whether by merger, consolidation, amalgamation or otherwise or (vii) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit, unless such Indebtedness (x) has been permanently repaid and has not been replaced or (y) the proceeds therefrom are used for other than working capital purposes or general corporate purposes in the ordinary course of business), Restricted Payment, Incremental Revolving Credit Commitment, Incremental Revolving Loan or Incremental Term Loan that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”
“Sponsor Management Agreement” means the Management Agreement, dated as of June 14, 2007, by and among Kangaroo Management Company I, LLC, Kangaroo Holdings, Inc., OSI HoldCo II, Inc., OSI HoldCo I, Inc., Holdings and the Borrower, as amended by the First Amendment to Management Agreement, dated as of May 10, 2012, by and among Kangaroo Management Company I, LLC, Bloomin’ Brands, Inc. (f/k/a Kangaroo Holdings, Inc.), OSI HoldCo II, Inc., OSI HoldCo I, Inc., Holdings and the Borrower.
“Sponsors” means the Bain Entities and the Catterton Entities, and their respective Affiliates, but not including, however, any portfolio companies of any of the foregoing.
“Sub-Lease” means each of the sub-leases entered into (or to be entered into) by any Loan Party with one or more of its Restricted Subsidiaries the terms of which shall mirror the terms of the Master Leases, any related sub-sub-leases, and any and all modifications thereto, substitutions therefor and extensions, renewals and replacements thereof.
“Submitted Amount” has the meaning specified in Section 2.06(a)(iv)(C)(1).
“Submitted Discount” has the meaning specified in Section 2.06(a)(iv)(C)(1).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding the foregoing, no Specified Lease Entity shall, for any purpose of this Agreement or any other Loan Document (other than for the definition of Specified Lease Entities), be considered a Subsidiary of Holdings or the Borrower.
“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.
“Subsidiary Guaranty” means, collectively, (a) the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11. For avoidance of doubt, and notwithstanding

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anything herein to the contrary, the Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a Guarantee Supplement and a Security Agreement Supplement, and any such Restricted Subsidiary shall be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes until such time, if any, as such Restricted Subsidiary shall be released from the Subsidiary Guaranty.
“Successor Company” has the meaning specified in Section 7.04(d).
“Supplemental Administrative Agent” has the meaning specified in Section 9.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contract has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.
“Swing Line Lender” means DBTCA, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).

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“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
“Swing Line Note” means a promissory note of the Borrower payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3, evidencing the aggregate Indebtedness of the Borrower to such Swing Line Lender resulting from the Swing Line Loans made by such Swing Line Lender.
“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $40,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.
“Syndication Agent” means Bank of America, N.A., as Syndication Agent under this Agreement.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01 or under any Incremental Amendment, Extension Amendment or Refinancing Amendment.
“Term Commitments” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount specified opposite such Lender’s name in Schedule 2.01 hereto under the caption “Term Commitment” or in the Assignment and Assumption Agreement pursuant to which such Term Lender becomes a party hereto, as applicable, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption Agreement, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension. The initial amount of each Term Lender’s Commitment is specified in Schedule 2.01 hereto under the caption “Term Commitment” or, otherwise, in the Assignment and Assumption Agreement, Incremental Amendment, Refinancing Amendment or Extension Amendment, pursuant to which such Lender shall have assumed its Commitment, as the case may be. The initial aggregate amount of the Term Commitments is $1,000,000,000.
“Term Facility” means any Facility consisting of Term Loans and/or Term Commitments.
“Term Lender” means, at any time, any Lender that has a Term Commitment or an outstanding Term Loan at such time.

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“Term Loan” means the term loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01(a), any Extended Term Loan, any Incremental Term Loan or any Other Term Loan, as the context may require.
“Term Loan Extension Request” has the meaning specified in Section 2.15(a).
“Term Loan Extension Series” has the meaning specified in Section 2.15(a).
“Term Loan Increase” has the meaning specified in Section 2.16(a).
“Term Loan Refinancing Debt” means (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt and (c) Permitted Unsecured Refinancing Debt.
“Term Note” means, as the context requires, a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.
“Test Period” means, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended.
“Third-Party Sale Lease” means each of the leases, dated March 14, 2012, entered into between a Restricted Subsidiary, as lessee, and either National Retail Properties Trust or Cole Real Estate Investments or, in each case, an Affiliate thereof, as landlord, with respect to one or more real property interests formerly owned by a Specified Lease Entity and subject to the Master Lease, and any and all modifications thereto, substitutions therefor and replacements thereof.
“Threshold Amount” means $50,000,000.
“Total Assets” means, as of any date of determination, the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b) (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment or other acquisition, on a Pro Forma Basis including any property or assets being acquired in connection therewith); it being understood that, (i) for the avoidance of doubt, the calculation of the Total Assets at any time shall exclude the equity value of all Unrestricted Subsidiaries at such time and (ii) for purposes of determining compliance of a transaction with any restriction set forth in Article VII that is based upon a specified percentage of Total Assets, compliance of such transaction with the applicable restriction shall be determined solely with reference to Total Assets as determined above in this definition as of the date of such transaction.
“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

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“Total Outstandings” means, at any time, the aggregate Outstanding Amount of all Loans and all L/C Obligations at such time.
“Transaction” means the borrowings hereunder on the Closing Date, the refinancing and termination of the Existing Credit Agreement and the release of the obligations and liens thereunder, the consummation of any other transactions in connection with the foregoing, and the payment of the fees and expenses incurred in connection with any of the foregoing, each as in effect on the Closing Date, and the application of proceeds therefrom.
“Transaction Expenses” means any fees or expenses incurred or paid by Holdings, any direct or indirect parent holding company of Holdings, the Borrower or any Restricted Subsidiary in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
“Unaudited Financial Statements” means the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries, as may have been restated prior to the Closing Date, for each fiscal quarter ended after December 31, 2011 and at least forty five (45) days before the Closing Date, prepared in accordance with GAAP.
“Uniform Commercial Code” and “UCC” mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date, in each case until such time (if any) as the board of directors of the Borrower designates any such Subsidiary as a Restricted Subsidiary pursuant to Section 6.14.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date

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and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
“Wells Fargo” means Wells Fargo Bank, N.A.
“Withholding Agent” means the Borrower and the Administrative Agent.
“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
Section 1.02.    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)     (i) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(ii)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(iii)    The term “including” is by way of example and not limitation.
(iv)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(d)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(e)    Each of the Master Leases and the Third-Party Sale Leases shall be deemed to have been entered into in the ordinary course of business.
(f)    For purposes of determining compliance with any Section of Article VII, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, Contractual Obligation, or prepayment of Indebtedness meets the criteria of one or more of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time, shall be permitted

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under one or more of such clauses as determined by the Borrower in its sole discretion at such time.
Section 1.03. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, except as otherwise specifically prescribed herein.
Section 1.04.    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05.    References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.07.    Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
Section 1.08.    Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two (2) Business Days later). Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of

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Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.
Section 1.09.    Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
Section 1.10.    Cumulative Growth Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Growth Amount immediately prior to the taking of such action, the permissibility of the taking of such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.
Section 1.11.    Pro Forma and Other Calculations.
(a)    Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated First Lien Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio shall be calculated in the manner prescribed by this Section 1.11; provided, that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.11, when calculating (i) the Consolidated First Lien Net Leverage Ratio for purposes of the definition of “Applicable Rate” and (ii) the Total Net Leverage Ratio for purposes of Section 7.11 (other than for the purpose of determining pro forma compliance with Section 7.11), the events described in this Section 1.11 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements of the Borrower have been delivered to the Lenders pursuant to Section 6.01(a) or (b) (it being understood that for purposes of determining pro forma compliance with Section 7.11, if no Test Period with an applicable level cited in Section 7.11 has passed, the applicable level shall be the level for the first Test Period cited in Section 7.11 with an indicated level). For purposes of determining pro forma compliance with the Financial Covenant at a time when no Revolving Credit Exposure is outstanding and no Revolving Credit Commitment or Letter of Credit is in effect, such determination shall be made as though the Financial Covenant is in effect at the relevant time.
(b)    For purposes of calculating any financial ratio or test (or Total Assets), Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.11) that have been made (i) during the applicable Test Period or (ii) if applicable as described in clause (a) above, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified

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Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.11, then such financial ratio or test (or Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.11.
(c)    Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, (B) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than eighteen (18) months after the date of such Specified Transaction, (C) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period and (D) any increase to Consolidated EBITDA as a result of cost savings, operating expense reductions and synergies pursuant to this Section 1.11(c) shall be subject to the limitation set forth in the further proviso of clause (xii) of the definition of “Consolidated EBITDA”.
(d)    In the event that (w) the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness (a) has been permanently repaid and not replaced or (b) the proceeds therefrom are used for other than working capital purposes or general corporate purposes in the ordinary course of business), (x) the Borrower or any Restricted Subsidiary issues, repurchases or redeems Disqualified Equity Interests or (y) any Restricted Subsidiary issues, repurchases or redeems preferred stock, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment

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of Indebtedness, or such issuance or redemption of Disqualified Equity Interests or preferred stock, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Interest Coverage Ratio (or similar ratio), in which case such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness or such issuance, repurchase or redemption of Disqualified Equity Interests or preferred stock will be given effect, as if the same had occurred on the first day of the applicable Test Period).
(e)    If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Interest Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or Restricted Subsidiary may designate.

ARTICLE II
The Commitments and Credit Extensions
Section 2.01.    The Loans. (a) The Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a principal amount equal to such Term Lender’s Term Commitment on the Closing Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
(b)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars to the Borrower (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day from and including the Closing Date until the Maturity Date for the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.06, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

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Section 2.02.    Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:30 p.m. (i) except for notices delivered prior to the Closing Date, three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (ii) except for notices delivered prior to the Closing Date, one (1) Business Day before the requested date of any Borrowing of Base Rate Loans or conversion of any Eurocurrency Rate Loans to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date

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the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.
(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect (or such greater number as may be acceptable to the Administrative Agent).
(f)    The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
(g)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing.

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A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section 2.03.    Letters of Credit. (a) The Letter of Credit Commitment. (i) On and after the Closing Date, the Existing Letters of Credit for purposes hereof will be deemed to have been issued on the Closing Date under the Revolving Credit Facility. Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from and including the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars on a sight basis for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    An L/C Issuer shall be under no obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

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(B)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;
(C)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date;
(D)    the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer; or
(E)    any Revolving Credit Lender is a Defaulting Lender at such time, unless such L/C Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such L/C Issuer’s risk (after giving effect to Section 2.18(a)(iv)) with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the L/C Obligations.
(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:30 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.
(ii)    Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the

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Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the second Business Day following any payment by an L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, together with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed on the date of such payment of disbursement. If the Borrower does not reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof.

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In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Appropriate Lender (including any Appropriate Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.
(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.
(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C

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Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

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(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations any Loan Party in respect of such Letter of Credit; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(f)    Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any draft, demand, certificate or other document expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary

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notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a draft, demand, certificate or other document strictly complying with the terms and conditions of a Letter of Credit (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)    Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (ii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral

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exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower.
(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (determined without regard to whether any conditions to drawing could then be met). Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (determined without regard to whether any conditions to drawing could then be met). Such fronting fees shall be (x) computed on a quarterly basis in arrears and (y) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.
(j)    Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(k)    Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.
(l)    Provisions Related to Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the L/C Issuer which issued such Letter of Credit, if one or more other tranches of Revolving Credit

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Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Revolving Credit Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions reasonably satisfactory to the applicable L/C Issuer for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable L/C Issuer undrawn and marked “cancelled” or to the extent that the Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be secured by a “back to back” letter of credit reasonably satisfactory to the applicable L/C Issuer or the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Commencing with the Maturity Date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed solely with the L/C Issuer.
Section 2.04.     Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day from and including the Closing Date until the Maturity Date for the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that (i) after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect and (ii) notwithstanding the foregoing, the Swing Line Lender shall not be obligated to make any Swing Line Loans at a time when a Revolving Credit Lender is a Defaulting Lender, unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loans, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding amount of Swing Line Loans; provided further that, the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.06, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Swing Line Loans shall only be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

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(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.
(c)    Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the

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Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

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(f)    Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
(g)    Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any tranche of Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer Maturity Date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the Swing Line Lender, on the earliest occurring Maturity Date such Swing Line Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(l)) the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid and (y) notwithstanding the foregoing, if a Specified Default has occurred and is continuing, the Borrower shall still be obligated to pay Swing Line Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitment. Commencing with the Maturity Date of any tranche of Revolving Credit Commitments, the sublimit for Swing Line Loans shall be agreed solely with the Swing Line Lender.
Section 2.05.    [Reserved].
Section 2.06.    Prepayments. (v) Optional. (i) Except as otherwise provided below in this Section 2.06(a), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 12:30 p.m. (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Class(es) and Type(s) of Loans to be prepaid and in the case of a prepayment of Term Loans, the manner in which the Borrower elects to have such prepayment applied to the remaining repayments thereof; provided that in the event such notice fails to specify the manner in which the respective prepayment of Term Loans shall be applied to repayments thereof required pursuant to Section 2.08(a), such prepayment of Term Loans shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.08(a). The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued

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interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the Loans pursuant to this Section 2.06(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares. Any prepayment of Term Loans made on or prior to the one (1) year anniversary of the Closing Date in connection with a Repricing Transaction shall be accompanied by the payment by the Borrower of the fee set forth in Section 2.10(b).
(ii)    The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.06(a)(i) or 2.06(a)(ii) if such prepayment would have resulted from a refinancing in total of a Facility, which refinancing shall not be consummated or shall otherwise be delayed.
(iv)    Notwithstanding anything in any Loan Document to the contrary, so long as (x) no Default or Event of Default has occurred and is continuing and (y) no proceeds of Revolving Credit Loans or Swing Line Loans are used for this purpose, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or Holdings, the Borrower or any of its Subsidiaries may purchase such outstanding Term Loans and immediately cancel them) on the following basis:
(A)    Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.06(a)(iv); provided that no Company Party shall initiate any action under this Section 2.06(a)(iv) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment

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Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers.
(B)    (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.06(a)(iv)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).
(2)    Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
(3)    If there is at least one (1) Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided

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that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Term Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(C) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section 2.06(a)(iv)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date.

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The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.
(2)    The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).
(3)    If there is at least one (1) Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all

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Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(D) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the applicable Company Party is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section 2.06(a)(iv)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through

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the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.
(2)    The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any. If the Company Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
(3)    Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.06(a)(iv)(D). If the

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Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(E)    In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the

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payment of customary fees and expenses from a Company Party in connection therewith.
(F)    If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro-rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.06(a)(iv) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Term Loans of such Term Lenders in accordance with their respective Pro Rata Share. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.
(G)    To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.06(a)(iv), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Company Party.
(H)    Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.06(a)(iv), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(I)    Each of the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.06(a)(iv) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted

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Term Loan Prepayment provided for in this Section 2.06(a)(iv) as well as activities of the Auction Agent.
(J)    Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.06(a)(iv) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).
(b)    Mandatory. (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall cause to be prepaid Term Loans in an aggregate principal amount equal to (A) 50% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ending December 31, 2013) minus (B) the sum of (without duplication) (1) all voluntary prepayments of Term Loans (excluding prepayments pursuant to Section 2.06(a)(iv) or any other voluntary prepayments of Term Loans made at a discount to par) during such fiscal year (excluding any voluntary prepayments of Term Loans made during such fiscal year that reduced the amount required to be prepaid pursuant to this Section 2.06(b)(ii) in the prior fiscal year) or after year-end and prior to when such Excess Cash Flow prepayment is due and (2) all voluntary prepayments of Revolving Credit Loans during such fiscal year (excluding any voluntary prepayments of Revolving Credit Loans made during such fiscal year that reduced the amount required to be prepaid pursuant to this Section 2.06(b)(B)in the prior fiscal year) or after year-end and prior to when such Excess Cash Flow prepayment is due to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, but in the case of each of the immediately preceding clauses (1) and (2), to the extent such prepayments are funded with Internally Generated Cash; provided that (x) the percentage of Excess Cash Flow specified in clause (A) above shall instead be 25% if the Consolidated First Lien Net Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than or equal to 1.50:1.00 but greater than 1.00:1.00 and (y) no payment of any Term Loans shall be required under this Section 2.06(b)(i) if the Consolidated First Lien Net Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than or equal to 1.00:1.00.
(ii)    (A) If (x) Holdings, the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition by any Restricted Subsidiary to a Loan Party), (e), (g), (h), (i), (j), (p), (q) or (r)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by Holdings, the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds, Term Loans in an aggregate principal amount equal to 100% of all Net Cash Proceeds received; provided that, if at the time that any such prepayment would be required, the Borrower

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is required to offer to repurchase Permitted Pari Passu Secured Refinancing Debt (or any Indebtedness pursuant to a Permitted Refinancing in respect thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with such Net Cash Proceeds, (such Permitted Pari Passu Secured Refinancing Debt (or any Indebtedness pursuant to a Permitted Refinancing in respect thereof) required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided, further that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.06(b)(ii)(A) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided, further that no such prepayment shall be required pursuant to this Section 2.06(b)(ii) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.06(b)(ii)(B) but only so long as the Borrower is not otherwise required to pay (or make an offer to pay) any Other Applicable Indebtedness with such Net Cash Proceeds (which notice may only be provided if no Event of Default has occurred and is then continuing);
(B)With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.06(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business or its Restricted Subsidiaries within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within the later of (a) one hundred and eighty (180) days following the date of such legally binding commitment and (b) twelve (12) months following receipt of such Net Cash Proceeds; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Borrower (x) shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Borrower entered into at a time when no Event of Default is continuing) and (y) shall not be required to apply such Net Cash Proceeds which have been previously applied to prepay Revolving Credit Loans to the prepayment of Term Loans until such time as the relevant investment period has expired and no Event of Default is continuing and (ii) if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested (whether because the applicable reinvestment period has expired or otherwise) at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that

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such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.06.
(iii)If Holdings, the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness (A) not expressly permitted to be incurred or issued pursuant to any clause of Section 7.03 or (B) that constitute Credit Agreement Refinancing Indebtedness, the Borrower shall cause to be prepaid Term Loans in an aggregate principal amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.
(iv)[Reserved].
(v)[Reserved].
(vi)If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(b)(vi) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans, such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.
(vii)[Reserved].
(viii)Each prepayment of Term Loans pursuant to this Section 2.06(b) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.08(a), and shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares, subject to clause (ix) of this Section 2.06(b) in respect of Term Loans. Any prepayment of a Eurocurrency Rate Loan pursuant to this Section 2.06(b) shall be accompanied by all accrued interest thereon. Any prepayment of Term Loans made on or prior to the one (1) year anniversary of the Closing Date pursuant to Section 2.06(b)(iii) as part of a Repricing Transaction shall be accompanied by the fee set forth in Section 2.10(b).
(ix)The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.06(b) at least three (3) Business Days prior to the date of any such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Appropriate Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.06(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment; provided that no Lender may reject any prepayment made under Section 2.06(b)(iii)(B). Each Rejection Notice from a given Lender shall specify the principal amount of

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the mandatory repayment of Term Loans to be rejected by such Lender (such amounts so rejected, “Rejected Amounts”). If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. In the event a Lender rejects all or any portion of its Pro Rata Share of any mandatory prepayment of Term Loans required pursuant to clauses (i) through (iii) of this Section 2.06(b), the rejected portion of such Lender’s Pro Rata Share of such prepayment shall be retained by the Borrower (such Rejected Amounts, the “Borrower Retained Prepayment Amounts”).
(x)Notwithstanding any other provisions of this Section 2.06, (i) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.06(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be promptly effected and an amount equal to such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.06(b) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event or Excess Cash Flow attributable to Foreign Subsidiaries would have material adverse tax consequences with respect to such Net Cash Proceeds or Excess Cash Flow, such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.06(b) but may be retained by the applicable Foreign Subsidiary until such time as it may repatriate such amount without incurring such material adverse tax consequences (at which time such amount shall be repatriated to the Borrower and applied to repay the Term Loans).

(c)    Funding Losses, Etc. All prepayments under this Section 2.06 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.06(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under Section 2.06(b) (but excluding prepayments required under clause (vi) of Section 2.06(b)), prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to Section 2.06(b) in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest

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Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.06(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with Section 2.06(b) and the Borrower shall be responsible for any amounts owing in respect of any Eurocurrency Rate Loan pursuant to Section 3.05.
Section 2.07.    Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent at least three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) if, after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Revolving Credit Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower or as otherwise provided in the immediately preceding sentence. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing in total of a Facility, which refinancing shall not be consummated or otherwise shall be delayed.
(b)    Mandatory. The Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Term Loans pursuant to Section 2.01(a). The Revolving Credit Commitment of each Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date for the Revolving Credit Facility; provided that (x) the foregoing shall not release any Revolving Credit Lender from any liability it may have for its failure to fund Revolving Credit Loans, L/C Advances or participations in Swing Line Loans that were required to be funded by it on or prior to such Maturity Date and (y) the foregoing will not release any Revolving Credit Lender from any obligation to fund its portion of L/C Advances or participations in Swing Line Loans with respect to Letters of Credit issued or Swing Line Loans made prior to such Maturity Date.
(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.07. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
Section 2.08.    Repayment of Loans. (a) Term Loans.

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(i)    The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders (A) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March 31, 2013, an aggregate amount equal to 0.25% of the aggregate principal amount of all Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06 and Section 10.07(n)) and (B) on the Maturity Date for the Term Loans, the aggregate principal amount of all Term Loans outstanding on such date.
(ii)    The amount of any such payment set forth in clause (i) above shall be adjusted to account for the addition of any Incremental Term Loans, Extended Term Loans or Other Term Loans to contemplate (A) the reduction in the aggregate principal amount of any Term Loans that were paid down in connection with the incurrence of such Incremental Term Loans, Extended Term Loans or Other Term Loans, and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.
(b)    Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.
(c)    Swing Line Loans. The Borrower shall repay its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Swing Line Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.
Section 2.09.    Interest. (a) Subject to the provisions of Section 2.09(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.
(b)    The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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(d)    All computations of interest hereunder shall be made in accordance with Section 2.11.
Section 2.10.    Fees. In addition to certain fees described in Sections 2.03(h) and (i):
(a)    Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) Outstanding Amount of Revolving Credit Loans (for the avoidance of doubt, excluding any Swing Line Loans) and (B) the Outstanding Amount of L/C Obligations; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    At the time of the effectiveness of any Repricing Transaction that is consummated on or prior to the first anniversary of the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Term Lender with Term Loans that are either prepaid, refinanced, substituted, replaced or otherwise subjected to a pricing reduction in connection with such Repricing Transaction (including each Term Lender that withholds its consent to such Repricing Transaction and is replaced as a Lender, or whose outstanding Term Loans are repaid in full, under Section 3.07(a)), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction described in clause (i) of the definition thereof, the aggregate principal amount of all Term Loans prepaid, refinanced, substituted or replaced in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (ii) of the definition thereof, the aggregate principal amount of all Term Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Transaction.
(c)    Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

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Section 2.11.    Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the Administrative Agent’s “prime rate” shall be made on the basis of a year of three hundred and sixty-five (365) days (or three hundred and sixty six (366) days, as the case may be) and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one (1) day. In computing interest on any Loan, the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurocurrency Rate Loan, the date of conversion of such Eurocurrency Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurocurrency Rate Loan, the date of conversion of such Base Rate Loan to such Eurocurrency Rate Loan, as the case may be, shall be excluded. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.12.    Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in Section 2.12(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register in accordance with the provisions of Section 10.7(d), evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent in the Register and the accounts and records of any Lender in respect of such matters, the Register shall control in the absence of manifest error.
(c)    Entries made in good faith by the Administrative Agent in the Register, and by each Lender in its account or accounts pursuant to Sections 2.12(a) and (b), shall be

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prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
Section 2.13.    Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)    If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(c)    Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:
(i)    if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Federal Funds Rate from time to time in effect; and
(ii)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the

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Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.13(c) shall be conclusive, absent manifest error.
(d)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)    Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C

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Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
Section 2.14.    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For the avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.14 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.14 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
Section 2.15.    Extension of Term Loans; Extension of Revolving Credit Loans.
(a)    Extension of Term Loans. The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the

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applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are intended to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Other Term Loans, Incremental Term Loans and Extended Term Loans) which have more than three (3) different Maturity Dates (unless otherwise consented to by the Administrative Agent); (ii) the All-In Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different from the All-In Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment of principal is accompanied by a pro rata optional prepayment of such other Term Loans; provided, however, that (A) no Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the Maturity Date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Term Loans hereunder, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any Existing Term Loan Tranche (as originally in effect prior to any amortization or prepayments thereto), (D) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of the CMBS Intercreditor Agreement or Intercreditor Agreement (to the extent any CMBS Intercreditor Agreement or Intercreditor Agreement is then in effect), (E) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (F) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments of principal hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche (in which case scheduled amortization with respect thereto

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shall be proportionately increased). Each request for a Term Loan Extension Series of Extended Term Loans proposed to be incurred under this Section 2.15 shall be in an aggregate principal amount that is not less than $25,000,000 (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount).
(b)    Extension of Revolving Credit Commitments. The Borrower may, at any time and from time to time request that all or a portion of the Revolving Credit Commitments (and related Revolving Credit Loans and other related extensions of Credit) of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the scheduled Maturity Date(s) with respect to all or a portion of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments” and the revolving loans thereunder, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with all relevant Lenders) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Revolving Credit Commitments hereunder (including Other Revolving Credit Commitments, Incremental Revolving Credit Commitments and Extended Revolving Credit Commitments) which have more than three (3) different Maturity Dates (unless otherwise consented to by the Administrative Agent); (ii) the All-In Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees or otherwise) may be different than the All-In Yield for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments and commitment reductions thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments and commitment reductions required upon the Maturity Date of the non-extending Revolving Credit Commitments) and all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments (subject to the provisions of Sections 2.03(l) and 2.04(g)); provided, further, that (A) no Default shall have occurred and be continuing at the time a Revolver Extension Request is delivered to Lenders, (B) in no event shall the Maturity Date of any

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Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder, (C) any such Extended Revolving Credit Commitments (and the Liens securing the same) shall be permitted by the terms of the CMBS Intercreditor Agreement or Intercreditor Agreement (to the extent any CMBS Intercreditor Agreement or Intercreditor Agreement is then in effect) and (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.15 shall be in an aggregate amount that is not less than $25,000,000.
(c)    Extension Request. The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans (each, an “Extending Term Lender”) and any Revolving Credit Lender wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments (each, an “Extending Revolving Credit Lender”), as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

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(d)    Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to one or more amendments (each, an “Extension Amendment”) to this Agreement among the Borrower, the other Loan Parties, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.15(a) or (b) above, respectively (but which shall not require the consent of any other Lender) and otherwise reasonably satisfactory to the Administrative Agent. The Commitments to provide Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall become effective on the date specified in the applicable Extension Amendment, subject to the satisfaction of each of the conditions set forth in Section 4.02 (which, for the avoidance of doubt, shall not require compliance with the Financial Covenant for any Extended Term Loans) and such other conditions as may be specified in the applicable Extension Amendment and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby (A) agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.08 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.08), (iii) modify the prepayments set forth in Section 2.06 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, and the Required Lenders (by executing and delivering the Extension Amendment and thereby binding themselves and all successors and assigns) hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into any such Extension Amendment and (B) consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of interest, fees or premiums in respect of any Extended Term Loans or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Amendment.
(e)    No Prepayment. No conversion or extension of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.15 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

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Section 2.16.    Incremental Borrowings.
(a)    Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Revolving Credit Commitments (a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments (any such new commitments, collectively with any Revolving Commitment Increases, the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.
(b)    Incremental Loans. Any Incremental Term Loans or Incremental Revolving Credit Commitments effected through the establishment of one or more new revolving credit commitments or new Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Term Loans or Incremental Revolving Credit Commitments, as applicable, for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.16, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Credit Commitments of any Class are effected through the establishment of one or more new revolving credit commitments (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.16, (i) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Credit Commitment of such Class and (ii) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.
(c)    Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.16 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Commitment) or by any other bank or other financial institution or other

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institutional lenders (any such other bank, other financial institution or other institutional lenders being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such Commitment or Loan, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Additional Lender, (ii) with respect to Incremental Term Commitments, any Affiliated Lender providing an Incremental Term Commitment shall be subject to the same restrictions set forth in Section 10.07(k) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Incremental Revolving Credit Commitments.
(d)    Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:
(i)    no Default or Event of Default shall exist after giving effect to such Incremental Commitments; provided that, with respect to any Incremental Amendment the primary purpose of which is to finance a Permitted Acquisition or any other Investment permitted by this Agreement constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person, this clause (i) may be waived or omitted by Incremental Lenders holding more than 50% of the aggregate Incremental Commitments under such Incremental Amendment;
(ii)    the representations and warranties of each Loan Party set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the Incremental Facility Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; provided further that, with respect to any Incremental Amendment the primary purpose of which is to finance a Permitted Acquisition or any other Investment permitted by this agreement constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person, this clause (ii) (other than with respect to the Specified Representations) may be waived or omitted (or the scope or content of any representation and warranty modified) by Incremental Lenders holding more than 50% of the aggregate Incremental Commitments under such Incremental Amendment;
(iii)    each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $25,000,000 and shall be in an increment of $1,000,000

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(provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence) and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence);
(iv)    the aggregate principal amount of the Incremental Term Loans and the Incremental Revolving Credit Commitments shall not exceed (A) $350,000,000 in the aggregate pursuant to this clause (A) or (B) at its option, (I) up to an amount of Incremental Term Loans or Incremental Revolving Credit Commitments so long as the Consolidated First Lien Net Leverage Ratio is no more than 3.00:1.00 as of the last day of the Test Period most recently ended for which financial statements have been delivered to the Lenders under Section 6.01(a) and (b), after giving effect to any such incurrence on a Pro Forma Basis, and, in each case, with respect to any Incremental Revolving Credit Commitment, assuming a borrowing of the maximum amount of Loans available thereunder or (II) if the Incremental Facility will rank junior in right of security with the Revolving Credit Loans and the Term Loans, up to an amount of Incremental Term Loans or Incremental Revolving Credit Commitments so long as the Consolidated Senior Secured Net Leverage Ratio is no more than 4.00:1.00 as of the last day of the Test Period most recently ended for which financial statements have been delivered to the Lenders under Section 6.01(a) and (b), after giving effect to any such incurrence on a Pro Forma Basis, and, in each case, with respect to any Incremental Revolving Credit Commitment, assuming a borrowing of the maximum amount of Loans available thereunder (such amounts under this clause (A) and (B), the “Available Incremental Amount”); and
(v)    (A) to the extent reasonably requested by the Administrative Agent, the receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent) and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Incremental Loans or Incremental Commitments, as applicable, are provided with the benefit of the applicable Loan Documents, and (B) to the extent provided in the applicable Incremental Amendment, such other conditions as the Borrower and the Lenders providing such Incremental Commitments may agree.
(e)    Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Loans and Incremental Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not identical to the Term Loans or Revolving Credit Commitments, as applicable, each existing on the Incremental Facility Closing Date, shall be consistent with clauses (i) through (iii) below, as applicable, and otherwise as reasonably satisfactory to Administrative Agent (but in no event

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shall any such Incremental Facility have covenants and defaults materially more restrictive (taken as a whole) than those under this Agreement except for covenants and defaults applicable only to periods after the Latest Maturity Date at the time of such Incremental Facility Closing Date); provided that in the case of a Term Loan Increase or a Revolving Commitment Increase, the terms, provisions and documentation of such Term Loan Increase or a Revolving Commitment Increase shall be identical (other than with respect to upfront fees, original issue discount or similar fees) to the applicable Term Loans or Revolving Credit Commitments being increased, in each case, as existing on the Incremental Facility Closing Date. In any event:
(i)    the Incremental Term Loans:
(A)    shall rank (I) pari passu in right of payment and (II) pari passu or junior in right of security with the Revolving Credit Loans and the Term Loans (and, if applicable, shall be subject to a Second Lien Intercreditor Agreement),
(B)    as of the Incremental Facility Closing Date, shall not have a Maturity Date earlier than the Maturity Date with respect to the Term Loans (prior to giving effect to any extensions thereof occurring after the Maturity Date),
(C)    shall have an amortization schedule as determined by the Borrower and the applicable new Lenders, provided that, as of the Incremental Facility Closing Date, such Incremental Term Loans shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Term Loans (as originally in effect prior to any amortization or prepayments thereto) on the date of incurrence of such Incremental Term Loans,
(D)    shall have an Applicable Rate and, subject to clauses (e)(i)(B) and (e)(i)(C) above and clause (e)(iii) below, amortization determined by the Borrower and the applicable Incremental Term Lenders,
(E)    shall have fees determined by the Borrower and the applicable Incremental Term Loan arranger(s),
(F)    may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis (or, if junior in right of security, shall be on a junior basis with respect thereto)) in any voluntary or mandatory prepayments of principal of Term Loans hereunder, as specified in the applicable Incremental Amendment, including, for the avoidance of doubt, on a less than pro rata basis permitting the Borrower to repay any earlier maturing Term Loans prior to the repayment of the applicable Incremental Loans, and
(G)    may not be (x) secured by any assets other than Collateral or (y) guaranteed by any Person other than a Guarantor
(ii)    the Incremental Revolving Credit Commitments and Incremental Revolving Loans:

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(A)    shall rank (I) pari passu in right of payment and (II) pari passu or junior in right of security with the Revolving Credit Loans and the Term Loans (and, if applicable, be subject to a Second Lien Intercreditor Agreement),
(B)    shall provide that the borrowing, prepayments and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the Incremental Revolving Credit Commitments and (3) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (E) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other Revolving Credit Commitments existing on the Incremental Facility Closing Date,
(C)    subject to the provisions of Sections 2.03(l) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a Maturity Date when there exists Incremental Revolving Credit Commitments with a longer Maturity Date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments existing on the Incremental Facility Closing Date (and except as provided in Section 2.03(l) and Section 2.04(g), without giving effect to changes thereto on an earlier Maturity Date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued),
(D)    may provide that the permanent repayment of Revolving Credit Loans with respect to, and termination or reduction of, Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date be made on a pro rata basis or less than pro rata basis (but not greater than pro rata basis) with all other Revolving Credit Commitments existing on the Incremental Facility Closing Date, including, for the avoidance of doubt, on a less than pro rata basis permitting the Borrower to permanently repay and terminate commitments of any earlier maturing Revolving Credit Commitments or Revolving Loans prior to the permanent repayment and termination of the applicable Incremental Revolving Credit Commitments and Incremental Revolving Loans,
(E)    shall provide that assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans existing on the Incremental Facility Closing Date,
(F)    shall provide that any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior

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to the Incremental Facility Closing Date; provided at no time shall there be Revolving Credit Commitments hereunder (including Incremental Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three (3) different Maturity Dates unless otherwise agreed to by the Administrative Agent,
(G)    shall have an Applicable Rate determined by the Borrower and the applicable Incremental Revolving Credit Lenders, subject to clause (e)(iii) below, and
(H)    may not be (x) secured by any asset other than Collateral or (y) guaranteed by any person other than a Guarantor.
(iii)    the All-In Yield applicable to the Incremental Term Loans or Incremental Revolving Loans of each Class shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that the All-In Yield applicable to such Incremental Term Loans or Incremental Revolving Loans shall not be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Term Loans or Revolving Credit Loans, as applicable, plus 50 basis points per annum unless the interest rate (together with, as provided in the proviso below, the Eurocurrency Rate or Base Rate floor) with respect to the Term Loans or Revolving Credit Loans, as applicable, is increased so as to cause the then applicable All-In Yield under this Agreement on the Term Loans or Revolving Credit Loans, as applicable, to equal the All-In Yield then applicable to the Incremental Term Loans or Revolving Credit Loans, as applicable, minus 50 basis points; provided that any increase in All-In Yield to the Term Loans due to the application of a Eurocurrency Rate or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in (or implementation of, as applicable) any Eurocurrency Rate or Base Rate floor applicable to the Term Loans; provided, further, that any Incremental Term Loan or Incremental Revolving Loan incurred pursuant to Section 2.16(d)(iv)(B)(II) shall not be subject to this Section 2.16(e)(iii).
(f)    Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitments shall become Commitments (or in the case of an Incremental Revolving Credit Commitment to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16, including amendments as deemed necessary by the Administrative Agent in its reasonable judgment to effect any lien subordination and associated rights of the applicable Lenders to the extent any Incremental Loans are to rank junior in right of security. The Borrower will use the proceeds of the Incremental Term Loans and Incremental

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Revolving Credit Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments unless it so agrees.
(g)    Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Incremental Revolving Credit Commitments are effected through an increase in the Revolving Credit Commitments pursuant to this Section 2.16, (a) if the increase relates to the Revolving Credit Facility, each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and 2.06(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(h)    This Section 2.16 shall supersede any provisions in Section 2.14 or 10.01 to the contrary.
Section 2.17.    Refinancing Amendments.
(a)    On one or more occasions after the Closing Date, the Borrower may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of any Class of Term Loans and the Revolving Credit Loans (or unused Revolving Credit Commitments) then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Extended Term Loans, Other Term Loans or Incremental Term Loans), in the form of Other Term Loans, Other Term Loan Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.17 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Other Revolving Credit Commitments and (C) repayment of principal made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of Section 2.03(l) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a Maturity Date when there exist Extended Revolving Credit Commitments with a longer Maturity Date, all Swing Line Loans

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and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments (and except as provided in Section 2.03(l) and Section 2.04(g), without giving effect to changes thereto on an earlier Maturity Date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later Maturity Date than such Class and (4) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.
(b)    The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 (which, for the avoidance of doubt, shall not require compliance with Section 7.11 for any incurrence of Other Term Loans) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.
(c)    Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.17(a) shall be in an aggregate principal amount that is (x) not less than $25,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.
(d)    Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.
Section 2.18.    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

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(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

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(iv)    Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Pro Rata Share” of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Non-Defaulting Lender.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans of the applicable Facility and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share of the applicable Facility (without giving effect to Section 2.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III
Taxes, Increased Costs Protection and Illegality
Section 3.01.    Taxes. (a)     For purposes of this Section 3.01, the term “Lender” includes each L/C Issuer and the Swing Line Lender.
(b)    Any and all payments by or on account of any obligation of Borrower (the term Borrower under this Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable Law requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has

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been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law any Other Taxes imposed on the Borrower, and shall timely pay or reimburse any Recipient, as the case may be, for any Other Taxes paid or payable by such Recipient upon written demand (accompanied by a certificate complying with the requirements set forth in clause (d) below) therefor.
(d)    The Borrower shall indemnify each Recipient, within 10 Business Days after written demand (accompanied by a certificate complying with the requirements set forth below) therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail a description of such Indemnified Taxes and the amount of such payment or liability for Indemnified Taxes delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    (i) any Lender that is a U.S. Person and the Administrative Agent (if such Agent is a U.S. Person) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent),

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executed originals of IRS Form W-9 (or any successor form) certifying that such Recipient is exempt from U.S. federal backup withholding Tax;
(ii)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(A)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly executed originals of IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)    duly executed originals of IRS Form W-8ECI (or any successor form);
(C)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) or 871(h) of the Code, (x) a duly executed certificate substantially in the form of Exhibit T-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly executed originals of IRS Form W-8BEN (or any successor form); or
(D)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a duly executed U.S. Tax Compliance Certificate substantially in the form of Exhibit T-2 or Exhibit T-3, IRS Form W-9, and/or successor forms thereof or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a duly executed U.S. Tax Compliance Certificate substantially in the form of Exhibit T-4 on behalf of each such direct and indirect partner;
(iii)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time upon the reasonable

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request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(iv)    if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)    If any Recipient determines, in its reasonable discretion exercised in good faith, that it has received a refund or overpayment credit in respect of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(h)    Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(i) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a).
Section 3.02.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
Section 3.03.    Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the applicable interbank eurodollar market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
Section 3.04.    Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans. (a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the

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Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto and excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from reserve requirements contemplated by Section 3.04(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law after the Closing Date, regardless of the date enacted, adopted or issued.
(b)    If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.
(c)    The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative

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Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation except to the extent set forth in the first sentence of Section 3.06(b).
(e)    If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).
Section 3.05.    Funding Losses.
Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(i) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan; or
(ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;
including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
Section 3.06.    Matters Applicable to All Requests for Compensation. (a) Any Agent or Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

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(b)    With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)    If the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:
(i)    to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and
(ii)    all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.
(d)    If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.
Section 3.07.    Replacement of Lenders under Certain Circumstances. (a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in

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Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on five (5) Business Days’ prior written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date (including, if applicable, the fee pursuant to Section 2.10(b)) and (2) in the case of an L/C Issuer, repay all Obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by the L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable Facility only in the case of clause (i) or, with respect to a Class vote, clause (iii).
(b)    Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption Agreement with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption Agreement, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned (other than in respect of the fee set forth in Section 2.10(b)) shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption Agreement and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, (i) if the Lender to be replaced is a Non-Consenting Lender, the Borrower shall pay to each Non-Consenting Lender, concurrently with the effectiveness of the respective assignment, the fee set forth in Section 2.10(b) to the extent applicable and (ii) if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption Agreement reflecting such replacement within five (5) Business

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Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption Agreement to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption Agreement without any action on the part of the Non-Consenting Lender or Defaulting Lender.
(c)    Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.
(d)    In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Facility, the Required Facility Lenders) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.
Section 3.08.    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV

Conditions Precedent to Credit Extensions
Section 4.01.    Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
(i)    executed counterparts of this Agreement and each Guaranty;
(ii)    a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days in advance of the Closing Date;

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(iii)    each Collateral Document set forth on Schedule 1.01B, duly executed by each Loan Party thereto, together with:
(A)    certificates, if any, representing the Pledged Equity referred to therein (except as otherwise set forth on Schedule 1.01B) accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank;
(B)    evidence that all other actions, recordings and filings (except as otherwise set forth in Schedule 1.01B) that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;
(iv)    such certificates of good standings (including bring down certificates) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;
(v)    opinion from Ropes & Gray LLP, New York counsel to the Loan Parties substantially in the form of Exhibit I;
(vi)    opinions from local counsel reasonably requested by the Administrative Agent with respect to Loan Parties that are organized in jurisdictions other than Delaware;
(vii)    a certificate attesting to the Solvency of the Loan Parties (taken as a whole) on the Closing Date after giving effect to the Transaction, from the chief financial officer of the Borrower;
(viii)    evidence that all insurance (other than title insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee and/or as an additional insured, as applicable, under each insurance policy with respect to such insurance as to which the Administrative Agent shall have reasonably requested to be so named; and
(ix)    copies of recent Uniform Commercial Code Lien and judgment searches in each jurisdiction reasonably requested by the Administrative Agent in respect of the Loan Parties.
(b)    Payment of all fees and expenses of the Administrative Agent and the Arrangers, and in the case of expenses, to the extent invoiced at least three (3) Business

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Days prior to the Closing Date (except as otherwise reasonably agreed to by the Borrower), required to be paid on the Closing Date.

(c)    Prior to, or substantially simultaneously with, the initial Credit Extensions, the Borrower shall have terminated the Existing Credit Agreement (and all related liens and security interests) and taken all other necessary actions such that, after giving effect to the Transaction, (i) Holdings and its Subsidiaries shall have outstanding no Indebtedness (including Disqualified Equity Interests), other than (A) the Loans and L/C Obligations and (B) Indebtedness otherwise permitted under 7.03.

(d)    The Arrangers and the Lenders shall have received (i) the Audited Financial Statements and the audit report for such financial statements and (ii) the Unaudited Financial Statements, which Audited Financial Statements and Unaudited Financial Statements, shall have been prepared in accordance with GAAP; provided that the Borrower shall be deemed to have satisfied this condition precedent if, prior to the Closing Date, it has delivered such financial statements to the Administrative Agent (as defined in the Existing Credit Agreement) in accordance with the terms of the Existing Credit Agreement.

(e)    The Administrative Agent’s receipt, at least five (5) days prior to the Closing Date, of all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested by the Administrative Agent in writing at least ten (10) days prior to the Closing Date.

(f)    Since December 31, 2011, there not having occurred any event, change, condition, occurrence or circumstance which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 4.02.    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrower and each other Loan Party contained in Article V and in any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.
(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

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(c)The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V

Representations and Warranties
The Borrower represents and warrants to the Agents and the Lenders that:
Section 5.01.    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and, except as set forth on Schedule 5.01, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e) above, to the extent that failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 5.02.    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) (x) any Junior Financing Documentation and any other indenture, mortgage, deed of trust or loan agreement evidencing Indebtedness in an aggregate principal amount in excess of the Threshold Amount or (y) any Master Lease or other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i)(y) above, to the extent that such conflict, breach, contravention or payment, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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Section 5.03.    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 5.04.    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to Debtor Relief Laws, general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing.
Section 5.05.    Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein (subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments and the absence of footnotes).
(b)    Since December 31, 2011, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(c)    The forecasts of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for each fiscal year ending on or after December 31, 2012 through the fiscal year ending December 31, 2017, copies of which have been furnished to the Administrative Agent prior to the Closing Date in a form reasonably satisfactory to it, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.
(d)    As of the Closing Date, neither the Borrower nor any Subsidiary has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) such liabilities as are set forth in the financial statements described in clause (a) of this Section 5.05, (ii)

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obligations arising under the Loan Documents or otherwise permitted under Article VII and (iii) liabilities incurred in the ordinary course of business) that, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.
Section 5.06.    Litigation. Except as set forth in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Subsidiaries or against any of their properties or revenues that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.07.    No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.08.    Ownership of Property; Liens. The Borrower and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 5.09.    Environmental Compliance. (a) There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect: (i) none of the properties currently or formerly owned, leased or operated by Holdings, the Borrower or any of the Borrower’s Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by Holdings, the Borrower or any of the Borrower’s Subsidiaries or, to its knowledge, on any property formerly owned or operated by Holdings, the Borrower or any of the Borrower’s Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any of Holdings, the Borrower or any of the Borrower’s Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by Holdings, the Borrower or any of the Borrower’s Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by Holdings, the Borrower or any of the Borrower’s Subsidiaries at any other location.

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(c)    The properties owned, leased or operated by Holdings, the Borrower or any of the Borrower’s Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(d)    None of Holdings, the Borrower or any of the Borrower’s Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(e)    All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by Holdings, the Borrower or any of the Borrower’s Subsidiaries have been disposed of in a manner not reasonably expected to result, either individually or in the aggregate, in a Material Adverse Effect.
(f)    Except as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, none of Holdings, the Borrower or any of the Borrower’s Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.
Section 5.10.    Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings, the Borrower and the Borrower’s Subsidiaries have filed all Federal and other tax returns and reports required to be filed by them, and have paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.
Section 5.11.    ERISA Compliance. (a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in with the applicable provisions of ERISA, the Code and other Federal or state Laws.
(b)    (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred

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which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.12.    Subsidiaries; Equity Interests. As of the Closing Date, (a) Holdings has no Subsidiaries other than the Borrower, its Subsidiaries and the Specified Lease Entities, (b) the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 5.12, (c) all of the outstanding Equity Interests in the Borrower and in material Subsidiaries of the Borrower have been validly issued, are fully paid and nonassessable and (d) all Equity Interests of the Borrower owned by Holdings and all Equity Interests owned by the Borrower and the Subsidiary Guarantors are (in each case) owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.12 (a) sets forth the name and jurisdiction of Holdings, the Borrower and each Subsidiary of the Borrower, (b) sets forth the ownership interest of Holdings, the Borrower and any other Subsidiary of the Borrower in the Borrower and in each Subsidiary of the Borrower (excluding any Restaurant LP set forth on Schedule 1.01I and any Employment Participation Subsidiary), including the percentage of such ownership and (c) identifies each Subsidiary of the Borrower, the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.
Section 5.13.    Margin Regulations; Investment Company Act. (a) The Borrower is not engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for the purpose of purchasing or carrying Margin Stock or any other any purpose that violates Regulation U.
(b)    None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 5.14.    Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

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Section 5.15.    Intellectual Property; Licenses, Etc. The Borrower and each of its Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how, database rights, right of privacy and publicity, and all other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The operation of the respective businesses of the Borrower or any Subsidiary as currently conducted does not infringe upon, misuse, misappropriate or violate any rights held by any Person, except for such infringements, misuses, misappropriations or violations which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights is pending or threatened in writing against the Borrower or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.16. Solvency. On the Closing Date after giving effect to the Transaction, the Loan Parties, on a consolidated basis, are Solvent.
Section 5.17. Subordination of Junior Financing. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation that is (or is required to be) subordinated to the Obligations.
Section 5.18. Labor Matters. Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Holdings, the Borrower or any of the Borrower’s Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each of Holdings, the Borrower or any of the Borrower’s Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from any of Holdings, the Borrower or any of the Borrower’s Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.
Section 5.19.    Perfection, Etc. All filings and other actions necessary or desirable to perfect and protect the Lien in the Collateral created under the Collateral Documents (except for such actions that the Security Agreement specifically excepts the Borrower from performing) have been or will, within the required time periods under the Collateral Documents, be duly made or taken or otherwise provided for and are (or so will be) in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral to the extent required by the Collateral Documents, securing the payment of the Secured Obligations, subject only to Permitted Liens.
Section 5.20.    USA PATRIOT Act, Foreign Corrupt Practices Act and OFAC.
(a) To the extent applicable, each of Holdings, the Borrower and the Borrower’s Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act,

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as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the USA PATRIOT Act and (iii) the United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95213, §§ 101.104), as amended.
(b)    No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(c)    None of Holdings, the Borrower or any of the Borrower’s Subsidiaries nor, to the knowledge of Holdings or the Borrower, any director, officer, agent, employee or controlled Affiliate of Holdings, the Borrower or any of the Borrower’s Subsidiaries is currently the subject of any U.S. sanctions program administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and none of Holdings, the Borrower or any of the Borrower’s Subsidiaries will directly or indirectly knowingly use the proceeds of the Loans or otherwise knowingly make available such proceeds to any Person, for the purpose of financing the activities of any Person currently the subject of any U.S. sanctions program administered by OFAC, except to the extent licensed or otherwise approved by OFAC.
ARTICLE VI

Affirmative Covenants
So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Cash Management Obligations and Obligations under Secured Hedge Agreements) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), the Borrower shall (and in the case of the covenants set forth in Sections 6.04 and 6.05, Holdings shall), and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.16) cause each Restricted Subsidiary to:
Section 6.01.    Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower beginning with the 2012 fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized

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standing, which report and opinion (i) shall be prepared in accordance with Public Company Oversight Board (“PCAOB”) or American Institute of Certified Public Accountants (“AICPA”) auditing standards, as applicable, and (ii) shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of (x) a prospective Event of Default with respect to the Financial Covenant, (y) in the case of the Term Lenders, an actual Event of Default with respect to the Financial Covenant or (z) the impending maturity of the Loans hereunder); provided, that the requirement in clause (ii) with respect to an actual Event of Default in respect of the Financial Covenant may be waived by the Required Facility Lenders under the Revolving Credit Facility.
(b)As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (x) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (y) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)As soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”); and
(d)simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b), the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) the Borrower’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of preceding clauses (A) and (B), (i) to the extent such information relates to Holdings (or a parent thereof), such information is accompanied by unaudited consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to the Borrower and its consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such

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materials are, to the extent applicable, accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion (x) shall be prepared in accordance with PCAOB or AICPA auditing standards, as applicable, and (y) shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of (x) a prospective Event of Default with respect to the Financial Covenant, (y) in the case of the Term Lenders, an actual Event of Default with respect to the Financial Covenant or (z) the impending maturity of the Loans hereunder); provided, that the requirement in clause (y) with respect to an actual Event of Default in respect of the Financial Covenant may be waived by the Required Facility Lenders under the Revolving Credit Facility.
Section 6.02.    Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)    no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent registered public accounting firm certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;
(b)    no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, and, if such Compliance Certificate demonstrates an Event of Default under the Financial Covenant, any of the Equity Investors may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 8.05; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document;
(c)    promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)    promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) from, or material statements or material reports furnished to, (i) any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any (A) CMBS Facilities Documentation, (B) Credit Agreement Refinancing Indebtedness, (C) any Incremental Equivalent Debt, (D) any unsecured Indebtedness, (E) any

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Indebtedness that is secured on a junior basis to the Obligations or (F) any Junior Financing Documentation, in the case of preceding clauses (D), (E) and (F), in a principal amount greater than the Threshold Amount or (ii) any Person under a Master Lease and (in each case) not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;
(e)    together with the delivery of each Compliance Certificate pursuant to Section 6.02(b) solely with respect to financial statements delivered pursuant to Section 6.01(a), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or, if later, the date of the last such report), (ii) a description of each event, condition or circumstance during the last fiscal year covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.06(b) and (iii) an updated list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (or confirming that there has been no change in such information since the Closing Date or the date of the last such update); and
(f)promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party, any Subsidiary or any Specified Lease Entity, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. For purposes of this Section 6.02, paper copies shall include copies delivered by facsimile transmission or electronically (such as “tif”, “pdf” or similar file formats delivered by email).

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Section 6.03.    Notices. Promptly after obtaining knowledge thereof, notify the Administrative Agent:
(a)    of the occurrence of any Default;
(b)    of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against Holdings, the Borrower or any of the Restricted Subsidiaries or the occurrence of any ERISA Event that, in each case, could reasonably be expected to result in a Material Adverse Effect; and
(c)    any event, condition, change, circumstance or matter that, either individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.
Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
Section 6.04.    Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except in each case, to the extent the failure to pay or discharge the same, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 6.05.    Preservation of Existence, Etc. (xx) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i) to the extent that failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.
Section 6.06.    Maintenance of Properties. Except if the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.
Section 6.07.    Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the

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Borrower and the Restricted Subsidiaries or otherwise consistent with past practices) as are customarily carried under similar circumstances by such other Persons.
(b)    All such insurance shall (i) provide that the insurer affording coverage will endeavor to mail 30 days written notice of cancellation of such insurance coverage to the Collateral Agent (in the case of property and liability insurance), (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.
(c)    With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set for the in the Flood Disaster Protection Act of 1973, as amended from time to time.
Section 6.08.    Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.09.    Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or such Subsidiary, as the case may be.
Section 6.10.    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such independent public accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided, further, that during the continuance of an Event of Default, the Administrative Agent (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection,

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examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.
Section 6.11.    Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:
(a)    upon the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party or the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Domestic Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary):
(i)    within thirty (30) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion:
(A)cause each such Restricted Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the Material Real Properties owned by such Restricted Subsidiary, in detail reasonably satisfactory to the Administrative Agent;
(B)cause (x) each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Guarantee Supplements and Mortgages with respect to the Material Real Properties which are identified to the Administrative Agent pursuant to Section 6.11(a)(i)(A), Security Agreement Supplements, a counterpart of the Intercompany Note and other security agreements and documents (including, with respect to such Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement and (y) each direct or indirect parent of each such Restricted Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent such Security Agreement Supplements and other security agreements as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreements in

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effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;
(C)(x) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent and (y) cause each direct or indirect parent of such Restricted Subsidiary that is (or is required to be) a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing the outstanding Equity Interests (to the extent certificated) of such Restricted Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness issued by such Restricted Subsidiary and required to be pledged in accordance with the Collateral Documents, indorsed in blank to the Collateral Agent;
(D)take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, subject to Debtor Relief Laws, general principles of equity (whether considered in a proceeding in equity or at law) and an applied covenant of good faith and fair dealing,
(ii)    within thirty (30) days after the request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request, and
(iii)    as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each parcel of Material Real Property that is owned by such Restricted Subsidiary, any

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existing title reports, surveys or environmental assessment reports.
(b)(i) the Borrower shall obtain the security interests, Guarantees and related items set forth on Schedule 1.01B on or prior to the dates corresponding to such security interests, Guarantees and related items set forth on Schedule 1.01B;
(ii)    after the Closing Date, promptly following (x) the acquisition of any material personal property by any Loan Party or (y) the acquisition of any owned Material Real Property by any Loan Party, such personal property or owned Material Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such assets to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b) with respect to real property; and
(iii) within thirty (30) days after the Closing Date, each Loan Party and each other Subsidiary of Holdings which is an obligee or obligor with respect to any intercompany Indebtedness shall have duly authorized, executed and delivered the Intercompany Note, and the Intercompany Note shall be in full force and effect.

Section 6.12.    Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.
Section 6.13.    Further Assurances and Post-Closing Conditions. (a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents (subject to the limitations set forth therein and in the definition of Collateral and Guarantee Requirement).

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(b)    In the case of any Material Real Property referred to in Section 6.11(a)(i)(A) or 6.11(b)(ii), provide the Administrative Agent with Mortgages with respect to such owned Material Real Property within ninety (90) days of the acquisition thereof (as such date may be extended by the Administrative Agent) together with:
(i)    evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent or the Collateral Agent (as appropriate) for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;
(ii)    fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;
(iii)    opinions of local counsel for the Loan Parties in states in which such real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent;
(iv)    flood certificates covering each Mortgaged Property in form and substance reasonably acceptable to the Collateral Agent, certified to the Collateral Agent in its capacity as such and certifying whether or not each such Mortgaged Property is located in a flood hazard zone by reference to the applicable FEMA map; and
(v)    such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.
Section 6.14.    Designation of Subsidiaries. The board of directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the Financial Covenant (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent

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a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) the Borrower may not be designated as an Unrestricted Subsidiary, (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Indebtedness then outstanding in a principal amount greater than the Threshold Amount, as applicable and (v) the Investment resulting from the designation of such Subsidiary as an Unrestricted Subsidiary as described in the immediately succeeding sentence is permitted by Section 7.02. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the net assets of the respective Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary. It being understood that any Subsidiary designated as an Unrestricted Subsidiary that holds Indebtedness of any Loan Party or a Restricted Subsidiary shall, concurrently with the effectiveness of such designation, make such Indebtedness subordinate to the Obligations of such Loan Party or Restricted Subsidiary under the Loan Documents on terms reasonably satisfactory to the Administrative Agent.
Section 6.15.    Corporate Separateness. (a) Satisfy, and cause each of its Restricted Subsidiaries and Unrestricted Subsidiaries to satisfy, customary corporate and other formalities.
(a)    Ensure that (i) no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of the Borrower or any of the Borrower’s Restricted Subsidiaries, and (ii) any financial statements distributed to any creditors of any Unrestricted Subsidiary shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiary from Holdings, the Borrower and the Borrower’s Restricted Subsidiaries.
Section 6.16.    Maintenance of Rating.
Use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of the Borrower, and (ii) a public rating (but not any specific rating) in respect of the Term Loans from each of S&P and Moody’s.

Section 6.17.    Use of Proceeds. Use the proceeds of any Borrowing on the Closing Date, whether directly or indirectly, in a manner consistent with the uses set forth in the preliminary statements to this Agreement, and after the Closing Date, use the proceeds of any Borrowing for any purpose not otherwise prohibited under this Agreement, including for general corporate purposes and working capital needs.

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ARTICLE VII
Negative Covenants
So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Cash Management Obligations and Obligations under Secured Hedge Agreements) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), the Borrower shall not (and with respect to Sections 7.01, 7.03, 7.04 and 7.14, Holdings shall not), nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly:
Section 7.01.    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)Liens existing on the Closing Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed or refinanced by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;
(c)Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(e)(i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in

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respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary;
(f)deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
(g)easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects or minor irregularities affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary or the use of the property for its intended purpose;
(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens (including reconstruction, refurbishment, renovation and development of real property), (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits related thereto and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(j)leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not interfere in any material respect with the business of the Borrower or any Restricted Subsidiary or secure any Indebtedness;
(k)Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or such goods in the ordinary course of business;
(l)Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking or

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other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;
(m)Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment or other acquisition permitted pursuant to this Agreement to be applied against the purchase price for such Investment or other acquisition, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or other acquisition or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(n)Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of the applicable Restricted Subsidiaries permitted under Section 7.03;
(o)Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);
(p)Liens (x) existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date and the replacement, extension or renewal of any Lien permitted by this clause (p) upon or in the same property previously subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the Indebtedness secured thereby and (y) placed upon the Equity Interests, property or assets of any Restricted Subsidiary or its Restricted Subsidiaries acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 7.03(h)(B) in connection with such Permitted Acquisition; provided that, (i) in the cause of clause (x), such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) in the cause of clause (x), such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) in the cause of clauses (x) and (y), the Indebtedness secured thereby is permitted under Section 7.03(e), (h) or (k);
(q)any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases (other than Capitalized Leases), subleases, licenses or sublicenses entered into by the Borrower

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or any of the Restricted Subsidiaries in the ordinary course of business (including in favor of a Specified Lease Entity, as a lessor, under any Master Lease);
(r)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;
(s)Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
(t)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;
(u)Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(v)    [Reserved];
(w)Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;
(x)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(y)ground leases in respect of real property on which facilities or equipment owned or leased by the Borrower or any of the Restricted Subsidiaries are located;
(z)Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(aa)other Liens securing Indebtedness and other obligations of the Borrower and its Restricted Subsidiaries in an aggregate outstanding principal amount not to exceed the greater of (i) $75,000,000 and (ii) 3.0% of Total Assets;
(bb)    [Reserved];
(cc)    Liens on the Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt and any Permitted Refinancing of any of the foregoing; provided that (x) any such Liens securing any Refinanced Debt in respect of Permitted Pari Passu Secured Refinancing Debt are

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subject to a First Lien Intercreditor Agreement and (y) any such Liens securing any Refinanced Debt in respect of Permitted Junior Secured Refinancing Debt are subject to a Second Lien Intercreditor Agreement; and
(dd)    Liens securing obligations in respect of Indebtedness permitted under Section 7.03(u);
Section 7.02.    Investments. Make or hold any Investments, except:
(a)    Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;
(b)loans or advances to (A) officers, directors, consultants and employees of the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (provided that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $5,000,000 (determined without regard to any write-downs or writeoffs), and (B) restaurant employees of Employment Participation Subsidiaries to fund such employees purchase of Equity Interests of an Employment Participation Subsidiary in the ordinary course of business;
(c)Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party (excluding Holdings), (ii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party, (iii) by the Borrower or any Subsidiary Guarantor (A) in any Non-Loan Party, provided that the aggregate amount of such Investments pursuant to this Section 7.02(c)(iii)(A) (together with, but without duplication, the aggregate consideration paid by the Borrower or any Subsidiary Guarantor in respect of Permitted Acquisitions of Persons that do not become Loan Parties (or acquisition of assets not owned by the Borrower, a Subsidiary Guarantor or a Person that will become a Subsidiary Guarantor) pursuant to Section 7.02(i)(B)) shall not exceed the greater of (1) $75,000,000 and (2) 3.0% of Total Assets plus an amount equal to the aggregate Returns in respect of such Investments, and (B) in any Foreign Subsidiary consisting of a contribution of Equity Interests of any other Foreign Subsidiary held directly by the Borrower or such Restricted Subsidiary and if the Foreign Subsidiary to which such contribution is made is not a wholly-owned Foreign Subsidiary, such contribution shall be in exchange for Indebtedness, Equity Interests (including increases in capital accounts) or a combination thereof of the Foreign Subsidiary to which such contribution is made, provided that the Equity Interests of a wholly owned Foreign Subsidiary only may be contributed to another wholly owned Foreign Subsidiary under this sub-clause (B), and (C) constituting Guarantees of Indebtedness or other monetary obligations of Non-Loan Parties owing to any Loan Party (other than Holdings);
(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from

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financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(e)Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05, 7.06 and 7.13, respectively;
(f)Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, exchange in kind, renewal or extension thereof; provided that (x) the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02 and (y) any Investment in the form of Indebtedness of any Loan Party owed to any Restricted Subsidiary that is not a Loan Party shall be subject to the subordination terms set forth in the Intercompany Note;
(g)Investments in Swap Contracts permitted under Section 7.03;
(h)(i) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05 and (ii) Investments received solely from (x) equity contributions to the Borrower and (y) distributions to the Borrower and the Restricted Subsidiaries from Persons that are not Restricted Subsidiaries; provided that, with respect to each Investment described in this clause (h)(ii):
(A)     any Subsidiary acquired as a result of such Investment and the Subsidiaries of such acquired Subsidiary shall, to the extent required under the Collateral and Guarantee Requirement and Section 6.11, become a Guarantor and comply with the requirements of Section 6.11, within the times specified therein;
(B)     after giving effect to such Investment, the Borrower and the Restricted Subsidiaries shall be in compliance with Section 7.07; and
(C)     immediately before and immediately after giving Pro Forma Effect to any such Investment, no Default shall have occurred and be continuing and (2) immediately after giving effect to such Investment, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the Financial Covenant, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Investment had been consummated as of the first day of the fiscal period covered thereby;
(i)    the purchase or other acquisition of all or substantially all of the assets of a Person or any Equity Interests in a Person that is or becomes a Restricted Subsidiary (including as a result of a merger or consolidation) or division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business of business previously acquired in a Permitted Acquisition), in a single transaction or a

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series of related transactions (each, a “Permitted Acquisition”), if immediately after giving effect thereto:
(A)    any such newly created or acquired Subsidiary and the Subsidiaries of such created or acquired Subsidiary shall, to the extent required under the Collateral and Guarantee Requirement and Section 6.11, become a Guarantor and comply with the requirements of Section 6.11, within the times specified therein;
(B)    the aggregate amount of consideration paid by the Borrower or any Subsidiary Guarantor in respect of acquisitions of Persons that do not become Loan Parties (or acquisition of assets not owned by the Borrower, a Subsidiary Guarantor or a Person that will become a Subsidiary Guarantor) pursuant to this Section 7.02(i)(B) (together with, but without duplication, the aggregate amount of all Investments in Non-Loan Parties pursuant to Section 7.02(c)(iii)(A)) shall not exceed the greater of (1) $75,000,000 and (2) 3.0% of Total Assets plus an amount equal to the aggregate Returns in respect of such Investments;
(C)    after giving effect to such purchase or acquisition, the Borrower and the Restricted Subsidiaries shall be in compliance with Section 7.07; and
(D)    (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition (and any concurrent Disposition), the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the Financial Covenant, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a)or (b) as though such purchase or other acquisition (and any concurrent Disposition) had been consummated as of the first day of the fiscal period covered thereby; and
(j)[Reserved];
(k)Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;
(l)Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(m)loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Section 7.06(h), (i), (j) or (k);

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(n)so long as no Default has occurred and is continuing or would result therefrom, other Investments that do not exceed the greater of (i) $150,000,000 and (ii) 6.0% of Total Assets plus an amount equal to the aggregate Returns in respect of such Investments;
(o)so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing, other Investments in an amount not to exceed the Cumulative Growth Amount immediately prior to the time of the making of such Investment;
(p)advances of payroll payments to employees in the ordinary course of business;
(q)Investments to the extent that payment for such Investments is made solely with capital stock of Holdings (or any direct or indirect parent of Holdings);
(r)Investments of a Restricted Subsidiary acquired after the Closing Date or of a corporation merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(s)Guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations of the Borrower or any Restricted Subsidiary otherwise permitted hereunder that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(t)Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons so long as such licensing arrangements do not limit in any material respect the Collateral Agent’s security interest (if any) in the intellectual property so licensed;
(u)Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary otherwise permitted under this Section 7.02; and
(v)so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Investments with the proceeds of Excluded Contributions.
provided that no Investment in an Unrestricted Subsidiary that would otherwise be permitted under this Section 7.02 shall be permitted hereunder to the extent that any portion of such Investment is used to make any prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings that would otherwise not be permitted under Section 7.13 (and any such prepayment, redemption, purchase, defeasance and other payment shall be treated as having been made pursuant to Section 7.13).

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Any Investment that exceeds the limits of any particular clause set forth above may be allocated amongst more than one of such clauses to permit the incurrence or maintenance of such Investment to the extent such excess is permitted as an Investment under such other clauses (including, without limitation, permitting the aggregate consideration limitation in clause (i)(B) above to be exceeded to the extent such excess is treated as, and permitted by, an Investment under any other available clause).
Section 7.03.    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness of Holdings, the Borrower and any of its Subsidiaries under the Loan Documents;
(b)Indebtedness (i) outstanding on the Closing Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the Closing Date;
(c)Guarantees by Holdings, the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Subsidiary Guaranty, (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (C) any Guarantee of any Incremental Equivalent Debt, any Credit Agreement Refinancing Indebtedness or any Permitted Ratio Debt (or any Permitted Refinancing in respect thereof) shall only be permitted if it meets the requirements of the respective definitions (and component definitions) thereof and clause (u), (v) or (z) of this Section 7.03, as applicable;
(d)Indebtedness of Holdings, the Borrower or any Restricted Subsidiary owing to Holdings, the Borrower or any other Restricted Subsidiary, to the extent constituting an Investment expressly permitted by Section 7.02(c), (m) or (s) or, in the case of Indebtedness of the Borrower or any Restricted Subsidiary owing to Holdings, the Borrower or any other Restricted Subsidiary, Section 7.02(n); provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in the Intercompany Note;
(e)(i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) of the Borrower and the Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (including reconstruction, refurbishment, renovation and development of real property); provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness of the Borrower and the Restricted Subsidiaries arising out of sale-leaseback transactions permitted by Section 7.05(f) and

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(iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii);
(f)Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates risks or commodities pricing incurred in the ordinary course of business and not for speculative purposes;
(g)[Reserved].
(h)Indebtedness of the Borrower or any Restricted Subsidiary (A) assumed in connection with any Permitted Acquisition (provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition) or (B) incurred to finance a Permitted Acquisition and, in the case of either (A) or (B), any Permitted Refinancing thereof; provided, (x) no Default shall exist or result therefrom (y) if such Indebtedness is (1) secured on a pari passu basis with or senior to (in the case of clause (A)) the Obligations, the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with a Consolidated First Lien Net Leverage Ratio of no greater than 3.00 to 1.00, (2) secured on a junior basis to the Obligations, the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with a Consolidated Senior Secured Net Leverage Ratio of no greater than 4.00 to 1.00 and (3) unsecured, the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the Financial Covenant; provided, further, in the case of clause (B) above, such Indebtedness (i) will not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of the issuance of such Indebtedness, (ii) will not have mandatory prepayment or mandatory amortization prepayments (other than asset sale and change of control mandatory offers to repurchase customary for high-yield debt securities) prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of the issuance of such Indebtedness (other than, in the case of clause (1) and (2) of this proviso, for annual nominal amortization payments not to exceed 1% of the original aggregate principal amount of such Indebtedness), (iii) in the case of clause (1) and (2) of this proviso, shall be subject to a First Lien Intercreditor Agreement or a Second Lien Intercreditor Agreement, as applicable, (iv) if incurred by a Non-Loan Party, shall not exceed in aggregate principal amount for all Indebtedness of Non-Loan Parties incurred pursuant to this clause (h) the greater of (i) $50,000,000 and (ii) 2.0% of Total Assets at any time outstanding, (v) in the case of clause (A) above, such Indebtedness is secured only by Liens permitted pursuant to Section 7.01(p)(x), and (vi) in the case of clause (B) above, the terms and conditions of such Indebtedness are not materially more restrictive (taken as a whole) in respect to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement;
(i)Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;
(j)Indebtedness consisting of promissory notes (A) issued by any Loan Party to current or former officers, directors, consultants and employees, their respective estates, heirs, permitted transferees, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings permitted by Section 7.06; provided that (i) such Indebtedness shall be subordinated in right of payment to the Obligations on terms

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reasonably satisfactory to the Administrative Agent and (ii) the aggregate amount of all cash payments (whether principal or interest) made by the Loan Parties in respect of such notes in any calendar year, when combined with the aggregate amount of Restricted Payments made pursuant to Section 7.06(g) in such calendar year, shall not exceed $40,000,000, provided that any unused amounts in any calendar year may be carried over to succeeding calendar years, so long as the aggregate amount of all cash payments made in respect of such notes in any calendar year (after giving effect to such carry forward), when aggregated with the aggregate amount of Restricted Payments made pursuant to Section 7.06(g) in such calendar year (after giving effect to such carry forward), shall not exceed $50,000,000; provided, further, that such amount in any calendar year may be increased by an amount not to exceed the remainder of (x) the sum of (1) the amount of Net Cash Proceeds of issuances of Equity Interests (other than issuances of Equity Interests made pursuant to Section 8.05) to the extent that such Net Cash Proceeds shall have been actually received by the Borrower through a capital contribution of such Net Cash Proceeds by Holdings (and to the extent not used to make an Investment pursuant to Section 7.02(o) or (v), prepay Junior Financings pursuant to Section 7.13(a)(v), or make a Restricted Payment pursuant to Section 7.06(g) or (j)), in each case to employees, directors, officers, members of management or consultants of the Borrower (or any direct or indirect parent of the Borrower) or of its Subsidiaries that occurs after the Closing Date plus (2) the net cash proceeds of key man life insurance policies received by Holdings, the Borrower or any of its Restricted Subsidiaries after the Closing Date less (y) the aggregate amount of all cash payments made in respect of any promissory notes pursuant to this Section 7.03(j) after the Closing Date with the net cash proceeds described in preceding clause (x) (2) less (z) the aggregate amount of all Restricted Payments made after the Closing Date in reliance on the last proviso appearing in Section 7.06(g), and (B) issued by Employment Participation Subsidiaries to current or former restaurant employees, and development partners of Employment Participation Subsidiaries as consideration in respect of repurchases, redemptions or acquisitions of Equity Interests in Employment Participation Subsidiaries permitted under Section 7.06(n) in the ordinary course of business and consistent with past practice;
(k)Indebtedness incurred by the Borrower or the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in any such case solely constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;
(l)Indebtedness consisting of obligations of Holdings, the Borrower or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;
(m)Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

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(n)Indebtedness of the Borrower and the Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of (i) $150,000,000 and (y) 6.0% of Total Assets at any time outstanding;
(o)Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(p)Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;
(q)obligations in respect of performance, bid, stay, custom, appeal and surety bonds and other obligations of a like nature and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practices;
(r)    unsecured Indebtedness of Holdings (“Permitted Holdings Debt”) (i) that is not subject to any Guarantee by the Borrower or any Restricted Subsidiary, (ii) that will not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of the issuance of such Indebtedness, (iii) that will not have mandatory prepayment or mandatory amortization prepayments (other than asset sale and change of control mandatory offers to repurchase customary for high-yield debt securities) prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of the issuance of such Indebtedness, (iv) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (A) the date that is four (4) years from the date of the issuance or incurrence thereof and (B) the date that is ninety-one (91) days after the Latest Maturity Date, (v) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, not materially more restrictive than those set forth in this Agreement, taken as a whole, at the time of the issuance of such Indebtedness (other than provisions customary for senior discount notes of a holding company and other than provisions applicable only to periods after the Latest Maturity Date at the time of the issuance of such Indebtedness) and (vi) that is subordinated to the Obligations on subordination terms no less favorable to the Lenders than the subordination terms set forth in the Senior Subordinated Notes Precedent or otherwise reasonably acceptable to the Administrative Agent; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of

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such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); provided, further that any such Indebtedness shall constitute Permitted Holdings Debt only if (1) both before and after giving effect to the issuance or incurrence thereof, no Default shall have occurred and be continuing and (2) the Borrower and the Restricted Subsidiaries will be in Pro Forma Compliance with the Financial Covenant (determined as if such Permitted Holdings Debt was directly incurred by the Borrower), it being understood that any capitalized or paid in kind or accreted principal on such Indebtedness is not subject to this proviso;
(s)     Indebtedness of the Borrower and the Restricted Subsidiaries supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;
(t)    [Reserved];
(u)    (A) Indebtedness of the Borrower in respect of one or more series of senior secured first lien notes or junior lien term notes, in each case issued in a public offering, Rule 144A or other private placement or bridge financing in lieu of the foregoing that otherwise converts into permanent Incremental Equivalent Debt (as defined below), that are issued or made in lieu of Incremental Term Commitments pursuant to an indenture or a note purchase agreement or otherwise (the “Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of all Incremental Equivalent Debt issued pursuant to this Section 7.03(u) shall not, together with any Incremental Revolving Credit Commitments and/or Incremental Term Commitments, exceed the Available Incremental Amount, (ii) no Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, (iii) as of the date of determination, such Incremental Equivalent Debt shall not mature earlier than the Maturity Date with respect to the Term Loans (prior to giving effect to any extensions thereof occurring after the Maturity Date), (iv) the documentation with respect to such Incremental Equivalent Debt contains no mandatory prepayment, repurchase or redemption provisions prior to the Latest Maturity Date then in effect except with respect to change of control, asset sale and casualty event mandatory offers to purchase and customary acceleration rights after an event of default that are customary for financings of such type, (v) such Incremental Equivalent Debt may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis (other than pursuant to asset sale and change of control provisions customary for high-yield debt securities) (or, if junior in right of payment or security, shall be on a junior basis with respect thereto)) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment, (vi) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (vii) if such Incremental Equivalent Debt is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary other than any

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asset constituting Collateral, (viii) if such Incremental Equivalent Debt is secured, the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (ix) if such Incremental Equivalent Debt is (a) secured on a pari passu basis with the Obligations, then such Incremental Equivalent Debt shall be subject to a First Lien Intercreditor Agreement or (b) secured on a junior basis to the Obligations, then such Incremental Equivalent Debt shall be subject to a Second Lien Intercreditor Agreement, and (x) the documentation with respect to any Incremental Equivalent Debt shall contain terms and conditions not materially more restrictive (taken as a whole) in respect of the Borrower and the Restricted Subsidiaries than those set forth in this Agreement;
(v)    Credit Agreement Refinancing Indebtedness;
(w)    unsecured Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount not to exceed the amount Net Cash Proceeds of issuances of, or contributions in respect of, Equity Interests of Holdings (other than proceeds which have been designated as a Cure Amount and proceeds of issuances of Disqualified Equity Interests) after the Closing Date to the extent that such Net Cash Proceeds shall have been actually received by the Borrower (through a capital contribution of such Net Cash Proceeds by Holdings to the Borrower) on or prior to such date of determination and to the extent not used to make payments under Section 7.03(j), make Investments pursuant to Section 7.02(v), make Restricted Payments pursuant to Section 7.06(g) or (m), or count towards the Cumulative Growth Amount; provided, (i) such Indebtedness will not mature prior to the date that is ninety-one (91) days after the then Latest Maturity Date at the time of the issuance of such Indebtedness, (ii) such Indebtedness will not have mandatory prepayment or mandatory amortization, redemption, sinking fund or similar prepayments prior to the date that is ninety-one (91) days after the then Latest Maturity Date at the time of the issuance of such Indebtedness, (iii) no Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence and (iv) the terms and conditions of such Indebtedness shall be not materially more restrictive (taken as a whole) in respect of the Borrower and the Restricted Subsidiaries than those set forth in this Agreement;
(x)    Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;
(y)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (x) above; and
(z)    so long as no Default exists or would result therefrom, Permitted Ratio Debt and Permitted Refinancings thereof;
For purposes of determining compliance with Section 7.03, in the event that an item of Indebtedness (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria

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of more than one of the categories of permitted Indebtedness described in Section 7.03(a) through (z) above, the Borrower, in its sole discretion, will classify and may subsequently reclassify such item of Indebtedness (or any portion thereof) in any one or more of the types of Indebtedness described in Section 7.03(a) through (z) and will only be required to include the amount and type of such Indebtedness in such of the above clauses as determined by the Borrower at such time. The Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 7.03(a) through (z). Notwithstanding the foregoing, Indebtedness incurred (a) under the Loan Documents, any Incremental Commitments and any Incremental Loans shall only be classified as incurred under Section 7.03(a), (b) as Credit Agreement Refinancing Indebtedness shall only be classified as incurred under Section 7.03(v) and (c) as Incremental Equivalent Debt shall only be classified as incurred under Section 7.03(u).
For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.
The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, and the payment of interest or dividends in the form of additional Indebtedness as the case may be, of the same class, accretion or amortization of original issue discount and increases in the amount of Indebtedness solely as a result of fluctuations in the exchange rate of currencies, will, in each case, not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.
Section 7.04.    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

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(a)    any Restricted Subsidiary may merge with (i) the Borrower (including a merger, the sole purpose of which is to reorganize the Borrower into a new jurisdiction); provided, that (x) the Borrower shall be the continuing or surviving Person and (y) such merger does not result in the Borrower ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia, or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;
(b)(i) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve or change its legal form (subject, (x) in the case of any change of legal form, to any such Restricted Subsidiary that is a Guarantor remaining a Guarantor and (y) in the case of a liquidation or distribution of a Loan Party, the assets of such Loan Party are transferred to a Loan Party and the security interests of the Collateral Agent in the assets so transferred remain perfected at least to the same extent that such security interests were perfected immediately prior thereto) if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Subsidiaries and such change is not materially disadvantageous to the Lenders;
(c)any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor or the Borrower, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;
(d)so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee shall apply to the Successor Company’s obligations under this Agreement, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under this Agreement, (F)

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immediately after giving effect to such merger or consolidation, the Successor Company and the Restricted Subsidiaries shall be in Pro Forma Compliance with the Financial Covenant, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such merger or consolidation had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the chief financial officer of the Successor Company demonstrating such compliance calculation in reasonable detail, and (G) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement;
(e)so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11;
(f)[Reserved]; and
(g)so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.
Section 7.05.    Dispositions. Make any Disposition, except:
(a)    (x) Dispositions of obsolete or worn out property and assets, whether now owned or hereafter acquired, in the ordinary course of business, (y) Dispositions of property or assets no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries and (z) Dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;
(b)Dispositions of inventory and assets of de minimus value, in any case in the ordinary course of business;
(c)Dispositions of property in the ordinary course of business to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(d)Dispositions of property to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is the Borrower or a Guarantor, (i) the transferee thereof must either be a Guarantor or the Borrower or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

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(e)Dispositions permitted by Sections 7.04 and 7.06, Investments permitted by Section 7.02, Liens permitted by Section 7.01 and Dispositions of Equity Interests in Employment Participation Subsidiaries to restaurant employees of, and development partners with, the Borrower and its Subsidiaries;
(f)Dispositions of property (other than IP Collateral) for cash pursuant to sale-leaseback transactions; provided that (i) with respect to such property owned by the Borrower and the Restricted Subsidiaries on the Closing Date, the Fair Market Value of all property so Disposed of after the Closing Date shall not exceed $35,000,000, and (ii) with respect to such property acquired by the Borrower or any Restricted Subsidiary after the Closing Date, the applicable sale-leaseback transaction occurs within two hundred and seventy (270) days after the acquisition or construction (as applicable) of such property or any material repair, replacement or improvement thereof (including reconstruction, refurbishment, renovation and development of real property);
(g)Dispositions of Cash Equivalents;
(h)Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof and not as part of a financing transaction;
(i)(1) leases, subleases, licenses or sublicenses, in each case which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole; and (2) Dispositions of intellectual property that do not materially interfere with the business of the Borrower or any of its Restricted Subsidiaries;
(j)transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;
(k)Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the Financial Covenant, (ii) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default has occurred and is continuing), no Default shall have occurred and is continuing or would result from such Disposition, and (iii) with respect to any Disposition (or series of related Dispositions) pursuant to this clause (k) for a purchase price in excess of $5,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(l) and clauses (i) and (ii) of Section 7.01(t)); provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the payment in cash of the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities

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received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of (1) $35,000,000 and (2) 1.5% of Total Assets, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;
(l)    [Reserved];
(m)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(n)    [Reserved];
(o)    Dispositions of Equity of Unrestricted Subsidiaries;
(p)    to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of the Restricted Subsidiaries that is not in contravention of Section 7.07;
(q)    the unwinding of any Swap Contract; and
(r)    any swap of assets (other than Cash Equivalents) in exchange for assets of the same type in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and the Restricted Subsidiaries taken as a whole, as determined in good faith by the management of the Borrower.
provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(a)(y), (a)(z), (d), (e), (j) and (q) and except for Dispositions from a Loan Party to another Loan Party), shall be for no less than the Fair Market Value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrower or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.
Section 7.06.    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
(a)    each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted

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Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
(b)    the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;
(c)    (i) so long as no Default shall have occurred and be continuing or would result therefrom, from and after the date the Borrower delivers an irrevocable written notice to the Administrative Agent stating that the Borrower will make Restricted Payments to Holdings that are used by Holdings solely to fund cash interest payments required to be made by Holdings with respect to Indebtedness permitted to be incurred by Holdings pursuant to Section 7.03(r) (the “Holdings Restricted Payments Election”), the Borrower may make such Restricted Payments to Holdings in each case so long as immediately after giving effect to such Restricted Payment, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with an Interest Coverage Ratio of at least 2.00:1.00 for the Test Period then most recently ended for which financial information has been delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) and evidenced by a certificate from the chief financial officer of the Borrower demonstrating such compliance calculation in reasonable detail;
(d)    [Reserved];
(e)    to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.08 (other than Sections 7.08(d) and (e));
(f)    repurchases of Equity Interests in the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(g)    the Borrower may (i) pay (or make Restricted Payments to allow Holdings or any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or any direct or indirect parent thereof) by any future, present or former employee, consultant or director of the Borrower (or Holdings or any direct or indirect parent of Holdings) or any of its Subsidiaries or (ii) make Restricted Payments in the form of distributions to allow any direct or indirect parent of Holdings to pay principal or interest on promissory notes that were issued to any future, present or former employee, consultant or director of the Borrower (or Holdings or any direct or indirect parent of Holdings) or any of its Subsidiaries in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests held by such Persons, in each case, pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, consultant or director of the Borrower (or Holdings or any direct or indirect parent of Holdings) or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant

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to this clause (g) in any calendar year, when combined with the aggregate amount of all cash payments (whether principal or interest) made by the Loan Parties in respect of any promissory notes pursuant to Section 7.03(j) in such calendar year, shall not exceed $40,000,000, provided that any unused amounts in any calendar year may be carried over to succeeding calendar years, so long as the aggregate amount of all Restricted Payments made pursuant to this Section 7.06(g) in any calendar year (after giving effect to such carry forward), when aggregated with the aggregate amount of all cash payments made in respect of promissory notes pursuant to Section 7.03(j) in such calendar year (after giving effect to such carry forward), shall not exceed $50,000,000; provided that any cancellation of Indebtedness owing to the Borrower in connection with and as consideration for a repurchase of Equity Interests of Holdings (or any of its direct or indirect parents) shall not be deemed to constitute a Restricted Payment for purposes of this clause (g); provided, further, that such amount in any calendar year may be increased by an amount not to exceed the remainder of (x) the sum of (1) the amount of Net Cash Proceeds of issuances of Equity Interests (other than issuances of Equity Interests made pursuant to Section 8.05 and proceeds from the issuance of Disqualified Equity Interests) to the extent that such Net Cash Proceeds shall have been actually received by the Borrower through a capital contribution of such Net Cash Proceeds by Holdings (and to the extent not used to make an Investment pursuant to Section 7.02(o) or (v), a payment pursuant to Section 7.03(j), a prepayment of Junior Financings pursuant to Section 7.13(a)(v) or a Restricted Payment pursuant to Section 7.06(g), (j) or (m)), in each case to employees, directors, officers, members of management or consultants of Holdings (or any direct or indirect parent of Holdings) or of its Subsidiaries that occurs after the Closing Date plus (2) the net cash proceeds of key man life insurance policies received by Holdings, the Borrower or any of its Restricted Subsidiaries after the Closing Date less (y) the aggregate amount of all Restricted Payments made after the Closing Date with the net cash proceeds described in preceding clause (x) (2) less (z) the aggregate amount of all cash payments made in respect of any promissory notes pursuant to Section 7.03(j) after the Closing Date in reliance on the last proviso appearing in Section 7.03(j);
(h)    the Borrower and the Restricted Subsidiaries may make Restricted Payments to Holdings or to any direct or indirect parent company of Holdings:
(i)    the proceeds of which will be used to pay the amount any such Person would be required to pay in respect of Income Taxes attributable to the income of such Person and its subsidiaries, including the Borrower and its Restricted Subsidiaries and Other Parent Subsidiaries; provided, however, that in each case the amount of such payments in any tax year are reduced by Income Taxes required to be paid by such Person arising from businesses that are unrelated to the businesses conducted by the Other Parent Subsidiaries on the Closing Date (except Income Taxes attributable to the income of Unrestricted Subsidiaries shall not reduce such payments to the extent such payments would otherwise be reduced by such Income Taxes and amounts are received from Unrestricted Subsidiaries to pay such Income Taxes);
(ii)    the proceeds of which shall be used by such Person to pay (A) its operating expenses incurred in the ordinary course of business, (B) other

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corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) which are reasonable and customary and incurred in the ordinary course of business and (C) any reasonable and customary indemnification claims made by directors or officers of any such Person attributable to the ownership or operations of the Borrower and its Subsidiaries;
(iii)    the proceeds of which shall be used by such Person to pay (A) franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence or (B) costs and expenses incurred by it or any of its direct or indirect parents in connection with such entity being a public company, including costs and expenses relating to ongoing compliance with federal and state securities laws and regulations, SEC rules and regulations and the Sarbanes-Oxley Act of 2002;
(iv)    [Reserved];
(v)    to finance any Investment permitted to be made pursuant to Section 7.02 (other than clause (e) thereof); provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such Person shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interest) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11; and
(vi)    the proceeds of which shall be used by such Person to pay fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;
(i)so long as (i) no Default shall have occurred and be continuing or would result therefrom and (ii) immediately after giving effect to such Restricted Payment, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the Financial Covenant, the Borrower may make additional Restricted Payments in an aggregate amount, together with the aggregate amount of (1) loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this Section 7.06(i) and (2) the aggregate amount of payments made pursuant to Section 7.13(a)(iv), not to exceed the greater of (A) $160,000,000 and (B) 6.2% of Total Assets;
(j)so long as (i) no Default shall have occurred and be continuing or would result therefrom and (ii) immediately after giving effect to such Restricted Payment, but only to the extent utilizing the amounts under clause (A) of the defined term “Cumulative Growth Amount”, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the Financial Covenant, the Borrower may make additional Restricted Payments to any direct or indirect parent company in an amount not to exceed the

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Cumulative Growth Amount immediately prior to the making of such Restricted Payment;
(k)cash payments in lieu of the issuance of fractional shares or interests in connection with the exercise of warrants, options or other rights or securities convertible into or exchangeable for Equity Interests of any direct or indirect parent of the Borrower; provided, that any such cash payment shall not be for the purpose of evading the limitation of this covenant (as determined in good faith by the board of directors of the Borrower);
(l)[Reserved];
(m)so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments with the proceeds of Excluded Contributions; and
(n)repurchases, redemptions and other acquisitions of Equity Interests in Employment Participation Subsidiaries held by current or former restaurant employees of, and development partners with, the Borrower or any of its Restricted Subsidiaries.
Section 7.07.    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.
Section 7.08.    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction in each case to the extent that such transactions are not otherwise prohibited by this Agreement, (b) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) consummation of the Transaction, including the payment of fees and expenses related to the Transaction, (d) Restricted Payments permitted under Section 7.06, (e) loans and other transactions by the Borrower and the Restricted Subsidiaries to the extent permitted under this Article VII, (f) employment, consulting and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee or director benefit plans and arrangements, (g) payments by the Borrower and the Restricted Subsidiaries pursuant to the tax sharing agreements among Holdings (and any such parent thereof), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operations of the Borrower and the Restricted Subsidiaries, (h) the payment of customary fees and reasonable out of pocket costs and expenses to, and indemnities provided on behalf of, directors, officers, consultants and employees of Holdings, the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, (i) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on

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Schedule 7.08 or any amendment thereto or replacement thereof to the extent such an amendment or replacement is not adverse to the Lenders in any material respect, (j) customary payments by Holdings, the Borrower and any Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or securities offerings), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Borrower, in good faith (it being agreed that fees of up to 1.0% of the gross amount of any applicable transaction shall in any event be permitted), (k) transactions with suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to Holdings, the Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party and (l) transactions in which Holdings, the Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 7.08(b).
Section 7.09.    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Guarantor to make Restricted Payments, intercompany loans or other advances to the Borrower or any Guarantor or (b) the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 and (y) to the extent Contractual Obligations permitted by preceding clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation in any material respect, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 7.03, (iv) are customary restrictions that arise in connection with (x) any Lien permitted by Sections 7.01(j), (l), (m), (s), (t)(i), (t)(ii), (u) and (cc) and relate to the property subject to such Lien or (y) any Disposition permitted by Section 7.05 applicable pending such Disposition solely to the assets subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing), (vii) are

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customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to property interests, rights or the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (h)(A), or (x) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(h)(A) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) arise in connection with cash or other deposits permitted under Section 7.01 or 7.02, and limited to such cash or deposits; and (xiii) comprise restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligations or ability to make any payments required hereunder.
Section 7.10.    [Reserved].
Section 7.11.    Financial Covenant. Permit the Total Net Leverage Ratio as of the last day of any Test Period to be greater than the ratio set forth below in respect of the last day of such Test Period set forth below (the “Financial Covenant”).

Fiscal Year	March 31	June 30	September 30	December 31

2012	N/A	N/A	N/A	6.00:1.00
2013	6.00:1.00	6.00:1.00	6.00:1.00	6.00:1.00
2014	5.75:1.00	5.75:1.00	5.75:1.00	5.75:1.00
2015	5.50:1.00	5.50:1.00	5.50:1.00	5.50:1.00
2016	5.25:1.00	5.25:1.00	5.25:1.00	5.25:1.00
2017	5.00:1.00	5.00:1.00	5.00:1.00	5.00:1.00
Thereafter	5.00:1.00	5.00:1.00	5.00:1.00	5.00:1.00

The provisions of this Section 7.11 are for the benefit of the Revolving Credit Lenders only and the Required Facility Lenders may amend, waive or otherwise modify this Section 7.11 or the defined terms used solely for purposes of this Section 7.11 or waive any Default resulting from a breach of this Section 7.11 without the consent of any Lenders other than the Required Facility Lenders in accordance with the provisions of Section 10.01(j).
Section 7.12.    Accounting Changes. Make any change in fiscal quarter or fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative

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Agent, change its fiscal quarter or fiscal year to any other fiscal quarter or fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal quarter or fiscal year.
Section 7.13.    Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal (to the extent permitted hereunder) and interest shall be permitted) any Indebtedness for borrowed money of a Loan Party that is expressly by its terms subordinated to the Obligations in right of payment, (all of the foregoing items of Indebtedness, collectively, “Junior Financing”) except (i) the refinancing thereof with any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), to the extent not required to prepay any Loans or Facility pursuant to Section 2.06(b), (ii) the conversion or exchange of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent permitted by the subordination provisions contained in the Intercompany Note, (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 7.06(i) and (2) loans and advances to Holdings made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by Section 7.06(i), not to exceed the greater of (i) $160,000,000 and (ii) 6.2% of Total Assets and (v) prepayments, redemptions, purchases, defeasances and other payments in respect of the Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the Cumulative Growth Amount immediately prior to the making of such payment.
(b)    Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition (including any subordination provisions) of any Junior Financing Documentation in respect of any Junior Financing having an aggregate outstanding principal amount in excess of the Threshold Amount without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).
(c)    Amend, modify or waive any of its rights under (a) any Master Lease or (b) the nature of the obligations under any guaranty of recourse obligations or any environmental indemnity agreement executed and delivered in connection with the CMBS Facilities, in each case to the extent that such amendment, modification or waiver, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 7.14.    Holding Company. With respect to Holdings, conduct, transact or otherwise engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of Borrower and the Specified Lease Entities, including payment of dividends and other amounts in respect of its Equity Interests, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents and Permitted Holdings Debt (if any), (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, incurrence of debt, payment of

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dividends, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower to the extent not prohibited under this Agreement (it being understood for the avoidance of doubt, and without limitation, that proceeds received by Holdings from the Borrower pursuant to clauses (c) and (g) of Section 7.06 may only be used (or further distributed to a parent for use) for purposes contemplated in such clauses), (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group including Holdings and the Borrower, (vii) holding any cash or property (but not operate any property), (viii) providing indemnification to officers and directors and (ix) entering into and performing customary guaranties of recourse obligations and environmental indemnity agreements under the applicable CMBS Facilities Documentation.
ARTICLE VIII
Events of Default and Remedies
Section 8.01.    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any Unreimbursed Amount (to the extent that such Unreimbursed Amount has not been refinanced by a Revolving Credit Borrowing in accordance with Section 2.03(c)) or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(b)Specific Covenants. Holdings or the Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to Holdings and the Borrower) or Article VII; provided that the Borrower’s failure to comply with the Financial Covenant shall not constitute an Event of Default with respect to any Term Loans or Term Commitments unless and until the Required Facility Lenders for the Revolving Credit Facilities shall have terminated their Revolving Credit Commitments and declared all amounts outstanding under the Revolving Credit Facilities to be due and payable pursuant to Section 8.02; provided, further, that any Event of Default under Section 7.11 is subject to cure as contemplated by Section 8.05; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by

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scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder), together with any other Indebtedness (other than Indebtedness hereunder) in respect of which such a payment default exists, having an aggregate principal amount for all such Indebtedness of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness having an aggregate principal amount for all such Indebtedness of not less than the Threshold Amount, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)Judgments. There is entered against any Loan Party or any Restricted Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgments or orders shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party in an aggregate amount which could reasonably be expected to result in a

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Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or
(j)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or any Lien on any material portion of the Collateral created thereby; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or
(k)Change of Control. There occurs any Change of Control; or
(l)Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.11 or 6.13 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Permitted Liens, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage, or (ii) any of the Equity Interests of the Borrower ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement or any nonconsensual Liens arising solely by operation of Law;
(m)Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation that is subordinated (or required to be subordinated) to the Obligations and having an aggregate principal amount (for all such Junior Financing Documentation) of not less than the Threshold Amount, (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any such Junior Financing having an aggregate principal amount (for all such Junior Financing Documentation) of not less than the Threshold Amount, if applicable or (iii) any Loan Party contests in writing the validity or enforceability of any subordination provision set forth in any Junior Financing Documentation; or
(n)Termination of Master Lease. Any Master Lease is terminated for any reason either (i) as to all or substantially all of the properties subject thereto as a result of which

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the Borrower or its Restricted Subsidiaries no longer have the right to use such properties or any similar substitute properties on substantially the same basis as immediately prior to such termination or (ii) the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 8.02.    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an Event of Default under Section 8.01(f) with respect to the Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are pursuant to a failure to observe the Financial Covenant, the Administrative Agent shall only take the actions set forth in this Section 8.02 at the request of the Required Facility Lenders (as opposed to Required Lenders) under the Revolving Credit Facilities.
Section 8.03.    Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Immaterial Subsidiary (it being agreed that all Immaterial Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Immaterial Subsidiary, for purposes of determining whether the condition specified above is satisfied).
Section 8.04.    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and

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the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each of the Administrative Agent and the Collateral Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees (other than commitment fees, letter of credit fees and facility fees), indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid commitment fees, letter of credit fees, facilities fees and interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Obligations under Secured Hedge Agreements and the Cash Management Obligations, ratably among the Lenders and the other Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.
Section 8.05.    Borrower’s Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default under the Financial Covenant and until the expiration of the tenth (10th) day after the date on which financial

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statements are required to be delivered with respect to the applicable fiscal quarter hereunder, Holdings may engage in an issuance of Qualified Equity Interests to any of the Equity Investors (or receive a contribution in respect thereof) and designate the amount of the Net Cash Proceeds thereof (the “Cure Amount”) to increase Consolidated EBITDA with respect to such applicable quarter; provided that such Net Cash Proceeds (i) are actually received by the Borrower (including through capital contribution of such Net Cash Proceeds by Holdings to the Borrower) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder (the “Cure Expiration Date”) and (ii) do not exceed the aggregate amount necessary to cure such Event of Default under the Financial Covenant for any applicable period. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to the Financial Covenant (and shall not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to Section 2.16 or any covenant under Article VII other than the Financial Covenant) and shall not result in any adjustment to any amounts (including the amount of Indebtedness (directly or indirectly)) other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence for any fiscal quarter in which such an amount is included in the calculation of Consolidated EBITDA. The Cure Amount used to calculate Consolidated EBITDA for one fiscal quarter shall be used and included when calculating Consolidated EBITDA for each Test Period that includes such fiscal quarter. Notwithstanding anything to the contrary contained in Section 8.01 and Section 8.02, (A) upon receipt of the Cure Amount by the Borrower, the Financial Covenant shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the Financial Covenant and any Event of Default under the Financial Covenant (and any other Default as a result thereof) shall be deemed not to have occurred for purposes of the Loan Documents, and (B) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the Financial Covenant (and any other Default as a result thereof) until and unless the Cure Expiration Date has occurred without the Cure Amount having been designated.
(b)    Notwithstanding the provisions of Section 8.05(a), in each period of four consecutive fiscal quarters there shall be at least two (2) fiscal quarters in which no cure set forth in Section 8.05(a) is made.
(c)    There can be no more than five (5) fiscal quarters in which the cure rights set forth in Section 8.05(a) are exercised during the term of the Facilities.
ARTICLE IX

Administrative Agent and Other Agents
Section 9.01.    Appointment and Authorization of Agents. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document (which, for purposes of this Article IX, and for purposes of Sections 10.04 and 10.05, shall include any CMBS Intercreditor Agreement) and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan

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Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(c)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 9.02.    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it

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selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).
Section 9.03.    Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.
Section 9.04.    Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(b)    For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 9.05.    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in

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the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
Section 9.06.    Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
Section 9.07.    Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In

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the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower and without limiting the Borrower’s obligation to do so. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
Section 9.08.    Agents in their Individual Capacities. DBTCA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though DBTCA were not the Administrative Agent, the Swing Line Lender or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, DBTCA or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, DBTCA shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Swing Line Lender or an L/C Issuer, and the terms “Lender” and “Lenders” include DBTCA in its individual capacity.
Section 9.09.    Successor Agents. The Administrative Agent may resign as the Administrative Agent upon ten (10) days’ notice to the Lenders and the Borrower. If the Administrative Agent is subject to an Agent-Related Distress Event, the Required Lenders may remove the Administrative Agent upon ten (10) days’ notice. Upon the resignation or removal of the Administrative Agent under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower (which consent of the Borrower shall not be unreasonably withheld or delayed if such successor is a commercial bank with a combined capital and surplus of at least $1,000,000,000, and otherwise may be withheld at the Borrower’s sole discretion) at all times other than during the existence of an Event of Default under Section 8.01(a), (f) or (g). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article IX

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and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is ten (10) days following the retiring Administrative Agent’s notice of resignation or the receipt by the Administrative Agent of the notice of removal referred to above, as applicable, the retiring Administrative Agent’s resignation or removal, as the case may be, shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.
Section 9.10.    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.10 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making

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of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Section 2.10 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.11.    Collateral and Guaranty Matters. The Lenders irrevocably agree:
(a)    that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (or upon cash collateralization of all Letters of Credit in a manner and pursuant to arrangements reasonably satisfactory to the Administrative Agent or receipt of backstop letters of credit, in form and substance and from a financial institution, reasonably satisfactory to the Administrative Agent), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Borrower or any other Guarantor (whether as a Disposition or Investment), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;
(b)    to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and
(c)    that any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder (including as a result of a Guarantor being redesignated as an Unrestricted Subsidiary); provided that no such release shall occur if such Guarantor continues (after giving effect to the consummation of such transaction or designation) to be a guarantor in respect of any unsecured Indebtedness, any Indebtedness that is secured on a junior basis to the Obligations or any Junior Financing.
Upon request by the Administrative Agent at any time, the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 10.01) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty

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pursuant to this Section 9.11 In each case as specified in this Section 9.11, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11
Section 9.12.    Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent”, “joint bookrunner” or “joint arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 9.13.    Appointment of Supplemental Administrative Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).
(b)    In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to

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be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.
(c)    Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.
ARTICLE X

Miscellaneous
Section 10.01.    Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the other applicable Loan Party, as the case may be, and each such waiver, amendment, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, modification, supplement, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)    postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.08 or 2.09 without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;
(c)    reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Total Net Leverage Ratio, Consolidated First Lien Net Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate; provided that only the consent of the Required Lenders shall be

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necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d)    change any provision of this Section 10.01, the definition of “Required Lenders”, “Required Facility Lenders” or “Pro Rata Share” or Section 2.07(c), 8.04 or 2.14 without the written consent of each Lender directly affected thereby;
(e)    other than in connection with a transaction permitted under Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(f)    other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;
(g)    amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.02 as to any Credit Extension under one or more Revolving Credit Facilities) which directly affects Lenders under one or more Revolving Credit Facilities and does not directly affect Lenders under any other Facilities, in each case, (i) for matters that would otherwise require the written consent of the Required Lenders, without the written consent of the Required Facility Lenders under such applicable Revolving Credit Facility or Facilities with respect to Revolving Credit Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility) and (ii) for matters that would otherwise require the consent of each Lender, without the written consent of each directly and adversely affected Lender under such applicable Revolving Credit Facility or Facilities with respect to Revolving Credit Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Facility Lenders under such Facility or Facilities with respect to Revolving Credit Commitments (it being understood that any amendment to the conditions of effectiveness of Incremental Commitments set forth in Section 2.16 shall be subject to clause (i) below);
(h)    amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Term Facilities and does not directly affect Lenders under any other Facilities, in each case, (i) for matters that would otherwise require the written consent of the Required Lenders, without the written consent of the Required Facility Lenders under such applicable Term Facility or Facilities with respect to Term Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility) and (ii) for matters that would otherwise require the consent of each Lender, without the written consent of each directly and adversely affected Lender under such applicable Term Facility or Facilities with respect to Term Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (h) shall not require the consent of any Lenders other than the Required Facility Lenders under such Facility or Facilities with

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respect to Term Commitments (it being understood that any amendment to the conditions of effectiveness of Incremental Commitments set forth in Section 2.16 shall be subject to clause (i) below);
(i)    amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.16 with respect to Incremental Term Loans and Incremental Revolving Credit Commitments and the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans or Incremental Revolving Credit Commitments and does not directly affect Lenders under any other Facility, in each case, (i) for matters that would otherwise require the written consent of the Required Lenders, without the written consent of the Required Facility Lenders under such applicable Incremental Term Loans or Incremental Revolving Credit Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility) and (ii) for matters that would otherwise require the consent of each Lender, without the written consent of each directly and adversely affected Lender under such applicable Incremental Term Loans or Incremental Revolving Credit Commitments (and in the case of multiple Facilities which are affected, such Required Facility Lenders shall consent together as one Facility); provided, however, that, to the extent permitted under Section 2.16, the waivers described in this clause (i) shall only require the consent of the Required Facility Lenders under such applicable Incremental Term Loans or Incremental Revolving Credit Commitments;
(j)    amend or otherwise modify the Financial Covenant or any definition related thereto (as any such definition is used for purposes of the Financial Covenant), amend or otherwise modify Section 8.05 or any definition related thereto (as any such definition is used for purposes of Section 8.05) or waive any Default resulting from a failure to perform or observe the Financial Covenant or Section 8.05 without the written consent of the Required Facility Lenders under the applicable Revolving Credit Facility or Facilities with respect to Revolving Credit Commitments (such Required Facility Lenders shall consent together as one Facility); provided, however, that the amendments, modifications or waivers described in this clause (j) to the extent related to either Section 8.05 or to compliance with the Financial Covenant (as opposed to Pro Forma Compliance with the Financial Covenant as a condition to taking an action under this Agreement) shall not require the consent of any Lenders other than the Required Facility Lenders under such Facility or Facilities with respect to Revolving Credit Commitments; or
(k)    except as expressly permitted by Section 7.04(d), consent to the assignment or transfer by Holdings or the Borrower of any of its rights or obligations under this Agreement or any other Loan Document;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent

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shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) [Reserved]; (v) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (vi) the consent of Lenders holding more than 50% of any Class of Commitments shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments hereunder in a manner different than such amendment affects other Classes. Any such waiver and any such amendment, modification or supplement in accordance with the terms of this Section 10.01 shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Commitments. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).
No Lender consent is required to effect any amendment or supplement to any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement (i) that is for the purpose of adding the holders of Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt, secured Incremental Equivalent Debt or other secured Indebtedness permitted to be incurred under Section 7.03 (or a Senior Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such First Lien Intercreditor Agreement, such Second Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided, that such other changes are not adverse, in any material respect, to the interests of the Lenders) or (ii) that is expressly contemplated by any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

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In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans (as originally in effect prior to any amortization or prepayments thereof) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date in effect immediately prior to such refinancing. Notwithstanding anything to the contrary contained in this Section 10.01, the Borrower and the Administrative Agent may, without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Borrower and the Administrative Agent to effect the provisions of this paragraph.

If the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.

Section 10.02.    Notices and Other Communications; Facsimile Copies. (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be

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designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
(b)    Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.
(c)    Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 10.03.    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Section 10.04.    Attorney Costs, Expenses and Taxes. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Syndication Agent, each Co-Documentation Agent and the Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred (promptly following written demand therefor, together with backup documentation supporting such reimbursement request) in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof

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and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, which shall be limited to White & Case LLP and, if necessary, one firm of local counsel in any relevant jurisdiction, and (b) after the Closing Date, upon presentation of a summary statement, together with any supporting documentation reasonably requested by the Borrower, to promptly pay or reimburse the Administrative Agent, the Syndication Agent, each Co-Documentation Agent, the Arrangers and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole (and, if necessary, one firm of local counsel to the Administrative Agent and the Lenders taken as a whole in any relevant jurisdiction and, solely in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected persons taken as a whole)). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail; provided that, with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date to the extent invoiced to the Borrower within three (3) Business Days prior to the Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion. This Section 10.04 shall not apply to Indemnified Taxes or Excluded Taxes, which, in each case, shall be governed by Section 3.01. This Section 10.04 also shall not apply to taxes covered by Section 3.04.
Section 10.05.    Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs, but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one firm of local counsel in each relevant jurisdiction, and solely in the case of an actual or potential conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or

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release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence, bad faith or willful misconduct of, or material breach of Loan Document by, such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee as determined by a court of competent jurisdiction in a final and non-appealable decision. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except for damages resulting from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable decision, of any such Indemnitee), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
Section 10.06.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and

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effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
Section 10.07.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as expressly permitted by Section 7.04(d)) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and (A) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, Section 10.07(k) or (B) in the case of any Assignee that is Holdings, the Borrower or any of its Subsidiaries, Section 10.07(m), (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) and (i) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than to Disqualified Institutions and Defaulting Lenders) (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:
(A)    the Borrower, provided that no consent of the Borrower shall be required for (i) an assignment of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund, (ii) and assignment of a Revolving Credit Commitment to a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender or an Approved Fund of a Revolving Credit Lender or, if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Assignee;
(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) of all or any portion of the Term Loans pursuant to Section 10.07(k) or 10.07(m) or (iii) to an Agent or an Affiliate of an Agent;

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(C) each Principal L/C Issuer at the time of such assignment, provided that no consent of the Principal L/C Issuers shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent; and
(D) the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent.
(ii) Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Facility), or $1,000,000 (in the case of a Term Loan) unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, unless waived or reduced by the Administrative Agent in its sole discretion, provided that only one such fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds; and
(C)    other than in the case of assignments pursuant to Section 10.07(m), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(c)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) (and in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, to the requirements of Section 10.07(k)), from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the

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benefits of Section 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).
(d)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption Agreement delivered to it, each Affiliated Lender Assignment and Assumption Agreement delivered to it, each notice of cancellation of any Loans delivered by the Borrower pursuant to subsection (k) or (m) below, and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender, nor shall the Administrative Agent be obligated to monitor the aggregate amount of the Term Loans or Incremental Term Loans held by Affiliated Lenders. Notwithstanding anything to the contrary contained in this Agreement, the Loans, L/C Obligations and L/C Borrowings are intended to be treated as registered obligations for U.S. federal income tax purposes and this Section 10.07 shall be construed so that the they are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, Section 5f.103-1(c) of the United States Treasury Regulation and any other related regulations (or any successor provisions of the Code or such regulations).
(e)    Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that

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directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, 3.04 and 3.05 to the same extent as if it were a Lender (subject, for the avoidance of doubt, to the limitations and requirements of those Sections applying to each Participant as if it were a Lender) and had acquired its interest by assignment pursuant to Section 10.07(c) but shall not be entitled to recover greater amounts under such Sections than the selling Lender would be entitled to recover. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except (i) that the portion of the Participant Register relating to a Participant shall be made available to the Borrower and Administrative Agent to the extent the benefits of this Agreement are claimed with respect to such Participant (including, without limitation, under Section 3.01, 3.04 and 3.05), or (ii) otherwise to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.103-1(c) of the United States Treasury Regulations and any other related regulations (or any successor provisions of the Code or such regulations). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(g) as though it were a Lender.
(g)    Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may, without the consent of the Borrower or the Administrative Agent, grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide

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all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(i)    Notwithstanding anything to the contrary contained herein, (1) any Lender may, without the consent of the Borrower or the Administrative Agent, in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may, without the consent of the Borrower or the Administrative Agent, create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(j)    Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to

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require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).
(k)    Any Lender may at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.06(a)(iv) or (y) open market purchase on a non-pro rata basis, in each case subject to the following limitations:
(i)    Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II;
(ii)    each Affiliated Lender that purchases any Term Loans pursuant to clause (x) above shall represent and warrant to the selling Lender (other than any other Affiliated Lender) that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information) or shall make a statement that such representation cannot be made;
(iii)    the aggregate principal amount of Term Loans of any Class held at any one time by Affiliated Lenders shall not exceed 25% of any Class of Term Loans at such time outstanding (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Term Loans of a Class held by Affiliated Lenders exceeding the Affiliated Lenders Cap, the assignment of such excess amount will be void ab initio;
(iv)    the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E-2 hereto (an “Affiliated Lender Assignment and Assumption Agreement”); and
(v)    as a condition to each assignment pursuant to this subsection (k), the Administrative Agent and the Borrower shall have been provided a notice in the form of Exhibit E-3 hereto in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliate Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such Term Loans against the Administrative Agent, in its capacity, as such;

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Notwithstanding anything to the contrary contained herein, any Affiliated Lender that has purchased Term Loans pursuant to this subsection (k) may, in its sole discretion, contribute, directly or indirectly, principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower for the purpose of cancelling and extinguishing such Term Loans. Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Term Loans shall reflect such cancellation and extinguishment of the Term Loans then held by the Borrower and (y) the Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register. Notwithstanding anything to the contrary contained herein, the restrictions set forth in clauses (k)(i) and (iii) above shall not apply to any Affiliated Lenders that are Sponsors if the aggregate Equity Interests of Holdings (or any direct or indirect parent company thereof) collectively held by such Sponsors is less than 10% of the total Equity Interests of Holdings (or any direct or indirect parent company thereof) then issued and outstanding.
Each Affiliated Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within ten (10) Business Days) if it acquires any Person who becomes an Affiliated Lender by virtue of such acquisition, and each Lender agrees to notify the Administrative Agent and the Borrower promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit E-3 hereto. The Administrative Agent may conclusively rely upon any notice delivered pursuant to the immediately preceding sentence and/or pursuant to clause (v) of this subsection (k) and shall not have any liability for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender.
(l)    Notwithstanding anything in Section 10.01 or the definition of “Required Lenders,” or “Required Facility Lenders” to the contrary, for purposes of determining whether the Required Lenders and Required Facility Lenders (in respect of a Class of Term Loans) have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(m), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:
(i)    all Term Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders and Required Facility Lenders (in respect of a Class of Term Loans) have taken any actions; and
(ii)    all Term Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.

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(m)    Any Lender may, so long as no Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings or the Borrower or any of its Subsidiaries through Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.06(a)(iv); provided, that:
(i)    (x) if the assignee is Holdings or a Subsidiary of Borrower, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or (y) if the assignee is the Borrower (including through contribution or transfers set forth in clause (x)), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment of the Term Loans then held by the Borrower and (c) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register;
(ii)    each Person that purchases any Term Loans pursuant to this subsection (m) shall represent and warrant to the selling Lender that it does not possess material non-public information with respect to the Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information) or shall make a statement that such representation cannot be made; and
(iii)    purchases of Term Loans pursuant to this subsection (m) may not be funded with the proceeds of Revolving Credit Loans or Swing Line Loans.
(n)    The aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by, or contributed to (in each case, and subsequently cancelled hereunder), by Holdings or its Subsidiaries pursuant to Section 10.07(k) or (m) and each principal repayment installment with respect to the Term Loans of such Class pursuant to Section 2.08(a)(i) shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled).
(o)     Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, and each Affiliated Lender Assignment and Assumption Agreement shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated

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Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the discretion of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Obligations held by Term Lenders that are not Affiliated Lenders.
Section 10.08.    Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender or its Affiliates; or (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, Section 6.02 or 6.03.
Section 10.09.    Setoff. (a) In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent, each Lender and their respective Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Agent, such Lender and/or such Affiliates to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Agent, such Lender and/or

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such Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Agent and such Lender may have.
(b)    NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR, TO THE EXTENT REQUIRED BY Section 10.01 OF THIS AGREEMENT, ALL OF THE LENDERS, OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.
Section 10.10.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 10.11.    Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all

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of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.
Section 10.12.    Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
Section 10.13.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements, Cash Management Obligations or contingent indemnification obligations, in any such case, not then due and payable) or any Letter of Credit shall remain outstanding.
Section 10.14.    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.15.    [Reserved].
Section 10.16.    GOVERNING LAW. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF

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THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.
(c)    THE BORROWER, HOLDINGS, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 10.17.    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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Section 10.18.    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and Holdings and the Administrative Agent shall have been notified by each Lender, each L/C Issuer and the Swing Line Lender that each such Lender, each such L/C Issuer and the Swing Line Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, each Lender, each L/C Issuer and the Swing Line Lender and their respective successors and assigns, except that neither Holdings nor the Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders, except for the Borrower as permitted by Section 7.04(d).
Section 10.19.    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Error! Reference source not found. are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
Section 10.20.    USA PATRIOT Act. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Act.
Section 10.21.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Joint Lead Arrangers are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent and the Joint Lead Arrangers, on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Joint Lead Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) none of the Agents, the Joint Lead Arrangers nor any Lender has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Joint Lead Arrangers, the Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Agents, the Joint Lead Arrangers nor any Lender has any obligation to disclose

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any of such interests to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Joint Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.22.    Intercreditor Agreement.
(a)     PURSUANT TO THE EXPRESS TERMS OF EACH INTERCREDITOR AGREEMENT AND CMBS INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE TERMS OF THE RELEVANT INTERCREDITOR AGREEMENT OR CMBS INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT OR CMBS INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b)    EACH LENDER AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE RELEVANT INTERCREDITOR AGREEMENT OR CMBS INTERCREDITOR AGREEMENT ON BEHALF OF SUCH LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF SUCH INTERCREDITOR AGREEMENT(S) OR CMBS INTERCREDITOR AGREEMENT. EACH LENDER AGREES TO BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT OR CMBS INTERCREDITOR AGREEMENT.
(c)    THE PROVISIONS OF THIS SECTION 10.22 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE RELEVANT INTERCREDITOR AGREEMENT OR CMBS INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE RELEVANT INTERCREDITOR AGREEMENT OR CMBS INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE RELEVANT INTERCREDITOR AGREEMENT OR CMBS INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE RELEVANT INTERCREDITOR AGREEMENT OR CMBS INTERCREDITOR AGREEMENT.
(d)    THE PROVISIONS OF THIS SECTION 10.22 SHALL APPLY WITH EQUAL FORCE, MUTATIS MUTANDIS, TO THE FIRST-LIEN INTERCREDITOR AGREEMENT, THE SECOND-LIEN INTERCREDITOR AGREEMENT AND THE CMBS INTERCREDITOR AGREEMENT.

NEWYORK 8648768 (2K)

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

NEWYORK 8648768 (2K)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

OSI RESTAURANT PARTNERS, LLC, as the
Borrower

By:	/s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Chief Officer - Legal and Corporate
Affairs, Executive Vice President, Secretary

[Signature Page to OSI Restaurant Partners, LLC Credit Agreement]

OSI HOLDCO, INC.,
as Holdings and a Guarantor

By:	/s/ Joseph J. Kadow
Name: Joseph J. Kadow
Title: Chief Officer - Legal and Corporate
Affairs, Executive Vice President, Secretary

[Signature Page to OSI Restaurant Partners, LLC Credit Agreement]

DEUTSCHE BANK TRUST COMPANY
AMERICAS, Individually and as
Administrative Agent, Swing Line Lender and
as L/C Issuer

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By:	/s/ Benjamin Souh
Name: Benjamin Souh
Title: Vice President

[Signature Page to OSI Restaurant Partners, LLC Credit Agreement]

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Alysa Trakas
Name: Alysa Trakas
Title: Director

[Signature Page to OSI Restaurant Partners, LLC Credit Agreement]

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to OSI Restaurant Partners, LLC Credit Agreement]

JPMORGAN CHASE BANK,N.A., as Lender

By:	/s/ Sarah Freedman
Name: Sarah Freedman
Title: Executive Director

[Signature Page to OSI Restaurant Partners, LLC Credit Agreement]

MORGAN STANLEY BANK, N.A., as
Lender

By:	/s/ Paul Fossat
Name: Paul Fossat
Title: Authorized Signatory

[Signature Page to OSI Restaurant Partners, LLC Credit Agreement]

FIFTH THIRD, An Ohio Banking
Corporation, as Lender

By:	/s/ John A. Marian
Name: John A. Marian
Title: Vice President

[Signature Page to OSI Restaurant Partners, LLC Credit Agreement]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Lender

By:	/s/ Paul Lockwood
Name: Paul Lockwood
Title: Vice President

[Signature Page to OSI Restaurant Partners, LLC Credit Agreement]

FLORIDA COMMUNITY BANK, N.A.
as Lender

By:	/s/ Darryl J. Weaver
Name: Darryl J. Weaver
Title: Senior Vice President

[Signature Page to OSI Restaurant Partners, LLC Credit Agreement]

RAYMOND JAMES BANK N.A.
as Lender

By:	/s/ Alexander L. Rody
Name: Alexander L. Rody
Title: Senior Vice President

[Signature Page to OSI Restaurant Partners, LLC Credit Agreement]

GENERAL ELECTRIC CAPITAL
CORPORATION,
as Lender

By:	/s/ Rebecca A. Ford
Name: Rebecca A. Ford
Title: Duly Authorized Signatory

[Signature Page to OSI Restaurant Partners, LLC Credit Agreement]

Schedule 1.01B
Certain Security Interests and Guarantees

To be delivered on the Closing Date:

1.
Security Agreement, dated as of the Closing Date, among OSI Restaurant Partners, LLC, OSI HoldCo, Inc., the Subsidiaries of OSI Restaurant Partners, LLC signatory thereto as grantors, and Deutsche Bank Trust Company Americas, as collateral agent.

2.
Guarantee Agreement, dated as of the Closing Date, among OSI Restaurant Partners, LLC, OSI HoldCo, Inc., the Subsidiaries of OSI Restaurant Partners, LLC signatory thereto as guarantors, and Deutsche Bank Trust Company Americas, as administrative agent.

3.	Trademark Security Agreement, dated as of the Closing Date, by Carrabba's Italian Grill, LLC as grantor, in favor of Deutsche Bank Trust Company Americas, as collateral agent.

4.	Trademark Security Agreement, dated as of the Closing Date, by OS Asset, Inc. as grantor, in favor of Deutsche Bank Trust Company Americas, as collateral agent.

5.	Trademark Security Agreement, dated as of the Closing Date, by Outback Steakhouse of Florida, LLC as grantor, in favor of Deutsche Bank Trust Company Americas, as collateral agent.

6.	Trademark Security Agreement, dated as of the Closing Date, by OSI Restaurant Partners, LLC, as grantor, in favor of Deutsche Bank Trust Company Americas, as collateral agent.

7.	Copyright Security Agreement, dated as of the Closing Date, by Carrabba's Italian Grill, LLC, as grantor, in favor of Deutsche Bank Trust Company Americas, as collateral agent.

8.	Copyright Security Agreement, dated as of the Closing Date, by Outback Steakhouse of Florida, LLC, as grantor, in favor of Deutsche Bank Trust Company Americas, as collateral agent.

9.	Copyright Security Agreement, dated as of the Closing Date, by OSI Restaurant Partners, LLC, as grantor, in favor of Deutsche Bank Trust Company Americas, as collateral agent.

To be delivered within 30 days of the Closing Date:

1.    The following certificates representing Pledged Equity:

32139204_6

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[1]	% of Total Issued Interests Pledged
1)	Boomerang Air, Inc.	FL	4	Outback Steakhouse of Florida, LLC	100 shares of common stock, $0.01 par value	100%	100%
2)	Carrabba's Italian Grill of Overlea, Inc.	MD	1	Carrabba's Italian Grill, LLC	90 shares of common stock, no par value	97.826%	97.826%
3)	Carrabba's Kansas LLC	KS	1	Carrabba's Italian Grill, LLC	100 Units	100%	100%
4)	Outback Kansas LLC	KS	1	Outback Steakhouse of Florida, LLC	100 Units	100%	100%
5)	OS Realty, LLC	FL	1	OSI Restaurant Partners, LLC	100 Units	100%	100%
6)	Outback of Waldorf, Inc.	MD	2	Outback Steakhouse of Florida, LLC	800 shares of common stock, $1.00 par value	80%	80%

2.    The following promissory notes owed to a Loan Party:

a)	The Amended, Restated and Consolidated Promissory Note dated June 14, 2011 between OSI HoldCo I, Inc. and OSI HoldCo, Inc. in a principal amount of $879,080.89 plus accrued and unpaid interest.

b)	The Promissory Note dated June 14, 2011 between OSI HoldCo I, Inc. and OSI HoldCo, Inc. in a principal amount of $1,018.608.59 plus accrued and unpaid interest.

c)	The Amended, Restated and Consolidated Promissory Note dated June 14, 2011 between OSI HoldCo I, Inc. and OSI HoldCo, Inc. in a principal amount of $3,688,235.41 plus accrued and unpaid interest.

d)	The Amended, Restated and Consolidated Promissory Note dated June 14, 2011 between OSI HoldCo I, Inc. and OSI HoldCo, Inc. in a principal amount of $2,465,363.60 plus accrued and unpaid interest.

_________________________
1 An asterisk denotes a non-wholly owned Restaurant LP or Employee Participation Subsidiary.

32139204_6

e)	The Amended, Restated and Consolidated Promissory Note dated June 14, 2011 between OSI HoldCo I, Inc. and OSI HoldCo, Inc. in a principal amount of $12,187,791.78 plus accrued and unpaid interest.

f)	The Promissory Note dated June 14, 2012 between OSI HoldCo I, Inc. and OSI HoldCo, Inc. in a principal amount of $1,500,000.00 plus accrued and unpaid interest.

32139204_6

Schedule 1.01E
Existing Letters of Credit

No.	L/C Issuer	Issuance Date	Expiry Date	Beneficiary	Amount
DBS-17567	Deutsche Bank AG NY	14-Jun-07	7-Jun-13	Wachovia Bank, Tampa, FL.	$24,500,000.00
DBS-18164	Deutsche Bank AG NY	6-Feb-09	6-Feb-13	Travelers Casualty & Surety Company of America	$6,000,000.00
DBS-18319	Deutsche Bank AG NY	22-Jul-09	31-Dec-12	ONEOK Energy Marketing Company	$4,200.00
DBS-18391	Deutsche Bank AG NY	21-Sep-09	10-Dec-12	Exelon Energy Company	$40,000.00
DBS-18512	Deutsche Bank AG NY	15-Nov-10	7-Jan-13	Ohio Bureau of Workers' Compensation	$296,000.00
DBS-19161	Deutsche Bank AG NY	11-Feb-11	11-Feb-13	National Union Fire Insurance Co of Pittsburgh	$100,000.00
DBS-19616	Deutsche Bank AG NY	1-May-12	30-Nov-12	Constellation New Energy, Inc.	$89,000.00
DBS-19692	Deutsche Bank AG NY	24-Jul-12	7-Jun-13	Wells Fargo Bank (Flemings, Beverly Hills CA)	$200,000.00
870-116646	Wells Fargo	14-Jun-07	1-Jan-13	The Travelers Indemnity Company	$22,040,000.00
SM2066305	Wells Fargo	14-Jun-07	1-Jan-13	The Travelers Indemnity Company	$12,500,000.00

32139204_6

Schedule 1.01G
Excluded Assets / Excluded Subsidiaries

A. Excluded Assets

1.
All of the outstanding Equity Interests held by Carrabba's Italian Grill, LLC and Outback Steakhouse of Florida, LLC (constituting 20% of the total outstanding Equity Interests) in Northlake Drainage Association, Inc., a not-for-profit corporation organized under the Laws of the State of Florida.

B. Excluded Subsidiaries
None.

32139204_6

Schedule 1.01I
Certain Restaurant LPs

Bonefish/Asheville, Limited Partnership
Bonefish/Carolinas, Limited Partnership
Bonefish/Centreville, Limited Partnership
Bonefish/Columbus-I, Limited Partnership
Bonefish/Crescent Springs, Limited Partnership
Bonefish/Fredericksburg, Limited Partnership
Bonefish/Greensboro, Limited Partnership
Bonefish/Gulf Coast, Limited Partnership
Bonefish/Hyde Park, Limited Partnership
Bonefish/Newport News, Limited Partnership
Bonefish/Richmond, Limited Partnership
Bonefish/Southern Virginia, Limited Partnership
Bonefish/Tallahassee, Limited Partnership
Bonefish/Virginia, Limited Partnership
Carrabba's/Metro, Limited Partnership
Carrabba's/Miami Beach, Limited Partnership
Carrabba's/Michigan, Limited Partnership
Outback/Hampton, Limited Partnership
Outback/Maryland-I, Limited Partnership
Outback/Memphis, Limited Partnership
Outback/Southfield, Limited Partnership

32139204_6

Schedule 2.01
Commitments

Lender	Term Loan Commitment	Revolving Loan Commitment
Deutsche Bank Trust Company Americas	$1,000,000,000	$22,500,000
Bank of America, N.A.	—	$51,625,000
Morgan Stanley Bank, N.A.	—	$38,125,000
JPMorgan Chase Bank, N.A.	—	$25,000,000
Goldman Sachs Bank USA	—	$15,250,000
Fifth Third Bank	—	$25,000,000
Wells Fargo Bank, National Association	—	$20,000,000
Florida Community Bank, N.A.	—	$12,500,000
Raymond James Bank	—	$10,000,000
General Electric Capital Corporation	—	$5,000,000
Total	$1,000,000,000	$225,000,000

32139204_6

Schedule 5.01
Good Standing Exception

None.

32139204_6

Schedule 5.06
Certain Litigation

None.

32139204_6

32139204_6
Schedule 5.12
Subsidiaries and Other Equity Investments

A. Pledged Subsidiaries with Equity Interests

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[2]	% of Total Issued Interests Pledged
1)	Annapolis Outback, Inc.	MD	6	Outback Steakhouse of Florida, LLC	4000 shares of common stock, no par value	99.95%	99.95%
2)	Bel Air Outback, Inc.	MD	6	Outback Steakhouse of Florida, LLC	90 shares of common stock, no par value	90%	90%
3)	Bloomin' Brands Gift Card Services, LLC	FL	1	Outback Steakhouse of Florida, LLC	100 Units	100%	100%
4)	Bonefish Grill, LLC	FL	1	OSI Restaurant Partners, LLC	100 Units	100%	100%
5)	Boomerang Air, Inc.	FL	4	Outback Steakhouse of Florida, LLC	100 shares of common stock, $0.01 par value	100%	100%
6)	Carrabba's Designated Partner, LLC	DE	N/A	Carrabba's Italian Grill, LLC	N/A	100%	100%
7)	Carrabba's Italian Grill of Howard County, Inc.	MD	6	Carrabba's Italian Grill, LLC	10 shares of Class B common stock, no par value	10%	10%
8)	Carrabba's Italian Grill of Howard County, Inc.	MD	7	Carrabba's Italian Grill, LLC	90 shares of Class A common stock, no par value	90%	90%
9)	Carrabba's Italian Grill of Overlea, Inc.	MD	1	Carrabba's Italian Grill, LLC	90 shares of common stock, no par value	97.826%	97.826%

	2 An asterisk denotes a non-wholly owned Restaurant LP or Employee Participation Subsidiary.

32139204_6

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[2]	% of Total Issued Interests Pledged
10)	Carrabba's Italian Grill, LLC	FL	1	OSI Restaurant Partners, LLC	100 Units	100%	100%
11)	Carrabba's Kansas Designated Partner, LLC	DE	N/A	Carrabba's Kansas, LLC	N/A	100%	100%
12)	Carrabba's Kansas LLC	KS	1	Carrabba's Italian Grill, LLC	100 Units	100%	100%
13)	Carrabba's of Bowie, LLC	MD	N/A	Carrabba's Italian Grill, LLC	N/A	100%	100%
14)	Carrabba's of Germantown, Inc.	MD	3	Carrabba's Italian Grill, LLC	810 shares of common stock, $1.00 par value	90%	90%
15)	Carrabba's of Ocean City, Inc.	MD	8	Carrabba's Italian Grill, LLC	98 shares of common stock, no par value	98%	98%
16)	Carrabba's of Waldorf, Inc.	MD	4	Carrabba's Italian Grill, LLC	600 shares of common stock, no par value	60%	60%
17)	Carrabba's of Pasadena, Inc.	MD	4	Carrabba's Italian Grill, LLC	2000 shares of common stock, no par value	100%	100%
18)	Carrabba's/Birmingham 280, Limited Partnership	FL	N/A	•Carrabba's Italian Grill, LLC •Carrabba's Designated Partner, LLC	N/A	100%	100%
19)	Carrabba's/Cool Springs, Limited Partnership	FL	N/A	•Carrabba's Italian Grill, LLC •Carrabba's Designated Partner, LLC	N/A	100%	100%
20)	Carrabba's/DC-I, Limited Partnership	FL	N/A	•Carrabba's Italian Grill, LLC •Carrabba's Designated Partner, LLC	N/A	100%	100%

32139204_6

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[2]	% of Total Issued Interests Pledged
21)	Carrabba's/Deerfield Township, Limited Partnership	FL	N/A	•Carrabba's Italian Grill, LLC •Carrabba's Designated Partner, LLC	N/A	100%	100%
22)	Carrabba's/Green Hills, Limited Partnership	FL	N/A	•Carrabba's Italian Grill, LLC •Carrabba's Designated Partner, LLC	N/A	100%	100%
23)	Carrabba's/Lexington, Limited Partnership	FL	N/A	•Carrabba's Italian Grill, LLC •Carrabba's Designated Partner, LLC	N/A	100%	100%
24)	Carrabba's/Louisville, Limited Partnership	FL	N/A	•Carrabba's Italian Grill, LLC •Carrabba's Designated Partner, LLC	N/A	100%	100%
25)	Carrabba's/Mid America, Limited Partnership	FL	N/A	CIGI Holdings, LLC	N/A	100%	100%
26)	Carrabba's/Mid Atlantic-I, Limited Partnership	FL	N/A	•Carrabba's Italian Grill, LLC •Carrabba's Designated Partner, LLC	N/A	100%	100%
27)	Carrabba's/Montgomery, Limited Partnership	FL	N/A	•Carrabba's Italian Grill, LLC •Carrabba's Designated Partner, LLC	N/A	100%	100%
28)	Carrabba's/Rocky Top, Limited Partnership	FL	N/A	•Carrabba's Italian Grill, LLC •Carrabba's Designated Partner, LLC	N/A	100%	100%
29)	CIGI Alabama Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
30)	CIGI Arizona Services, Limited Partnership	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*

32139204_6

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[2]	% of Total Issued Interests Pledged
31)	CIGI Arkansas Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
32)	CIGI Beverages of Texas, LLC	TX	1	CIGI Holdings, LLC	100 Units	100%	100%
33)	CIGI Colorado Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
34)	CIGI Florida Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
35)	CIGI Georgia Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
36)	CIGI Holdings, LLC	TX	1	Carrabba's Italian Grill, LLC	N/A	100%	100%
37)	CIGI Illinois Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
38)	CIGI Indiana Services, Limited Partnership	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
39)	CIGI Kentucky Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
40)	CIGI Louisiana Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
41)	CIGI Maryland Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
42)	CIGI Michigan Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
43)	CIGI Missouri Services, Limited Partnership	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
44)	CIGI Nebraska, Inc.	FL	2	Carrabba's Italian Grill, LLC	10 shares of common stock, $0.01 par value	100%	100%

32139204_6

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[2]	% of Total Issued Interests Pledged
45)	CIGI Nevada Services, Limited Partnership	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
46)	CIGI New Jersey Services, Limited Partnership	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
47)	CIGI New York Services, Limited Partnership	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
48)	CIGI North Carolina Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
49)	CIGI Ohio Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
50)	CIGI Oklahoma, Inc.	FL	1	Carrabba's Italian Grill, LLC	10 shares of common stock, $0.01 par value	100%	100%
51)	CIGI Oklahoma Services, Limited Partnership	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
52)	CIGI Pennsylvania Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
53)	CIGI South Carolina Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
54)	CIGI Tennessee Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
55)	CIGI Texas Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
56)	CIGI Virginia Services, Limited Partnership	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
57)	CIGI Wisconsin Services, LTD	FL	N/A	Carrabba's Italian Grill, LLC	N/A	*	*
58)	Frederick Outback, Inc.	MD	3	Outback Steakhouse of Florida, LLC	1000 shares of common stock, $1.00 par value	100%	100%

32139204_6

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[2]	% of Total Issued Interests Pledged
59)	Hagerstown Outback, Inc.	MD	4	Outback Steakhouse of Florida, LLC	4000 shares of common stock, no par value	99.95%	99.95%
60)	Outback Kansas LLC	KS	1	Outback Steakhouse of Florida, LLC	100 Units	100%	100%
61)	OBTex Holdings, LLC	TX	1	Outback Steakhouse of Florida, LLC	N/A	100%	100%
62)	OCC Florida (a la Catering) Services, LTD	FL	N/A	Outback Catering, Inc.	N/A	*	*
63)	Ocean City Outback, Inc.	MD	10	Outback Steakhouse of Florida, LLC	99 shares of common stock, no par value	98%	98%
64)	OS Asset, Inc.	FL	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
65)	OS Management, Inc.	FL	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
66)	OS Mortgage Holdings, Inc.	DE	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
67)	OS Niagara Falls, LLC	FL	N/A	Outback Steakhouse International, L.P.	N/A	100%	100%
68)	OS Pacific, LLC	FL	1	OSI Restaurant Partners, LLC	100 Units	100%	100%
69)	OS Prime, LLC	FL	1	OSI Restaurant Partners, LLC	100 Units	100%	100%
70)	OS Realty, LLC	FL	1	OSI Restaurant Partners, LLC	100 Units	100%	100%
71)	OS Restaurant Services, LLC	FL	1	Outback Steakhouse of Florida, LLC	100 Units	100%	100%

32139204_6

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[2]	% of Total Issued Interests Pledged
72)	OS Southern, LLC	FL	1	OSI Restaurant Partners, LLC	100 Units	100%	100%
73)	OS Tropical, LLC	FL	1	OSI Restaurant Partners, LLC	100 Units	100%	100%
74)	OSF Alabama Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
75)	OSF Arizona Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
76)	OSF Arkansas Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
77)	OSF Colorado Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
78)	OSF Connecticut Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
79)	OSF Delaware Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
80)	OSF Florida Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
81)	OSF Georgia Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
82)	OSF Illinois Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
83)	OSF Indiana Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
84)	OSF Kentucky Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
85)	OSF Louisiana Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*

32139204_6

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[2]	% of Total Issued Interests Pledged
86)	OSF Maryland Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
87)	OSF Massachusetts Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
88)	OSF Michigan Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
89)	OSF Minnesota Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
90)	OSF Missouri Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
91)	OSF Nebraska, Inc.	FL	2	Outback Steakhouse of Florida, LLC	10 shares of common stock, $0.01 par value	100%	100%
92)	OSF Nevada Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
93)	OSF New Jersey Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
94)	OSF New Mexico Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
95)	OSF New York Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
96)	OSF North Carolina Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
97)	OSF Ohio Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
98)	OSF Oklahoma, Inc.	FL	1	Outback Steakhouse of Florida, LLC	10 shares of common stock, $0.01 par value	100%	100%
99)	OSF Oklahoma Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*

32139204_6

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[2]	% of Total Issued Interests Pledged
100)	OSF Pennsylvania Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
101)	OSF Rhode Island Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
102)	OSF South Carolina Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
103)	OSF South Dakota Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
104)	OSF Tennessee Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
105)	OSF Texas Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
106)	OSF Utah Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
107)	OSF Virginia Services, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
108)	OSF West Virginia Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
109)	OSF Wisconsin Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
110)	OSF/BFG of Lawrenceville Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	50%	50%
111)	OSF/CIGI of Evesham Partnership	FL	N/A	•Carrabba's Italian Grill, LLC •Outback Steakhouse of Florida, LLC	N/A	100%	100%
112)	OSI Co-Issuer, Inc.	DE	3	OSI Restaurant Partners, LLC	1000 shares of common stock, $0.01 par value	100%	100%

32139204_6

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[2]	% of Total Issued Interests Pledged
113)	OSI International, LLC	FL	1	OSI Restaurant Partners, LLC	100 Units	100%	100%
114)	OSI Restaurant Partners, LLC	DE	1	OSI HoldCo, Inc.	100 Units	100%	100%
115)	OSIN Hawaii Services, LTD	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
116)	OSSIVT, LLC	VT	N/A	Outback Steakhouse of Florida, LLC	N/A	99.34%	99.34%
117)	Outback & Carrabba's of New Mexico, Inc.	NM	2	OSI Restaurant Partners, LLC	100 shares of common stock, $0.01 par value	100%	100%
118)	Outback Alabama, Inc.	AL	2	Outback Steakhouse of Florida, LLC	10 shares of common stock, $0.01 par value	100%	100%
119)	Outback Beverages of Texas, LLC	TX	1	OBTex Holdings, LLC	N/A	100%	100%
120)	Outback Catering Designated Partner, LLC	DE	N/A	Outback Catering, Inc.	N/A	100%	100%
121)	Outback Catering, Inc.	FL	2	Outback Steakhouse of Florida, LLC	100 shares of common stock, no par value	100%	100%
122)	Outback Designated Partner, LLC	DE	N/A	Outback Steakhouse of Florida, LLC	N/A	100%	100%
123)	Outback International Designated Partner, LLC	DE	N/A	Outback Steakhouse International, L.P.	N/A	100%	100%
124)	Outback Kansas Designated Partner, LLC	DE	N/A	Outback Kansas, LLC	N/A	100%	100%
125)	Outback of Aspen Hill, Inc.	MD	1	Outback Steakhouse of Florida, LLC	1000 shares of common stock, no par value	100%	100%

32139204_6

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[2]	% of Total Issued Interests Pledged
126)	Outback of Calvert County, Inc.	MD	4	Outback Steakhouse of Florida, LLC	4000 common shares, no par value	94%	94%
127)	Outback of Germantown, Inc.	MD	1	Outback Steakhouse of Florida, LLC	1000 shares of common stock, no par value	100%	100%
128)	Outback of La Plata, Inc.	MD	1	Outback Steakhouse of Florida, LLC	100 shares of common stock, no par value	80%	80%
129)	Outback of Waldorf, Inc.	MD	2	Outback Steakhouse of Florida, LLC	800 shares of common stock, $1.00 par value	80%	80%
130)	Outback Steakhouse International Investments Co.	Cayman Islands	2	Outback Steakhouse International, L.P.	65 shares of ordinary stock, no par value	100%	65%
131)	Outback Steakhouse International, LLC	FL	1	OSI Restaurant Partners, LLC	100 Units	100%	100%
132)	Outback Steakhouse International, L.P.	GA	N/A	•OSI International, LLC •Outback Steakhouse International, LLC	N/A	100%	100%
133)	Outback Steakhouse Japan KK	Japan	N/A	Outback Steakhouse International, L.P.	N/A	100%	65%
134)	Outback Steakhouse Korea Ltd.	Korea	N/A	Outback Steakhouse International, L.P.	249,951 units	100%	65%
135)	Outback Steakhouse of Bowie, Inc.	MD	1	Outback Steakhouse of Florida, LLC	748 shares of common stock, no par value	74.9%	74.9%
136)	Outback Steakhouse of Canton, Inc.	MD	5	Outback Steakhouse of Florida, LLC	4000 shares of common stock, no par value	99.95%	99.95%
137)	Outback Steakhouse of Florida, LLC	FL	1	OSI Restaurant Partners, LLC	100 Units	100%	100%
32139204_6

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[2]	% of Total Issued Interests Pledged
138)	Outback Steakhouse of Howard County, Inc.	MD	5	Outback Steakhouse of Florida, LLC	90 shares of Class A Common Stock, no par value	90%	90%
139)	Outback Steakhouse of St. Mary's County, Inc.	MD	6	Outback Steakhouse of Florida, LLC	83 shares of common stock, no par value	83%	83%
140)	Outback Steakhouse West Virginia, Inc.	WV	2	Outback Steakhouse of Florida, LLC	100 shares of common stock, $1.00 par value	100%	100%
141)	Outback Steakhouse-NYC, Ltd.	FL	N/A	•Outback Steakhouse of Florida, LLC •Outback Designated Partner, LLC	N/A	100%	100%
142)	Outback/Carrabba's Partnership	FL	N/A	•Outback Steakhouse of Florida, LLC •Carrabba's Italian Grill, LLC	N/A	100%	100%
143)	Outback/DC, Limited Partnership	FL	N/A	•Outback Steakhouse of Florida, LLC •Outback Designated Partner, LLC	N/A	100%	100%
144)	Outback/Hampton, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*
145)	Outback/Maryland-I, Limited Partnership	FL	N/A	•Outback Steakhouse of Florida, LLC •Outback Designated Partner, LLC	N/A	*	*
146)	Outback/Memphis, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	*	*

32139204_6

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[2]	% of Total Issued Interests Pledged
147)	Outback/Mid Atlantic-I, Limited Partnership	FL	N/A	•Outback Steakhouse of Florida, LLC •Outback Designated Partner, LLC	N/A	100%	100%
148)	Outback/Southfield, Limited Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	78%	78%
149)	Outback/Stone-II, Limited Partnership	FL	N/A	•Outback Steakhouse of Florida, LLC •Outback Designated Partner, LLC	N/A	100%	100%
150)	Outback-Carrabba's of Hunt Valley, Inc.	MD	4	Outback Steakhouse of Florida, LLC	49 shares of common stock, no par value	49%	49%
151)	Outback-Carrabba's of Hunt Valley, Inc.	MD	5	Carrabba's Italian Grill, LLC	49 shares of common stock, no par value	49%	49%
152)	Owings Mills Incorporated	MD	6	Outback Steakhouse of Florida, LLC	49 shares of common stock, no par value	49%	49%
153)	Perry Hall Outback, Inc.	MD	5	Outback Steakhouse of Florida, LLC	4,950 shares of common stock, no par value	99%	99%
154)	Private Restaurant Master Lessee, LLC	DE	N/A	OSI Restaurant Partners, LLC	N/A	100%	100%
155)	Williamsburg Square Joint Venture	PA	N/A	Outback Steakhouse of Florida, LLC	N/A	50%	50%
156)	CIGI/BFG of East Brunswick Partnership	FL	N/A	Carrabba's Italian Grill, LLC	N/A	50%	50%
157)	OSF/BFG of Depford Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	50%	50%

32139204_6

	Issuer	Jurisdiction	Number of Certificate	Registered Owner(s)	Number and Class (if applicable) of Equity Interests Pledged	% of Equity Interests Held, Directly or Indirectly, by the Borrower or a Guarantor[2]	% of Total Issued Interests Pledged
158)	OSF/BFG of Lawrenceville Partnership	FL	N/A	Outback Steakhouse of Florida, LLC	N/A	50%	50%

B. Unpledged Subsidiaries

	Name of Entity	Jurisdiction	Percentage Owned[3]
1.	BFG Alabama Services, LTD	FL	*
2.	BFG Arkansas Services, LTD	FL	*
3.	BFG Colorado Services, LTD	FL	*
4.	BFG Florida Services, LTD	FL	*
5.	BFG Georgia Services, LTD	FL	*
6.	BFG Indiana Services, Limited Partnership	FL	*
7.	BFG Kentucky Services, LTD	FL	*
8.	BFG Louisiana Services, LTD	FL	*
9.	BFG Maryland Services, LTD	FL	*
10.	BFG Michigan Services, LTD	FL	*
11.	BFG Mississippi Services, Limited Partnership	FL	*
12.	BFG Nebraska, Inc.	FL	100%
13.	BFG New Jersey Services, Limited Partnership	FL	*
14.	BFG New York Services, Limited Partnership	FL	*
15.	BFG North Carolina Services, LTD	FL	*
16.	BFG Ohio Services, LTD	FL	*
17.	BFG Oklahoma, Inc.	FL	100%
18.	BFG Pennsylvania Services, LTD	FL	*
19.	BFG South Carolina Services, LTD	FL	*
20.	BFG Tennessee Services, LTD	FL	*
21.	BFG Virginia Services, Limited Partnership	FL	*
22.	BFG/CIP of Iselin Partnership	FL	50%

3 An asterisk denotes a non-wholly owned Restaurant LP or Employee Participation Subsidiary.

32139204_6

	Name of Entity	Jurisdiction	Percentage Owned[3]
23.	BFG/FPS of Marlton Partnership	FL	100%
24.	Bloom No. 1 Limited	Hong Kong	100%
25.	Bloom No. 2 Limited	Hong Kong	100%
26.	Bloomin Hong Kong Ltd.	Hong Kong	99.999%
27.	Bloomin Puerto Rico, LP	Cayman Islands	100%
28.	Bloomin' Korea Holding Co.	Korea	100%
29.	Bonefish/Anne Arundel, Inc.	MD	100%
30.	Bonefish Beverages, LLC	TX	100%
31.	Bonefish Brandywine, LLC	MD	100%
32.	Bonefish Designated Partner, LLC	DE	100%
33.	Bonefish Grill of Florida Designated Partner, LLC	DE	100%
34.	Bonefish Grill of Florida, LLC	FL	75%
35.	Bonefish Grill Gulf Coast of Louisiana, LLC	FL	100%
36.	Bonefish Holdings, LLC	TX	100%
37.	Bonefish Kansas Designated Partner, LLC	DE	100%
38.	Bonefish Kansas, LLC	KS	100%
39.	Bonefish of Bel Air, LLC	MD	80%
40.	Bonefish of Gaithersburg, Inc.	MD	99%
41.	Bonefish/Ashville, Limited Partnership	FL	*
42.	Bonefish/Carolinas, Limited Partnership	FL	*
43.	Bonefish/Centreville, Limited Partnership	FL	*
44.	Bonefish/Columbus-I, Limited Partnership	FL	*
45.	Bonefish/Crescent Springs, Limited Partnership	FL	*
46.	Bonefish/Fredericksburg, Limited Partnership	FL	59.5%
47.	Bonefish/Greensboro, Limited Partnership	FL	61.12%
48.	Bonefish/Gulf Coast, Limited Partnership	FL	*
49.	Bonefish/Hyde Park, Limited Partnership	FL	59.5%
50.	Bonefish/Kansas-I, Limited Partnership	KS	100%
51.	Bonefish/Newport News, Limited Partnership	FL	63.775%
52.	Bonefish/Richmond, Limited Partnership	FL	63.775*
53.	Bonefish/South Florida-I, Limited Partnership	FL	100%
54.	Bonefish/Southern Virginia, Limited Partnership	FL	*
55.	Bonefish/Southern, Limited Partnership	FL	*
56.	Bonefish/Tallahassee, Limited Partnership	FL	59.5%

32139204_6

	Name of Entity	Jurisdiction	Percentage Owned[3]
57.	Bonefish/Virginia, Limited Partnership	FL	*
58.	Carrabba's/Miami Bech, Limited Partnership	FL	64%
59.	Carrabba's/Michigan, Limited Partnership	FL	59.5%
60.	Carrabba's/Metro, Limited Partnership	FL	66%
61.	CIGI/BFG of East Brunswick Partnership	FL	100%
62.	Fleming's Beverages, Inc.	TX	100%
63.	Fleming's of Baltimore, LLC	MD	97%
64.	Fleming's of Baton Rouge, LLC	FL	100%
65.	Fleming's/Northeast-I, Limited Partnership	FL	100%
66.	Fleming's/Outback Holdings, Inc.	TX	100%
67.	FPS Alabama Services, LTD	FL	*
68.	FPS Arizona Services, Limited Partnership	FL	*
69.	FPS California Services, Limited Partnership	FL	*
70.	FPS Connecticut Services, Limited Partnership	FL	*
71.	FPS Florida Services, LTD	FL	*
72.	FPS Georgia Services, LTD	FL	*
73.	FPS Illinois Services, LTD	FL	*
74.	FPS Indiana Services, Limited Partnership	FL	*
75.	FPS Massachusetts Services, LTD	FL	*
76.	FPS Michigan Services, LTD	FL	*
77.	FPS Nebraska, Inc.	FL	100%
78.	FPS Nevada Services, Limited Partnership	FL	*
79.	FPS New Jersey Services, Limited Partnership	FL	*
80.	FPS North Carolina Services, LTD	FL	*
81.	FPS Ohio Services, LTD	FL	*
82.	FPS Oklahoma, Inc.	FL	100%
83.	FPS Oklahoma Services, LTD	FL	*
84.	FPS Pennsylvania Services, LTD	FL	*
85.	FPS Rhode Island Services, Limited Partnership	FL	*
86.	FPS Tennessee Services, LTD	FL	*
87.	FPS Texas Services, LTD	FL	*
88.	FPS Utah Services, LTD	FL	*

32139204_6

	Name of Entity	Jurisdiction	Percentage Owned[3]
89.	FPS Virginia Services, Limited Partnership	FL	*
90.	FPS Wisconsin Services, LTD	FL	*
91.	OS Kanto Limited	Japan	100%
92.	OSF/BFG of Depford Partnership	FL	100%
93.	OSI China Joint Venture	Cayman Islands	90%
94.	OSIN Puerto Rico Services Ltd	FL	90%
95.	Outback Philippines Development Holdings Corp.	Philippines	100%
96.	Outback Puerto Rico Designated Partner, LLC	DE	100%
97.	Outback/Fleming's Designated Partner, LLC	DE	100%
98.	OSI/Fleming's, LLC	DE	90%
99.	Pacific Designated Partner, LLC	DE	100%
100.	Prime Designated Partner, LLC	DE	100%
101.	Prince George's County Outback, Inc.	MD	100%
102.	Roy's Beverages, Inc.	TX	100%
103.	Roy's of Baltimore, LLC	MD	97%
104.	Roy's/Calione, Limited Partnership	FL	100%
105.	Roy's/East Atlantic-I, Limited Partnership	FL	100%
106.	Roy's/Outback Designated Partner, LLC	DE	100%
107.	Roy's/Outback Holdings, Inc.	TX	100%
108.	Roy's/Outback Joint Venture	FL	50%
109.	Roys Arizona Services, Limited Partnership	FL	*
110.	Roys California Services, Limited Partnership	FL	*
111.	Roys Florida Services, LTD	FL	*
112.	Roys Illinois Services, LTD	FL	*
113.	Roys Maryland Services, LTD	FL	*
114.	Roys Pennsylvania Services, LTD	FL	*

C. Other Equity Interests

	Name of Entity	Jurisdiction	Percentage Owned
1.	PGS Consultario e Servicos, Ltda	Brazil	50%[4]
2.	CLS São Palo, Ltda	Brazil	48.585%

_____________________________
4 A non-controlled 50/50 joint venture.

32139204_6

3.	CLS Restaurantes Rio de Janeiro Ltda	Brazil	47.758%
4.	CLS Restaurantes Brasília Ltda	Brazil	47.755%

32139204_6

Schedule 7.01(b)
Existing Liens

Debtor	State	Jurisdiction	UCC	Original File Date - No.	Secured Party	File Number	Collateral Description
Carrabba's Designated Partner, LLC	DE	DE	1	10/10/2012	Robert Frey	20123899624	Certain limited and general partnership interests
Carrabba's Italian Grill, LLC	FL	FL	1	12/17/2009	McKinley Retail South Limited Partnership	200901693446	All fixtures, equipment, inventory and other personal property located in or on the premises at 1825 Tamiami Trail, Port Charlotte, FL 33948
Outback Steakhouse of Florida, Inc.	FL	FL	1	2/13/2008	Ervin Leasing Company	200807638070	1 Partner ACS Release 7, 8-18 button display phones, 5 slot carrier, PVM large, A/C power surge protector
Outback Steakhouse of Florida, LLC	FL	FL	1	6/29/2010	General Electric Capital Corporation	201002775890	All equipment leased or financed for debtor by secured party under Total Output Management Agreement No. 7680832-001

1.
Right of set-off in favor of Wachovia Bank, N.A., securing the obligations of OSI Restaurant Partners, LLC and OS Pacific, LLC pursuant to their guarantee of a $24.5 million line of credit pursuant to the Credit and Guaranty Agreement, dated as of October 31, 2000, among RY-8, Inc., as borrower, OSI Restaurant Partners, LLC and OS Pacific, LLC, as guarantors, and Wachovia Bank, N.A., as amended.

2.
Liens on certain limited partnership interests acquired by Bonefish Designated Partner, LLC or Carrabba's Designated Partner, LLC on September 30, 2012 in certain limited partnerships that as of September 30, 2012 either had a contractual right to varying percentages of cash flows in, or owned, twenty-four Bonefish Grill or Carrabba's restaurants, securing the obligations of Bonefish Designated Partner, LLC or Carrabba's Designated Partner, LLC, respectively, under two promissory notes, due December 21, 2012, in an aggregate principal amount of $14,161,000, payable to the sellers of such limited partnership interests.

3.	Tax lien filed by the State of West Virginia on November 3, 2003 against Outback Steakhouse West Virginia Inc. in the amount of $61.77.

4.	Judgment lien in the amount of $21,505.35 in favor of Chase Bank USA, N.A., as judgment creditor, filed with Secretary of State of Florida, against OSI Restaurant Partners LLC, as judgment debtor.

32139204_6

Schedule 7.02(f)
Existing Investments

1.	Investments in the form of Equity Interests existing on the Closing Date in the entities listed on Schedule 5.12.

2.
The guarantee of a $24.5 million line of credit pursuant to Credit and Guaranty Agreement, dated as of October 31, 2000, between RY-8, Inc., as borrower, OSI Restaurant Partners, LLC and OS Pacific, LLC and Wachovia Bank, N.A., as amended.

3.	Advances made by OSI Restaurant Partners, LLC and OS Pacific, LLC to RY-8, Inc in an aggregate principal amount not to exceed $1,800,000.

4.	[***]

5.
Loans to each Restaurant LP by such Restaurant LP's general partner pursuant to such Restaurant LP's limited partnership agreement entered into in the ordinary course of business consistent with past practice and in existence on the Closing Date.

6.
Advances to managing partners, operating partners and chef partners, in each case who own Equity Interests in Employment Participation Subsidiaries, in an aggregate principal amount not exceeding $165,000 plus accrued and unpaid interest.

7.	Equity and subordinated debt Investments in Kentucky Speedway, LLC, valued as of the Closing Date at approximately $1 million.

8.	Guarantee by OSI Restaurant Partners, LLC of the operating leases of three Lee Roy Selmon's restaurants (#8003 in Largo, FL; #8005 in Bradenton, FL; # 8006 in Sarasota, FL) sold in 2008.

9.
Guarantee by OSI Restaurant Partners, LLC of the operating leases of four Cheeseburger in Paradise restaurants (#710 in Iselin, NJ; #7905 in Exton, PA; #8701 in Fredericksbury, VA; and #8704 in Virginia Beach, VA) sold in 2009.

10.	[***]

PORTIONS OF THIS EXHIBIT MARKED BY [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

32139204_6

32139204_6

Schedule 7.03(b)
Existing Indebtedness

1.
A principal amount of $2.375 million of indebtedness in connection with the sale-leaseback transaction as evidenced by (A) the Contract for Sale and Purchase, dated June 24, 2005, between OS Realty, Inc., as seller, and The Anz Company, the buyer, and (B)(i) the Lease, effective as of August 22, 2005, between BV Development El Paso, L.L.C. and Outback/Detroit-I, Limited Partnership, (ii) the Lease, effective as of August 22, 2005, between BV Development Superstition KK, L.L.C. and Cheeseburger-South Eastern Pennsylvania, Limited Partnership, (iii) the Lease, effective as of August 22, 2005, between BV Development Superstition RR, L.L.C. and Cheeseburger-South Eastern Pennsylvania, Limited Partnership, and (iv) the Lease, effective as of August 31, 2005, between BV Development Gilbert, LLC and Cheeseburger-Buckeye, Limited Partnership.

2.
The guarantee of a $24.5 million line of credit pursuant to Credit and Guaranty Agreement, dated as of October 31, 2000, between RY-8, Inc., the borrower, the Guarantors (as defined therein) and Wachovia Bank, N.A., as amended.

3.	Loan in an aggregate principal amount of JPY2,080,954,467 pursuant to the Loan Agreement, dated March 30, 2007, between Outback Steakhouse International, L.P. and Outback Steakhouse Japan KK.

4.	Capitalized Leases in connection with Liens set forth on Schedule 7.01(b).

5.
Notes existing on the Closing Date in an aggregate principal amount not exceeding $10.0 million issued primarily for buyouts of general manager and chef interests in the cash flows of Restaurant LPs and payable over five years.

6.
Two promissory notes, due December 21, 2012, in an aggregate principal amount of $14,161,000, made by, respectively, Bonefish Designated Partner, LLC and Carrabba's Designated Partner, LLC to the sellers of certain limited partnership interests in limited partnerships that as of the Closing Date either had a contractual right to varying percentages of cash flows in, or owned, twenty-four Bonefish Grill or Carrabba's restaurants.

32139204_6

Schedule 7.08
Transactions with Affiliates

1.	Amended and Restated Master Lease Agreement, dated as of March 27, 2012, between Private Restaurant Master Lessee, LLC, as Landlord, and New Private Restaurant Properties, LLC, as Tenant.

2.	Amended and Restated Guaranty, dated as of March 27, 2012, made by OSI Restaurant Partners, LLC to and for the benefit of New Private Restaurant Properties, LLC.

3.
Subordination, Non-Disturbance and Attornment Agreement, dated as of March 27, 2012, among German American Capital Corporation and Bank of America, N.A., as lenders and mortgagees, New Private Restaurant Properties, LLC, as Master Landlord, Private Restaurant Master Lessee, LLC, as Master Tenant, and OSI Restaurant Partners, LLC, as Guarantor.

4.	Environmental Indemnity, dated as of March 27, 2012, among Private Restaurant Master Lessee, LLC, OSI Restaurant Partners, LLC, German American Capital Corporation and Bank of America, N.A.

5.
Environmental Indemnity (First Mezzanine), dated as of March 27, 2012, among Private Restaurant Master Lessee, LLC, OSI Restaurant Partners, LLC, German American Capital Corporation and Bank of America, N.A.

6.
Environmental Indemnity (Second Mezzanine), dated as of March 27, 2012, among Private Restaurant Master Lessee, LLC, OSI Restaurant Partners, LLC, German American Capital Corporation and Bank of America, N.A.

7.
Subordination Agreement, dated March 27, 2012, among German American Capital Corporation, Bank of America, New Private Restaurant Properties, LLC, as Master Landlord, Private Restaurant Master Lessee, LLC, as Master Tenant, the Concept Subtenants (as defined therein) and Operating Subtenants (as defined therein).

32139204_6

Schedule 7.09
Existing Restrictions

1.
Amended and Restated Master Lease Agreement, dated as of March 27, 2012, between New Private Restaurant Properties, LLC, as Landlord, and Private Restaurant Master Lessee, LLC, as Tenant, as amended or replaced from time to time to the extent such amendment or replacement is not adverse to the Lenders in any material respect.

2.
Subordination, Non-Disturbance and Attornment Agreement, dated as of March 27, 2012, among German American Capital Corporation and Bank of America, N.A., as lenders and mortgagees, New Private Restaurant Properties, LLC, as Master Landlord, Private Restaurant Master Lessee, LLC, as Master Tenant, and OSI Restaurant Partners, LLC, as Guarantor, as amended or replaced from time to time to the extent such amendment or replacement is not adverse to the Lenders in any material respect.

3.	The following Third-Party Sale Leases, in each case as amended or replaced from time to time to the extent such amendment or replacement is not adverse to the Lenders in any material respect:

a.
Lease, dated as of March 14, 2012, between Cole BF Portfolio, LLC and Bonefish Grill, LLC, and related Sublease, dated as of March 14, 2012, between Bonefish Grill, LLC and Outback Steakhouse of Florida, LLC.

b.	Lease, dated as of March 14, 2012, between National Retail Properties, LP and Bonefish Grill, LLC.

c.	Lease, dated as of March 14, 2012, between Cole CA Portfolio, LLC and Carrabba's Italian Grill, LLC.

d.	Lease, dated as of March 14, 2012, between National Retail Properties, LP and Carrabba's Italian Grill, LLC.

e.	Lease, dated as of March 14, 2012, between Cole FS Englewood Co, LLC and OS Prime, LLC.

f.	Lease, dated as of March 14, 2012, between National Retail Properties, LP and OS Prime, LLC.

g.	Lease, dated as of March 14, 2012, between Cole OU Portfolio, LLC and Outback Steakhouse of Florida, LLC.

h.	Lease, dated as of March 14, 2012, between National Retail Properties, LP and Outback Steakhouse of Florida, LLC.

i.	Lease, dated as of March 14, 2012, between National Retail Properties Trust and Outback Steakhouse of Florida, LLC.

j.	Lease, dated as of March 14, 2012, between NNN Acquisitions, Inc. and OS Pacific, LLC.

4.
Two Security Agreements, dated September 30, 2012, between (i) respectively, Bonefish Designated Partner, LLC and Carrabba's Designated Partner, LLC and (ii) the sellers of certain limited partnership interests in limited partnerships that as of the Closing Date either had a contractual right to varying percentages of cash flows in, or owned, twenty-four Bonefish Grill or Carrabba's restaurants, securing the obligations of, respectively, Bonefish Designated Partner, LLC and Carrabba's Designated Partner, LLC under two

32139204_6

promissory notes, due December 21, 2012, payable to such sellers in an aggregate principal amount of $14,161,000.

32139204_6

Schedule 10.02
Administrative Agent's Office, Certain Addresses for Notices

Administrative Agent:

Deutsche Bank Trust Company
60 Wall Street
New York, New York 10005
Attention: Dusan Lazarov
Phone: (212) 250-0211

Borrower:

OSI Restaurant Partners, LLC
2202 North West Shore Blvd., Suite 500
Tampa, FL 33607
Attention: Chief Financial Officer
Phone and Fax: (813) 282-1225

Lenders:

Bank of America, N.A.
100 N. Tryon Street, NC1-007-17-15
Charlotte, NC 28255
Attn: Alysa Trakas
Phone: 980-387-2640

Fifth Third Bank, an Ohio Banking Corporation
201 E. Kennedy Blvd., Suite 1600
Tampa, FL 33602
Attn: John A. Marian or Tasmin Kirkbride
Phone: 813-306-2456

Florida Community Bank, N.A.
1790 Main Street
Sarasota, FL 34236
Attn: Daryl Weaver
Phone: (914) 364 -4106

General Electric Capital Corporation
c/o Corporate Financial Services
201 Merritt 7, P.O. Box 5201
Norwalk, CT 06856-5201
Attn: Esther Goodge
Phone: (203) 956-3818

32139204_6

Goldman Sachs Bank USA
200 West Street
New York, NY 10282
Attn: Michelle Latzoni
Phone: (212) 902-1099

JPMorgan Chase Bank, N.A.
383 Madison Ave., Floor 24
New York, NY 10179
Attn: Sarah L. Freedman
Phone: (212) 622-6603

Morgan Stanley Bank, N.A.
One Utah Center
201 South Main Street, 5th Floor
Salt Lake City, Utah 84111
Attn: Brendan McBride, 750 Seventh Avenue, 11th Floor, New York, NY 10019
Phone: (212) 762-0160

Raymond James Bank, N.A.
710 Carillon Parkway
St. Petersburg, FL 33716
Attn: Eric Stange
Phone: (727) 567-1720

Wells Fargo Bank, National Association
1808 Aston Ave., Suite 250
Carlsbad, CA 92008
Attn: Meghan Hinds
Phone: (617) 574-6337

32139204_6

EXHIBIT A

[FORM OF]
COMMITTED LOAN NOTICE

To:	Deutsche Bank Trust Company Americas, as Administrative Agent
60 Wall Street
New York, NY 10005
Attention: Dusan Lazarov
[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of October 26, 2012 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC (the “Borrower”), OSI Holdco, Inc., the lenders from time to time party thereto (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Bookrunners, and Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and the other agents and parties party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned Borrower hereby requests (select one):
--- A Borrowing of new Loans

--- A conversion of Loans

--- A continuation of Loans

to be made on the terms set forth below:

(A)	Class of Borrowing[1] ______________________

(B)	Date of Borrowing,
conversion or continuation
(which is a Business Day)    ______________________

(C)	Principal amount ______________________

(D)	Type of Loan[2] ______________________
______________________
1 Term Loans (specify as to whether such Borrowing shall consist of Term Loans (incurred on the Closing Date), Extended Term Loans, Incremental Term Loans or Other Term Loans) or Revolving Credit Loans.

NEWYORK 8659099 (2K)

Exhibit A

(E)	Interest Period[3] ______________________

The above request has been made to the Administrative Agent by telephone at [(___) ___ ____].

_____________________________________________________________________________________________
2 Specify Eurocurrency or Base Rate.
3 Applicable for Eurocurrency Borrowings/Loans only.

NEWYORK 8659099 (2K)

Exhibit A

[The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Committed Loan Notice and on the date of the related Borrowing, the conditions to lending specified in clauses (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied.]4
OSI RESTAURANT PARTNERS, LLC

By: ___________________________________	Name:
Title:

_____________________________
4 Insert bracketed language if the Borrower is requesting a Borrowing of Loans after the Closing Date.

[Committed Loan Notice]

NEWYORK 8659099 (2K)

EXHIBIT B

[FORM OF]
SWING LINE LOAN NOTICE

To:	Deutsche Bank Trust Company Americas, as Swing Line Lender and Administrative Agent
60 Wall Street
New York, NY 10005
Attention: Dusan Lazarov
[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of October 26, 2012 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC (the “Borrower”), OSI Holdco, Inc., the lenders from time to time party thereto (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Bookrunners, and Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and the other agents and parties party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to Section 2.04(b) of the Credit Agreement that it requests a Swing Line Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Swing Line Borrowing is requested to be made:

(A)	Principal Amount to be
Borrowed1             ______________________

(B)	Date of Borrowing
(which is a Business Day)    ______________________

The above request has been made to the Swing Line Lender and Administrative Agent by telephone at [(___) ___-____].
The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Swing Line Loan Notice and on the date of the related Swing Line Borrowing, the conditions to lending specified in clauses (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied.

___________________________
1 Shall be a minimum of $100,000.

NEWYORK 8659115 (2K)

Exhibit B

OSI RESTAURANT PARTNERS, LLC
By: ________________________________
Name:
Title:

[Swing Line Loan Notice]

NEWYORK 8659115 (2K)

EXHIBIT C-1

LENDER: [•]
PRINCIPAL AMOUNT: $[•]
[FORM OF] TERM NOTE
New York, New York
[Date]
FOR VALUE RECEIVED, the undersigned, OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent's Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of October 26, 2012 (as the same may be amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Bookrunners, and Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and the other agents and parties party thereto, (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement.
The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.
The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.
This note is one of the Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the

NEWYORK 8659162 (2K)
32089772_4

Exhibit C-1

happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

NEWYORK 8659162 (2K)
32089772_4

Exhibit C-1

OSI RESTAURANT PARTNERS, LLC

By: ________________________________
Name:
Title:

[Term Note]

NEWYORK 8659162 (2K)

Exhibit C-1

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

NEWYORK 8659162 (2K)

EXHIBIT C-2

LENDER: [•]
PRINCIPAL AMOUNT: $[•]
[FORM OF] REVOLVING CREDIT NOTE
New York, New York
[Date]
FOR VALUE RECEIVED, the undersigned, OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent's Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of October 26, 2012 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Bookrunners, and Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and the other agents and parties party thereto, (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and (B) on each Interest Payment Date, interest from the date hereof on the principal amount from time to time outstanding on each such Revolving Credit Loan at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.
The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.
The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

NEWYORK 8658697 (2K)
32089920_4

Exhibit C-2

This note is one of the promissory notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

NEWYORK 8658697 (2K)
32089920_4

Exhibit C-2

OSI RESTAURANT PARTNERS, LLC

By: ________________________________
Name:
Title:

[Revolving Credit Note]

NEWYORK 8658697 (2K)

Exhibit C-2

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

NEWYORK 8658697 (2K)

EXHIBIT C-3

LENDER: [•]
PRINCIPAL AMOUNT: $[•]
[FORM OF] SWING LINE NOTE
New York, New York
[Date]
FOR VALUE RECEIVED, the undersigned, OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent's Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of October 26, 2012 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Bookrunners, and Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and the other agents and parties party thereto, (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and (B) on each Interest Payment Date, interest from the date hereof on the principal amount from time to time outstanding on each such Swing Line Loan at the rate or rates per annum and payable on such dates as provided in the Credit Agreement.
The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.
The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.
This note is one of the promissory notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the

NEWYORK 8659115 (2K)

Exhibit C-3

happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

NEWYORK 8658700 (2K)
32090341_4

Exhibit C-3

OSI RESTAURANT PARTNERS, LLC

By: ________________________________
Name:
Title:

[Swing Line Note]

NEWYORK 8658700 (2K)

Exhibit C-3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

NEWYORK 8658700 (2K)

EXHIBT D

[FORM OF]
COMPLIANCE CERTIFICATE
Reference is made to the Credit Agreement dated as of October 26, 2012 (as amended, supplemented, waived, restated and/or otherwise modified from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Bookrunners, and Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and the other agents and persons party thereto (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein). Pursuant to Section 6.02(b) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, certifies as follows:

1.
[Attached hereto as Exhibit [A] is the audited consolidated balance sheet of [Bloomin' Brands, Inc.] [the Borrower and its Subsidiaries] as of [December 31], 20[ ] and related consolidated statements of income or operations, stockholders' equity and cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of [__________], prepared in accordance with [Public Company Oversight Board] [American Institute of Certified Public Accountants] auditing standards and not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of (x) a prospective Event of Default with respect to the Financial Covenant, (y) in the case of the Term Lenders, an actual Event of Default with respect to the Financial Covenant or (z) the impending maturity of the Loans under the Credit Agreement). [Also attached hereto as Exhibit [A-1] is unaudited consolidating information that explains in reasonable detail the differences between the information relating to Bloomin' Brands, Inc., on the one hand, and the information relating to the Borrower and its consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand.]1 ]

2.
[Attached hereto as Exhibit [A] is the consolidated balance sheet of the Borrower and its Subsidiaries as of [_____] and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended,

____________________________
1 Include if audited financial statements are those of Bloomin' Brands.

NEWYORK 8662828 (2K)

Exhibit D

setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail. These present fairly in all material respects the financial condition, results of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. [Also attached hereto as Exhibit [A-1] is unaudited consolidating information that explains in reasonable detail the differences between the information relating to Bloomin' Brands, Inc., on the one hand, and the information relating to the Borrower and its consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand.]2]

3.
[Attached hereto as Exhibit [B] are the unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from the consolidated financial statements attached as Exhibit A hereto.]

4.
To my knowledge, except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, at no time during the period between [_____] and [_____] (the “Certificate Period”) did a Default or an Event of Default exist. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto (including the delivery of a “Notice of Intent to Cure” concurrently with delivery of this Compliance Certificate) on Annex A attached hereto.]

5.	The following represent true and accurate calculations, as of the last day of the Certificate Period, to be used to determine whether the Borrower is in compliance with the Financial Covenant:
(i)Total Net Leverage Ratio:

Consolidated Total Debt=	[ ]
Consolidated EBITDA=	[ ]
Actual Ratio=	[ ] to 1.0
Required Ratio=	[ ] to 1.0
Supporting detail showing the calculation of Consolidated Total Debt is attached hereto as Schedule 1. Supporting detail showing the calculation of Consolidated EBITDA is attached hereto as Schedule 2.

6.	The following represent true and accurate calculations, as of the last day of the Certificate Period, to be used to determine the Applicable Rate in accordance with the Credit Agreement:
_____________________________
2 Insert if applicable financial statements are those of Bloomin' Brands.

NEWYORK 8662828 (2K)

Exhibit D

(i)	Consolidated First Lien Net Leverage Ratio:

Consolidated First Lien Net Debt =	[ ]
Consolidated EBITDA=	[ ]
Ratio=	[ ] to 1.0

7.	[Attached hereto as Exhibit [C] is the information required to be delivered pursuant to Section 6.02(e)(iii).][3]

8.	[Attached hereto as Exhibit [D] are detailed calculations setting forth Excess Cash Flow.][4]

9.	[Set forth below is a description of each event, condition or circumstance during the Certificate Period that required a mandatory prepayment under Section 2.06(b):

(i)	Section 2.06(b)(i); see paragraph 8 above.

(ii)	Section 2.06(b)(ii);

(iii)	Section 2.06(b)(iii);][5]

10.
[Attached as Exhibit [E] is an update of the information required pursuant to Section 3.03(c) of the Security Agreement][There has been no change in respect of the information required pursuant to Section 3.03(c) of the Security Agreement since [the Closing Date][the date of the last annual Compliance Certificate.]][6]

*    *    *

________________________
3 To be included only in the annual compliance certificate.
4 To be included only in the annual compliance certificate.
5 To be included only in the annual compliance certificate.
6 To be included only in the annual compliance certificate.

NEWYORK 8662828 (2K)

Exhibit D

IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, has executed this certificate for and on behalf of the Borrower and has caused this certificate to be delivered this ____ day of _____________.
OSI RESTAURANT PARTNERS, LLC
By: ________________________________
Name:
Title:

NEWYORK 8662828 (2K)

Exhibit D

Exhibit C

[(1)     List each Restricted Subsidiary: [ ]

(2)    List each Unrestricted Subsidiary: [ ]]7

[There has been no change in the identity of Restricted and Unrestricted Subsidiaries since [the Closing Date] [the date of the last Compliance Certificate].]8

____________________________
7 Only required to list Restricted and Unrestricted Subsidiaries if there has been a change since the later of the Closing Date and the date of the last Compliance Certificate.
8 Use this language if there has not been a change in Restricted or Unrestricted Subsidiaries since the later of the Closing Date and the date of the last Compliance Certificate.

NEWYORK 8662828 (2K)

EXHIBIT E-1

[FORM OF]
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement, dated as of October 26, 2012 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Bookrunners, and Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and the other agents and parties party thereto, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including participations in any Letters of Credit or Swing Line Loans included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

[Assignee is [not] a Defaulting Lender]

NEWYORK 8658705 (2K)

Exhibit E-1

3.	Borrower: OSI Restaurant Partners, LLC

4.	Administrative Agent: Deutsche Bank Trust Company Americas

5.	Assigned Interest:

Facility	Aggregate Amount of Commitment/Loans of all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[1]
Term Loans[2]	$	$	%
Revolving Credit Facility[3]	$	$	%
	$	$	%

Effective Date:

________________________
1 Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
2 Specify the Class of Term Loans (i.e., Term Loans incurred on the Closing Date, Incremental Term Loans, Extended Term Loans or Other Term Loans).
3 Specify the Class of Revolving Credit Commitments (i.e., Revolving Credit Commitment, Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment or Other Revolving Credit Commitment).

NEWYORK 8658705 (2K)

Exhibit E-1

The terms set forth in this Assignment and Assumption are hereby agreed to:
[NAME OF ASSIGNOR], as Assignor

By:	_______________________________
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:	_______________________________
Name:
Title:

NEWYORK 8658705 (2K)

Exhibit E-1

[Consented to and]4 Accepted:
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Administrative Agent

By:	___________________________
Name:
Title:

By:	___________________________
Name:
Title:
[Consented to:
[PRINCIPAL L/C ISSUER], as L/C Issuer

By:	___________________________
Name:
Title:

By:	___________________________
Name:
Title:
[DEUTSCHE BANK TRUST COMPANY AMERICAS, as Swing Line Lender]

By:	___________________________
Name:
Title:

By:	___________________________
Name:
Title:]5
___________________________
4 No consent of the Administrative Agent shall be required for (i) an assignment to an Agent or an Affiliate of an Agent or (ii) an assignment of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

NEWYORK 8658705 (2K)

Exhibit E-1

[OSI RESTAURANT PARTNERS, LLC

By:	___________________________
Name:
Title:]6

______________________________________________________________________________
5 No consent of any Principal L/C Issuer or the Swing Line Lender shall be required for (i) an assignment to an Agent or an Affiliate of an Agent or (ii) an assignment of a Term Loan.
6 No consent of the Borrower shall be required for (i) an assignment of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund, (ii) an assignment of a Revolving Credit Commitment to a Revolving Credit Lender and Affiliate of a Revolving Credit Lender or an Approved Fund of a Revolving Credit Lender or (iii) if an Event of Default under Section 8.01(a), (f) or (g) of the Credit Agreement has occurred and is continuing, any Assignee.

NEWYORK 8658705 (2K)

ANNEX 1

CREDIT AGREEMENT1
             STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of Holdings, the Borrower or any of their Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by Holdings, the Borrower or any of their Subsidiaries or Affiliates or any other Person of any of their obligations under the Credit Agreement.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Assignor, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by
_________________________
1 Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement dated of October 26, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Bookrunners, and Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and the other agents and parties party thereto.

NEWYORK 8658705 (2K)

Annex 1

the terms of the Credit Agreement are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

NEWYORK 8658705 (2K)

EXHIBIT E-2

[FORM OF]
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement, dated as of October 26, 2012 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Bookrunners, and Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc. as Co-Documentation Agents, and the other agents and parties party thereto, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor's rights and obligations in its capacity as a Term Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor in respect of the Term Loans identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Term Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):

Exhibit E-2

[Assignee is [not] a Defaulting Lender]

3.	Borrower: OSI Restaurant Partners, LLC

4.	Administrative Agent: Deutsche Bank Trust Company Americas

5.	Assigned Interest:

Facility	Aggregate Amount of Loans of all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans[1]
Term Loans[2]	$	$	%
	$	$	%

Effective Date:

____________________________
1 Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
2 Specify the Class of Term Loans (i.e., Term Loans incurred on the Closing Date, Incremental Term Loans, Extended Term Loans or Other Term Loans).

Exhibit E-2

The terms set forth in this Assignment and Assumption are hereby agreed to:
[NAME OF ASSIGNOR], as Assignor

By:    ___________________________
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:    ___________________________
Name:
Title:

Exhibit E-2

[Consented to and]3 Accepted:
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Administrative Agent

By:	___________________________
Name:
Title:

By:	___________________________
Name:
Title:

_______________________
3 No consent of the Administrative Agent shall be required for (i) an assignment to an Agent or an Affiliate of an Agent, (ii) an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

Exhibit E-2

[OSI RESTAURANT PARTNERS, LLC

By:	___________________________
Name:
Title:]4

____________________________
4 No consent of the Borrower shall be required for (i) an assignment of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund, (ii) an assignment of a Revolving Credit Commitment to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund of a Revolving Credit Lender or (iii) if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Assignee.

ANNEX 1

CREDIT AGREEMENT1
             STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of Holdings, the Borrower or any of their Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by Holdings, the Borrower or any of their Subsidiaries or Affiliates or any other Person of any of their obligations under the Credit Agreement.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Assignor, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender [,][and] (iii) after giving effect to the purchase and assumption of the Assigned Interest, the aggregate principal amount of Term Loans of any Class held at any one time by Affiliated Lenders shall not exceed 25% of any Class of Term Loans at such time outstanding under the Credit Agreement [and (iv) it does not possess any material non-public information with respect to [Holdings][the Borrower]
______________________________
1 Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement dated of October 26, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto (the “Lenders”), Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), and the other agents and parties party thereto.

Annex 1

and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).] [The Assignee is unable to represent and warrant that it does not possess any material non-public information with respect to [Holdings][the Borrower] and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).]2
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

_____________________________
2 Insert either clause (iv) or last sentence.

EXHIBIT E-3

FORM OF NOTICE OF AFFILIATE ASSIGNMENT
Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005
Attention: Dusan Lazarov
Facsimile: 212-797-5690

OSI Restaurant Partners, LLC
[Address]
Attention: [______]
Facsimile: [______]

Re:
Credit Agreement, dated as of October 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other agents and parties party thereto.

Dear Sir:
The undersigned (the “Proposed Affiliate Assignee”) hereby gives you notice, pursuant to Section 10.07(k)(v) of the Credit Agreement, that
(a)    it has entered into an agreement to purchase via assignment a portion of the Term Loans under the Credit Agreement,
(b)    the assignor in the proposed assignment is [_______________],
(c)    immediately after giving effect to such assignment, the Proposed Affiliate Assignee will be an Affiliated Lender,
(d)    the principal amount of [Term Loans]1 to be purchased by such Proposed Affiliate Assignee in the assignment contemplated hereby is $______________,
(e)    the aggregate amount of all [Term Loans]2 held by such Proposed Affiliate Assignee and each other Affiliated Lender after giving effect to the assignment hereunder (if accepted) is $[______________],
(f)    it, in its capacity as a Term Lender under the Credit Agreement, hereby waives any right to bring any action against the Administrative Agent with respect to the Term Loans that are the subject of the proposed assignment hereunder, and
__________________________
1Designate Class of Term Loans (i.e., Term Loans incurred on the Closing Date, Incremental Term Loans, Extended Term Loans or Other Term Loans).
2Designate Class of Term Loans (i.e., Term Loans incurred on the Closing Date, Incremental Term Loans, Extended Term Loans or Other Term Loans).

(g)    the proposed effective date of the assignment contemplated hereby is [___________, 20__].

Very truly yours,
[EXACT LEGAL NAME OF PROPOSED AFFILIATE ASSIGNEE]
By:    __________________________________________
Name:
Title:
Phone Number:
Fax:
Email:
Date:    ________

EXHIBIT F

GUARANTEE AGREEMENT
dated as of
October 26, 2012,
among
OSI RESTAURANT PARTNERS, LLC,
OSI HOLDCO, INC.,
THE SUBSIDIARIES OF OSI RESTAURANT PARTNERS, LLC
IDENTIFIED HEREIN
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

NEWYORK 8663044

SCHEDULES
Schedule I    -    Subsidiary Parties

EXHIBITS
Exhibit 1    -     Form of Guarantee Supplement

i
NEWYORK 8663044

GUARANTEE AGREEMENT dated as of October 26, 2012 among OSI RESTAURANT PARTNERS, LLC (the “Borrower”), OSI HOLDCO, INC. (“Holdings”), the Subsidiaries of the Borrower identified herein, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, Swing Line Lender and an L/C Issuer, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), DEUTSCHE BANK SECURITIES INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arrangers, DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Bookrunners, and GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Documentation Agents.
Reference is made to the Credit Agreement dated as of October 26, 2012 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, each Lender from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other agents and Persons party thereto.
The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements on the terms and conditions set forth therein and the Cash Management Banks have agreed to provide and/or maintain Cash Management Services on the terms and conditions agreed upon by the Borrower or the respective Restricted Subsidiary and such Cash Management Bank. The obligations of the Lenders to extend such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Banks to provide and/or maintain Cash Management Services are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Guarantor. Holdings, the Borrower and the Subsidiary Parties are affiliates of one another, are an integral part of a consolidated enterprise and will derive substantial direct and indirect benefits from (i) the extensions of credit to the Borrower pursuant to the Credit Agreement, (ii) the entering into and/or maintaining by the Hedge Banks of Secured Hedge Agreements with the Borrower and/or one or more of its Restricted Subsidiaries and (iii) the providing and/or maintaining of Cash Management Services by the Cash Management Banks to the Borrower and/or one or more of its Restricted Subsidiaries, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the Cash Management Banks to provide and/or maintain such Cash Management Services.
Accordingly, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Parties and hereby covenants and agrees with each other Guarantor and the Administrative Agent for the benefit of the Secured Parties as follows:

NEWYORK 8663044

ARTICLE I

Definitions
Section 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b)     The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” means this Guarantee Agreement.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guarantee Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Guaranteed Obligations” mean the “Obligations” as defined in the Credit
Agreement.

“Guaranteed Party” means Holdings, the Borrower, each Subsidiary Guarantor and each Restricted Subsidiary of the Borrower party to any Secured Hedge Agreement.

“Guarantor” means each of Holdings, the Borrower and each Subsidiary Party.

“Secured Credit Document” shall mean each Loan Document, each Secured Hedge Agreement and any agreement evidencing any Cash Management Obligation.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral
Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Supplemental
Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

“Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary
Party after the Closing Date.

ARTICLE II
Guarantee
Section 2.01. Guarantee. Each Guarantor irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed

NEWYORK 8663044

Obligations, in each case, whether such Guaranteed Obligations are now existing or hereafter incurred under, arising out of or in connection with any Secured Credit Document, and whether at maturity, by acceleration or otherwise. Each of the Guarantors further agrees that the Guaranteed Obligations may be extended, increased or renewed, in whole or in part, without notice to, or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension, increase or renewal of any Guaranteed Obligation. Each of the Guarantors waives, to the fullest extent permitted under applicable law, presentment to, demand of payment from, and protest to, the applicable Guaranteed Party or any other Loan Party of any of the Guaranteed Obligations, and also waives, to the fullest extent permitted under applicable law, notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02. Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and, to the fullest extent permitted under applicable law, waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of any Guaranteed Party or any other Person. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, the Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, the Borrower or any other Guaranteed party be joined in any such action or actions. Any payment required to be made by a Guarantor hereunder may be required by the Administrative Agent or any other Secured Party on any number of occasions.

Section 2.03. No Limitations. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13, but without prejudice to Section 2.04, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Secured Credit Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Secured Credit Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (v) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Collateral Agent or any other Secured party; (vi) the lack of legal existence of the Borrower or any Guarantor or legal obligation to discharge any of the Guaranteed Obligations by Borrower or any Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan party; or (vii) any other act or omission

NEWYORK 8663044

that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations). Each Guarantor expressly authorizes the applicable Secured Parties to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations all without affecting the obligations of any Guarantor hereunder.

(b) Except for termination of a Guarantor’s obligations hereunder as expressly permitted in Section 4.13, but without prejudice to Section 2.04, to the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower of any other Guaranteed Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guaranteed Party, other than the indefeasible payment in full in cash of all the Guaranteed Obligations. The Administrative Agent and the other Secured Parties may in accordance with the terms of the Collateral Documents, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Guaranteed Party or exercise any other right or remedy available to them against the Borrower or any other Guaranteed Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guaranteed Party, as the case may be, or any security.

Section 2.04. Reinstatement. Notwithstanding anything to the contrary contained in this Agreement, each of the Guarantors agrees that (i) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower or any other Guaranteed Party or otherwise and (ii) the provisions of this Section 2.04 shall survive termination of this Agreement.

Section 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Guaranteed Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guaranteed Party

NEWYORK 8663044

arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

Section 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Indemnity, Subrogation and Subordination

Section 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), each Guaranteed Party agrees that in the event a payment shall be made by any Guarantor under this Agreement on account of any Guaranteed Obligation owed directly by such Guaranteed Party (i.e., other than any obligation arising under this Agreement), such Guaranteed Party shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

Section 3.02. Contribution and Subrogation. At any time a payment by any Subsidiary Party in respect of the Guaranteed Obligations is made under this Agreement that shall not have been fully indemnified as provided in Section 3.01, the right of contribution of each Subsidiary Party against each other Subsidiary Party shall be determined as provided in the immediately succeeding sentence, with the right of contribution of each Subsidiary Party to be revised and restated as of each date on which an unreimbursed payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Agreement. At any time that a Relevant Payment is made by a Subsidiary Party that results in the aggregate payments made by such Subsidiary Party in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Subsidiary Party’s Contribution Percentage (as defined below) of the aggregate payments made by all Subsidiary Parties in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Subsidiary Party shall have a right of contribution against each other Subsidiary Party who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Subsidiary Party’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Subsidiary Parties in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Subsidiary Party and the denominator of which is the Aggregate Excess Amount of all Subsidiary Parties multiplied by (y) the Aggregate Deficit Amount of such other Subsidiary Party. A Subsidiary Party’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time

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of each computation; provided that all contribution rights of such Subsidiary Party shall be subject to Section 3.03. As used in this Section 3.02: (i) each Subsidiary Party’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Subsidiary Party by (y) the aggregate Adjusted Net Worth of all Subsidiary Parties; (ii) the “Adjusted Net Worth” of each Subsidiary Party shall mean the greater of (x) the Net Worth (as defined below) of such Subsidiary Party and (y) zero; and (iii) the “Net Worth” of each Subsidiary Party shall mean the amount by which the fair saleable value of such Subsidiary Party’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Agreement or any guaranteed obligations arising under any guarantee of any Junior Financing) on such date. Notwithstanding anything to the contrary contained above, any Subsidiary Party that is released from this Agreement pursuant to Section 4.13 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 3.02, and at the time of any such release, if the released Subsidiary Party had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Subsidiary Parties shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Subsidiary Parties. Each of the Subsidiary Parties recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Subsidiary Party has the right to waive its contribution right against any other Subsidiary Party to the extent that after giving effect to such waiver such Subsidiary Party would remain solvent, in the determination of the Required Lenders.

Section 3.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations; provided, that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 8.04 of the Credit Agreement. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and subject to Section 4.16, each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE IV

Miscellaneous

Section 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

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Section 4.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any L/C Issuer, any Lender or any other Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Secured Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege, preclude any other or further exercise thereof, or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Secured Parties hereunder and under the other Secured Credit Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

(c) Each Guarantor hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by real property located in the State of California, such Guarantor shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing such Guarantor’s or any Secured Party’s right to proceed against the Borrower or any other guarantor of the Guaranteed Obligations.

(d) Each Guarantor hereby waives, to the fullest extent permitted by applicable law, all rights and benefits under Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure. Each Guarantor hereby further waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2846, 2847, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code.

(e) Each Guarantor waives its rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, (1) any defenses such Guarantor may have to this Agreement by reason of an election of remedies by the Secured Parties and (2) any rights or defenses such Guarantor may have by reason of protection afforded to the Borrower pursuant to the antideficiency or other laws of California limiting or discharging the Borrower’s indebtedness, including, without limitation, Section 580a, 580b, 580d and 726 of the

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California Code of Civil Procedure. In furtherance of such provisions, each Guarantor hereby waives all rights and defenses arising out of an election of remedies of the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure destroys such Guarantor’s rights of subrogation and reimbursement against a Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(f) Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

Section 4.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Secured Credit Documents, each Guarantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one firm of local counsel in each relevant jurisdiction, and solely in the case of an actual or potential conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery, performance or enforcement of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable decision to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of this Agreement by, such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Secured Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Secured Credit Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within ten Business Days of written demand therefor.

Section 4.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors

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and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 4.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Guaranteed Parties in the Secured Credit Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Secured Credit Document shall be considered to have been relied upon by the relevant Secured Parties and shall survive the execution and delivery of the relevant Secured Credit Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Administrative Agent, any L/C Issuer, any Lender or any other Secured Party may have had notice or knowledge of any Default or default under any other Secured Credit Document or any incorrect representation or warranty at the time any credit is extended under any Secured Credit Document, and shall continue in full force and effect with respect to each Guarantor until this Agreement is terminated with respect to such Guarantor or such Guarantor is otherwise released from its obligations under this Agreement in each case pursuant to Section 4.13.

Section 4.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, restated, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

Section 4.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 4.08. Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of

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Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Guaranteed Party, any such notice being waived by the Borrower and each other Guaranteed Party to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties against any and all Guaranteed Obligations owing to such Lender and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Lender or Affiliate shall have made demand under this Agreement and although such Guaranteed Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.08 are in addition to other rights and remedies(including other rights of setoff) that such Lender may have.

Section 4.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York City in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto agrees that the Agents and Lenders retain the right to serve process in any other manner permitted by law and to bring proceedings against any Grantor in the courts of any other jurisdiction in connection with the exercise of any rights under this Agreement or the enforcement of any judgment.

(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 4.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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Section 4.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 4.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 4.12. Obligations Absolute. All rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any other Secured Hedge Agreement, any other agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any other Secured Hedge Agreement or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any portion of the Guaranteed Obligations or (d) subject to the terms of Section 4.13, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Agreement.

Section 4.13. Termination or Release. (a) Subject to Section 2.04, this Agreement and the Guarantees made herein shall terminate with respect to all Guaranteed Obligations when all the outstanding Guaranteed Obligations (other than Guaranteed Obligations in respect of Secured Hedge Agreements and Cash Management Obligations not yet due and payable (to the extent permitted by the terms thereof) and contingent indemnification obligations not yet accrued and payable) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Obligations have been reduced to zero (other than L/C Obligations that have been fully cash collateralized or supported by a backstop letter of credit in each case in an amount and on terms reasonably satisfactory to the Administrative Agent and the L/C Issuer) and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Restricted Subsidiary of the Borrower or becomes an Excluded Subsidiary.

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(c) In connection with any termination or release pursuant to paragraph (a) or (b), the Administrative Agent shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.13 shall be without recourse to or warranty by the Administrative Agent.

(d) At any time that the Borrower desires that the Administrative Agent take any of the actions described in the immediately preceding clause (c), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the respective Subsidiary Party is permitted pursuant to paragraph (a) or (b). The Administrative Agent shall have no liability whatsoever to any Secured Party as the result of any release of any Subsidiary Party by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 4.13.

(e) Notwithstanding anything to the contrary set forth in this Agreement, each Cash Management Bank and each Hedge Bank by the acceptance of the benefits under this Agreement hereby acknowledge and agree that (i) the obligations of the Borrower or any Subsidiary under any Secured Hedge Agreement and the Cash Management Obligations shall be guaranteed pursuant to this Agreement only to the extent that, and for so long as, the other Guaranteed Obligations are so guaranteed and (ii) any release of a Guarantor effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.

Section 4.14. Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Subsidiary Parties upon becoming a Restricted Subsidiary. In addition, certain Restricted Subsidiaries of the Loan Parties that are not required under the Credit Agreement to enter in this Agreement as Subsidiary Parties may elect to do so at their option. Upon execution and delivery by the Administrative Agent and a Restricted Subsidiary of a Guarantee Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 4.15. Recourse. This Agreement is made with full recourse to each Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Guarantor contained herein, in the Loan Documents and the other Secured Credit Documents and otherwise in writing in connection herewith or therewith.

Section 4.16. Limitation on Guaranteed Obligations. Each Guarantor that is a Subsidiary Party and each Secured Party (by its acceptance of the benefits of this Agreement) hereby confirms that it is its intention that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws (including the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law). To effectuate the foregoing intention, each Guarantor that is a Subsidiary Party and each Secured Party (by its acceptance of

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the benefits of this Agreement) hereby irrevocably agrees that the Guaranteed Obligations owing by such Guarantor under this Agreement shall be limited to such amount as will, after giving effect to such amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such Debtor Relief Laws (it being understood that it is the intention of the parties to this Agreement and the parties to any guarantee of any Junior Financing that is subordinated to the any of the Guaranteed Obligations, to the maximum extent permitted under applicable laws, the liabilities in respect of the guarantees of such Junior Financing shall not be included for the foregoing purposes and that, if any reduction is required to the amount guaranteed by any Guarantor hereunder and with respect to such Junior Financing that its guarantee of amounts owing in respect of such Junior Financing shall first be reduced) and after giving effect to any rights to contribution and/or subrogation pursuant to any agreement providing for an equitable contribution and/or subrogation among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such amount not constituting a fraudulent transfer or conveyance and the maximum liability of each Guarantor hereunder and under the Secured Credit Documents shall in no event exceed such amount. Notwithstanding the provisions of the two preceding sentences, as between the Secured Parties and the holders of such Junior Financing, it is agreed (and the provisions of Junior Financing Documentation shall so provide) that any diminution (whether pursuant to court decree or otherwise) of any Guarantor’s obligation to make any distribution or payment pursuant to this Agreement shall have no force or effect for purposes of the subordination provisions contained in such Junior Financing Documentation, and that any payments received in respect of a Guarantor’s obligations with respect to such Junior Financing shall be turned over to the holders of the “Senior Indebtedness” (as defined in such Junior Financing Documentation) (or obligations which would have constituted Senior Indebtedness if same had not been reduced or disallowed) of such Guarantor (which Senior Indebtedness shall be calculated as if there were no diminution thereto pursuant to this Section 4.16 or for any other reason other than the indefeasible payment in full in cash of the respective obligations which would otherwise have constituted Senior Indebtedness) until all such Senior Indebtedness (or obligations which would have constituted Senior Indebtedness if same had not been reduced or disallowed) has been indefeasibly paid in full in cash.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
[OSI signatures]

[Signature Page to Guarantee Agreement]

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[Deutsche signatures]

[Signature Page to Guarantee Agreement]

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SCHEDULE I to the
Guarantee Agreement

SUBSIDIARY PARTIES

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EXHIBIT I to the
Guarantee Agreement

SUPPLEMENT NO. __ dated as of [•], to the Guarantee Agreement dated as of October 26, 2012 (the “Guarantee Agreement”), among OSI RESTAURANT PARTNERS, LLC (the “Borrower”), OSI HOLDCO, INC. (“Holdings”), the Subsidiaries of the Borrower identified therein and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent.

A. Reference is made to (i) the Credit Agreement dated as of October 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, each Lender from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other agents and parties party thereto, (ii) each Secured Hedge Agreement (as defined in the Credit Agreement) and (iii) the Cash Management Obligations (as defined in the Credit Agreement).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement as applicable.

C. The Guarantors have entered into the Guarantee Agreement in order to induce (x) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to provide Cash Management Services. Section 4.14 of the Guarantee Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

Section 1. In accordance with Section 4.14 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Party and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.

Section 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that (i) it has the power and authority to enter into this Supplement and (ii) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

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Exhibit I

Section 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

Section 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guarantee Agreement.

Section 8. The New Subsidiary agrees to reimburse the Administrative Agent, on the same terms and to the same extent as provided for in section 4.03 of the Guarantee Agreement, for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

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IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                 [NAME OF NEW SUBSIDIARY]

By:     _______________________________
Name:
Title:

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EXHIBIT G

SECURITY AGREEMENT
dated as of
October 26, 2012
among
OSI RESTAURANT PARTNERS, LLC,
OSI HOLDCO, INC.,
THE SUBSIDIARIES OF OSI RESTAURANT PARTNERS, LLC
IDENTIFIED HEREIN
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

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(i)
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(continued)

SCHEDULES

Schedule I     -     Subsidiary Parties
Schedule II     -     Pledged Equity; Pledged Debt
Schedule III     -     Commercial Tort Claims
Schedule IV     -     Copyrights and Copyright Applications
Schedule V     -     Domain Names
Schedule VI     -     Licenses
Schedule VII     -     Patents and Patent Applications
Schedule VIII     -     Trademarks and Trademark Applications

EXHIBITS

Exhibit I     -     Form of Security Agreement Supplement
Exhibit II     -     Form of Copyright Security Agreement
Exhibit III     -    Form of Patent Security Agreement
Exhibit IV     -     Form of Trademark Security Agreement
Exhibit V     -     Form of Perfection Certificate

(ii)
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SECURITY AGREEMENT dated as of [●], 2012, among OSI RESTAURANT PARTNERS, LLC (the “Borrower”), OSI HOLDCO, INC. (“Holdings”), the Subsidiaries of the Borrower identified herein and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent for the Secured Parties (as defined below).

Reference is made to (i) the Credit Agreement dated as of [●], 2012 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, each Lender (as defined in the Credit Agreement) from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other agents and Persons party thereto (ii) each Guaranty (as defined in the Credit Agreement), (iii) each Secured Hedge Agreement (as defined in the Credit Agreement) and (iv) the Cash Management Obligations (as defined in the Credit Agreement).

The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement, the Hedge Banks have agreed to enter into and/or maintain one or more Secured Hedge Agreements on the terms and conditions set forth therein and the Cash Management Banks have agreed to provide and/or maintain Cash Management Services on the terms and conditions agreed upon by the Borrower or the respective Restricted Subsidiary and the respective Cash Management Bank. The obligations of the Lenders to extend such credit, the obligation of the Hedge Banks to enter into and/or maintain such Secured Hedge Agreements and the obligation of the Cash Management Bank to provide and/or maintain such Cash Management Services are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Grantor. Holdings, the Borrower and the Subsidiary Parties are affiliates of one another, will derive substantial benefits from (i) the extensions of credit to the Borrower pursuant to the Credit Agreement, (ii) the entering into and/or maintaining by the Hedge Banks of Secured Hedge Agreements with the Borrower and/or one or more of the Restricted Subsidiaries and (iii) the providing and/or maintaining of Cash Management Services by the Cash Management Banks to the Borrower and/or one or more of its Restricted Subsidiaries, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit, the Hedge Banks to enter into and maintain such Secured Hedge Agreements and the Cash Management Banks to provide and/or maintain such Cash Management Services. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any
Grantor under, with respect to or on account of an Account.

“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 4.02(d).

“Agreement” means this Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Bankruptcy Event of Default” shall mean any Event of Default under Section 8.01(f) of the Credit Agreement.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Parties.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Controlled” means, with respect to any Intellectual Property right, the possession (whether by ownership or license, other than pursuant to this Agreement) by a party of the right to grant to another party an interest as provided herein under such item or right without violating the terms of any agreement or other arrangements with any third party existing before or after the Closing Date.

“Copyright License” means any written agreement, now or hereafter in effect, (1) granting to any third party any right under an Owned Copyright or any Copyright that a Grantor otherwise has the right to grant a license under, or (2) granting to any Grantor any right under a Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit II hereto.

“Copyrights” means: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether the holder of such rights is an author, assignee, transferee or otherwise entitled to such rights, whether registered or unregistered and whether published or unpublished; (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule IV; and (c) all (i) rights and privileges arising under applicable law with respect to the use of such copyrights, (ii) reissues, renewals, continuations and extensions or restorations thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present of future infringements thereof, (iv)

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rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest, including those listed on Schedule V.

“Excluded Assets” has the meaning assigned to such term in the Credit Agreement.

“General Intangibles” has the meaning provided in Article 9 of the New York UCC and shall in any event include all choses in action and causes of action and all other intangible personal property of every kind and nature now owned or hereafter acquired by any Grantor, as the case may be, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Grantor” means each of Holdings, the Borrower and each Subsidiary Party.

“Intellectual Property” means all intellectual and similar property of every kind and nature, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software, databases, all other proprietary information, including but not limited to Domain Names, and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intellectual Property Collateral” means Collateral consisting of Owned Intellectual Property.

“License” means any Patent License, Trademark License, Copyright License, or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule VI.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Owned Copyrights” means Copyrights now Controlled by, or that hereafter become Controlled by Grantor, whether by acquisition, assignment, or an exclusive license, including those listed on Schedule IV.

“Owned Intellectual Property” means Intellectual Property now Controlled by, or that hereafter becomes Controlled by, any Grantor, whether by acquisition, assignment, or an

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exclusive license including, but not limited to, all Intellectual Property listed on Schedules IV, V and VII.

“Owned Patents” means Patents now Controlled by, or that hereafter become Controlled by, any Grantor whether by acquisition, assignment, or an exclusive license, including those listed on Schedule VII.

“Owned Trademarks” means Trademarks now Controlled by, or that hereafter become Controlled by, any Grantor, whether by acquisition, assignment, or an exclusive license, including those listed on Schedule VIII.

“Patent License” means any written agreement, now or hereafter in effect, (1) granting to any third party any right arising under an Owned Patent or any Patent that a Grantor otherwise has the right to grant a license under, or (2) granting to any Grantor any right arising under a Patent now or hereafter owned by any third party; and all rights of any Grantor under any such agreement.

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit III hereto.

“Patents” means: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule VII; and (b) (i) rights and privileges arising under applicable law with respect to the use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, reexaminations, divisions, continuations, renewals, extensions or restorations and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” means a certificate substantially in the form of Exhibit V hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the chief financial officer and the chief legal officer of the Borrower.

“Permit” has the meaning provided in the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all Pledged Equity,

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Pledged Debt and all other certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Credit Document” means each Loan Document, each Secured Hedge Agreement and any agreement evidencing any Cash Management Obligations.

“Secured Obligations” means the “Obligations” as defined in the Credit Agreement; it being acknowledged and agreed that the term “Secured Obligations” as used herein shall include each extension of credit under the Credit Agreement and all obligations of the Borrower and/or its Restricted Subsidiaries under the Secured Hedge Agreements and all Cash Management Obligations, in each case, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each L/C Issuer, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Subsidiary Parties” means (a) the Restricted Subsidiaries identified on Schedule I and (b) each other Restricted Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

“Trademark License” means any written agreement, now or hereafter in effect, (1) granting to any third party any right to use any Owned Trademark or any Trademark that a Grantor otherwise has the right to grant a license under, or (2) granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit IV hereto.

“Trademarks” means: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, slogans, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, whether registered or unregistered, now existing or hereafter adopted, acquired or assigned to, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule VIII, together with (b) any and all (i) rights and privileges arising under applicable law with respect to the use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including

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damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

ARTICLE II

Pledge of Securities

Section 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, including each Guaranty, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (i) all Equity Interests of the Borrower and of each other Subsidiary directly owned by such Grantor held by it and listed on Schedule II and any other Equity Interests of Subsidiaries directly owned in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include (A) Equity Interests of any Employment Participation Subsidiary (except to the extent a perfected security interest in such Subsidiary can be obtained by filing of a UCC-1 financing statement), (B) more than 65% of the total issued and outstanding Equity Interests of (i) any Foreign Subsidiary that is a CFC at any time and (ii) each Restricted Subsidiary that is a Domestic Subsidiary that is directly owned by the Borrower or by any Guarantor and that is treated as a disregarded entity for United States federal income tax purposes and substantially all of the assets of which consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs; (C) Equity Interests of Unrestricted Subsidiaries (until such time as any Unrestricted Subsidiary becomes a Restricted Subsidiary in accordance with the Credit Agreement, at which time, and without further action, this clause (C) shall no longer apply to the Equity Interests of such Subsidiary), (D) Equity Interests of any Subsidiary of a Foreign Subsidiary, (E) Margin Stock, (F) specifically identified Equity Interests of any Subsidiary with respect to which (i) the Administrative Agent has confirmed in writing to the Borrower its determination that the costs of providing a pledge of its Equity Interests is excessive in view of the practical benefits to be obtained by the Lenders or (ii) the Borrower in consultation with the Administrative Agent has reasonably determined that the creation or perfection of pledges of, or security interests in, such Equity Interests would result in material adverse tax consequences to Holdings, the Borrower or any of its Subsidiaries, (G) Equity Interests of any non-wholly owned Subsidiary if (but only to the extent that, and for so long as) (i) the Organization Documents or other agreements with respect to the Equity Interests of such non-wholly owned Subsidiary with other equity holders (other than any such agreement where all of the equity holders party thereto are Grantors or Subsidiaries thereof) do not permit or restrict the pledge of such Equity Interests, or (ii) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other adverse consequence to any of the Grantors or such Subsidiary (other than the loss of such Equity Interests as a result of any such exercise of remedies), (H) any Equity Interest if (but only to the extent that, and for so long as) the pledge of such Equity Interest hereunder (i) is prohibited by applicable Law other than to the extent such prohibition is rendered ineffective under the UCC or other applicable Laws or (ii) would violate the terms of any written agreement, license, lease or similar arrangement with respect to such Equity Interest or would require consent, approval, license or authorization (in each case, after

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giving effect to the relevant provisions of the UCC or other applicable Laws) or would give rise to a termination right (in favor of a Person other than Holdings, the Borrower or any Subsidiary) pursuant to any “change of control” or other similar provision under such written agreement, license or lease (except to the extent such provision is overridden by the UCC or other applicable Laws), in each case, (x) excluding any such written agreement that relates to Credit Agreement Refinancing Indebtedness or Incremental Equivalent Debt and (y) only to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 7.09 of the Credit Agreement, (I) Equity Interests of each Subsidiary set forth in Schedule 1.01G of the Credit Agreement, (J) Equity Interests of any Specified Lease Entity and (K) any other Equity Interests that constitute Excluded Assets (any Equity Interests excluded pursuant to clauses (A) through (K) above, the “Excluded Equity Interests”; provided, however, that Excluded Equity Interests shall not include any Proceeds, substitutions or replacements of any Excluded Equity Interests referred to in the foregoing clauses (A) through (K) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Equity Interests referred to in the foregoing clauses (A) through (K))); (ii) (A) promissory notes and instruments evidencing indebtedness owned by a Grantor and listed opposite the name of such Grantor on Schedule II, and (B) any promissory notes and instruments evidencing indebtedness obtained in the future by such Grantor (the “Pledged Debt”); (iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01; (iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all Proceeds of, and Security Entitlements in, any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”; provided that Pledged Collateral shall not include any Excluded Assets).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the applicable Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly (but in any event within 30 days after the date hereof or if acquired after the date hereof, within 30 days after receipt thereof by such Grantor (or such longer period as the Collateral Agent may agree in its reasonable discretion)) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the applicable Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities, in the case of promissory notes and instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b) Each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount that is in excess of $5,000,000 owed to such Grantor by any Person to be evidenced by a duly executed promissory note to be pledged and delivered

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to the Collateral Agent, for the benefit of the applicable Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment (if appropriate) duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Schedule II and made a part hereof; provided that failure to supplement Schedule II hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 2.03. Representations, Warranties and Covenants. Each of Holdings and the Borrower jointly and severally represents, warrants and covenants, as to themselves and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II, or the supplement thereto, as applicable, correctly sets forth, as of the Closing Date and as of each date on which a supplement to Schedule II is delivered pursuant to Section 2.02(c), the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests required to be pledged and all debt securities and promissory notes required to be pledged and delivered hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b) the Pledged Equity issued by the Borrower or a Subsidiary and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings or a Subsidiary of Holdings, to the best of Holdings’ and the Borrower’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings or a Subsidiary of Holdings, to the best of Holdings’ and the Borrower’s knowledge), are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers made in accordance with the Credit Agreement and (A) Liens created by the Collateral Documents and (B) Liens expressly permitted pursuant to Section 7.01 of the Credit

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Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however, arising, of all Persons whomsoever;

(d) except for (i) restrictions and limitations imposed by the Loan Documents or securities laws generally, (ii) in the case of Pledged Equity of Persons that are not Subsidiaries, transfer restrictions that exist at the time of acquisition of such Equity Interests and (iii) as described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and first-priority perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations, subject only to any Lien permitted pursuant to Section 7.01 of the Credit Agreement; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Administrative Agent in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Administrative Agent (including, without limitation, this Section 2.03) shall be deemed not to apply to such excluded assets.

Section 2.04. Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity (x) shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, and (ii) such certificate shall be delivered to the Collateral Agent in

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accordance with Section 2.02 or (y) shall, in the case of any limited liability company or limited partnership that is a wholly-owned Restricted Subsidiary of any Grantor, be an uncertificated “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction unless a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, has been executed and delivered by the relevant Grantor and the issuer of such interests to the Collateral Agent within 30 days from the date hereof or if such interest is acquired after the date hereof, within 30 days from the date of such acquisition (or such longer period as the Collateral Agent may agree in its reasonable discretion).

Section 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing and the Collateral Agent shall give the Borrower notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement and, in the case of Pledged Securities of persons that are not Subsidiaries, to the extent permitted by the documentation governing such Pledged Securities; provided that, notwithstanding the foregoing, if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give the notice referred to above in order to exercise the rights described above.

Section 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Borrower that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Secured Credit Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly (after reasonable advance notice) execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities, to the extent (and only to the extent) that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit

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Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the applicable Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities in accordance with this Section 2.06(a)(iii).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a) (iii) of this Section 2.06 in the absence of an Event of Default and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit

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the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06 shall be reinstated.

(d) Any notice given by the Collateral Agent to the Borrower suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing. Notwithstanding anything to the contrary contained in Section 2.06(a), (b) or (c), if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in said Section in order to exercise any of its rights described in such Section, and the suspension of the rights of each of the Grantors under each such Section shall be automatic upon the occurrence of such Bankruptcy Event of Default.

Section 2.07. Collateral Agent Not a Partner or Limited Liability Company
Member. Nothing contained in this Agreement shall be construed to make the Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Pledged Equity consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Grantor and/or any other Person.

ARTICLE III

Security Interests in Personal Property

Section 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, including each Guaranty, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest(collectively, the “Article 9 Collateral”):

(i) all Accounts;

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(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all General Intangibles and Permits;

(vi) all Instruments;

(vii) all Inventory;

(viii) all Intellectual Property Collateral;

(ix) all Investment Property;

(x) all books and records pertaining to the Article 9 Collateral;

(xi) all Goods and Fixtures;

(xii) all Letter-of-Credit Rights;

(xiii) all Commercial Tort Claims described on Schedule III from time to time;

(xiv) the Cash Collateral Account (and all cash, securities and other investments deposited therein);

(xv) all Supporting Obligations;

(xvi) all Security Entitlements in any or all of the foregoing; and

(xvii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, Article 9 Collateral shall not include any, and no Security Interest shall be granted in any, Excluded Assets.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to

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which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) Each Grantor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), including the Trademark Security Agreement, Copyright Security Agreement, and Patent Security Agreement or other documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor, and naming such Grantor, as debtor, and the Collateral Agent, as secured party.

Section 3.02. Representations and Warranties. Holdings and the Borrower jointly and severally represent and warrant, as to themselves and the other Grantors, to the Collateral Agent and the Secured Parties that:

(a) Subject to Liens permitted by Section 7.01 of the Credit Agreement, each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed, executed and delivered to the Collateral Agent and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material aspects as of the Closing Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the applicable Grantor to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that fully executed agreements in the form of Exhibit II, Exhibit III and Exhibit IV hereof and containing a description of all Collateral consisting

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of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (iii) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any Lien that is expressly permitted pursuant to Section 7.01 of the Credit Agreement and has priority as a matter of law and (ii) Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument

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is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

    (e) All Commercial Tort Claims of each Grantor in existence on the date of this Agreement (or on the date upon which such Grantor becomes a party to this Agreement) are described on Schedule III hereto.

Section 3.03. Covenants. (a) The Borrower agrees to promptly notify the Collateral Agent in writing of any change (i) in the legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, (iii) in the jurisdiction of organization of any Grantor, (iv) in the Location of any Grantor or (v) in the organizational identification number of any Grantor. In addition, if any Grantor does not have an organizational identification number on the Closing Date (or the date such Grantor becomes a party to this Agreement) and later obtains one, the Borrower shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interests (and the priority thereof) of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

(b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.01 of the Credit Agreement; provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is both (x) determined by such Grantor in good faith to be desirable in the conduct of its business and (y) is permitted by the Credit Agreement.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Borrower setting forth the information required pursuant to Schedules 1(a), 1(c), 1(e), 1(f) and 2(b) of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c).

(d) The Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that exceeds $5,000,000 shall be or become evidenced by any promissory note or other instrument,

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such note or instrument shall be promptly pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 days after demand for any payment made or any reasonable and documented expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which exceeds $5,000,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the applicable Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(h) Notwithstanding any provision of this Agreement to the contrary, no control agreement in respect of cash or cash equivalents, deposit or securities accounts or uncertificated securities of persons other than wholly-owned Restricted Subsidiaries directly owned by the Borrower or any Grantor shall be required, and no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect any security interest in such assets, including any Intellectual Property registered in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

Section 3.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each

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Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral and evidencing an amount in excess of $5,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the applicable Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the applicable Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Collateral Agent’s request and following the occurrence of an Event of Default such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property are held by any Grantor or its nominee through a securities intermediary or commodity intermediary, upon the Collateral Agent’s request and following the occurrence of an Event of Default, such Grantor shall immediately notify the Collateral Agent thereof and at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent shall either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

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(c) Commercial Tort Claims. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $5,000,000 or more, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor and provide supplements to Schedule III describing the details thereof and shall grant to the Collateral Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(d) Letter of Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with a stated amount of $5,000,000 or more, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

ARTICLE IV

Certain Provisions Concerning Intellectual Property Collateral

Section 4.01. Grant of License to Use Intellectual Property. Without limiting the provision of Section 3.01 hereof or any other rights of the Collateral Agent as the holder of a Security Interest in any Intellectual Property Collateral, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon request by the Collateral Agent, grant to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors and exercisable only after the occurrence and during the continuation of an Event of Default) to use, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

Section 4.02. Protection of Collateral Agent’s Security.

(a) Except to the extent failure to act, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property Collateral for

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which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States, to (i) maintain the validity and enforceability of any registered Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b) Except where failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(c) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(d) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property Collateral after the Closing Date (“After-Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.

(e) Nothing in this Agreement prevents any Grantor from discontinuing the use or maintenance of any of its Intellectual Property Collateral to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

Section 4.03. After-Acquired Property. Once every fiscal quarter of the Borrower, with respect to (i) issued or registered Patents (or published applications therefore) or Trademarks (or applications therefor), and (ii) with respect to registered Copyrights (in each of cases (i) and (ii), other than Excluded Assets), each Grantor shall sign and deliver to the

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Collateral Agent an appropriate Security Agreement Supplement and related grant of security interest with respect to all of its applicable Owned Intellectual Property as of the last day of such period, to the extent that such Intellectual Property is not covered by any previous Security Agreement Supplement and related grant of security interest so signed and delivered by it. In each case, it will promptly cooperate as reasonably necessary to enable the Collateral Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.

ARTICLE V

Remedies

Section 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations, as applicable, under the Uniform Commercial Code or other applicable law, and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; (iv) withdraw any and all cash or other Collateral from the Cash Collateral Account and to apply such cash and other Collateral to the payment of any and all Secured Obligations in the manner provided in Section 5.02 of this Agreement; (v) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate; and (vi) with respect to any Intellectual Property Collateral, on demand, cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Intellectual Property Collateral by the applicable Grantors to the Collateral Agent, or license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Intellectual Property Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine, provided, however, that such terms shall include all terms and restrictions that customarily required to ensure the continuing validity and effectiveness of the Intellectual Property at issue, such as, without limitation, quality control and inure provisions with regard to Trademarks, patent designation provisions with regard to patents, and copyright notices and restrictions or decompilation and reverse engineering of copyrighted software. The Collateral Agent shall be authorized at any sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of such securities to Persons who will represent and agree that they are purchasing the

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Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full (in which case the applicable Grantors shall be entitled to the proceeds of any such sale pursuant to Section 5.02 hereof). As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or

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courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Borrower of its intent to exercise such rights (except in the case of a Bankruptcy Event of Default, in which case no such notice shall be required), for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies if insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement or to pay any premium in whole or in part relating thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

Section 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with the provisions of Section 8.04 of the Credit Agreement. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. It is understood and agreed that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

ARTICLE VI

Indemnity, Subrogation and Subordination

Section 6.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 6.03), each Guarantor Party (as defined in the Guaranty) agrees that, in the event any assets of any Grantor that is a Subsidiary Party shall be sold pursuant to this Agreement or any other Collateral Document to satisfy in whole or in part an Obligation owing directly by such Guaranteed Party to any Secured Party (i.e., other than pursuant to its capacity as a Guarantor under the Guaranty), such Guaranteed Party shall indemnify such Grantor in an amount equal to the fair market value of the assets so sold.

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Section 6.02. Contribution and Subrogation. At any time a payment by any Subsidiary Party in respect of the Secured Obligations is made under this Agreement or any other Collateral Document as a result of a sale of assets by such Subsidiary Party that shall not have been fully indemnified as provided in Section 6.01, the right of contribution of each Subsidiary Party against each other Subsidiary Party shall be determined as provided in the immediately succeeding sentence, with the right of contribution of each Subsidiary Party to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Secured Obligations under this Agreement and not indemnified pursuant to Section 6.01. At any time that a Relevant Payment is made by a Subsidiary Party that results in the aggregate payments made by such Subsidiary Party in respect of the Secured Obligations to and including the date of the Relevant Payment exceeding such Subsidiary Party’s Contribution Percentage (as defined below) of the aggregate payments made by all Subsidiary Parties in respect of the Secured Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Subsidiary Party shall have a right of contribution against each other Subsidiary Party who has made payments in respect of the Secured Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Subsidiary Party’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Subsidiary Parties in respect of the Secured Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Subsidiary Party and the denominator of which is the Aggregate Excess Amount of all Subsidiary Parties multiplied by (y) the Aggregate Deficit Amount of such other Subsidiary Party. A Subsidiary Party’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that the contribution rights of such Subsidiary Party shall be subject to Section 6.03. As used in this Section 6.02: (i) each Subsidiary Party’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Subsidiary Party by (y) the aggregate Adjusted Net Worth of all Subsidiary Parties; (ii) the “Adjusted Net Worth” of each Subsidiary Party shall mean the greater of (x) the Net Worth (as defined below) of such Subsidiary Party and (y) zero; and (iii) the “Net Worth” of each Subsidiary Party shall mean the amount by which the fair saleable value of such Subsidiary Party’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under the Subsidiary Guaranty or any guaranteed obligations arising under any guaranty of any Junior Financing or any Permitted Refinancing thereof) on such date. Notwithstanding anything to the contrary contained above, any Subsidiary Party that is released from this Agreement pursuant to Section 7.13 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 6.02, and at the time of any such release, if the released Subsidiary Party had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Subsidiary Parties shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Subsidiary Parties. Each of the Subsidiary Parties recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Subsidiary Party has the right to waive its contribution right against any other Subsidiary Party to the extent that

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after giving effect to such waiver such Subsidiary Party would remain solvent, in the determination of the Required Lenders.

Section 6.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations; provided, that if any amount shall be paid to such Grantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Secured Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 5.02 of this Agreement. No failure on the part of the Borrower or any Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

ARTICLE VII

Miscellaneous

Section 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

Section 7.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, any L/C Issuer or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Collateral Agent, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver,

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amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 7.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, the Grantors jointly and severally agree to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one firm of local counsel in each relevant jurisdiction, and solely in the case of an actual or potential conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery, performance or enforcement of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent, trustee, investment advisor or attorney-in-fact of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.03 shall be payable within 10 days of written demand therefor.

Section 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 7.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other

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instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding (except if such Letter of Credit is cash collateralized or subject to a backstop letter of credit in each case in an amount and on terms reasonably satisfactory to the Administrative Agent and the L/C Issuer) and so long as the Commitments have not expired or terminated.

Section 7.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

Section 7.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.08. Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower and each Loan Party to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the

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credit or the account of the respective Loan Parties against any and all obligations owing to such Lender and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Lender or Affiliate shall have made demand under this Agreement and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Collateral Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 7.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

Section 7.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York City in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto agrees that the Agents and Lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any Grantor in the courts of any other jurisdiction in connection with the exercise of any rights under this Agreement or the enforcement of any judgment.

(c) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 7.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE

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PARTIES HERETO WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, the Secured Hedge Agreements, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, the Secured Hedge Agreements or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 7.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the outstanding Secured Obligations (other than Secured Obligations in respect of Secured Hedge Agreements and Cash Management Obligations not yet due and payable (to the extent permitted by the terms thereof) and contingent indemnification obligations not yet accrued and payable) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Obligations have been reduced to zero (except if such Letter of Credit is fully cash collateralized or supported by a backstop letter of credit in each case in an amount and on terms reasonably satisfactory to the Administrative Agent and the L/C Issuer) and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary of the Borrower.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement, or upon the effectiveness of any written consent to

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the release of the security interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents (including relevant certificates, securities and other instruments) that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Collateral Agent.

(e) At any time that the respective Grantor desires that the Collateral Agent take any action described in the immediately preceding paragraph (d), it shall, upon request of the Collateral Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b) or (c). The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this Section 7.13.

(f) Notwithstanding anything to the contrary set forth in this Agreement, each Cash Management Bank and each Hedge Bank by the acceptance of the benefits under this Agreement hereby acknowledge and agree that (i) the obligations of the Borrower or any Subsidiary under any Secured Hedge Agreement and the Cash Management Obligations shall be secured pursuant to this Agreement only to the extent that, and for so long as, the other Secured Obligations are so secured and (ii) any release of Collateral effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.

Section 7.14. Additional Restricted Subsidiaries. Pursuant to Section 6.11 of the Credit Agreement, certain Restricted Subsidiaries of the Loan Parties that were not in existence or not Restricted Subsidiaries on the date of the Credit Agreement are required to enter in this Agreement as Grantors upon becoming Restricted Subsidiaries. In addition, certain Restricted Subsidiaries of the Loan Parties that are not required under the Credit Agreement to enter in this Agreement as Grantors may elect to do so at their option. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 7.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent

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shall have the right, upon the occurrence and during the continuance of an Event of Default and (unless a Bankruptcy Event of Default has occurred and is continuing) delivery of notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent or the Cash Collateral Account and adjust, settle or compromise the amount of payment of any Account; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

Section 7.16. General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 7.17. Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of Fixtures and real estate leases, letting and licenses of,

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and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral.

Section 7.18. Recourse; Limited Obligations. This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Loan Documents and the Secured Hedge Agreements and otherwise in writing in connection herewith or therewith. It is the desire and intent of each Grantor and the Secured Parties that this Agreement shall be enforced against each Grantor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, and in furtherance of the foregoing, it is noted that the obligations of each Grantor that is a Subsidiary Party have been limited as expressly provided in the Subsidiary Guaranty and are limited hereunder as and to the same extent provided therein.

* * *

32
NEWYORK 8663622 (2K)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[OSI signatures]

[Signature Page to Security Agreement]

NEWYORK 8663622 (2K)

[Deutsche signatures]

[Signature Page to Security Agreement]

NEWYORK 8663622 (2K)

SCHEDULE I to the
Guarantee Agreement

SUBSIDIARY PARTIES

SCHEDULE II to
the Security Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

II-1
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SCHEDULE III to the
Security Agreement

COMMERCIAL TORT CLAIMS

III-1
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SCHEDULE IV
to the
Security Agreement

U.S. COPYRIGHTS OWNED BY [NAME OR GRANTOR]
[Make a separate page of Schedule IV for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]
U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

Unregistered Copyrights

IV-1
NEWYORK 8663622 (2K)

SCHEDULE V
to the
Security Agreement

DOMAIN NAMES OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule IV for each Grantor and state if no Domain Names are owned.]

Internet Domain Names	Country	Registration No. (or other applicable identifier)

V-1
NEWYORK 8663622 (2K)

SCHEDULE VI
to the
Security Agreement

U.S. COPYRIGHTS LICENSES OWNED BY [NAME OR GRANTOR]
[Make a separate page of Schedule IV for each Grantor and state if no Copyrights Licenses are owned.]

PATENTS LICENSES OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule IV for each Grantor and state if no Patents Licenses are owned.]

TRADEMARK LICENSES OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule IV for each Grantor and state if no Trademark Licenses are owned.]

VI-1
NEWYORK 8663622 (2K)

SCHEDULE VII
to the
Security Agreement

PATENTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule IV for each Grantor and state if no patents are owned. List in numerical order by Patent No./Patent Application No.]
U.S. Patent Registrations

Patent Numbers	Issue Date

U.S. Patent Applications

Patent Numbers	Filing Date

VII-1
NEWYORK 8663622 (2K)

SCHEDULE VIII
to the
Security Agreement

TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule IV for each Grantor and state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Mark	Filing Date	Application No.

Common Law Trademarks

VIII-1
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EXHIBIT I to the
Security Agreement

SUPPLEMENT NO. __ dated as of [•], to the Security Agreement dated as of October 26, 2012, among OSI RESTAURANT PARTNERS, LLC (the “Borrower”), OSI HOLDCO, INC. (“Holdings”), the Subsidiaries of the Borrower identified therein and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent for the Secured Parties (as defined below).
A. Reference is made to (i) the Credit Agreement dated as of October 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, each Lender from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other agents and parties party thereto (ii) the Guaranty (as defined in the Credit Agreement), (iii) each Secured Hedge Agreement (as defined in the Credit Agreement) and (vi) the Cash Management Obligations (as defined in the Credit agreement).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

C. The Grantors have entered into the Security Agreement in order to induce (x) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Bank to provide Cash Management Services. Section 7.14 of the Security Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Security Agreement by execution and delivery of an instrument substantially in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Security Agreement in order to induce the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

Section 1. In accordance with Section 7.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Grantor) and Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the

NEWYORK 8663622 (2K)

EXHIBIT I to the
Security Agreement

New Subsidiary's right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.
Section 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that (i) it has the power and authority to enter into this Supplement and (ii) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
Section 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
Section 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.
Section 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
Section 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement.

NEWYORK 8663622 (2K)

EXHIBIT I to the
Security Agreement

Section 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.
*    *    *

NEWYORK 8663622 (2K)

EXHIBIT I to the
Security Agreement

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.
[NAME OF NEW SUBSIDIARY]

By:	_________________________________
Name:
Title:
Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	_________________________________
Name:
Title:

By:	_________________________________
Name:
Title:

NEWYORK 8663622 (2K)

EXHIBIT I to the
Security Agreement

LOCATION OF COLLATERAL

Description	Location

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

NEWYORK 8663622 (2K)

Exhibit II to
the Security Agreement

[FORM OF]
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT SECURITY AGREEMENT, dated as of [______ ___], 20[__], made by [____________________], a [___________] (the “Grantor”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent (together with its successors in such capacity, the “Grantee”) for the Secured Parties referred to in the Credit Agreement, dated as of October 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, a Delaware limited liability company, OSI Holdco, Inc., a Delaware corporation, each Lender (as defined in the Credit Agreement) from time to time party thereto, the Grantee, as Administrative Agent, and the other agents and parties party thereto.
WHEREAS, the Grantor is party to a Security Agreement, dated as of October 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Grantee pursuant to which the Grantor is required to execute and deliver this Copyright Security Agreement;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Lenders to extend credit under the Credit Agreement, the Grantor hereby agrees with the Grantee as follows:
SECTION 1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not defined have the meaning given to them in the Security Agreement, or if not defined therein, in the Credit Agreement.
SECTION 2.    Grant of Security Interest in Copyrights. As security for the payment and performance in full of the Obligations, including the Guarantees, the Grantor hereby assigns and pledges to the Grantee, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Grantee, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in, to, or under all right, title or interest in or to any and all of the Owned Copyrights, including those listed on Schedule I hereto, and all proceeds of the Owned Copyrights (in each case, other than Excluded Assets).
SECTION 3.    Security Agreement. The Security Interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Grantee pursuant to the Security Agreement, and the Grantee and the Grantor hereby acknowledge and affirm that the rights and remedies of the Grantee with respect to the Security Interest in the Owned Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

NEWYORK 8663622 (2K)

Exhibit II to
the Security Agreement

SECTION 4.    Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.
SECTION 5.    Recordation. The Grantor authorizes and requests that the United States Copyright Office record this Agreement.
SECTION 6.    Governing Law. This Copyright Security Agreement shall be governed by and construed in accordance with the laws of the State of New York.
[signature page follows]

NEWYORK 8663622 (2K)

Exhibit II to
the Security Agreement

IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
[__________________________],
as Grantor

By:	_________________________________
Name:
Title:

NEWYORK 8663622 (2K)

Exhibit II to
the Security Agreement

Accepted and Agreed:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Grantee

By:	_________________________________
Name:
Title:

By:	_________________________________
Name:
Title:

NEWYORK 8663622 (2K)

Exhibit II to
the Security Agreement

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS
UNITED STATES COPYRIGHTS:
U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Date Filed

NEWYORK 8663622 (2K)

Exhibit III to
the Security Agreement

[FORM OF]
PATENT SECURITY AGREEMENT
PATENT SECURITY AGREEMENT, dated as of [______ ___], 20[__], made by [____________________], a [___________] (the “Grantor”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent (together with its successors in such capacity, the “Grantee”) for the Secured Parties referred to in the Credit Agreement, dated as of October 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, a Delaware limited liability company, OSI Holdco, Inc., a Delaware corporation, each Lender (as defined in the Credit Agreement) from time to time party thereto, the Grantee, as Administrative Agent, and the other agents and parties party thereto.
WHEREAS, the Grantor is party to a Security Agreement, dated as of October 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Grantee pursuant to which the Grantor is required to execute and deliver this Patent Security Agreement;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Lenders to extend credit under the Credit Agreement, the Grantor hereby agrees with the Grantee as follows:
SECTION 1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not defined have the meaning given to them in the Security Agreement, or if not defined therein, in the Credit Agreement.
SECTION 2.    Grant of Security Interest in Patents. As security for the payment and performance in full of the Obligations, including the Guarantees, the Grantor hereby assigns and pledges to the Grantee, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Grantee, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in, to, or under all right, title or interest in or to any and all Owned Patents, including those listed on Schedule I hereto, and all proceeds and products of the Owned Patents and all causes of action arising prior to or after the date hereof for infringement or competition regarding the same of any of the Owned Patents (in each case, other than Excluded Assets).
SECTION 3.    Security Agreement. The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Grantee pursuant to the Security Agreement, and the Grantee and the Grantor hereby acknowledge and affirm that the rights and remedies of the Grantee with respect to the Security Interest in the Owned Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

NEWYORK 8663622 (2K)

Exhibit III to
the Security Agreement

SECTION 4.    Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.
SECTION 5.    Recordation. The Grantor authorizes and requests that the Commissioner of Patents and Trademarks record this Agreement.
SECTION 6.    Governing Law. This Patent Security Agreement shall be governed by and construed in accordance with the laws of the State of New York.
[signature page follows]

NEWYORK 8663622 (2K)

Exhibit III to
the Security Agreement

IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
[__________________________],
as Grantor

By:	_________________________________
Name:
Title:

NEWYORK 8663622 (2K)

Exhibit III to
the Security Agreement

Accepted and Agreed:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Grantee

By:	_________________________________
Name:
Title:

By:	_________________________________
Name:
Title:

NEWYORK 8663622 (2K)

Exhibit III to
the Security Agreement

SCHEDULE I
to
PATENT SECURITY AGREEMENT
PATENT REGISTRATIONS AND PATENT APPLICATIONS
UNITED STATES PATENTS:
U.S. Patent Registrations

Patent Numbers	Issue Date

U.S. Patent Applications

Patent Application No.	Filing Date

NEWYORK 8663622 (2K)

Exhibit IV to
the Security Agreement

[FORM OF]
TRADEMARK SECURITY AGREEMENT
TRADEMARK SECURITY AGREEMENT, dated as of [______ ___], 20[__] made by [________________], a [___________] (the “Grantor”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent (together with its successors in such capacity, the “Grantee”) for the Secured Parties referred to in the Credit Agreement, dated as of October 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, a Delaware limited liability company, OSI Holdco, Inc., a Delaware corporation, each Lender (as defined in the Credit Agreement) from time to time party thereto, the Grantee, as Administrative Agent, and the other agents and parties party thereto.
WHEREAS, the Grantor is party to a Security Agreement, dated as of October 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Grantee pursuant to which the Grantor is required to execute and deliver this Trademark Security Agreement;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Lenders to extend credit under the Credit Agreement, the Grantor hereby agrees with the Grantee as follows:
SECTION 1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not defined have the meaning given to them in the Security Agreement, or if not defined therein, in the Credit Agreement.
SECTION 2.    Grant of Security Interest in Trademarks. As security for the payment and performance in full of the Obligations, including the Guarantees, the Grantor hereby assigns and pledges to the Grantee, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Grantee, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in, to, or under all right, title or interest in or to any and all of the Owned Trademarks, including those listed on Schedule I hereto, and all proceeds of the Owned Trademarks, the goodwill of the businesses with which the Owned Trademarks are associated, and all causes of action arising prior to or after the date hereof for infringement of any the Owned Trademarks or unfair competition regarding the same (in each case, other than Excluded Assets).
SECTION 3.    Security Agreement. The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Grantee pursuant to the Security Agreement, and the Grantee and the Grantor hereby acknowledge and affirm that the rights and remedies of the Grantee with respect to the Security

NEWYORK 8663622 (2K)

Exhibit IV to
the Security Agreement

Interest in the Owned Trademark made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
SECTION 4.    Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.
SECTION 5.    Recordation. The Grantor authorizes and requests that the Commissioner of Patents and Trademarks record this Agreement.
SECTION 6.    Governing Law. This Trademark Security Agreement shall be governed by and construed in accordance with the laws of the State of New York.
[signature page follows]

NEWYORK 8663622 (2K)

Exhibit IV to
the Security Agreement

IN WITNESS WHEREOF, the Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
__________________________],
as Grantor

By:	_________________________________
Name:
Title:

NEWYORK 8663622 (2K)

Exhibit IV to
the Security Agreement

Accepted and Agreed:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Grantee

By:	_________________________________
Name:
Title:

By:	_________________________________
Name:
Title:

NEWYORK 8663622 (2K)

Exhibit IV to
the Security Agreement

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS
UNITED STATES TRADEMARKS:
U.S. Trademark Registrations

Mark	Reg. Date	Reg. No

U.S. Trademark Applications

Mark	Filing Date	Application No.

NEWYORK 8663622 (2K)

Exhibit V to
the Security Agreement

FORM OF PERFECTION CERTIFICATE
Reference is made to the Credit Agreement dated as of October 26, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the OSI Restaurant Partners, LLC (the “Borrower”), a Delaware limited liability company, OSI Holdco, Inc., a Delaware corporation, each Lender (as defined in the Credit Agreement) from time to time party thereto, the Grantee, as Administrative Agent, and the other agents and parties party thereto. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement or Guaranty referred to therein, as applicable.
The undersigned, the Chief Financial Officer of the Borrower, hereby certifies to the Administrative Agent and each other Secured Party as follows:
1.    Names. (a) The exact legal name of each Guarantor, as such name appears in its respective certificate of incorporation or formation, is as follows:
(b)  Set forth below is each other legal name each Guarantor has had in the past five years, together with the date of the relevant change:
(c)  Except as set forth in Schedule 1 hereto, to our knowledge, no Guarantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation to the extent such information is available to the Borrower.
(d)  To our knowledge, the following is a list of all other names (including trade names or similar appellations) used by each Guarantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:
(e)  Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Guarantor that is a registered organization:
(f)  Set forth below is the Federal Taxpayer Identification Number of each Guarantor:
2.  Current Locations. (a)  The chief executive office of each Guarantor is located at the address set forth opposite its name below:

Guarantor	Mailing Address	County	State

NEWYORK 8663622 (2K)

(b)  The jurisdiction of formation of each Guarantor that is a registered organization is set forth opposite its name below:
Guarantor:                    Jurisdiction:
(c) Set forth below opposite the name of each Guarantor are the names and addresses of all Persons other than such Guarantor that have possession of any material Collateral of such Guarantor:

Guarantor	Mailing Address	County	State

(d)  Set forth below is a list of all real property held by each Guarantor, whether owned or leased, the name of the Guarantor that owns or leases such real property, and the fair market value of any such owned or leased real property, to the extent an appraisal exists with respect to any such owned or leased real property, or, in the absence of any such appraisal, the book value of any such owned real property or the current annual rent with respect to any such leased real property:

Address	Owned/Leased	Guarantor	Book, Market or Rental Value

(e) Set forth below opposite the name of each Guarantor are all the locations where such Guarantor maintains any material Collateral and all the places of business where such Guarantor conducts any material business that are not identified above:

Guarantor	Mailing Address	County	State

3.  Unusual Transactions. All Accounts have been originated by the Guarantor and all Inventory has been acquired by the Guarantor in the ordinary course of business (other than Accounts acquired in connection with a business acquisition).
4.  Schedule of Filings. Attached hereto as Schedule 4 is a schedule setting forth the proper Uniform Commercial Code filing office in the jurisdiction in which each Guarantor is located and, to the extent any of the Collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Guarantor in Section 2 hereof.
5.  Stock Ownership and other Equity Interests. Attached hereto as Schedule 5 is a true and correct list of all the issued and outstanding Equity Interests of the Borrower and each Subsidiary and the record and beneficial owners of such Equity Interests. Also set forth on Schedule 5 is each Investment of Holdings, the Borrower or any Subsidiary that represents 50% or less of the Equity Interests of the Person in which such Investment was made.

NEWYORK 8663622 (2K)

6.  Debt Instruments. Attached hereto as Schedule 6 is a true and correct list of all promissory notes and other evidence of Indebtedness held by Holdings, the Borrower and each other loan party having a principal amount in excess of $5,000,000 that are required to be pledged under the Security Agreement, including all intercompany notes between Loan Parties.
7.  Mortgage Filings. Attached hereto as Schedule 7 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current mortgagor/grantor of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.
8.  Intellectual Property. (a) Attached hereto as Schedule 8(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Guarantor's: (i) Patents and Patent Applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each Patent and Patent Application owned by any Guarantor; and (ii) Trademarks and Trademark Applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each Trademark and Trademark application owned by any Guarantor.
(b)  Attached hereto as Schedule 8(B) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Guarantor's Copyrights and Copyright Applications, including the name of the registered owner, title, the registration number or application number and the expiration date (if already registered) of each Copyright or Copyright Application owned by any Guarantor.

NEWYORK 8663622 (2K)

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [___] day of [________], 20[__].
OSI RESTAURANT PARTNERS, LLC
by

Name:
Title:

NEWYORK 8663622 (2K)

EXHIBIT H

[FORM OF] LETTER OF CREDIT APPLICATION
Dated1
Deutsche Bank Trust Company Americas, as Administrative Agent, Swing Line Lender and an L/C Issuer under the Credit Agreement, dated as of October 26, 2012 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among OSI HoldCo, Inc., OSI Restaurant Partners, LLC (the “Borrower”), the lenders from time to time party thereto, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Bookrunners, Bank of America, N.A., as Syndication Agent, and Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents
60 Wall Street
New York, New York 10005
Attention: Dusan Lazarov

[[____2_____], as Letter of Credit Issuer
under the Credit Agreement
_____________________
_____________________
_____________________]
Attention: [_______________]

Ladies and Gentlemen:
Pursuant to Section 2.03 of the Credit Agreement, we hereby request that the L/C Issuer referred to above [issue] [amend] [a [Trade] [Standby] Letter of Credit] [the Letter of

____________________________
1    Date of Letter of Credit Request.
2    Insert name and address of L/C Issuer. For Standby Letters of Credit issued by Deutsche Bank Trust
Company Americas insert: Deutsche Bank Trust Company Americas, 60 Wall Street, New York, NY
10005-MS NYC 60-2708, Attention: Global Loan Operations, Standby Letter of Credit Unit. For Trade
Letters of Credit issued by Deutsche Bank Trust Company Americas, insert: Deutsche Bank Trust Company
Americas, 60 Wall Street, New York, NY 10005, Attention: Trade and Risk Services, Import LC. For
Letters of Credit issued by another L/C Issuer, insert the correct notice information for that L/C Issuer.

NEWYORK 8664453 (2K)

Exhibit H

Credit described in Annex A hereto] for the account of the undersigned on [____, 20__]3    (the “Date of [Issuance] [Amendment]”) in the aggregate stated amount of $[     ]4.
For purposes of this Letter of Credit Application, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respec-tive meaning provided therein.
The beneficiary of the [requested] [amended] Letter of Credit will be [          ]5, and such Letter of Credit will be in support of [          ]6     and will [have a stated expiration date of [          ]7] [be an Auto-Renewal Letter of Credit with a Nonrenewal Notice Date of [          ]].
We hereby certify that:

(A)
the representations and warranties contained in Article V of the Credit Agreement and in the other Loan Documents are and will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance (or amendment) of the Letter of Credit requested (or amended) hereby, unless (x) stated to relate to a specific earlier date, in which case such repre-sentations and warranties shall be true and correct in all material respects as of such earlier date or (y) qualified as to “materiality,” “Material Adverse Effect” or similar language, in which case such representations and warranties shall be true and correct in all respects; and

(B)	no Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested (or amended) hereby, would such a Default occur.

_____________________
3    Date of Issuance which shall be (x) a Business Day and (y) at least 2 Business Days after the date hereof
(or such earlier date as is acceptable to the respective L/C Issuer in any given case).

4    Aggregate initial stated amount of the Letter of Credit which should not be less than $100,000 (or such lesser amount as is acceptable to the respective L/C Issuer).

5     Insert name and address of beneficiary.

6    Insert a description of the Obligations of the Borrower or its Subsidiaries to be supported by such Letter of
Credit (in the case of Standby Letters of Credit) and insert description of permitted trade obligations of the
Borrower or any of its Subsidiaries (in the case of Trade Letters of Credit).

7     Insert the last date upon which drafts may be presented which may not be later than (i) in the case of
Standby Letters of Credit, the earlier of (x) one year after the Date of Issuance and (y) the 10th Business
Day preceding the Latest Maturity Date for Revolving Credit Loans and (ii) in the case of Trade Letters of
Credit, the earlier of (x) 180 days after the Date of Issuance and (y) 30 days prior to the Latest Maturity
Date for Revolving Credit Loans.

NEWYORK 8664453 (2K)

Exhibit H

Copies of all documentation with respect to the supported transaction are attached hereto.

NEWYORK 8664453 (2K)

EXHIBIT H

[NAME OF BORROWER]
By:___________________________
Name:
Title:

NEWYORK 8664453 (2K)

EXHIBIT H

[Annex A]

[Describe Letter of Credit to be amended.]

NEWYORK 8664453 (2K)

Exhibit I

Opinion

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036-8704
www.ropesgray.com
October 26, 2012

To the Administrative Agent
and each Lender party to the Credit Agreement referred to below
Ladies and Gentlemen:
We have acted as counsel to the Loan Parties (as defined below) in connection with the Credit Agreement dated as of October 26, 2012 (the “Credit Agreement”), among OSI Restaurant Partners, LLC, a Delaware limited liability company (the “Company”), OSI HoldCo, Inc., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer and the other agents named therein. Capitalized terms that are used and not defined in this opinion letter have the meanings given to them in the Credit Agreement.
This opinion letter is furnished to you pursuant to Section 4.01(a)(v) of the Credit Agreement. The Subsidiaries of the Company listed in Part A of Schedule 1 hereto are referred to herein as the “Delaware Corporate Guarantors”. The Subsidiaries of the Company listed in Part B of Schedule 1 hereto are referred to herein as the “Delaware LLC Guarantors”. The Subsidiaries of the Company listed on Schedule 2 hereto are referred to herein as the “Other Guarantors”. Holdings, the Delaware Corporate Guarantors and the Delaware LLC Guarantors, are referred to herein collectively as the “Covered Guarantors”. The Company, the Covered Guarantors and the Other Guarantors are referred to herein collectively as the “Loan Parties”.
In connection with this opinion letter, we have examined the following documents (unless otherwise noted, each dated as of the date hereof):
(a)the Credit Agreement;

(b)the Notes being delivered on the date hereof;

(c)the Guaranty;

(d)the Security Agreement; and

(e)each Copyright Security Agreement executed on the date hereof by a

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The Administrative Agent, et al.             - 2 –          October 26, 2012

Grantor (as defined therein) in favor of the Collateral Agent and each Trademark Security Agreement executed on the date hereof by a Grantor (as defined therein) in favor of the
Collateral Agent (collectively, the “Intellectual Property Security Agreements”).

The documents referred to in clauses (a) through (e) above are referred to herein collectively as the “Credit Documents”.
We have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation of fact, we have relied, without independent verification, upon certificates of officers of the Loan Parties and one or more of their Subsidiaries, public officials and other appropriate Persons.
In rendering the opinions set forth below, we have assumed that each of the Other Guarantors (a) is validly existing under the laws of its jurisdiction of organization, (b) has the power to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder and (c) has duly authorized, executed and delivered each of the Credit Documents to which it is a party.
The opinions expressed herein are limited to matters governed by the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the federal laws of the United States of America (collectively, the “Covered Laws”), and in the case of paragraph 10 below, Article 9 of the Delaware Uniform Commercial Code (the “Delaware UCC”). Our opinion set forth in paragraph 11 below is limited to the effect of Article 8 of the New York Uniform Commercial Code (the “New York UCC”).
Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:2.
1.Each of Holdings and the Delaware Corporate Guarantors (a) is a corporation validly existing and in good standing under the laws of the State of Delaware and (b) has the corporate power to execute, deliver and perform its obligations under each of the Credit Documents to which it is a party. Each of the Company and the Delaware LLC Guarantors (a) is a limited liability company validly existing and in good standing under the laws of the State of Delaware and (b) has the power under its limited liability company agreement and the Delaware Limited Liability Company Act to execute, deliver and perform its obligations under each of the Credit Documents to which it is a party.

2.Each of the Company and the Covered Guarantors has duly authorized, executed and delivered each of the Credit Documents to which it is a party.

3.Each of the Credit Documents constitutes the valid and binding obligation of each

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The Administrative Agent, et al.             - 3 –          October 26, 2012

of the Loan Parties party thereto and is enforceable against each such Loan Party in accordance with its terms.

4.The execution and delivery by each of the Company and the Covered Guarantors of the Credit Documents to which such Person is a party and the performance by such Person of its obligations thereunder will not violate or require the repurchase of securities under the certificate of incorporation, articles of organization, by-laws, limited liability company agreement, or operating agreement, as applicable, of such Person. The execution and delivery by each Loan Party of the Credit Documents to which such Person is party and the performance by such Person of its obligations thereunder (a) will not violate any Covered Laws and (b) will not result in a breach or violation of, or constitute a default or result in the creation of a Lien under, any of the agreements listed on Schedule 3 hereto.

5.Except as may be required in order to perfect the Liens contemplated by the Security Agreement and the Intellectual Property Security Agreements under the Covered Laws, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by any of the Loan Parties in connection with the execution and delivery of the Credit Documents to which such Person is party or the performance by such Person of its obligations thereunder.

6.We are not representing any of the Loan Parties in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Credit Documents.

7.None of the Loan Parties is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

8.Assuming that the proceeds of the Loans are applied in the manner contemplated by, and subject to the limitations contained in, the Credit Agreement, neither the making of the Loans under the Credit Agreement on the date hereof, nor the application of the proceeds thereof, will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

9.The Security Agreement and the Intellectual Property Security Agreements create valid security interests in favor of the Collateral Agent for the benefit of the Secured Parties in the Collateral described therein to the extent that security interests in such Collateral can be created under Article 9 of the New York UCC.

10.Upon the proper filing of the financing statements attached as Schedule 4 hereto in the office of the Secretary of State of Delaware (the “Delaware Filing Office”), the security interests in the Collateral granted under the Security Agreement by each of the Loan Parties organized in the State of Delaware will be perfected to the extent a security interest in such

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The Administrative Agent, et al.             - 4 –          October 26, 2012

Collateral can be perfected under Article 9 of the Delaware UCC by the filing of a financing statement in the Delaware Filing Office.

11.Assuming the delivery to the Collateral Agent in the State of New York of the certificates representing the Pledged Equity listed on Schedule 5 hereto indorsed to the Collateral Agent or in blank pursuant to the Security Agreement and assuming that neither the Collateral Agent nor the Lenders have “notice of an adverse claim” (as defined in Section 8-105 of the New York UCC) with respect to such Pledged Equity at the time such Pledged Equity is delivered to the Collateral Agent, the respective security interests in such Pledged Equity created in favor of the Collateral Agent for the benefit of the Secured Parties under the Security Agreement will constitute perfected security interests in such Pledged Equity, free of any adverse claim (within the meaning of Section 8-303 of the New York UCC).

Our opinions set forth in paragraphs 3 and 9 above are subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity and (iii) the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights.
We express no opinion with respect to the applicability of Section 548 of the federal Bankruptcy Code or any comparable provision of state law or the enforceability of the provisions contained in Section 4.16 of the Guaranty which purport to limit the obligations of any Guarantor thereunder or the effect of the unenforceability of such provisions on the enforceability of the Guaranty.
Our opinions are also subject to the qualification that the enforceability of provisions in the Credit Documents providing for indemnification or contribution, broadly worded waivers, waivers of rights to damages or defenses, waivers of unknown or future claims, and waivers of statutory, regulatory or constitutional rights may be limited on statutory or public policy grounds. In addition, we express no opinion as to the enforceability of (i) rights of setoff, (ii) rights to receive prepayment premiums or the unaccrued portion of original issue discount upon acceleration, in each case to the extent determined to be unreasonable or to constitute a penalty or unmatured interest, or (iii) any provision requiring that any action be brought only in the courts of a particular jurisdiction. In connection with the provisions of the Credit Documents whereby the parties submit to the jurisdiction of the United States District Court for the Southern District of New York, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Credit Documents concerning personal jurisdiction and venue, we note that under NYCPLR § 510 a New York State court has discretion to transfer the place of trial, and under 28 U.S.C. § 1404(a) a United States District Court has discretion to transfer an action to another district or division where it might have been brought.

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The Administrative Agent, et al.             - 5 –          October 26, 2012

In addition, certain provisions contained in the Credit Documents may be further limited or rendered unenforceable by applicable law, but in our opinion the inclusion of such provisions in the Credit Documents does not render the Credit Documents invalid as a whole or substantially interfere with the practical realization of the principal benefits intended to be provided thereby.

We express no opinion as to (i) the existence of, or the title of any Person who has granted a security interest in any Collateral to, any item of Collateral or (ii) except to the extent set forth in paragraphs 10 and 11 above, the perfection of, or except to the extent set forth in paragraph 11 above, the priority of, any security interest in any Collateral. We express no opinion with respect to (a) security interests in any commercial tort claims or (b) the extent to which the grant (or purported grant) of a security interest in any asset subject to a legal or contractual restriction on the creation, attachment, perfection or enforcement of a security interest in such asset is effective or violates any agreement to which any Loan Party is a party, except to the extent such restriction is rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC.
We call your attention to the fact that your security interest in certain Collateral described in the Security Agreement may not be able to be perfected by the filing of financing statements and that under certain circumstances, the filings referred to in paragraph 10 may become ineffective as a result of changes occurring after the date hereof and will terminate after five years after the original filing date unless appropriate continuation statements are duly filed. In addition, Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a lien resulting from any security agreement entered into by the debtor before the commencement of the case.
This opinion letter is furnished only to the addressees and is solely for their benefit and the benefit of their assignees who become Lenders under the Credit Agreement provided, that (i) no assignee shall have any greater rights with respect to this opinion letter than the original addressees hereof, (ii) no reissuance of this opinion letter shall be deemed to have occurred subsequent to the date hereof by reason of any such assignment, (iii) no such assignment shall be deemed to extend any statute of limitations period applicable on the date hereof and (iv) all rights hereunder may be asserted only in a single proceeding by and through the Administrative Agent or the Required Lenders. This opinion may not be relied upon for any other purpose or by any other Person without our prior written consent.
Very truly yours,
/s/ Ropes & Gray LLP
Ropes & Gray LLP

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Schedule 1
Subsidiary Guarantors

A.    Delaware Corporate Guarantors

1.	OS Mortgage Holdings, Inc.

2.	OSI Co-Issuer, Inc.

B.    Delaware LLC Guarantors

1.	Carrabba's Designated Partner, LLC

2.	Carrabba's Kansas Designated Partner, LLC

3.	Outback Catering Designated Partner, LLC

4.	Outback Designated Partner, LLC

5.	Outback International Designated Partner, LLC

6.	Outback Kansas Designated Partner, LLC

7.	Private Restaurant Master Lessee, LLC

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Schedule 2
Other Guarantors

1.	Bloomin' Brands Gift Card Services, LLC

2.	Boomerang Air, Inc.

3.	Carrabba's Italian Grill of Howard County, Inc.

4.	Carrabba's Italian Grill, LLC

5.	Carrabba's Kansas LLC

6.	Carrabba's of Bowie, LLC

7.	Carrabba's/Birmingham 280, Limited Partnership

8.	Carrabba's/Cool Springs, Limited Partnership

9.	Carrabba's/DC-I, Limited Partnership

10.	Carrabba's/Deerfield Township, Limited Partnership

11.	Carrabba's/Green Hills, Limited Partnership

12.	Carrabba's/Lexington, Limited Partnership

13.	Carrabba's/Louisville, Limited Partnership

14.	Carrabba's/Mid America, Limited Partnership

15.	Carrabba's/Mid Atlantic-I, Limited Partnership

16.	Carrabba's/Montgomery, Limited Partnership

17.	Carrabba's/Rocky Top, Limited Partnership

18.	CIGI Beverages of Texas, LLC

19.	CIGI Holdings, LLC

20.	CIGI Nebraska, Inc.

21.	CIGI Oklahoma, Inc.

22.	Frederick Outback, Inc.

23.	OBTex Holdings, LLC

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24.	OS Asset, Inc.

25.	OS Management, Inc.

26.	OS Niagara Falls, LLC

27.	OS Realty, LLC

28.	OS Restaurant Services, LLC

29.	OSF Nebraska, Inc.

30.	OSF Oklahoma, Inc.

31.	OSF/CIGI of Evesham Partnership

32.	OSI International, LLC

33.	Outback & Carrabba's of New Mexico, Inc.

34.	Outback Alabama, Inc.

35.	Outback Beverages of Texas, LLC

36.	Outback Catering, Inc.

37.	Outback Kansas LLC

38.	Outback of Aspen Hill, Inc.

39.	Outback of Germantown, Inc.

40.	Outback Steakhouse International, L.P.

41.	Outback Steakhouse International, LLC

42.	Outback Steakhouse of Florida, LLC

43.	Outback Steakhouse West Virginia, Inc.

44.	Outback Steakhouse-NYC, Ltd.

45.	Outback/Carrabba's Partnership

46.	Outback/DC, Limited Partnership

47.	Outback/Mid Atlantic-I, Limited Partnership

48.	Outback/Stone-II, Limited Partnership

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Schedule 3
Material Agreements

1.	Amended and Restated Master Lease Agreement, dated as of March 27, 2012, between New Private Restaurant Properties, LLC, as Landlord, and Private Restaurant Master Lessee, LLC, as Tenant.

2.	Amended and Restated Guaranty, dated as of March 27, 2012, made by OSI Restaurant Partners, LLC to and for the benefit of New Private Restaurant Properties, LLC.

3.
Subordination, Non-Disturbance and Attornment Agreement, dated as of March 27, 2012, among German American Capital Corporation and Bank of America, N.A., as lenders and mortgagees, New Private Restaurant Properties, LLC, as Master Landlord, Private Restaurant Master Lessee, LLC, as Master Tenant, and OSI Restaurant Partners, LLC, as Guarantor.

4.	Environmental Indemnity, dated as of March 27, 2012, among Private Restaurant Master Lessee, LLC, OSI Restaurant Partners, LLC, German American Capital Corporation and Bank of America, N.A.

5.
Environmental Indemnity (First Mezzanine), dated as of March 27, 2012, among Private Restaurant Master Lessee, LLC, OSI Restaurant Partners, LLC, German American Capital Corporation and Bank of America, N.A.

6.
Environmental Indemnity (Second Mezzanine), dated as of March 27, 2012, among Private Restaurant Master Lessee, LLC, OSI Restaurant Partners, LLC, German American Capital Corporation and Bank of America, N.A.

7.
Subordination Agreement, dated March 27, 2012, among German American Capital Corporation, Bank of America, New Private Restaurant Properties, LLC, as Master Landlord, Private Restaurant Master Lessee, LLC, as Master Tenant, the Concept Subtenants (as defined therein) and Operating Subtenants (as defined therein).

8.	Lease, dated as of March 14, 2012, between Cole BF Portfolio, LLC and Bonefish Grill, LLC.

9.	Sublease, dated as of March 14, 2012, between Bonefish Grill, LLC and Outback Steakhouse of Florida, LLC.

10.	Lease, dated as of March 14, 2012, between National Retail Properties, LP and Bonefish Grill, LLC.

11.	Lease, dated as of March 14, 2012, between Cole CA Portfolio, LLC and Carrabba's Italian Grill, LLC.

12.	Lease, dated as of March 14, 2012, between National Retail Properties, LP and Carrabba's Italian Grill, LLC.

13.	Lease, dated as of March 14, 2012, between Cole FS Englewood Co, LLC and OS Prime, LLC.

14.	Lease, dated as of March 14, 2012, between National Retail Properties, LP and OS Prime, LLC.

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15.	Lease, dated as of March 14, 2012, between Cole OU Portfolio, LLC and Outback Steakhouse of Florida, LLC.

16.	Lease, dated as of March 14, 2012, between National Retail Properties, LP and Outback Steakhouse of Florida, LLC.

17.	Lease, dated as of March 14, 2012, between National Retail Properties Trust and Outback Steakhouse of Florida, LLC.

18.	Lease, dated as of March 14, 2012, between NNN Acquisitions, Inc. and OS Pacific, LLC.

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Schedule 4
A.    Delaware Financing Statements

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[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CT Lien Solutions
111 8th Avenue, 13th Floor
New York, NY 10011

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: OSI HoldCo, Inc.					
OR 1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 2202 N. West Shore Blvd., 5th Floor		CITY: Tampa	STATE: FL	POSTAL CODE: 33607	COUNTRY: USA
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Corporation	1f. JURISDICTION OF ORGANIZATION: Delaware	1g. ORGANIZATIONAL ID #, if any	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Deutsche Bank Trust Company Americas, as Collateral Agent					
OR 3b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 60 Wall Street		CITY: New York	STATE: NY	POSTAL CODE: 10005	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

SOS DE 1111779-1714

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CT Lien Solutions
111 8th Avenue, 13th Floor
New York, NY 10011

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME OSI Restaurant Partners, LLC				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 2202 N. West Shore Blvd., 5th Floor	CITY Tampa	STATE FL	POSTAL CODE 33607	COUNTRY USA
1d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 1e. TYPE OF ORGANIZATION Limited Liability Company	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME Deutsche Bank Trust Company Americas, as Collateral Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street	CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

SOS DE 1111779-1714

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CT Lien Solutions
111 8th Avenue, 13th Floor
New York, NY 10011

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: OSI Co-Issuer, Inc.

OR 1b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2202 N. West Shore Blvd., 5th Floor	Tampa	FL	33607	USA

1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
		Corporation	Delaware	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME

OR 2b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

2c. MAILING ADDRESS | CITY | STATE | POSTAL CODE | COUNTRY

2d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 2e. TYPE OF ORGANIZATION | 2f. JURISDICTION OF ORGANIZATION | 2g. ORGANIZATIONAL ID #, if any | ☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Deutsche Bank Trust Company Americas, as Collateral Agent

OR 3b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
60 Wall Street	New York	NY	10005	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

SOS DE 1111779-1714

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CT Lien Solutions
111 8th Avenue, 13th Floor
New York, NY 10011

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME OS Mortgage Holdings, Inc.					
OR 1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 2202 N. West Shore Blvd., 5th Floor		CITY Tampa	STATE FL	POSTAL CODE 33607	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION Corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME Deutsche Bank Trust Company Americas, as Collateral Agent					
OR 3b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street		CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

SOS DE 1111779-1714

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CT Lien Solutions
111 8th Avenue, 13th Floor
New York, NY 10011

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME **Carrabba's Designated Partner, LLC**					
OR 1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS **2202 N. West Shore Blvd., 5th Floor**		CITY **Tampa**	STATE **FL**	POSTAL CODE **33607**	COUNTRY **USA**
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION **Limited Liability Company**	1f. JURISDICTION OF ORGANIZATION **Delaware**	1g. ORGANIZATIONAL ID #, if any	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME **Deutsche Bank Trust Company Americas, as Collateral Agent**					
OR 3b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS **60 Wall Street**		CITY **New York**	STATE **NY**	POSTAL CODE **10005**	COUNTRY **USA**

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

SOS DE 1111779-1714

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CT Lien Solutions
111 8th Avenue, 13th Floor
New York, NY 10011

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Carrabba's Kansas Designated Partner, LLC

OR

1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2202 N. West Shore Blvd., 5th Floor	Tampa	FL	33607	USA

1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any	
		Limited Liability Company	Delaware		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME

OR

2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	
					☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Deutsche Bank Trust Company Americas, as Collateral Agent

OR

3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
60 Wall Street	New York	NY	10005	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

SOS DE 1111779-1714

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CT Lien Solutions
111 8th Avenue, 13th Floor
New York, NY 10011

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME Private Restaurant Master Lessee, LLC				
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 2202 N. West Shore Blvd., 5th Floor	CITY Tampa	STATE FL	POSTAL CODE 33607	COUNTRY USA
1d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 1e. TYPE OF ORGANIZATION Limited Liability Company	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME				
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS | ADD'L INFO RE ORGANIZATION DEBTOR | 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME Deutsche Bank Trust Company Americas, as Collateral Agent				
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street	CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired.

5. ALTERNATIVE DESIGNATION [if applicable]: LESSEE/LESSOR | CONSIGNEE/CONSIGNOR | BAILEE/BAILOR | SELLER/BUYER | AG. LIEN | NON-UCC FILING

6. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] | All Debtors | Debtor 1 | Debtor 2

8. OPTIONAL FILER REFERENCE DATA

SOS DE 1111779-1714

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CT Lien Solutions
111 8th Avenue, 13th Floor
New York, NY 10011

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Outback Kansas Designated Partner, LLC			
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2202 N. West Shore Blvd., 5th Floor	Tampa	FL	33607	USA

1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
		Limited Liability Company	Delaware	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME			
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
				☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Deutsche Bank Trust Company Americas, as Collateral Agent			
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
60 Wall Street	New York	NY	10005	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

SOS DE 1111779-1714

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CT Lien Solutions
111 8th Avenue, 13th Floor
New York, NY 10011

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Outback Designated Partner, LLC					
OR 1b. INDIVIDUAL'S LAST NAME	FIRST NAME		MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 2202 N. West Shore Blvd., 5th Floor	CITY: Tampa		STATE: FL	POSTAL CODE: 33607	COUNTRY: USA
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION: Limited Liability Company	1f. JURISDICTION OF ORGANIZATION: Delaware	1g. ORGANIZATIONAL ID #, if any	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME	FIRST NAME		MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS	CITY		STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any	☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Deutsche Bank Trust Company Americas, as Collateral Agent					
OR 3b. INDIVIDUAL'S LAST NAME	FIRST NAME		MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 60 Wall Street	CITY: New York		STATE: NY	POSTAL CODE: 10005	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

SOS DE 1111779-1714

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CT Lien Solutions
111 8th Avenue, 13th Floor
New York, NY 10011

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: Outback International Designated Partner, LLC					
OR 1b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS: 2202 N. West Shore Blvd., 5th Floor		CITY: Tampa	STATE: FL	POSTAL CODE: 33607	COUNTRY: USA
1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR / 1e. TYPE OF ORGANIZATION: Limited Liability Company	1f. JURISDICTION OF ORGANIZATION: Delaware	1g. ORGANIZATIONAL ID #, if any		☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME					
OR 2b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR / 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Deutsche Bank Trust Company Americas, as Collateral Agent					
OR 3b. INDIVIDUAL'S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS: 60 Wall Street		CITY: New York	STATE: NY	POSTAL CODE: 10005	COUNTRY: USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]
7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

SOS DE 1111779-1714

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CT Lien Solutions
111 8th Avenue, 13th Floor
New York, NY 10011

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: **Outback Catering Designated Partner, LLC**

OR

1b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
2202 N. West Shore Blvd., 5th Floor	Tampa	FL	33607	USA

1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
		Limited Liability Company	Delaware	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME

OR

2b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
				☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: **Deutsche Bank Trust Company Americas, as Collateral Agent**

OR

3b. INDIVIDUAL'S LAST NAME	FIRST NAME	MIDDLE NAME	SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
60 Wall Street	New York	NY	10005	USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired.

5. ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

SOS DE 1111779-1714

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Schedule 5
Pledged Equity

Issuer	Certificate No.	Registered Owner	Number of Shares/Units
Annapolis Outback, Inc.	6	Outback Steakhouse of Florida, LLC	4000 shares of common stock
Bel Air Outback, Inc.	6	Outback Steakhouse of Florida, LLC	90 shares of common stock
Bloomin' Brands Gift Card Services, LLC	1	Outback Steakhouse of Florida, LLC	100 Units
Bonefish Grill, LLC	1	OSI Restaurant Partners, LLC	100 Units
Carrabba's Italian Grill of Howard County, Inc.	6	Carrabba's Italian Grill, LLC	10 shares of Class B common stock
Carrabba's Italian Grill of Howard County, Inc.	7	Carrabba's Italian Grill, LLC	90 shares of Class A common stock
Carrabba's Italian Grill, LLC	1	OSI Restaurant Partners, LLC	100 Units
Carrabba's of Germantown, Inc.	3	Carrabba's Italian Grill, LLC	810 shares of common stock
Carrabba's of Ocean City, Inc.	8	Carrabba's Italian Grill, LLC	98 shares of common stock
Carrabba's of Waldorf, Inc.	4	Carrabba's Italian Grill, LLC	600 shares of common stock
Carrabba's of Pasadena, Inc.	4	Carrabba's Italian Grill, LLC	2000 shares of common stock
CIGI Beverages of Texas, LLC	1	CIGI Holdings, LLC	100 Units
CIGI Holdings, LLC	1	Carrabba's Italian Grill, LLC	N/A
CIGI Nebraska, Inc.	2	Carrabba's Italian Grill, LLC	10 shares of common stock
CIGI Oklahoma, Inc.	1	Carrabba's Italian Grill, LLC	10 shares of common stock
Frederick Outback, Inc.	3	Outback Steakhouse of Florida, LLC	1000 shares of common stock
Hagerstown Outback, Inc.	4	Outback Steakhouse of Florida, LLC	4000 shares of common stock
OBTex Holdings, LLC	1	Outback Steakhouse of Florida, LLC	N/A
Ocean City Outback, Inc.	10	Outback Steakhouse of Florida, LLC	99 shares of common stock
OS Asset, Inc.	2	OSI Restaurant Partners, LLC	100 shares of common stock
OS Management, Inc.	2	OSI Restaurant Partners, LLC	100 shares of common stock
OS Mortgage Holdings, Inc.	2	OSI Restaurant Partners, LLC	100 shares of common stock
OS Pacific, LLC	1	OSI Restaurant Partners, LLC	100 Units
OS Prime, LLC	1	OSI Restaurant Partners, LLC	100 Units
OS Restaurant Services, LLC	1	Outback Steakhouse of Florida, LLC	100 Units

32325613_8

Issuer	Certificate No.	Registered Owner	Number of Shares/Units
OS Southern, LLC	1	OSI Restaurant Partners, LLC	100 Units
OS Tropical, LLC	1	OSI Restaurant Partners, LLC	100 Units
OSF Nebraska, Inc.	2	Outback Steakhouse of Florida, LLC	10 shares of common stock
OSF Oklahoma, Inc.	1	Outback Steakhouse of Florida, LLC	10 shares of common stock
OSI Co-Issuer, Inc.	3	OSI Restaurant Partners, LLC	1000 shares of common stock
OSI International, LLC	1	OSI Restaurant Partners, LLC	100 Units
OSI Restaurant Partners, LLC	1	OSI HoldCo, Inc.	100 Units
Outback & Carrabba's of New Mexico, Inc.	2	OSI Restaurant Partners, LLC	100 shares of common stock
Outback Alabama, Inc.	2	Outback Steakhouse of Florida, LLC	10 shares of common stock
Outback Beverages of Texas, LLC	1	OBTex Holdings, LLC	N/A
Outback Catering, Inc.	2	Outback Steakhouse of Florida, LLC	100 shares of common stock
Outback of Aspen Hill, Inc.	1	Outback Steakhouse of Florida, LLC	1000 shares of common stock
Outback of Calvert County, Inc.	4	Outback Steakhouse of Florida, LLC	4000 common shares
Outback of Germantown, Inc.	1	Outback Steakhouse of Florida, LLC	1000 shares of common stock
Outback of La Plata, Inc.	1	Outback Steakhouse of Florida, LLC	100 shares of common stock
Outback Steakhouse International, LLC	1	OSI Restaurant Partners, LLC	100 Units
Outback Steakhouse of Bowie, Inc.	1	Outback Steakhouse of Florida, LLC	748 shares of common stock
Outback Steakhouse of Canton, Inc.	5	Outback Steakhouse of Florida, LLC	4000 shares of common stock
Outback Steakhouse of Florida, LLC	1	OSI Restaurant Partners, LLC	100 Units
Outback Steakhouse of Howard County, Inc.	5	Outback Steakhouse of Florida, LLC	90 shares Class A Common Stock
Outback Steakhouse of St. Mary's County, Inc.	6	Outback Steakhouse of Florida, LLC	83 shares of common stock
Outback Steakhouse West Virginia, Inc.	2	Outback Steakhouse of Florida, LLC	100 shares of common stock
Outback-Carrabba's of Hunt Valley, Inc.	4	Outback Steakhouse of Florida, LLC	49 shares of common stock
Outback-Carrabba's of Hunt Valley, Inc.	5	Carrabba's Italian Grill, LLC	49 shares of common stock
Owings Mills Incorporated	6	Outback Steakhouse of Florida, LLC	49 shares of common stock
Perry Hall Outback, Inc.	5	Outback Steakhouse of Florida, LLC	4,950 shares of common stock

32325613_8

EXHIBIT J

[FORM OF] INTERCOMPANY NOTE
New York, New York
[  ], 2012
FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.
This note (“Note”) is the Intercompany Note referred to in the Credit Agreement, dated as of October 26, 2012 (the “Credit Agreement”), among OSI Restaurant Partners, LLC (the “Borrower”), OSI Holdco, Inc., the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Bookrunners, and Goldman Sachs Bank USA,  J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and the other agents and parties party thereto. Unless otherwise specified, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. Each Payee hereby acknowledges and agrees that the Administrative Agent and the Collateral Agent may exercise all rights provided in the Credit Agreement and the Collateral Documents with respect to this Note.
Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is (i) a Guarantor to any Payee (other than a Loan Party) or (ii) the Borrower to any Payee, shall, in each case, be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations, including, without limitation, where applicable, under such Payor's guarantee of the Guaranteed Obligations under (and as defined) in the Guaranty (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below at the rate provided for in the respective documentation for such Obligations, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):
(i)In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the

Exhibit J

event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment or distribution of any kind or character on account of this Note (whether in cash, property, securities or otherwise) and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution of any kind or character to which such Payee would otherwise be entitled shall be made to the holders of Senior Indebtedness.

(ii)In the event that any Event of Default then exists or would result therefrom, no payment by any Payor, or demand by any Payee, shall be made on account of any amount owing in respect of the Note (including, without limitation, any payment pursuant to Section 7.13(a) of the Credit Agreement).

(iii)If any payment or distribution of any kind or character (whether in cash, securities or other property) in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) above before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness of the relevant Payor in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agrees that the subordination of this Note is for the benefit of the Collateral Agent and the other Secured Parties, the Collateral Agent and the other Secured Parties are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent and/or the Collateral Agent may, on behalf of itself and the other Secured Parties, proceed to enforce the subordination provisions herein.
If a Payee does not file a proper claim or proof of debt in the form required in any proceeding or other action referred to in clause (i) of the second preceding paragraph prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness (or their representative) is hereby authorized to file an appropriate claim for and on behalf of such Payee.
Subject to the prior payment in full in cash of all Senior Indebtedness, each Payee shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the respective Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of a Payor or by or on behalf of the holder of the Note which otherwise would have been made to the holder of

Exhibit J

the Note shall, as between such Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by such Payor to or on account of the Senior Indebtedness.

The holders of the Senior Indebtedness may, without in any way affecting the obligations of any Payee with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from any Payee.
If any Payee shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of any Payor, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided herein, and each Payee hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until such time as all Senior Indebtedness has been indefeasibly repaid in full in cash.
If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made (whether by any other Loan Party or any other Person or enforce-ment of any right of setoff or otherwise) is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any other Loan Party or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.
The indebtedness evidenced by this Note owed by any Payor that is neither a Guarantor nor the Borrower shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.
Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.
Each Payee is hereby authorized (but not required) to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Exhibit J

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.
*    *    *

Exhibit J

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Name of each Loan Party],
as Payee

By: ______________________________________
Name:
Title:

[Name of each Loan Party]
as Payor

By: _____________________________
Name:
Title:

[FORM OF] DISCOUNT RANGE PREPAYMENT NOTICE
[Date: ______, 20__]1
To: [    ], as Auction Agent

EXHIBIT K

Ladies and Gentlemen:
This Discount Range Prepayment Notice is delivered to you pursuant to Section 2.06(a)(iv)(C) of that certain Credit Agreement, dated as of October 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other agents and parties party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
Pursuant to Section 2.06(a)(iv)(C) of the Credit Agreement, the Company Party hereby requests that [each Term Lender] [each Term Lender of the [____, 20__]2 tranche[s] of the [__]3      Class of Term Loans] submit a Discount Range Prepayment Offer. Any Discounted Loan Term Prepayment made in connection with this solicitation shall be subject to the following terms:
1.    This Borrower Solicitation of Discount Range Prepayment Offers is extended at the sole discretion of the Company Party to [each Term Lender] [each Term Lender of the [____, 20__]4 tranche[s] of the [__]5 Class of Term Loans].
2.    The maximum aggregate principal amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is [$[__] of Term Loans] [$[__] of the [____, 20__]6 tranche[(s)] of the [__]7 Class of Term Loans] (the “Discount Range Prepayment Amount”).8
3.    The Company Party is willing to make Discounted Term Loan Prepayments at a percentage discount to par value greater than or equal to [[__]% but less than or equal to [__]% in respect of the Term Loans] [[__]% but less than or equal to

____________________________

1Date must be at least five (5) Business Days prior to the launch of any Discount Range Prepayment Offer.
2    List multiple tranches if applicable.
3    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
4    List multiple tranches if applicable.
5    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
6    List multiple tranches if applicable.
7    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
8    Minimum of $10.0 million and whole increments of $1.0 million.

[__]% in respect of the [____, 20__]9    tranche[(s)] of the [__]10 Class of Term Loans] (the “Discount Range”).
To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Discount Range Prepayment Offer by no later than 5:00 p.m., New York time, on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 2.06(a)(iv)(C) of the Credit Agreement.
The Company Party hereby represents and warrants to the Auction Agent and [the Term Lenders][each Term Lender of the [____, 20__]11 tranche[s] of the [__]12 Class of Term Loans] as follows:
1.    [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party's election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]13
[2.    The Company Party does not possess material non-public information with respect to [Holdings][the Borrower] and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information).]14 [The Company Party is unable to represent and warrant that it does not possess any material non-public information with respect to [Holdings][the Borrower] and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information).]15
3.    No Default has occurred and is continuing.
4.    The Company Party will not use proceeds of Revolving Credit Loans or Swing Line Loans to fund this Discounted Term Loan Prepayment.
The Company Party acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with any Discount Range Prepayment Offer made in response to this Discount Range
________________________
9    List multiple tranches if applicable.
10    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
11    List multiple tranches if applicable.
12    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
13    Insert applicable representation.
14    Insert applicable representation.
15    Insert applicable representation.

Prepayment Notice and the acceptance of any prepayment made in connection with this Discount Range Prepayment Notice.
The Company Party requests that the Auction Agent promptly notify each relevant Term Lender party to the Credit Agreement of this Discount Range Prepayment Notice.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.
[NAME OF APPLICABLE COMPANY
PARTY]
By:    ________________________________________
Name:
Title:
Enclosure: Form of Discount Range Prepayment Offer

EXHIBIT L

[FORM OF] DISCOUNT RANGE PREPAYMENT OFFER
Date: ______, 20__
To: [    ], as Auction Agent
Ladies and Gentlemen:
Reference is made to (a) the Credit Agreement, dated as of October 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other agents and parties party thereto, and (b) the Discount Range Prepayment Notice, dated ______, 20__, from the applicable Company Party (the “Discount Range Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Discount Range Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.
The undersigned Term Lender hereby gives you irrevocable notice, pursuant to Section 2.06(a)(iv)(C) of the Credit Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:
1.    This Discount Range Prepayment Offer is available only for prepayment on [the Term Loans] [the [____, 20__]1 tranche[s] of the [__]2 Class of Term Loans] held by the undersigned.
2.    The maximum aggregate principal amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Submitted Amount”):
[Term Loans ‑ $[__]]
[[_____, 20__]3 tranche[s] of the [__]4 Class of Term Loans ‑ $[__]]
3.    The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [[__]% in respect of the Term Loans] [[__]% in respect of the [____, 20__]5     tranche[(s)] of the [__]6 Class of Term Loans] (the “Submitted Discount”).

_____________________________
1    List multiple tranches if applicable.
2    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
3    List multiple tranches if applicable.
4    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
5    List multiple tranches if applicable.

The undersigned Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Term Loans] [[____, 20__]7 tranche[s] of the [__] 8 Class of Term Loans] indicated above pursuant to Section 2.06(a)(iv)(C) of the Credit Agreement at a price equal to the Applicable Discount and in an aggregate outstanding amount not to exceed the Submitted Amount, as such amount may be reduced in accordance with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.
[The remainder of this page is intentionally left blank.]

_____________________________________________________________________________________________

6    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
7    List multiple tranches if applicable.
8    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.
[NAME OF LENDER]
By:    ___________________________________________
Name:
Title:

EXHIBIT M

[FORM OF] SOLICITED DISCOUNTED PREPAYMENT NOTICE
[Date: ______, 20__]1
To: [    ], as Auction Agent
Ladies and Gentlemen:
This Solicited Discounted Prepayment Notice is delivered to you pursuant to Section 2.06(a)(iv)(D) of that certain Credit Agreement, dated as of October 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other agents and parties party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
Pursuant to Section 2.06(a)(iv)(D) of the Credit Agreement, the Company Party hereby requests that [each Term Lender] [each Term Lender of the [____, 20__]2 tranche[s] of the [__]3    Class of Term Loans] submit a Solicited Discounted Prepayment Offer. Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:
1.    This Borrower Solicitation of Discounted Prepayment Offers is extended at the sole discretion of the Company Party to [each Term Lender] [each Term Lender of the [____, 20__]4    tranche[s] of the [__]5    Class of Term Loans].
2.    The maximum aggregate amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Discounted Prepayment Amount”):6
[Term Loans ‑ $[__]]
[[____, 20__]7    tranche[s] of the [__]8    Class of Term Loans ‑ $[__]]

________________________
1    Date must be at least five (5) Business Days prior to the launch of any Solicited Discounted Prepayment Offer.
2     List multiple tranches if applicable.
3    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
4    List multiple tranches if applicable.
5    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
6    Minimum of [$10.0 million] and whole increments of [$1.0 million].
7    List multiple tranches if applicable.
8    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).

32091620_4

To make an offer in connection with this solicitation, you are required to deliver to the Auction Agent a Solicited Discounted Prepayment Offer by no later than 5:00 p.m., New York time on the date that is the third Business Day following delivery of this notice pursuant to Section 2.06(a)(iv)(D) of the Credit Agreement.
The Company Party requests that the Auction Agent promptly notify each Term Lender party to the Credit Agreement of this Solicited Discounted Prepayment Notice.
[The remainder of this page is intentionally left blank.]

32091620_4

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.
[NAME OF APPLICABLE COMPANY
PARTY]
By:    ___________________________________________
Name:
Title:
Enclosure: Form of Solicited Discounted Prepayment Offer

32091620_4

EXHIBIT N

[FORM OF] ACCEPTANCE AND PREPAYMENT NOTICE
Date: ______, 20__
To: [    ], as Auction Agent
Ladies and Gentlemen:
This Acceptance and Prepayment Notice is delivered to you pursuant to (a) Section 2.06(a)(iv)(D) of that certain Credit Agreement, dated as of October 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other agents and parties party thereto, and (b) that certain Solicited Discounted Prepayment Notice, dated ______, 20__, from the applicable Company Party (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
Pursuant to Section 2.06(a)(iv)(D) of the Credit Agreement, the Company Party hereby irrevocably notifies you that it accepts offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [[__]% in respect of the Term Loans] [[__]% in respect of the [____, 20__]1    tranche[(s)] of the [__]2 Class of Term Loans] (the “Acceptable Discount”) in an aggregate amount not to exceed the Solicited Discounted Prepayment Amount.
The Company Party expressly agrees that this Acceptance and Prepayment Notice shall be irrevocable and is subject to the provisions of Section 2.06(a)(iv)(D) of the Credit Agreement.
The Company Party hereby represents and warrants to the Auction Agent and [the Term Lenders][each Term Lender of the [____, 20__]3 tranche[s] of the [__]4 Class of Term Loans] as follows:
1.    [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any

________________________
1    List multiple tranches if applicable.
2    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
3    List multiple tranches if applicable.
4    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).

Company Party's election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]5
2.    [The Company Party does not possess material non-public information with respect to [Holdings][the Borrower] and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information).]6 [The Company is unable to represent and warrant that it does not possess any material non-public information with respect to [Holdings][the Borrower] and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information).]7
3.    No Default has occurred and is continuing.
4.    The Company Party will not use proceeds of Revolving Credit Loans or Swing Line Loans to fund this Discounted Term Loan Prepayment.
The Company Party acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with the acceptance of any prepayment made in connection with a Solicited Discounted Prepayment Offer.
The Company Party requests that the Auction Agent promptly notify each Term Lender party to the Credit Agreement of this Acceptance and Prepayment Notice.
[The remainder of this page is intentionally left blank.]

________________________
5    Insert applicable representation.
6    Insert applicable representation.
7    Insert applicable representation.

IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.
[NAME OF APPLICABLE COMPANY
PARTY]
By:    ___________________________________________
Name:
Title:

EXHIBIT O

[FORM OF] SPECIFIED DISCOUNT PREPAYMENT NOTICE
[Date: ______, 20__]1
To: [    ], as Auction Agent
Ladies and Gentlemen:
This Specified Discount Prepayment Notice is delivered to you pursuant to Section 2.06(a)(iv)(B) of that certain Credit Agreement, dated as of October 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other agents and parties party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement.
Pursuant to Section 2.06(a)(iv)(B) of the Credit Agreement, the Company Party hereby offers to make a Discounted Term Loan Prepayment [to each Term Lender] [to each Term Lender of the [____, 20__]2 tranche[s] of the [__]3 Class of Term Loans] on the following terms:
1.    This Borrower Offer of Specified Discount Prepayment is available only [to each Term Lender] [to each Term Lender of the [____, 20__]4 tranche[s] of the [__]5    Class of Term Loans].
2.    The aggregate principal amount of the Discounted Term Loan Prepayment that will be made in connection with this offer shall not exceed [$[___] of Term Loans] [$[____] of the [_____, 20__]    6 tranche[(s)] of the [__]7 Class of Term Loans] (the “Specified Discount Prepayment Amount”).8
3.    The percentage discount to par value at which such Discounted Term Loan Prepayment will be made is [[__]% in respect of the Term Loans] [[__]% in respect of the [_____, 20__]9     tranche[(s)] of the [__]10 Class of Term Loans] (the “Specified Discount”).

_____________________________
1    Date must be at least five (5) Business Days prior to the launch of any Discounted Term Loan Prepayment.
2    List multiple tranches if applicable.
3    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
4    List multiple tranches if applicable.
5    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
6    List multiple tranches if applicable.
7    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
8    Minimum of [$10.0 million] and whole increments of [$1.0 million].
9    List multiple tranches if applicable.

To accept this offer, you are required to submit to the Auction Agent a Specified Discount Prepayment Response by no later than 5:00 p.m., New York time, on the date that is the third Business Day following the date of delivery of this notice pursuant to Section 2.06(a)(iv)(B) of the Credit Agreement.
The Company Party hereby represents and warrants to the Auction Agent and [the Term Lenders][each Term Lender of the [_____, 20__]11 tranche[s] of the [__]12    Class of Term Loans] as follows:
1.    The Company Party will not use proceeds of Revolving Credit Loans or Swing Line Loans to fund this Discounted Term Loan Prepayment.
2.    [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party's election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]13
3.    [The Company Party does not possess material non-public information with respect to [Holdings][the Borrower] and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information).]14 [The Company is unable to represent and warrant that it does not possess any material non-public information with respect to [Holdings][the Borrower] and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information).]15
4.    No Default has occurred and is continuing.
The Company Party acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.
________________________________________________________________________________________________________________________________________________
10    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
11    List multiple tranches if applicable.
12    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
13    Insert applicable representation.
14    Insert applicable representation.
15    Insert applicable representation.

The Company Party requests that the Auction Agent promptly notify each relevant Term Lender party to the Credit Agreement of this Specified Discount Prepayment Notice.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.
[NAME OF APPLICABLE COMPANY
PARTY]
By:    __________________________________________
Name:
Title:
Enclosure: Form of Specified Discount Prepayment Response

EXHIBIT P

[FORM OF] SOLICITED DISCOUNTED PREPAYMENT OFFER
Date: ______, 20__
To: [    ], as Auction Agent
Ladies and Gentlemen:
Reference is made to (a) the Credit Agreement, dated as of October 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other agents and parties party thereto, and (b) the Solicited Discounted Prepayment Notice, dated ______, 20__, from the applicable Company Party (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.
To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice by or before no later than 5:00 p.m. New York time on the third Business Day following your receipt of this notice.
The undersigned Term Lender hereby gives you irrevocable notice, pursuant to Section 2.06(a)(iv)(D) of the Credit Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:
1.    This Solicited Discounted Prepayment Offer is available only for prepayment on the [Term Loans][[____, 20__]1 tranche[s] of the [__]2 Class of Term Loans] held by the undersigned.
2.    The maximum aggregate principal amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):
[Term Loans ‑ $[__]]
[[____, 20__]3    tranche[s] of the [__]4 Class of Term Loans ‑ $[__]]
3.    The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [[__]% in respect of the Term Loans] [[__]% in respect
_________________________
1    List multiple tranches if applicable.
2    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
3    List multiple tranches if applicable.
4    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Other Term Loans or Extended Term Loans).

of the [____, 20__]5 tranche[(s)] of the [__]6 Class of Term Loans] (the “Offered Discount”).
The undersigned Term Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Term Loans] [[____, 20__]7 tranche[s] of the [__]8 Class of Term Loans] pursuant to Section 2.06(a)(iv)(D) of the Credit Agreement at a price equal to the Acceptable Discount and in an aggregate outstanding amount not to exceed such Term Lender's Offered Amount as such amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.
[The remainder of this page is intentionally left blank.]

________________________
5    List multiple tranches if applicable.
6    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
7    List multiple tranches if applicable.
8    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.
[NAME OF TERM LENDER]
By:    __________________________________________
Name:
Title:

EXHIBIT Q

[FORM OF] SPECIFIED DISCOUNT PREPAYMENT RESPONSE
Date: ______, 20__
To: [    ], as Auction Agent
Ladies and Gentlemen:
Reference is made to (a) the Credit Agreement, dated as of October 26, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among OSI Restaurant Partners, LLC, OSI Holdco, Inc., the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the other agents and parties party thereto, and (b) the Specified Discount Prepayment Notice, dated ______, 20__, from the applicable Company Party (the “Specified Discount Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Specified Discount Prepayment Notice or, to the extent not defined therein, in the Credit Agreement.
The undersigned Term Lender hereby gives you irrevocable notice, pursuant to Section 2.06(a)(iv)(B) of the Credit Agreement, that it is willing to accept a prepayment of the following [Term Loans] [[____, 20__]1    tranche[s] of the [__]2    Class of Term Loans ‑ $[__]] held by such Term Lender at the Specified Discount in an aggregate outstanding amount as follows:
[Term Loans ‑ $[___]]
[[____, 20__]3    tranche[s] of the [__]4    Class of Term Loans ‑ $[__]]
The undersigned Term Lender hereby expressly and irrevocably consents and agrees to a prepayment of its [Term Loans][[_____, 20__]5 tranche[s] the [__]6    Class of Term Loans] pursuant to Section 2.06(a)(iv)(B) of the Credit Agreement at a price equal to the [applicable] Specified Discount in the aggregate outstanding amount not to exceed the amount set forth above, as such amount may be reduced in accordance with the Specified Discount Proration, and as otherwise determined in accordance with and subject to the requirements of the Credit Agreement.
[The remainder of this page is intentionally left blank.]

________________________
1    List multiple tranches if applicable.
2    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
3    List multiple tranches if applicable.
4    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).
5    List multiple tranches if applicable.
6    List applicable Class(es) of Term Loans (e.g., term loans made by the Lenders on the Closing Date, Incremental Term Loans, Other Term Loans or Extended Term Loans).

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.
[NAME OF TERM LENDER]
By:    ___________________________________________
Name:
Title:

EXHIBIT R

[FORM OF]
FIRST LIEN INTERCREDITOR AGREEMENT

among
OSI HOLDCO, INC.,
as Holdings,
OSI RESTAURANT PARTNERS, LLC,
as Borrower,
the other GRANTORS party hereto,
Deutsche bank TRUST COMPANY AMERICAS,
as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties,
Deutsche Bank TRUST COMPANY AMERICAS,
as Authorized Representative for the Credit Agreement Secured Parties,
[                        ],
as the Initial Additional Authorized Representative,
and
each additional Authorized Representative from time to time party hereto dated as of [______], 201[  ]

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FIRST LIEN INTERCREDITOR AGREEMENT, dated as of [______], 201[  ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among OSI HOLDCO, INC., a Delaware corporation (“Holdings”), OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), the other Grantors (as defined below) from time to time party hereto, Deutsche Bank TRUST COMPANY AMERICAS, as administrative agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), Deutsche Bank TRUST COMPANY AMERICAS, as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined below), the Additional Collateral Agent (as defined below), the Authorized Representative for the Initial Additional First-Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the other Additional First-Lien Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.
In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent, the Credit Agreement Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional First-Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional First-Lien Secured Parties of the applicable Series) agree as follows:
ARTICLE I
Definitions
SECTION 1.01    Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:
[“Additional Administrative Agent” has the meaning assigned to such term in Section 5.17.]
“Additional Collateral Agent” means (a) prior to the Discharge of the Initial Additional First-Lien Obligations, [        ] and (b) after the Discharge of the Initial Additional First-Lien Obligations, the Authorized Representative for the Series of Additional First-Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional First-Lien Obligations.

“Additional First-Lien Documents” means, with respect to the Initial Additional First-Lien Obligations or any other Additional First-Lien Obligations, the credit agreements, notes, indentures, security documents or other operative agreements evidencing or governing such Indebtedness and the Liens securing such Indebtedness, including the Initial Additional First-Lien

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Documents and the Additional First-Lien Security Documents and each other agreement entered into for the purpose of securing the Initial Additional First-Lien Obligations or any other Additional First-Lien Obligations.

“Additional First-Lien Obligations” means collectively (1) the Initial Additional First-Lien Obligations and (2) all amounts owing pursuant to the terms of any Series of Additional Senior Class Debt designated as Additional First-Lien Obligations pursuant to Section 5.13 hereof after the date hereof, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional First-Lien Document.
“Additional First-Lien Secured Party” means the holders of any Additional First-Lien Obligations and any Authorized Representative with respect thereto, and shall include the Initial Additional First-Lien Secured Parties.
“Additional First-Lien Security Document” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that creates Liens on any assets or properties of any Grantor to secure the Additional First-Lien Obligations.
“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.13.
“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.
“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.
“Administrative Agent” has the meaning assigned to such term in the definition of “Credit Agreement” and shall include any successor administrative agent (including as a result of any Refinancing or other modification of the Credit Agreement permitted by Section 2.08).
“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent, and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.
“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case

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of the Initial Additional First-Lien Obligations or the Initial Additional First-Lien Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional First-Lien Obligations or Additional First-Lien Secured Parties that become subject to this Agreement after the date hereof, the collateral agent named as authorized representative for such Series in the applicable Joinder Agreement.
“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).
“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Collateral” means all assets and properties subject to Liens created pursuant to any First-Lien Security Document to secure one or more Series of First-Lien Obligations.
“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent, (ii) in the case of the Initial Additional First-Lien Obligations, the Additional Collateral Agent and (iii) in the case of any other Series of Additional First-Lien Obligations, the collateral agent named as Authorized Representative for such Series in the applicable Joinder Agreement.
“Controlling Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Additional Collateral Agent (acting on the instructions of the Applicable Authorized Representative).
“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Credit Agreement Collateral Agent is the Controlling Collateral Agent, the Credit Agreement Secured Parties and (ii) at any other time, the Series of First-Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.
“Credit Agreement” means that certain Credit Agreement, dated as of October 26, 2012, among Holdings, the Borrower, the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as administrative agent (the “Administrative Agent”), Swing Line Lender and an L/C Issuer, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Joint Lead Bookrunners, and Goldman Sachs Bank USA,  J.P.

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Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and the other agents and parties party thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
“Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Credit Agreement Collateral Documents” means the Security Agreement, the other Collateral Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Credit Agreement Collateral Agent for the purpose of securing any Credit Agreement Obligations.
“Credit Agreement Obligations” means all “Obligations” as defined in the Credit Agreement.
“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.
“DIP Financing” has the meaning assigned to such term in Section 2.05(b).
“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).
“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).
“Discharge” means, with respect to any Shared Collateral and any Series of First-Lien Obligations, the date on which such Series of First-Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.
“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First-Lien Obligations secured by such Shared Collateral under an Additional First-Lien Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Additional Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.
“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.
“First Lien L/C Issuer” means (i) each L/C Issuer (as defined in the Credit Agreement with respect to each Letter of Credit issued thereunder) and (ii) each other issuing bank in respect of a First Lien Letter of Credit.
“First Lien Letter of Credit” means any letter of credit issued under the Credit Agreement or any Additional First Lien Document.

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“First-Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional First-Lien Obligations.
“First-Lien Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional First-Lien Secured Parties with respect to each Series of Additional First-Lien Obligations.
“First-Lien Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Additional First-Lien Security Documents.
“Grantors” means Holdings, the Borrower and each of the Guarantors (as defined in the Credit Agreement) which has granted a security interest pursuant to any First-Lien Security Document to secure any Series of First-Lien Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.
“Impairment” has the meaning assigned to such term in Section 1.03.
“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Initial Additional First-Lien Agreement” mean that certain [Credit Agreement] [Indenture] [Other Agreement], dated as of [              ], among the Borrower, [the Guarantors identified therein,] and [                        ], as [administrative agent] [trustee], as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
“Initial Additional First-Lien Documents” means the Initial Additional First-Lien Agreement, the [loans made] [debt securities issued] thereunder, the Initial Additional First-Lien Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness.
“Initial Additional First-Lien Obligations” means the [Obligations] as such term is defined in the Initial Additional First-Lien Security Agreement.
“Initial Additional First-Lien Secured Parties” means the Additional Collateral Agent, the Initial Additional Authorized Representative and the holders of the Initial Additional First-Lien Obligations issued pursuant to the Initial Additional First-Lien Agreement.
“Initial Additional First-Lien Security Agreement” means the security agreement, dated as of the date hereof, among the Borrower, the Additional Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
“Insolvency or Liquidation Proceeding” means:
(1)    any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or

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adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;
(2)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(3)    any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).
“Joinder Agreement” means a joinder to this Agreement substantially in the form of Annex II hereto.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.
“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, (i) at any time when the Credit Agreement Collateral Agent is the Controlling Collateral Agent, the Authorized Representative of the Series of Additional First-Lien Obligations, if any, that constitutes the largest outstanding principal amount of any then outstanding Series of First-Lien Obligations (including the Credit Agreement Obligations) and (ii) at any time when the Additional Collateral Agent is the Controlling Collateral Agent, the Authorized Representative of the Series of Additional First-Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First-Lien Obligations (other than Credit Agreement Obligations) with respect to such Shared Collateral.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.
“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as

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defined in the Additional First-Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent's and each other Authorized Representative's receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First-Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional First-Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First-Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Credit Agreement Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.
“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First-Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.
“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First-Lien Security Documents.
“Proceeds” has the meaning assigned to such term in Section 2.01(a).
“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.
“Secured Credit Document” means (i) the Credit Agreement and each Loan Document (as defined in the Credit Agreement), (ii) each Initial Additional First-Lien Document, and (iii) each Additional First-Lien Document for Additional First-Lien Obligations incurred after the date hereof.

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“Security Agreement” means the “Security Agreement,” dated as of [ ], 2012, among Holdings, the Borrower, the other Grantors party thereto, the Administrative Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
“Series” means (a) with respect to the First-Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First-Lien Secured Parties (in their capacities as such), and (iii) the Additional First-Lien Secured Parties (in their capacities as such) that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First-Lien Secured Parties) and (b) with respect to any First-Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional First-Lien Obligations, and (iii) the Additional First-Lien Obligations incurred after the date hereof pursuant to any Additional First-Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First-Lien Obligations).
“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First-Lien Obligations hold a valid and perfected security interest at such time. If more than two Series of First-Lien Obligations are outstanding at any time and the holders of less than all Series of First-Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First-Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.
[“Trustee” has the meaning assigned to such term in Section 5.17.]
SECTION 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and

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intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.
SECTION 1.03    Impairments. It is the intention of the First-Lien Secured Parties of each Series that the holders of First-Lien Obligations of such Series (and not the First-Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First-Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First-Lien Obligations), (y) any of the First-Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First-Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First-Lien Obligations) on a basis ranking prior to the security interest of such Series of First-Lien Obligations but junior to the security interest of any other Series of First-Lien Obligations or (ii) the existence of any Collateral for any other Series of First-Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First-Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any Material Real Property (as defined in the Credit Agreement) subject to a mortgage that applies to all First-Lien Obligations shall not be deemed to be an Impairment of any Series of First-Lien Obligations. In the event of any Impairment with respect to any Series of First-Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First-Lien Obligations, and the rights of the holders of such Series of First-Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First-Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First-Lien Obligations subject to such Impairment. Additionally, in the event the First-Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First-Lien Obligations or the First-Lien Security Documents governing such First-Lien Obligations shall refer to such obligations or such documents as so modified.
ARTICLE II

Priorities and Agreements with Respect to Shared Collateral
SECTION 2.01    Priority of Claims.
(a)    Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any First-Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Borrower or any other Grantor or any First-Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by the Controlling Collateral Agent or any First-Lien Secured

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Party on account of such enforcement of rights or remedies or received by the Controlling Collateral Agent or any First-Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First-Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First-Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First-Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after (A) payment in full of all First-Lien Obligations, (B) cancellation of, or entry into arrangements reasonably satisfactory to the relevant First Lien L/C Issuer with respect to, all First Lien Letters of Credit and (C) termination or expiration of all commitments to lend and all obligations to issue letters of credit under the Credit Agreement and any Additional First Lien Documents, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First-Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First-Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First-Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First-Lien Obligations with respect to which such Impairment exists.
(b)    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First-Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First-Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First-Lien Secured Party hereby agrees that the Liens securing each Series of First-Lien Obligations on any Shared Collateral shall be of equal priority.
(c)    Notwithstanding anything in this Agreement or any other First-Lien Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Credit Agreement Collateral Agent pursuant to Section 2.03(g), 2.06(b)(vi), 2.18 or Article VIII of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.
SECTION 2.02    Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

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(a)    Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Credit Agreement Collateral Agent is the Controlling Collateral Agent, no Additional First-Lien Secured Party shall or shall instruct any Collateral Agent to, and neither the Additional Collateral Agent nor any other Collateral Agent that is not the Controlling Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional First-Lien Security Document, applicable law or otherwise, it being agreed that only the Credit Agreement Collateral Agent, acting in accordance with the Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.
(b)    With respect to any Shared Collateral at any time when the Additional Collateral Agent is the Controlling Collateral Agent, (i) the Controlling Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Controlling Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First-Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First-Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Controlling Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First-Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Additional First-Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.
(c)    Notwithstanding the equal priority of the Liens securing each Series of First-Lien Obligations, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object (or support the challenge of any other Person) to any foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First-Lien Secured Party, the Controlling Collateral

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Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.
(d)    Each of the First-Lien Secured Parties (and each Authorized Representative) agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First-Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.
(e)    Each of the Authorized Representatives agrees that it will not accept any Lien on any collateral for the benefit of any Series of First-Lien Obligations (other than funds deposited for the discharge or defeasance of any Additional First-Lien Document, to the extent permitted by the applicable Secured Credit Documents) other than pursuant to the First-Lien Security Documents to which it is a party and pursuant to Section 2.03(g), 2.06(b)(vi), 2.18 or Article VIII (or other similar provisions) of the Credit Agreement, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First-Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First-Lien Security Documents applicable to it.
SECTION 2.03    No Interference; Payment Over.
(a)    Each First-Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First-Lien Obligations of any Series or any First-Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First-Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Controlling Collateral Agent or any other First-Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other First-Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other First-Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent, any Applicable Authorized Representative or any other First-Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative or other First-Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not at-

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tempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Collateral Agent or any other First-Lien Secured Party to enforce this Agreement.
(b)    Each First-Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First-Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First-Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First-Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Controlling Collateral Agent in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be distributed in accordance with the provisions of Section 2.01 hereof.
SECTION 2.04    Automatic Release of Liens.
(a)    If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of First-Lien Secured Parties upon such Shared Collateral will automatically, unconditionally and simultaneously be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.
(b)    Each Collateral Agent and Authorized Representative agrees to execute and deliver all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.
SECTION 2.05     Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.
(a)    This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding. The parties hereto acknowledge that the provisions of this Agreement are intended to be enforceable as contemplated by Section 510(a) of the Bankruptcy Code.
(b)    If the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)‑in‑possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bank-

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ruptcy Law, each First-Lien Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (in the case of the Additional Collateral Agent, acting on the instructions of the Applicable Authorized Representative) shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First-Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First-Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First-Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First-Lien Secured Parties (other than any Liens of the First-Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First-Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First-Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First-Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First-Lien Obligations, such amount is applied pursuant to Section 2.01, and (D) if any First-Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that this Agreement shall not limit the right of the First-Lien Secured Parties of each Series to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First-Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First-Lien Secured Parties receiving adequate protection shall not object to any other First-Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First-Lien Secured Parties in connection with a DIP Financing or use of cash collateral.
SECTION 2.06    Reinstatement. In the event that any of the First-Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First-Lien Obligations shall again have been paid in full in cash. This Section 2.06 shall survive the termination of this Agreement.

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SECTION 2.07    Insurance. As between the First-Lien Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.
SECTION 2.08    Refinancings, etc. The First-Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced (in whole or in part) or otherwise amended or modified from time to time, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First-Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.
SECTION 2.09    Possessory Collateral Agent as Gratuitous Bailee for Perfection.
(a)    The Possessory Collateral shall be delivered to the Credit Agreement Collateral Agent and the Credit Agreement Collateral Agent agrees to hold (and, pending delivery of the Possessory Collateral to the Credit Agreement Collateral Agent, each other Collateral Agent agrees to hold) any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First-Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Credit Agreement Collateral Agent is not the Controlling Collateral Agent, the Credit Agreement Collateral Agent shall, at the request of the Additional Collateral Agent, promptly deliver all Possessory Collateral to the Additional Collateral Agent together with any necessary endorsements (or otherwise allow the Additional Collateral Agent to obtain control of such Possessory Collateral). The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith (as determined by a court of competent jurisdiction in a final, non-appealable judgment).
(b)    Pending delivery of the Possessory Collateral to the Additional Collateral Agent, the Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First-Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

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(c)    The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First-Lien Secured Party for purposes of perfecting the Lien held by such First-Lien Secured Parties thereon.
SECTION 2.10    Amendments to Security Documents.
(a)    Without the prior written consent of the Credit Agreement Collateral Agent, each Additional First-Lien Secured Party agrees that no Additional First-Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional First-Lien Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement or any Secured Credit Document.
(b)    Without the prior written consent of the Additional Collateral Agent, the Credit Agreement Collateral Agent agrees that no Credit Agreement Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Collateral Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement or any Secured Credit Document.
(c)    In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on a certificate of an authorized officer of the Borrower stating that such amendment is permitted by Section 2.10(a) or (b), as the case may be.
ARTICLE III
Existence and Amounts of Liens and Obligations
SECTION 3.01    Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First-Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First-Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First-Lien Secured Party or any other person as a result of such determination.

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ARTICLE IV
The Controlling Collateral Agent
SECTION 4.01    Authority. (a)    [Reserved].
(b)    In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First-Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First-Lien Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First-Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent, the Applicable Authorized Representative or any other First-Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First-Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First-Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Except with respect to any actions expressly prohibited or required to be taken by this Agreement, each of the First-Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of First-Lien Obligations or any other First-Lien Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the First-Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First-Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First-Lien Security Documents or any other agreement related thereto or to the collection of the First-Lien Obligations or the valuation, use, protection or release of any security for the First-Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First-Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Borrower or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First-Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First-Lien Obligations for whom such Collateral constitutes Shared Collateral.

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SECTION 4.02    Rights as a First-Lien Secured Party. (a) The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a First-Lien Secured Party under any Series of First-Lien Obligations that it holds as any other First-Lien Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “First-Lien Secured Party” or “First-Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Additional First-Lien Secured Party”, “Additional First-Lien Secured Parties”, “Initial Additional First-Lien Secured Party” or “Initial Additional First-Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other First-Lien Secured Party.
SECTION 4.03    Exculpatory Provisions. (a) The Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First-Lien Security Documents. Without limiting the generality of the foregoing, the Controlling Collateral Agent:
(i)    shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First-Lien Security Documents that the Controlling Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First-Lien Security Document or applicable law;
(iii)    shall not, except as expressly set forth herein and in the other First-Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;
(iv)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (iii) in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement (it being understood and agreed that the Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series

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of First-Lien Obligations unless and until notice describing such Event Default is given to the Controlling Collateral Agent by the Authorized Representative of such First-Lien Obligations or the Borrower);
(v)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First-Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First-Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First-Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of First-Lien Obligations, or (vi) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent;
(vi)    shall not have any fiduciary duties of any kind or nature under any Additional First-Lien Document (but shall be entitled to all protections provided to the Collateral Agent therein);
(vii)    with respect to the Credit Agreement or any Additional First-Lien Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation; and
(viii)    may conclusively rely on any certificate of an officer of the Borrower provided pursuant to Section 2.04(b).
(b)    Each First-Lien Secured Party acknowledges that, in addition to acting as the initial Controlling Collateral Agent, DBTCA also serves as Administrative Agent and Collateral Agent (under, and as defined in, the Credit Agreement), and each First-Lien Secured Party hereby waives any right to make any objection or claim against DBTCA (or any successor Controlling Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the Controlling Collateral Agent also serving as the Administrative Agent and Collateral Agent.
SECTION 4.04    Reliance by Controlling Collateral Agent. The Controlling Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Controlling Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liabil-

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ity for relying thereon. The Controlling Collateral Agent may consult with legal counsel (who may include, but shall not be limited to, counsel for the Borrower or counsel for the Administrative Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 4.05    Delegation of Duties. The Controlling Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First-Lien Security Document by or through any one or more sub agents appointed by the Controlling Collateral Agent. The Controlling Collateral Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub agent and to the Affiliates of the Controlling Collateral Agent and any such sub agent.
SECTION 4.06    Resignation of Controlling Collateral Agent. The Controlling Collateral Agent may at any time give notice of its resignation as Controlling Collateral Agent under this Agreement and the other First-Lien Security Documents to each Authorized Representative and the Borrower. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States, in each case, with a combined capital and surplus of at least $1,000,000,000. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 10 days after the retiring Controlling Collateral Agent gives notice of its resignation, then the retiring Controlling Collateral Agent may, on behalf of the First-Lien Secured Parties, appoint a successor Controlling Collateral Agent meeting the qualifications set forth above (but without the consent of any, but after consulting with the other First-Lien Secured Party or the Borrower); provided that if the Controlling Collateral Agent shall notify the Borrower and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Controlling Collateral Agent shall be discharged from its duties and obligations hereunder and under the First-Lien Security Documents (except that in the case of any collateral security held by the Controlling Collateral Agent on behalf of the First-Lien Secured Parties under any of the First-Lien Security Documents, the retiring Controlling Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the First-Lien Secured Parties therein until such time as a successor Controlling Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative, any other First-Lien Secured Parties or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Controlling Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Controlling Collateral Agent as provided for above in this Section 4.06. Upon the acceptance of a successor's appointment as Controlling Collateral Agent hereunder and under the First-Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Control-

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ling Collateral Agent, and the retiring Controlling Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First-Lien Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Controlling Collateral Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article IV and Article IX of the Credit Agreement and the equivalent provisions of any Additional First-Lien Agreement shall continue in effect for the benefit of such retiring Controlling Collateral Agent, its sub agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Controlling Collateral Agent. Upon any notice of resignation of the Controlling Collateral Agent hereunder and under the First-Lien Security Documents, the Borrower agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Controlling Collateral Agent under the First-Lien Security Documents to the successor Controlling Collateral Agent.
SECTION 4.07    Non Reliance on Controlling Collateral Agent and Other First-Lien Secured Parties. Each First-Lien Secured Party (other than the Initial Additional Authorized Representative) acknowledges that it has, independently and without reliance upon the Controlling Collateral Agent, any Authorized Representative or any other First-Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First-Lien Secured Party also acknowledges that it will, independently and without reliance upon the Controlling Collateral Agent, any Authorized Representative or any other First-Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 4.08    Collateral and Guaranty Matters. Each of the First-Lien Secured Parties irrevocably authorizes the Controlling Collateral Agent, at its option and in its discretion:
(i)    to release any Lien on any property granted to or held by the Controlling Collateral Agent under any First-Lien Security Document in accordance with Section 2.04 or upon receipt of a certificate of an officer of the Borrower stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document; and
(ii)    to release any Grantor from its obligations under the First-Lien Security Documents upon receipt of a certificate of an officer of the Borrower stating that such release is permitted by the terms of each then extant Secured Credit Document.
ARTICLE V
Miscellaneous
SECTION 5.01    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

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(a)    if to the Credit Agreement Collateral Agent, to it at [                                    ], Attention of [           ] (Fax No. [             ]);
(b)    if to the Initial Additional Authorized Representative, to it at [___], Attention of [           ] (Fax No. [             ]);
(c)    if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.
Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
SECTION 5.02    Waivers; Amendment; Joinder Agreements.
(a)    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower's consent or which directly and adversely affects the rights, interests, liabilities or privileges of, or impose additional duties and obligations on, the Borrower or any other Grantor, with the consent of the Borrower).
(c)    Notwithstanding the foregoing, without the consent of any First-Lien Secured Party (and with respect to any termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower's consent or which directly and adversely affects the rights, interests, liabilities or privileges of, or impose additional duties and obligations on, the Borrower or any other Grantor, with the consent of the Borrower), any Authorized Representa-

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tive may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional First-Lien Secured Parties and Additional First-Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof.
(d)    Notwithstanding the foregoing, in connection with any Refinancing of First-Lien Obligations of any Series, or the incurrence of Additional First-Lien Obligations of any Series, the Collateral Agents and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other First-Lien Secured Party or any Loan Party), at the request of any Collateral Agent, any Authorized Representative or the Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence and are reasonably satisfactory to each such Collateral Agent and each such Authorized Representative, provided that any Collateral Agent or Authorized Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from an authorized officer of the Borrower to the effect that such Refinancing or incurrence is permitted by the then existing Secured Credit Documents.
SECTION 5.03    Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First-Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
SECTION 5.04    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
SECTION 5.05    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 5.06    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 5.07    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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SECTION 5.08    Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent and each Authorized Representative, on behalf of itself and the First-Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the First-Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts the State of New York located in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; provided that a final judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;
(b)    consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;
(d)    agrees that nothing herein shall affect the right of any other party hereto (or any First-Lien Secured Party) to effect service of process in any other manner permitted by law; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.
SECTION 5.09    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.
SECTION 5.10    Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 5.11    Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the First-Lien Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.
SECTION 5.12    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-

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Lien Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional First-Lien Documents), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First-Lien Obligations as and when the same shall become due and payable in accordance with their terms.
SECTION 5.13    Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the then extant Secured Credit Documents, the Borrower may incur additional indebtedness after the date hereof that is secured on an equal and ratable basis by the Liens securing the First-Lien Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First-Lien Documents, if and subject to the condition that the Authorized Representative of any such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), acting on behalf of the holders of such Additional Senior Class Debt (such Authorized Representative and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement as an Authorized Representative by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.
In order for an Additional Senior Class Debt Representative to become a party to this Agreement as an Authorized Representative,
(i)    such Additional Senior Class Debt Representative, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered a Joinder Agreement (with such changes as may be reasonably approved by such Collateral Agent and Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative constitutes Additional First-Lien Obligations and the related Additional Senior Class Debt Parties become subject hereto and bound hereby as Additional First-Lien Secured Parties;
(ii)    the Borrower shall have (x) delivered to each Collateral Agent true and complete copies of each of the Additional First-Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by an authorized officer of the Borrower and (y) identified in a certificate of an authorized officer the obligations to be designated as Additional First-Lien Obligations and the initial aggregate principal amount or face amount thereof and certified that such obligations are permitted to be incurred and secured on a pari passu basis with the then extant First-Lien Obligations and by the terms of the then extant Secured Credit Documents;

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(iii)    all filings, recordations and/or amendments or supplements to the First-Lien Security Documents necessary or desirable in the reasonable judgment of the Additional Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of the Additional Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Additional Collateral Agent); and
(iv)    the Additional First-Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.
Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an Additional Senior Class Debt Representative and each Grantor in accordance with this Section 5.13, the Additional Collateral Agent will continue to act in its capacity as Additional Collateral Agent in respect of the then existing Authorized Representatives (other than the Administrative Agent) and such additional Authorized Representative.
SECTION 5.14    Agent Capacities. Except as expressly provided herein or in the Credit Agreement Collateral Documents, Deutsche Bank Trust Company Americas is acting in the capacities of Administrative Agent and Credit Agreement Collateral Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein or in the Additional First-Lien Security Documents, [                        ] is acting in the capacity of Additional Collateral Agent solely for the Additional First-Lien Secured Parties. Except as expressly set forth herein, none of the Administrative Agent, the Credit Agreement Collateral Agent or the Additional Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents.
SECTION 5.15    Integration. This Agreement together with the other Secured Credit Documents and the First-Lien Security Documents represents the agreement of each of the Grantors and the First-Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Credit Agreement Collateral Agent, or any other First-Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents.
SECTION 5.16    Additional Grantors. The Borrower agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex III. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and

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effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Administrative Agent, the Initial Additional Authorized Representative and each additional Authorized Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
SECTION 5.17    Administrative Agent and Representative. It is understood and agreed that (a) the Administrative Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Credit Agreement and the provisions of Article IX of the Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Administrative Agent hereunder and (b) [  ] is entering into this Agreement in its capacity as [Administrative Agent] [Trustee] under [credit agreement] [indenture] (the [“Additional Administrative Agent”] [“Trustee”]) and the provisions of Article [  ] of such indenture applicable to the Trustee thereunder shall also apply to the [Additional Administrative Agent] [Trustee] hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY
AMERICAS,
as Credit Agreement Collateral Agent

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS,
as Authorized Representative for the Credit
Agreement Secured Parties

By:
Name:
Title:

[ ],
as Additional Collateral Agent and as Initial
Additional Authorized Representative

By:
Name:
Title:

S-1
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OSI RESTAURANT PARTNERS, LLC

By:
Name:
Title:

OSI HOLDCO, INC.

By:
Name:
Title:

[GRANTORS]

By:
Name:
Title:

S-2
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ANNEX I

Grantors
Schedule 1
[•]
[•]
[•]
[•]

ANNEX I-1
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ANNEX II

[FORM OF] JOINDER NO. [       ] dated as of [_______], 201[ ] (this “Joinder”), to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [__], 201[ ] (the “First Lien Intercreditor Agreement”), among OSI HOLDCO, INC., a Delaware corporation (“Holdings”), OSI RESTAURANT PARTNERS, LLC, a Delaware corporation (the “Borrower”), and certain subsidiaries and affiliates of the Borrower (each, a “Grantor”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties under the First-Lien Security Documents (in such capacity, the “Credit Agreement Collateral Agent”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authorized Representative for the Credit Agreement Secured Parties, [ ] as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.    In the event of the Refinancing of the Credit Agreement Obligations, revise to reflect joinder by a new Credit Agreement Collateral Agent.
A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.
B.    As a condition to the ability of the Borrower to incur Additional First-Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional First-Lien Security Documents relating thereto, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the First Lien Intercreditor Agreement as Additional First-Lien Obligations and Additional First-Lien Secured Parties, respectively, upon the execution and delivery by the Senior Debt Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the First Lien Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) is executing this Joinder in accordance with the requirements of the First Lien Intercreditor Agreement and the First-Lien Security Documents.
Accordingly, each Collateral Agent, each Authorized Representative and the New Representative agree as follows:
SECTION 1.    In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and

[1]	In the event of the Refinancing of the Credit Agreement Obligations, revise to reflect joinder by a new Credit Agreement Collateral Agent.

ANNEX II-1
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the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement as Additional First-Lien Obligations and Additional First-Lien Secured Parties, with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Representative, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as Authorized Representative and to the Additional Senior Class Debt Parties that it represents as Additional First-Lien Secured Parties. Each reference to an “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2.    The New Representative represents and warrants to each Collateral Agent, each Authorized Representative and the other First-Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as [trustee/administrative agent and] collateral agent, (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability and (iii) the Additional First-Lien Documents relating to such Additional Senior Class Debt provide that, upon the New Representative's entry into this Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First-Lien Secured Parties.
SECTION 3.    This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.
SECTION 4.    Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.
SECTION 5.    THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 6.    In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good‑faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at its address set forth below its signature hereto.
SECTION 8.    The Borrower agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel, in each case as required by the applicable Secured Credit Documents.

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IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.
[NAME OF NEW REPRESENTATIVE], as
[          ] and as collateral agent for the holders of [                        ],

By:	________________________________________
Name:
Title:

Address for notices:

____________________________
____________________________
attention of: _____________
Telecopy: _______________

ANNEX II-4

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Acknowledged by:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Credit Agreement Collateral Agent and Authorized Representative,

By:	________________________________________
Name:
Title:

[                        ],
as the Initial Additional Authorized Representative [and the Additional Collateral Agent],

By:	_________________________________________
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

OSI RESTAURANT PARTNERS, LLC
as Borrower

By:	_________________________________________
Name:
Title:

OSI HOLDCO, INC.,
as Holdings

By:	_________________________________________
Name:
Title:

THE OTHER GRANTORS
LISTED ON SCHEDULE I HERETO,

By:	_________________________________________
Name:
Title:

ANNEX II-5

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Schedule I to the
Joinder to the
First Lien Intercreditor Agreement

Grantors
[•]
[•]
[•]
[•]

Schedule I-1
NEWYORK 8660761 (2K)

ANNEX III

SUPPLEMENT NO. [ ] dated as of [        ], 201[ ] (this “Supplement”), to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [__], 201[ ] (the “First Lien Intercreditor Agreement”), among OSI HOLDCO, INC., a Delaware corporation (“Holdings”), OSI RESTAURANT PARTNERS, LLC, a Delaware corporation (the “Borrower”), and certain subsidiaries and affiliates of the Borrower (each, a “Grantor”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties under the First-Lien Security Documents (in such capacity, the “Credit Agreement Collateral Agent”), [DEUTSCHE BANK TRUST COMPANY AMERICAS], as Authorized Representative for the Credit Agreement Secured Parties, [ ] as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.
A.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.
B.    The Grantors have entered into the First Lien Intercreditor Agreement. Pursuant to the Credit Agreement and certain Additional First-Lien Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the First Lien Intercreditor Agreement. Section 5.16 of the First Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Additional First-Lien Documents.
Accordingly, each Authorized Representative and the New Subsidiary Grantor agree as follows:
SECTION 1. In accordance with Section 5.16 of the First Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2. The New Grantor represents and warrants to each Authorized Representative and the other Secured Parties that (i) it has the full power and authority to enter into this Supplement and (ii) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Law and by general principles of equity.
SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

ANNEX III-1
NEWYORK 8660761 (2K)

This Supplement shall become effective when each Authorized Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the First Lien Intercreditor Agreement.
SECTION 8. The Borrower agrees to reimburse each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for each Authorized Representative as required by the applicable Loan Documents.

ANNEX III-2
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IN WITNESS WHEREOF, the New Grantor, and each Authorized Representative have duly executed this Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.
[NAME OF NEW SUBSIDIARY GRANTOR]

By: ____________________________________
Name:
Title:

Acknowledged by:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Credit Agreement Collateral Agent and Authorized Representative,

By:	___________________________
Name:
Title:
[                        ],
as the Initial Additional Authorized Representative [and the Additional Collateral Agent and],

By:	___________________________
Name:
Title:
[OTHER AUTHORIZED REPRESENTATIVES]

ANNEX III-3
NEWYORK 8660761 (2K)

EXHIBIT S

[FORM OF]
SECOND LIEN INTERCREDITOR AGREEMENT
among
OSI HOLDCO, INC.,
as Holdings,
OSI RESTAURANT PARTNERS, LLC,

as Borrower,

THE OTHER GRANTORS PARTY HERETO,
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Senior Representative for the Credit Agreement Secured Parties,
[    ],
as the Initial Additional Second Priority Representative,
and
each additional Representative from time to time party hereto dated as of [ ], 201[ ]

NEWYORK 8661362 (2K)

SECOND LIEN INTERCREDITOR AGREEMENT dated as of [ ], 201[ ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among OSI HOLDCO, INC. (“Holdings”),OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), the other Grantors (as defined below) from time to time party hereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), [[ ], as Representative for the Additional Senior Debt Parties under the [describe applicable Additional Senior Debt Facility]]and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Second Priority Representative (for itself and on behalf of the Initial Second Priority Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties under the applicable Second Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

[“Additional Administrative Agent” has the meaning assigned to such term in Section 8.21.]

“Additional Senior Debt” means any Indebtedness that is issued or guaranteed by the Borrower, and/or any Guarantor (other than Indebtedness constituting Credit Agreement Obligations) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Credit Agreement Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have (A) executed and delivered this Agreement as of the date hereof or become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to the First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.13 thereof; provided further that, if such Indebtedness will be the initial Additional Senior Debt incurred by the Borrower, then the Guarantors, the Administrative Agent and the Representative for such Indebtedness shall have executed and delivered the First

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Lien Intercreditor Agreement. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.
“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the credit agreements, promissory notes, indentures, the Senior Collateral Documents or other operative agreements evidencing or governing such Indebtedness.
“Additional Senior Debt Facility” means each credit agreement, indenture or other governing agreement with respect to any Additional Senior Debt.
“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, all amounts owing pursuant to the terms of such Additional Senior Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, premium, interest (including interest that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Senior Debt Document.
“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any related Additional Senior Debt Documents.
“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Administrative Agent.
“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.
“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Cash Collateral” shall have the meaning assigned to such term in Section 5.07(a).
“Class Debt” has the meaning assigned to such term in Section 8.09.

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“Class Debt Parties” has the meaning assigned to such term in Section 8.09.
“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.
“Collateral” means the Senior Collateral and the Second Priority Collateral.
“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.
“Credit Agreement” means that certain Credit Agreement, dated as of [ ], 2012, among Holdings, the Borrower, the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as administrative agent (the “Administrative Agent”) and the other agents and parties party thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
“Credit Agreement Loan Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.
“Credit Agreement Obligations” means the “Secured Obligations” as defined in the Security Agreement.
“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.
“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.
“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Second Priority Representative designated from time to time by the Second Priority Majority Representatives, in a notice to the Designated Senior Representative and the Borrower hereunder, as the “Designated Second Priority Representative” for purposes hereof.
“Designated Senior Representative” means (i) if at any time there is only one Senior Representative for a Senior Facility with respect to which the Discharge of Senior Obligations has not occurred, such Senior Representative and (ii) at any time when clause (i) does not apply, the Controlling Collateral Agent (as defined in the First Lien Intercreditor Agreement) at such time.
“DIP Financing” has the meaning assigned to such term in Section 6.01.
“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

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“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Designated Senior Representative as the “Credit Agreement” for purposes of this Agreement.
“Discharge of Senior Obligations” means the date on which the Discharge of Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.
“Enforcement Action” means, with respect to the Senior Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Shared Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to the Shared Collateral under, as applicable, the Senior Debt Documents or the Second Priority Debt Documents, or applicable law, including without limitation, the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.
“Enforcement Notice” shall have the meaning assigned to such term in Section 5.07(a).
“First Lien Intercreditor Agreement” has the meaning assigned to such term in the Credit Agreement.
“Grantors” means the Borrower, Holdings, and each of their respective Subsidiaries or direct or indirect parent company of the Borrower which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.
“Guarantors” has the meaning assigned to such term in the Credit Agreement.
“Holdings” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Initial Second Priority Debt” means the Second Priority Debt incurred pursuant to the Initial Second Priority Debt Documents.
“Initial Second Priority Debt Documents” means that certain [Credit Agreement] [Indenture] dated as of [          ], 201[  ], among the Borrower, [the Guarantors identified therein,] [and] [     ], as [administrative agent] [trustee][, and [     ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Second Priority Debt Obligations.

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“Initial Second Priority Debt Obligations” means the Second Priority Debt Obligations arising pursuant to the Initial Second Priority Debt Documents.
“Initial Second Priority Debt Parties” means the holders of any Initial Second Priority Debt Obligations and the Initial Second Priority Representative.
“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.
“Insolvency or Liquidation Proceeding” means:
(1)    any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;
(2)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(3)    any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Intellectual Property” has the meaning assigned to such term in the Security Agreement.
“Joinder Agreement” means a supplement to this Agreement in substantially the form of Annex III or Annex IV hereof.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.
“Major Second Priority Representative” means, with respect to any Shared Collateral, the Second Priority Representative of the series of Second Priority Debt that constitutes the largest outstanding principal amount of any then outstanding series of Second Priority Debt with respect to such Shared Collateral.
“Officer's Certificate” has the meaning provided to such term in Section 8.08.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).
“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by any Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.
“Purchase” has the meaning assigned to such term in Section 5.07(b).
“Purchase Notice” has the meaning assigned to such term in Section 5.07(a).
“Purchase Price” has the meaning assigned to such term in Section 5.07(c).
“Purchasing Parties” has the meaning assigned to such term in Section 5.07(b).
“Recovery” has the meaning assigned to such term in Section 6.04.
“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.
“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Representatives” means the Senior Representatives and the Second Priority Representatives.
“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.
“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.
“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

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“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.
“Second Priority Collateral” means any “Collateral” as defined in any Second Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.
“Second Priority Collateral Documents” means the Initial Second Priority Collateral Documents and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.
“Second Priority Debt” means any Indebtedness of the Borrower or any other Grantor guaranteed by the Guarantors (and not guaranteed by any Subsidiary that is not a Guarantor), including the Initial Second Priority Debt, which Indebtedness and guarantees are secured by the Second Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) with any other Second Priority Debt Obligations and the applicable Second Priority Debt Documents which provide that such Indebtedness and guarantees are to be secured by such Second Priority Collateral on a subordinate basis to the Senior Debt Obligations (and which is not secured by Liens on any assets of the Borrower or any other Grantor other than the Second Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) except in the case of the Initial Second Priority Debt hereunder, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.
“Second Priority Debt Documents” means, with respect to any series, issue or class of Second Priority Debt, the credit agreements, promissory notes, indentures, the Second Priority Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Initial Second Priority Debt Documents.
“Second Priority Debt Facility” means each credit agreement, indenture or other governing agreement with respect to any Second Priority Debt.
“Second Priority Debt Obligations” means, with respect to any series, issue or class of Second Priority Debt, all amounts owing pursuant to the terms of such Second Priority Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Second Priority Debt Document.

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“Second Priority Debt Parties” means the Initial Second Priority Debt Parties and, with respect to any series, issue or class of Second Priority Debt incurred after the date hereof, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Second Priority Debt Documents.
“Second Priority Enforcement Date” means, with respect to any Second Priority Representative, the date which is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) and (ii) the Designated Senior Representative's and each other Representative's receipt of written notice from such Second Priority Representative that (x) such Second Priority Representative is the Major Second Priority Representative and that an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) has occurred and is continuing and (y) the Second Priority Debt Obligations of the series with respect to which such Second Priority Representative is the Second Priority Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Priority Debt Document; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to ) any Insolvency or Liquidation Proceeding.
“Second Priority Majority Representatives” means Second Priority Representatives representing at least a majority of the then outstanding aggregate amount of Second Priority Debt Obligations.
“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.
“Second Priority Representative” means (i) in the case of the Initial Second Priority Debt Obligations covered hereby, the Initial Second Priority Representative and (ii) in the case of any Second Priority Debt Facility incurred after the date hereof, the Second Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.
“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.
“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

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“Security Agreement” means the “Security Agreement” as defined in the Credit Agreement.
“Senior Class Debt” has the meaning assigned to such term in Section 8.09.
“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.
“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.
“Senior Collateral” means any “Collateral” as defined in any Credit Agreement Loan Document or any other Senior Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.
“Senior Collateral Documents” means the Security Agreement and the other “Collateral Documents” as defined in the Credit Agreement, the First Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Senior Obligation.
“Senior Debt Documents” means (a) the Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.
“Senior Facilities” means the Credit Agreement and any Additional Senior Debt Facilities.
“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.
“Senior Obligations” means the Credit Agreement Obligations and any Additional Senior Debt Obligations.
“Senior Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent and (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement), the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility hereunder or in the applicable Joinder Agreement.
“Senior Secured Parties” means the Credit Agreement Secured Parties and any Additional Senior Debt Parties.

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“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
[“Trustee” has the meaning assigned to such term in Section 8.21.]
“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.
SECTION 1.02.     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

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ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.    Subordination.

(a)Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever (including any non-perfection of any Lien to secure the Senior Obligations and/or the Second Priority Debt Obligations), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02.     Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and prepaid or repaid and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any Refinancing of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Borrower and the other Grantors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

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SECTION 2.03. Prohibition on Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral or (ii) the relative rights and duties of the holders of the Senior Obligations and the Second Priority Debt Obligations granted and/or established in this Agreement or any other Collateral Document with respect to such Liens, and each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral or (ii) the relative rights and duties of the holders of the Senior Obligations and the Second Priority Debt Obligations granted and/or established in this Agreement or any other Collateral Document with respect to such Liens. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative or any Senior Secured Party to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) if any Second Priority Representative or any Second Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Designated Senior Representative and/or the Senior Secured Parties, each Second Priority Representative, on behalf of the applicable Second Priority Debt Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.04 shall be subject to Section 4.02.

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SECTION 2.05.     Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06.     Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent pursuant to Section 2.03(g), 2.06(b)(vi), 2.18 or Article VIII of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies.

(a)So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment and the right to credit bid their debt) and make

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determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, any Second Priority Representative may file a claim or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04 and (D) from and after the Second Priority Enforcement Date, the Major Second Priority Representative may exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) the Designated Senior Representative has not commenced and is not diligently pursuing any enforcement action with respect to such Shared Collateral or (2) the Grantor which has granted a security interest in such Shared Collateral is not then a debtor under or with respect to (or otherwise subject to ) any Insolvency or Liquidation Proceeding. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)So long as the Discharge of Senior Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder any exercise of remedies un-

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dertaken by any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(d)Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)Until the Discharge of Senior Obligations, the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Second Priority Representative who may be instructed by the Second Priority Majority Representatives shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Second Priority Representative who may be instructed by the Second Priority Majority Representatives shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section 3.01(e) shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

SECTION 3.02.     Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

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SECTION 3.03.     Actions upon Breach. Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Borrower or any other Grantor) or the Borrower may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Facility, hereby (i) agrees that the Senior Secured Parties' damages from the actions of the Second Priority Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents (including the First Lien Intercreditor Agreement) until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

SECTION 4.02. Payments Over. Unless and until the Discharge of Senior Obligations has occurred, any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Shared Collateral, in contravention of this Agreement or otherwise, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

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ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a)Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of the Borrower) other than a release granted upon or following the Discharge of Senior Obligations, the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Shared Collateral to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Second Priority Representative of an Officer's Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Borrower's or the other Grantor's sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.
(b)Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Designated Senior Representative's own name, from time to time in the Designated Senior Representative's discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.
(c)Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Repre-

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sentatives or the Second Priority Debt Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.
(d)Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.
SECTION 5.02.    Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor with respect to any Shared Collateral, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

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SECTION 5.03.    Amendments to Second Priority Collateral Documents.

(a)No Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by any of the terms of this Agreement or any Senior Debt Document. The Borrower agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):
“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Deutsche Bank Trust Company Americas, as administrative agent, pursuant to or in connection with the Credit Agreement, dated as of [____], 2012 among Holdings, the Borrower, the lenders from time to time party thereto, Deutsche Bank Trust Company Americas, as administrative agent and the other parties thereto, as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and (ii) the exercise of any right or remedy by the [Second Priority Representative] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of [ ], 201[ ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Deutsche Bank Trust Company Americas, as Administrative Agent, [                          ] and its subsidiaries and affiliated entities party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”
(b)In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Borrower or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, the Borrower or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

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SECTION 5.04. Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Borrower and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate (or are not otherwise prohibited by) any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05. Gratuitous Bailee for Perfection.

(a)     Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee's letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee's letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.
(c)Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the

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Senior Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.
(d)The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub--agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.
(e)The Senior Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives' roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.
(f)Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors' sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee's letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Party Representative is entitled to approve any awards granted in such proceeding. The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith (as determined by a court of competent jurisdiction in a final, non-appealable judgment). The Senior Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement.

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(g)None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrower or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.
SECTION 5.06. When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time concurrently with or after the Discharge of Senior Obligations has occurred, the Borrower or any Subsidiary enters into any Refinancing of any Senior Obligations, then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Borrower), including amendments or supplements to this Agreement, as the Borrower or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee's letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

SECTION 5.07.     Purchase Right. (a) Each Senior Representative agrees that it will give the Designated Second Priority Representative written notice (the “Enforcement Notice”) within five (5) Business Days after the commencement by such Senior Representative of (i) any Enforcement Action with respect to Shared Collateral or (ii) any Insolvency or Liquidation Proceeding (which notice shall be effective for all Enforcement Actions taken after the date of such notice so long as such Senior Representative is diligently pursuing in good faith the exercise of its default or enforcement rights or remedies against, or diligently attempting in good faith to vacate any stay of enforcement rights (other than any stay imposed under Section 362 of the Bankruptcy Code or any similar stay under any similar Bankruptcy Law) of its Senior Liens on a material portion of the Shared Collateral, including, without limitation, all Enforcement Ac-

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tions identified in such notice). Following the commencement of an Enforcement Action or the institution of any Insolvency Proceeding by any Senior Representative, any Second Priority Debt Party shall have the option, by irrevocable written notice (the “Purchase Notice”) delivered by the Designated Second Priority Representative to each Senior Representative no later than ten (10) Business Days after receipt by the Designated Second Priority Representative of the Enforcement Notice, to purchase all, but not less than all, of the Senior Obligations from the Senior Secured Parties. In the case of a voluntary Insolvency or Liquidation Proceeding commenced by any Grantor, or an involuntary Insolvency or Liquidation Proceeding commenced by any party other than a Senior Representative, no Enforcement Notice need be provided and the Designated Second Priority Representative shall have the option to deliver the Purchase Notice within ten (10) Business Days from the commencement of such Insolvency or Liquidation Proceeding. If the Designated Second Priority Representative so delivers the Purchase Notice, each Senior Representative shall terminate any existing Enforcement Actions and shall not take any further Enforcement Actions; provided that the Purchase (as defined below) shall have been consummated on the Business Day specified in the Purchase Notice in accordance with Section 5.07(b).

(b)On the date specified by the Designated Second Priority Representative in the Purchase Notice (which shall be a Business Day not less than five (5) Business Days, nor more than ten (10) Business Days, after receipt by the Senior Representatives of the Purchase Notice), the Senior Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell to the Second Priority Debt Parties electing to purchase pursuant to Section 5.07(a) (the “Purchasing Parties”), and the Purchasing Parties shall purchase (the “Purchase”) from the Senior Secured Parties, all of the Senior Obligations; provided that the Senior Obligations purchased shall not include any rights of Senior Secured Parties with respect to indemnification and other obligations of the Borrower and the Grantors under the Senior Debt Documents that are expressly stated to survive the termination of the Senior Debt Documents (the “Surviving Obligations”).
(c)Without limiting the obligations of the Borrower and the Grantors under the Senior Debt Documents to the Senior Secured Parties with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Parties shall (i) pay to the Senior Secured Parties as the purchase price (the “Purchase Price”) therefor the full amount of all Senior Obligations then outstanding and unpaid (including principal, premium, interest, fees, breakage costs, attorneys' fees and expenses, and, in the case of any obligations in respect of Secured Hedge Agreements owed to a Senior Secured Party, the amount that would be payable by the relevant Loan Party thereunder if it were to terminate such Secured Hedge Agreements on the date of the Purchase or, if not terminated, an amount determined by the relevant Senior Secured Party to be necessary to collateralize its credit risk arising out of such Secured Hedge Agreement), (ii) furnish cash collateral (the “Cash Collateral”) to the Senior Secured Parties in such amounts as the relevant Senior Secured Parties determine is reasonably necessary to secure such Senior Secured Parties in connection with any outstanding letters of credit (not to exceed 105% of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse the Senior Secured Parties for any loss, cost, damage or expense (including attorneys' fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the Senior Obligations and/or as to which the Senior Secured Parties have not yet received final payment and (iv) agree, after

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written request from any Senior Representative, to reimburse the Senior Secured Parties in respect of indemnification obligations of the Loan Parties under the Senior Debt Documents as to matters or circumstances known to the Purchasing Parties (including by way of notice from any Senior Representative or Senior Secured Party) at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the Senior Secured Parties; provided that in no event shall any Purchasing Party be liable to reimburse the Senior Secured Parties in respect of indemnification obligations in excess of proceeds of Collateral received by the Purchasing Parties.
(d)The Purchase Price and Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the respective Senior Representative as it shall designate to the Purchasing Parties. Each Senior Representative shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the Senior Secured Parties in accordance with the Senior Debt Documents. Interest shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the Senior Collateral Agent are received in such account prior to 3:00 p.m., New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the account designated by the respective Senior Representative are received in such account later than 3:00 p.m., New York City time.

(e)The Purchase shall be made without representation or warranty of any kind by the Senior Secured Parties as to the Senior Obligations, the Senior Collateral or otherwise and without recourse to the Senior Secured Parties, except that the Senior Secured Parties shall represent and warrant (i) the amount of the Senior Obligations being purchased, (ii) that the Senior Secured Parties own the Senior Obligations free and clear of any liens or encumbrances and (iii) that the Senior Secured Parties have the right to assign the Senior Obligations and the assignment is duly authorized.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Borrower's or any other Grantor's obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no (a) objection to and will not otherwise contest or oppose (or join with or support any other party opposing, objecting to or contesting) such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens

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in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives, (b) objection to (and will not otherwise contest or oppose (or join with or support any other party opposing, objecting to or contesting)) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Representative or any other Senior Secured Party, (c) objection to (and will not otherwise contest or oppose (or join with or support any other party opposing, objecting to or contesting)) any exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, (d) objection to (and will not otherwise contest or oppose (or join with or support any other party opposing, objecting to or contesting)) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (e) objection to (and will not otherwise contest or oppose (or join with or support any other party opposing, objecting to or contesting)) any order relating to a sale or other disposition of assets of any Grantor to which any Senior Representative has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.
SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

SECTION 6.03. Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative's or Senior Secured Party's claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or

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Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien or superpriority claim on such additional collateral, which (A) Lien is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (B) superpriority claim is subordinated to all superpriority claims of the Senior Secured Parties on the same basis as the other claims of the Second Priority Debt Parties are so subordinated to the claims of the Senior Secured Parties under this Agreement, (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of additional or replacement collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be granted a senior Lien on such additional or replacement collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement and (iii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Second Priority Debt Parties.

SECTION 6.04. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be

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reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement. This Section 6.04 shall survive the termination of this Agreement.

SECTION 6.05.     Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable) before any distribution is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

SECTION 6.06. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the assertion by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy

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Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08. Other Matters. To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, or such Second Priority Debt Party agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.09. 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities. (a)    If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)    Each Second Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall not propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement, other than with the prior written consent of the Designated Senior Representative or to the extent any such plan is proposed or supported by the number of Senior Secured Debt Parties required under Section 1126(d) of the Bankruptcy Code.

SECTION 6.11.    Section 1111(b) of the Bankruptcy Code. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Secured Party to make an election under Section

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1111(b)(2) of the Bankruptcy Code. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

ARTICLE VII

Reliance; Etc.

SECTION 7.01. Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrower or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor's title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

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SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a)any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b)any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c)any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d)the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e)any other circumstances that otherwise might constitute a defense available to (i) the Borrower or any other Grantor in respect of the Senior Obligations (other than the Discharge of Senior Obligations subject to Sections 5.06 and 6.04) or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts. Subject to Section 8.21, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the Senior Secured Collateral Agent, the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement, the provisions of the First Lien Intercreditor Agreement shall control.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommoda-

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tions and lend monies to or for the benefit of the Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers.

(a)No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Borrower's consent or which directly and adversely affects the rights, interests, liabilities or privileges of, or impose additional duties and obligations on, the Borrower or any Grantor, shall require the consent of the Borrower. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

(c)Notwithstanding the foregoing, without the consent of any Secured Party (and with respect to any amendment or modification which by the terms of this Agreement requires the Borrower's consent or which directly and adversely affects the rights, interests, liabilities or privileges of, or impose additional duties and obligations on, the Borrower or any other Grantor, with the consent of the Borrower), any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04. Information Concerning Financial Condition of the Borrower and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall each be responsible for

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keeping themselves informed of (a) the financial condition of the Borrower and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Borrower agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by the Borrower or any Grantor to any Representative to take or permit any action under any of

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the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the request of such Representative, the Borrower or such Grantor, as appropriate, shall furnish to such Representative a certificate of an authorized officer ( an “Officer's Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then extant Senior Debt Documents and Second Priority Debt Documents, the Borrower may incur or issue and sell one or more series or classes of Second Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the relevant Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(i)such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (if such Representative is a Second Priority Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative constitutes Additional Senior Debt Obligations or Second Priority Debt Obligations, as applicable, and the related Class Debt Parties become subject hereto and bound hereby as Additional Senior Debt Parties or Second Priority Debt Parties, as applicable;

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(ii)the Borrower (a) shall have delivered to the Designated Senior Representative an Officer's Certificate identifying the obligations to be designated as Additional Senior Debt Obligations or Second Priority Debt Obligations, as applicable, and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted to be incurred and secured (I) in the case of Additional Senior Debt Obligations, on a senior basis under each of the Senior Debt Documents and (II) in the case of Second Priority Debt Obligations, on a junior basis under each of the Second Priority Debt Documents and (b) shall have delivered true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by an authorized officer of the Borrower; and

(iii)the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide, in a manner reasonably satisfactory to the Designated Senior Representative and the Designated Second Priority Representative, that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10. Refinancings. The Senior Debt Obligations and the Second Priority Debt may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Senior Debt Document or any Second Priority Debt Document) of any Senior Representative or any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof. Second Lien Representative hereby agrees that at the request of the Borrower in connection with refinancing or replacement of Senior Obligations (“Replacement Senior Obligations”) it will enter into an agreement in form and substance reasonably acceptable to the Second Priority Representative with the agent for the Replacement Senior Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement.

SECTION 8.11. Consent to Jurisdiction; Waivers . Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; provided that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(b)consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of

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any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.12;

(d)agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

SECTION 8.12. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i)if to the Borrower or any Grantor, to the Borrower, at its address at: [ ], Attention of [ ], telecopy [ ];

(ii)if to the Initial Second Priority Representative to it at: [ ], Attention of [ ], telecopy [ ];

(iii)if to the Administrative Agent, to it at: [60 Wall Street, New York, New York 10005, Attention of Dusan Lazarov, Fax No.: 212-797-5690; e-mail: dusan.lazarov@db.com)];

(iv)if to any other Senior Representative a party hereto on the date hereof, to it at: : [ ], Attention of [ ], telecopy [ ];

(v)if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

SECTION 8.13. Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, each Second Party Representative, on behalf of itself, and each Second Priority Debt Party under its

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Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.14.     GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(B)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
SECTION 8.15.     Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, the Borrower, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.16.     Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.17.     Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.18.     Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Administrative Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Second Priority Representative represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Parties.

SECTION 8.19.     No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

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SECTION 8.20.     Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.21. Administrative Agent and Representative. It is understood and agreed that (a) the Administrative Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Credit Agreement and the provisions of Article IX of the Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Administrative Agent hereunder and (b) [  ] is entering into this Agreement in its capacity as [Administrative Agent] [Trustee] under [credit agreement] [indenture] (the [“Additional Administrative Agent”] [“Trustee”]) and the provisions of Article [  ] of such indenture applicable to the Trustee thereunder shall also apply to the [Additional Administrative Agent] [Trustee] hereunder.

SECTION 8.22.     Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Borrower or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document.

SECTION 8.23. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

By: ____________________________________
Name:
Title:

[                     ],
as [ ] for the holders of [applicable Additional Senior Debt Facility]
By: ____________________________________
Name:
Title:

[          ],
as Initial Additional Authorized Representative

By: ____________________________________
Name:
Title:

S-1
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OSI RESTAURANT PARTNERS, LLC

By: ____________________________________
Name:
Title:

OSI HOLDCO, INC.

By: ____________________________________
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO

By: ____________________________________
Name:
Title:

S-2
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ANNEX I

Grantors

[•]
[•]
[•]
[•]

Annex I-1
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ANNEX II

SUPPLEMENT NO.    dated as of [ ], 20[ ] (this “Supplement”), to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [         ], 201[  ] (the “Second Lien Intercreditor Agreement”), among OSI HOLDCO, INC., a Delaware corporation (“Holdings”), OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each a “Grantor”), Deutsche Bank TRUST COMPANY AMERICAS, as Administrative Agent under the Credit Agreement, [          ], as Initial Second Priority Representative, and the additional Representatives from time to time party thereto.
A.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.
B.    The Grantors have entered into the Second Lien Intercreditor Agreement. Pursuant to the Credit Agreement, certain Additional Senior Debt Documents and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the Second Lien Intercreditor Agreement. Section 8.07 of the Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Second Priority Debt Documents and Additional Senior Debt Documents.
Accordingly, the Designated Senior Representative and the New Subsidiary Grantor agree as follows:
SECTION 1. In accordance with Section 8.07 of the Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2. The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Supplement and (ii) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.
SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other elec-

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tronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Second Lien Intercreditor Agreement.
SECTION 8. The Borrower agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

Annex II-2
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IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.
[NAME OF NEW SUBSIDIARY GRANTOR]

By: ____________________________________
Name:
Title:

Acknowledged by:

[                  ], as Designated Senior Representative

By: ____________________________________
Name:
Title:

[            ], as Designated Second Priority Representative

By: ____________________________________
Name:
Title:

Annex II-3
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ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of [      ], 201[ ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [         ], 201[  ] (the “Second Lien Intercreditor Agreement”), among OSI HOLDCO, INC., a Delaware corporation (“Holdings”), OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each a “Grantor”), Deutsche Bank TRUST COMPANY AMERICAS, as Administrative Agent under the Credit Agreement, [          ], as Initial Second Priority Representative, and the additional Representatives from time to time party thereto.
A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.
B.    As a condition to the ability of the Borrower to incur Second Priority Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors, in each case under and pursuant to the Second Priority Collateral Documents relating thereto, the Second Priority Class Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement as Second Priority Debt Obligations and Second Priority Debt Parties, respectively, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.
Accordingly, the Designated Senior Representative and the New Representative agree as follows:
SECTION 1. In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement as Second Priority Debt Obligations and Second Priority Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Debt Parties. Each reference to a “Representative” or “Second Priority Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

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SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative's entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Second Priority Debt Parties.
SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.
SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.
SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.
SECTION 8. The Borrower agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

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IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.
[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [                                  ]

By: ____________________________________
Name:
Title:
Address for notices:
_____________________________________
_____________________________________
Attention of: ____________________
Telecopy: _______________________

[                                 ],
as Designated Senior Representative

By: ____________________________________
Name:
Title:

Annex III-3
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Acknowledged by:

OSI RESTAURANT PARTNERS, LLC

By: ____________________________________
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By: ____________________________________
Name:
Title:

Annex III-4
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Schedule I to the
Representative Supplement to the
Second Lien Intercreditor Agreement

Grantors

[•]
[•]
[•]
[•]

Annex III-5
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ANNEX IV

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [  ] dated as of [     ], 201[ ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [         ], 201[  ] (the “Second Lien Intercreditor Agreement”), among OSI HOLDCO, INC., a Delaware corporation (“Holdings”), OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each a “Grantor”), Deutsche Bank TRUST COMPANY AMERICAS, as Administrative Agent under the Credit Agreement, [          ], as Initial Second Priority Representative, and the additional Representatives from time to time party thereto.
A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.
B.    As a condition to the ability of the Borrower to incur Senior Class Debt after the date of the Second Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents relating thereto, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement as Second Priority Debt Obligations and Additional Senior Debt Parties, respectively, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.
Accordingly, the Designated Senior Representative and the New Representative agree as follows:
SECTION 1. In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement as Second Priority Debt Obligations and Additional Senior Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the Second Lien Intercreditor Agreement shall be deemed to include

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the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative's entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Senior Secured Parties.
SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.
SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.
SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.
SECTION 8. The Borrower agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Sup-

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plement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

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IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.
[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [                                  ]

By: ____________________________________
Name:
Title:
Address for notices:
_______________________________________
_______________________________________
Attention of: ______________________
Telecopy: _________________________

[                             ],
as Designated Senior Representative

By: ____________________________________
Name:
Title:

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Acknowledged by:

OSI RESTAURANT PARTNERS, LLC

By: ____________________________________
Name:
Title:

OSI HOLDCO, INC.

By: ____________________________________
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By: ____________________________________
Name:
Title:

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Schedule I to the
Representative Supplement to the
Second Lien Intercreditor Agreement

Grantors

[•]
[•]
[•]
[•]

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EXHIBIT T-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the CREDIT AGREEMENT dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), among OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), OSI HOLDCO, INC., a Delaware corporation (“Holdings”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, Swing Line Lender and an L/C Issuer, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) DEUTSCHE BANK SECURITIES INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arrangers, DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Bookrunners, and GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Documentation Agents.
Pursuant to the provisions of Section 3.01 and Section 10.07 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: ________ __, 20[ ]

NEWYORK 8655892

EXHIBIT T-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the CREDIT AGREEMENT dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), among OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), OSI HOLDCO, INC., a Delaware corporation (“Holdings”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, Swing Line Lender and an L/C Issuer, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) DEUTSCHE BANK SECURITIES INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arrangers, DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Bookrunners, and GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Documentation Agents.
Pursuant to the provisions of Section 3.01 and Section 10.07 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ________ __, 20[ ]

NEWYORK 8655892

EXHIBIT T-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the CREDIT AGREEMENT dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), among OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), OSI HOLDCO, INC., a Delaware corporation (“Holdings”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, Swing Line Lender and an L/C Issuer, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) DEUTSCHE BANK SECURITIES INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arrangers, DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Bookrunners, and GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Documentation Agents.
Pursuant to the provisions of Section 3.01 and Section 10.07 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ________ __, 20[ ]

NEWYORK 8655892

EXHIBIT T-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the CREDIT AGREEMENT dated as of October 26, 2012 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), among OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Borrower”), OSI HOLDCO, INC., a Delaware corporation (“Holdings”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, Swing Line Lender and an L/C Issuer, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) DEUTSCHE BANK SECURITIES INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arrangers, DEUTSCHE BANK SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Bookrunners, and GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Documentation Agents.
Pursuant to the provisions of Section 3.01 and Section 10.07 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

NEWYORK 8655892

[NAME OF LENDER]

By:
Name:
Title:
Date: ________ __, 20[ ]

NEWYORK 8655892